As filed with the Securities and Exchange Commission on December 21, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WORLD OMNI AUTO LEASING LLC

(Depositor with respect to the Issuing Entities Described Herein)

WORLD OMNI LT

(Issuer with respect to the Exchange Note)

(Exact name of Registrants as Specified in their Charters)

Delaware	6189	90-0399122 30-0500335
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

World Omni Auto Leasing LLC World Omni LT 190 Jim Moran Blvd. Deerfield Beach, Florida 33442 (954) 429-2200	Eric Gebhard, Treasurer World Omni Auto Leasing LLC World Omni LT 190 Jim Moran Blvd. Deerfield Beach, Florida 33442 (954) 429-2200
(Address, including zip code, and telephone number, including area code, of principal executive offices of Registrant)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies To:

Jeffrey S. O’Connor, P.C. Kirkland & Ellis LLP 300 North LaSalle Street Chicago, Illinois 60654	Stuart M. Litwin Mayer Brown LLP 71 S. Wacker Drive Chicago, Illinois 60606

Approximate Date of Commencement of Proposed Sale to the Public: from time to time after the effective date of this Registration Statement as determined in light of market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Asset Backed Securities	$1(2)	100%	$1	$0(2)
Exchange Notes (3)	(4)	(4)	(4)	(4)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	The Registrants previously filed a Registration Statement on Form S-3 (Registration No. 333-177028) (as amended, the “Prior Registration Statement”) with the Securities and Exchange Commission. Pursuant to the Prior Registration Statement, there are $2,400,000,000 of unsold amount of Asset-Backed Securities thereunder as of the date of this Registration Statement (the “Unsold Securities”). Filing fees of $116.10 and $132,453.52 were previously paid on September 27, 2011 and November 16, 2011, respectively, in connection with the Unsold Securities. Pursuant to Rule 415(a)(6) of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act of 1933, as amended, the Unsold Securities under the Prior Registration Statement are included in this Registration Statement. The amount to be registered under this Registration Statement together with the amount of Unsold Securities included in the Prior Registration Statement, results in a total of $2,400,000,000 in securities that may be issued under this Registration Statement.
(3)	Each exchange note (“Exchange Note”) issued by World Omni LT will be secured by specified assets of World Omni LT, including certain leases and the automobiles and light duty trucks relating to those leases. Each Exchange Note will be transferred to World Omni Auto Leasing LLC and sold by World Omni Auto Leasing LLC to one of the Issuing Entities, the issuer of the Asset Backed Securities. The Exchange Notes are not being offered to investors hereunder.
(4)	Not applicable

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

SUBJECT TO COMPLETION DATED [                    ]

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED [                    ]

$[            ]

World Omni Automobile Lease Securitization Trust 20[            ]-[            ]

Issuing Entity

$[            ] Class A-1 Asset Backed Notes, Series 20[    ]-[    ]

$[            ] Class A-2 Asset Backed Notes, Series 20[    ]-[    ]

$[            ] Class A-3 Asset Backed Notes, Series 20[    ]-[    ]

$[            ] Class A-4 Asset Backed Notes, Series 20[    ]-[    ]

$[            ] Class B Asset Backed Notes, Series 20[    ]-[    ]

World Omni Auto Leasing LLC

Depositor

World Omni Financial Corp.

Servicer and Sponsor

The issuing entity is offering the following classes of World Omni Automobile Lease Securitization Trust 20[    ]-[    ] Notes by this prospectus supplement and the accompanying prospectus:

You should carefully consider the risk factors beginning on page S-11 in this prospectus supplement and on page 1 in the prospectus.

The notes are obligations of the issuing entity, World Omni Automobile Lease Securitization Trust 20[    ]-[    ], and are backed indirectly by automobile or light-duty truck leases and the related leased vehicles. The notes are not obligations of Auto Lease Finance LLC, World Omni LT, World Omni Financial Corp., World Omni Auto Leasing LLC, any of their affiliates or any governmental agency.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus

20[ ]-[ ] Asset Backed Notes	Class A-1 Notes			Class A-2 Notes			Class A-3 Notes			Class A-4 Notes			[Class B Notes][(1)]
Principal Amount	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]
Interest Rate		[ ]% [One-Month LIBOR plus [ ]%]			[ ]% [One-Month LIBOR plus [ ]%]			[ ]% [One-Month LIBOR plus [ ]%]			[ ]% [One-Month LIBOR plus [ ]%]			[ ]% [One-Month LIBOR plus [ ]%]
Payment Dates		[Monthly]			[Monthly]			[Monthly]			[Monthly]			[Monthly]
Initial Payment Date		[	]		[	]		[	]		[	]		[	]
Final Scheduled Payment Date		[	]		[	]		[	]		[	]		[	]
Price to Public		[	]%		[	]%		[	]%		[	]%		[	]%
Underwriting Discount		[	]%		[	]%		[	]%		[	]%		[	]%
Proceeds to Depositor	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]

[(1)	All or a portion of the Class B Notes may be retained by the depositor.]

Payments on the Notes

The notes are payable solely from the assets of the issuing entity which consist primarily of an exchange note backed by a pool of automobile and light-duty truck leases and the related leased vehicles. See “Fees and Expenses” in this prospectus supplement for a description of fees and expenses payable on each payment date out of available funds.

Credit Enhancement

•	A reserve account with an initial balance of $[ ].

•

Overcollateralization in an initial amount of $[            ], representing the excess of the Securitization Value of the leases and leased vehicles as of the [statistical][actual] cutoff date over the aggregate principal amount of notes issued by the issuing entity, [to be built up to a target amount on each payment date.]

•	Excess interest on the leases to the extent described in this prospectus supplement.

•

[On the closing date the issuing entity is also issuing the Class B Notes in the aggregate original principal amount of $[            ] that are subordinated to the Class A Notes. The Depositor will initially own the Class B Notes. The Class B Notes are not being offered by this prospectus supplement.]

We will not list the notes on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the notes [(except any notes retained by the depositor)], in book-entry form only, will be made through The Depository Trust Company against payment in immediately available funds, on or about [            ].

Joint Bookrunners of the [Class A] Notes

[ ]	[ ]

[Co-Managers of the [Class A] Notes]

[ ]
[ ]
[ ]
[ ]

The date of this prospectus supplement is [                    ].

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

Information about the Series 20[    ]-[    ] Notes is contained in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to the Series 20[ ]-[ ] Notes; and

•	this prospectus supplement, which describes the specific terms of the Series 20[ ]-[ ] Notes.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including information that is incorporated by reference. We have not authorized anyone to provide you with other or different information. The information in this prospectus supplement and accompanying prospectus is accurate only as of the dates stated on their respective covers.

This prospectus supplement begins with several introductory sections describing the Series 20[    ]-[    ] Notes and the issuing entity in abbreviated form:

Summary of Terms, which gives a brief introduction of the key features of the Series 20[    ]-[    ] Notes and a description of the leases; and

Risk Factors, appearing on page S-11 of this prospectus supplement, which describes risks that apply to the Series 20[    ]-[    ] Notes which are in addition to those described in the prospectus with respect to the securities issued by the issuing entity generally.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The “Table of Contents” in this prospectus supplement and in the prospectus identify the pages where these sections are located.

You can also find a listing of the pages where the principal terms are defined under “Index of Principal Terms” beginning on page S-67 of this prospectus supplement and page 81 of the accompanying prospectus.

If the information in this prospectus supplement is more specific than the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

If you require additional information, the mailing address of our principal executive offices is World Omni Auto Leasing LLC, 190 Jim Moran Blvd., Deerfield Beach, Florida 33442 and the telephone number is (954) 429-2200. For other means of acquiring additional information about us or a series of securities, see “Incorporation of Certain Information By Reference” beginning on page 71 of the prospectus.

In this prospectus supplement, the terms “depositor,” “we,” “us” and “our” refer to World Omni Auto Leasing LLC.

i

TRANSACTION STRUCTURE AND PARTIES

The following chart summarizes the structure and parties to the transaction and provides only a simplified overview of their relationships. Please refer to this prospectus supplement and the accompanying prospectus for a further description.

ii

SUMMARY OF MONTHLY DISTRIBUTIONS OF AVAILABLE FUNDS

iii

SUMMARY OF TERMS

The following summary is a short, concise description of the main terms of the offered notes. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the notes following this summary and in the accompanying prospectus.

Parties and Dates

Issuing Entity

The issuing entity of the notes is World Omni Automobile Lease Securitization Trust 20[    ]-[    ], also referred to herein as the “issuing entity.”

Depositor

World Omni Auto Leasing LLC, a Delaware limited liability company and wholly owned, special purpose subsidiary of Auto Lease Finance LLC, a wholly owned special purpose subsidiary of World Omni Financial Corp.

The address and telephone number of the depositor is:

190 Jim Moran Blvd.

Deerfield Beach, Florida 33442

(954) 429-2200

Initial Beneficiary

Auto Lease Finance LLC, a Delaware limited liability company and wholly owned, special purpose subsidiary of World Omni Financial Corp.

Servicer, Sponsor and Administrator

World Omni Financial Corp., a Florida corporation and a wholly owned subsidiary of JM Family Enterprises, Inc.

Through its subsidiaries, JM Family Enterprises, Inc. provides a full range of automotive-related distribution and financial services to Toyota dealerships in Alabama, Florida, Georgia, North Carolina and South Carolina, referred to herein as the “Five-State Area,” and provides financial services to other dealerships throughout the United States. Southeast Toyota Distributors, LLC, a wholly owned subsidiary of JM Family Enterprises, Inc., is the exclusive distributor of Toyota cars and light-duty trucks, parts and accessories in the Five-State Area and distributes Toyota vehicles pursuant to a distributor agreement with Toyota Motor Sales, U.S.A., Inc. that commenced in 1968 and has been subsequently renewed through October 2014. World Omni Financial Corp. has provided financial services to Toyota dealers in the Five-State Area since 1982, operating under the name Southeast Toyota Finance since 1996.

Titling Trustee

VT Inc., an Alabama corporation and a wholly owned, special purpose subsidiary of U.S. Bank National Association.

Titling Trustee Agent

U.S. Bank National Association, a national banking association.

Delaware Trustee

U.S. Bank Trust National Association, a national banking association.

Collateral Agent

AL Holding Corp., a Delaware corporation.

Indenture Trustee, Note Registrar and Paying Agent

[                    ]

Owner Trustee

[                    ]

[Swap Counterparty]

[                    ]

Titling Trust and Issuer of the Exchange Note

World Omni LT, a Delaware statutory trust, is the “titling trust” and issuer of the exchange note. Toyota dealerships within the Five-State Area have assigned and will assign closed—end retail lease contracts and the related leased vehicles to the titling trust. Some of the leases and related leased vehicles assigned to the titling trust have been allocated to a separate pool of assets of the closed-end collateral specified interest in the titling trust, which we call the “reference pool”, cash flow from which is directed to make payments on a note called the “exchange note”. The issuing entity will hold the exchange note.

Closing Date

On or about [                    ].

The Notes

The issuing entity will issue the following notes:

Class A-1 [    ]% [Floating Rate] Asset-Backed Notes in the aggregate original principal amount of $[            ];

Class A-2 [    ]% [Floating Rate] Asset-Backed Notes in the aggregate original principal amount of $[            ];

Class A-3 [    ]% [Floating Rate] Asset-Backed Notes in the aggregate original principal amount of $[            ];

Class A-4 [    ]% [Floating Rate] Asset-Backed Notes in the aggregate original principal amount of $[            ]; and

[Class B [    ]% [Floating Rate] Asset-Backed Notes in the aggregate original principal amount of $[            ].]

The Class A-1, Class A-2, Class A-3 and Class A-4 Notes are collectively referred to as the “Class A Notes” in this prospectus supplement. [The Class [            ] Notes are collectively referred to as the “floating rate notes.”]

[The Class A Notes and the Class B Notes are collectively referred to as the “Series 20[    ]-[    ] Notes” in this prospectus supplement.]

[All or a portion of the Class B Notes may be retained by the depositor.][The Class [B] Notes are not being offered under this prospectus supplement and will be initially retained by the depositor.]

The aggregate original principal amount of the Class A Notes will be $[            ], [and the aggregate original principal amount of the Class B Notes will be $[            ]. The Series 20[            ]-[    ] Notes [(other than any notes retained by the depositor)] will be issued in minimum denominations of $1,000 and integral multiples of $1,000, in book-entry form only, through The Depository Trust Company, Clearstream Banking, société anonyme, and

Euroclear. For more information, read “Description of the Securities—Book-Entry Registration” in the accompanying prospectus.

Payment Dates

The issuing entity will make payments on the Series 20[    ]-[    ] Notes on the [15th] day of each month, except that when the [15th] day is not a business day, the issuing entity will make payments on the notes on the next business day. We refer to such date as a “payment date.” The initial payment date will be [            ].

The final scheduled payment date for each class of Series 20[            ]-[            ] Notes is listed below. The issuing entity expects that each class of Series 20[            ]-[            ] Notes will be paid in full prior to its final scheduled payment date.

Class A-1 Notes	[	]
Class A-2 Notes	[	]
Class A-3 Notes	[	]
Class A-4 Notes	[	]
Class B Notes	[	]

Interest

On each payment date, the indenture trustee will remit to the holders of record of each class of notes as of the related record date, interest at the respective per annum interest rate applicable to each class of Series 20[    ]-[    ] Notes on the outstanding principal amount of that class of Series 20[    ]-[    ] Notes as of the close of business on the preceding payment date.

The interest rate for each class of Series 20[    ]-[    ] Notes will be a fixed rate, [a floating rate or a combination of a fixed rate and a floating rate if that class has both a fixed rate tranche and a floating rate tranche. The floating rate will be based on One-Month LIBOR plus an applicable spread.]

Interest on the Class [A-1] Notes [and the floating rate notes] will be calculated on the basis of the actual number of days in the related interest accrual period (which period will be from and including the previous payment date to but excluding the related payment date, except for the initial interest accrual period, which period will be from and including the closing date to but excluding the initial payment date) and a 360-day year.

This means that the interest due on the [Class A-1] Notes [and the floating rate notes] on each payment date will be the product of:

•	the aggregate outstanding principal balance of the [related class of Series 20[ ]-[ ]] Notes;

•	the related interest rate; and

•	the actual number of days since the previous payment date (or, in the case of the initial payment date, [ ], assuming a closing date of [ ]) to but excluding the related payment date, divided by 360.

Interest for a related period on the other classes of Series 20[    ]-[    ] Notes will be calculated on the basis of a 360-day year of twelve 30-day months (which period will be from and including the previous payment date to but excluding the related payment date, except for the initial interest accrual period, which period will be from and including the closing date to but excluding the initial payment date). This means that the interest due on these classes of Series 20[    ]-[    ] Notes on each payment date will be the product of:

•	the aggregate outstanding principal balance of the related class of Series 20[ ]-[ ] Notes;

•	the related interest rate; and

•	30 (or, in the case of the initial payment date, [ ], assuming a closing date of [ ], 20[ ]) divided by 360.

[Payments of interest on the Series 20[    ]-[    ] Notes generally will be subordinate to net payments by the issuing entity to the swap counterparty under the interest rate protection agreement. We refer you to “Description of the Transaction Documents—Interest Rate Protection Agreement” in this prospectus supplement.] Interest payments on all classes of the Class A Notes will have the same priority. [Interest payments on the Class B Notes will be subordinated to the payment of interest on the Class A Notes. Under the limited circumstances described under “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities” in this prospectus supplement, the Class A Notes will be entitled to receive specified payments of principal before payments of interest are made on the Class B Notes. In addition, in the event that the Series 20[    ]-[    ] Notes are declared to be due and payable after the occurrence of an event of default resulting from the failure to make a payment on the Series 20[    ]-[    ] Notes, no interest will be payable on the Class B Notes until all principal and interest on the Class A Notes have been paid in full.]

We refer you to “Description of the Notes—Payments of Interest” in this prospectus supplement.

Principal

On each payment date, from the amounts allocated to the holders of the notes to pay principal described in clauses ([4]), ([6]) and ([8]) under “—Priority of Payments” below, the issuing entity will pay principal of the notes in the following order of priority:

•	to the Class A-1 Notes until they are paid in full; then

•	to the Class A-2 Notes until they are paid in full; then

•	to the Class A-3 Notes, until they are paid in full; [and] then

•	to the Class A-4 Notes until they are paid in full; [and then

•	to the Class B Notes until they are paid in full].

If the Series 20[    ]-[    ] Notes are declared to be due and payable following the occurrence of an event of default, the issuing entity will pay principal of the Series 20[    ]-[    ] Notes from funds allocated to the holders of the Series 20[    ]-[    ] Notes in the following order of priority:

•	to the holders of the Class A-1 Notes until the Class A-1 Notes are paid in full; [and] then

•	to the holders of the remaining Class A Notes, pro rata, based upon their respective unpaid principal amount until the Class A Notes have been paid in full; [and then

•	to the holders of the Class B Notes until the Class B Notes are paid in full].

All outstanding principal and interest with respect to a class of notes will be payable in full on its final scheduled payment date. We refer you to “Description of the Transaction Documents—Distributions on the Securities—Payments to Noteholders” in this prospectus supplement and “Fees and Expenses” in this prospectus supplement for a description of fees and expenses payable on each payment date out of available funds.

Redemption Upon Optional Purchase

The servicer will have the right at its option to exercise a “clean-up call” and to purchase the exchange note from the issuing entity on any payment date following the last day of the collection period during which the aggregate Securitization Value is less than or equal to [10]% of the aggregate initial Securitization Value. If the servicer exercises this option to redeem the exchange note, any Series 20[    ]-[    ] Notes that are outstanding at that time will be prepaid in whole at a redemption price equal to their unpaid principal amount plus accrued and unpaid interest. [In connection with the redemption the issuing entity will also pay all amounts owing to the swap counterparty under the interest rate protection agreement].

Priority of Payments

On each payment date, any funds available for distribution from the exchange note[, the net amount, if any, of funds received by the issuing entity under the interest rate protection agreement], funds on deposit in the trust collection account and other specified amounts constituting available funds, if any, in each case, with respect to that payment date, will be distributed in the following amounts and order of priority:

(1) the administration fee;

(2) [the monthly swap payment amount, if any, payable by the issuing entity to the swap counterparty under the interest rate protection agreement;]

(3) pro rata [(a)] interest on the Class A Notes [and (b) any senior swap termination payment amounts owed by the issuing entity];

(4) principal of the Series 20[    ]-[    ] Notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Class A Notes as of the day immediately preceding such payment date exceeds (b) the aggregate Securitization Value as of the last day of the prior calendar month, such amount being the “Noteholders’ First Priority Principal Distributable Amount”;

(5) interest on the Class B Notes;

(6) principal of the Series 20[    ]-[    ] Notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Series 20[    ]-[    ] Notes as of the day immediately preceding such payment date exceeds (b) the aggregate Securitization Value as of the last day of the prior calendar month less (c) any amounts allocated to pay principal of the Series 20[    ]-[    ] Notes under clause (4) above, such amount being the “Noteholders’ Second Priority Principal Distributable Amount”;

(7) to the reserve account, the amount, if any, necessary to fund the reserve account up to its required reserve account balance;

(8) principal of the Series 20[    ]-[    ] Notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Series 20[    ]-[    ] Notes as of the day immediately preceding such payment date exceeds (b) the aggregate Securitization Value as of the last day of the prior calendar month less the overcollateralization amount for that payment date less (c) any amounts allocated to pay principal of the notes under clauses (4) and (6) above, such amount being the “Regular Principal Distributable Amount”;

(9) [any subordinate swap termination payment amounts payable by the issuing entity and any other amounts owed by the issuing entity to the swap counterparty pursuant to the interest rate protection agreement;] and

(10) the remainder, if any, as distributions to the certificateholders.

In the event that available funds are not sufficient to make the entire allocations required by clauses (1) through [(6)] above, the indenture trustee shall withdraw funds from the reserve account and will apply those funds to make the distributions required by those clauses in the priority specified above to the extent funds in the reserve account are available therefor.

For a description of the priority of payments in the event that notes are declared to be due and payable following the occurrence of an event of default under the indenture, we refer you to “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities” in this prospectus supplement. We also refer you to “Description of the Transaction Documents—Distributions on the Securities—Payments to Noteholders” in this prospectus supplement.

Events of Default; Priority and Acceleration

The occurrence of any one of the following events will be an “event of default” under the indenture:

•

a default for five business days or more in the payment of interest on any note after the same becomes due[; provided, however, that until the outstanding amount of the Class A Notes is reduced to zero, a default in the payment of any interest on any Class B Note shall not by itself constitute an event of default;]

•

a default in the payment of principal of a note when the same becomes due and payable, to the extent funds are available therefor, or on the related final scheduled payment date or the redemption date;

•

a default in the observance or performance of any covenant or agreement of the issuing entity, which default materially and adversely affects the interests of the noteholders, subject to notice and cure provisions;

•

any representation or warranty made by the issuing entity being materially incorrect as of the date it was made, which inaccuracy materially and adversely affects the interests of the noteholders, subject to notice and cure provisions; or

•	certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity, both voluntary and involuntary;

provided that any delay in or failure of performance referred to in the first three bullet points above for a period of less than 120 days will not constitute an event of default if that delay or failure was caused by force majeure or other similar occurrence.

The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal of a class of Series 20[    ]-[    ] Notes due to a lack of amounts available to make such a payment will not result in the occurrence of an event of default until the final scheduled payment date for that class of Series 20[    ]-[    ] Notes or the redemption date.

Upon any event of default, the indenture trustee or a majority of the holders of controlling securities may immediately declare the unpaid principal amount of the Series 20[    ]-[    ] Notes, together with accrued and unpaid interest thereon through the date of acceleration, due and payable. If the Series 20[    ]-[    ] Notes are so accelerated, the priority of payments will change. For further detail, we refer you to “Description of the Transaction Documents—Distributions on the Securities—Payments to Noteholders” in this prospectus supplement.

Controlling Securities

So long as the Class A Notes are outstanding, the Class A Notes will be the controlling securities. As a result, holders of each class and subclass of the Class A Notes generally vote together as a single class under the indenture. For additional information about the voting rights of Noteholders, see “Description of the Indenture” and “The Transaction Documents” in the accompanying prospectus. [Upon payment in full of the Class A Notes, the Class B Notes will be the controlling securities.]

[Interest Rate Protection Agreement]

[The issuing entity will enter into an interest rate protection agreement with [            ], as the swap counterparty, to hedge its floating rate interest obligations with respect to the floating rate notes.]

[Under each interest rate protection agreement, on each payment date, the swap counterparty will be obligated to make a monthly payment to the issuing entity in an amount equal to the product of (i) a notional amount equal to the outstanding aggregate principal balance of the related class of floating rate notes as of the preceding payment date or, in the case of the initial payment date, the closing date, and (ii) a floating interest rate based on One-Month LIBOR for the related payment date plus the applicable spread set forth below, and the issuing entity will make a monthly payment to the swap counterparty in an amount equal to the product of (a) that same notional amount and (b) the applicable fixed monthly interest rate set forth below on the basis of a 360-day year of twelve 30-day months.]

[The spread to be used in calculating the swap counterparty’s payments under the interest rate protection agreement related to the floating rate notes will be equal to [    ]%. The fixed rate to be used in calculating the issuing entity’s payments under the interest rate protection agreement related to the floating rate notes will be equal to [    ]% per annum.]

[On each payment date, the amount that the issuing entity is obligated to pay to the swap counterparty will be netted against the amount that the swap counterparty is obligated to pay to the issuing entity. Only the net amount payable will be due from the issuing entity or the swap counterparty, as applicable. Monthly swap payment amounts payable by the issuing entity will rank higher in priority than interest payments due on the Series 20[    ]-[    ] Notes.]

[In the event that the swap counterparty’s long-term or short-term ratings cease to be at the levels required by the rating agencies hired to rate the notes, the swap counterparty will be obligated to either obtain a guaranty from or assign its rights and obligations under the interest rate protection agreement to another party with the required rating or post collateral. If the swap counterparty has not taken one of these specified actions within the specified time, the issuing entity may terminate the interest rate protection agreement.]

[See “Description of the Indenture” and “The Transaction Documents—Interest Rate Protection Agreement” in this prospectus supplement for additional information.]

Servicing and Administration

World Omni Financial Corp. will service the titling trust assets, including the leases and leased vehicles in the related reference pool (each lease and the related leased vehicle constitute a “unit,” and collectively, the “units”. In addition, World Omni Financial Corp. will perform the administrative obligations required to be performed by the issuing entity or the owner trustee under the indenture and the trust agreement. On each payment date, the servicer will be paid a fee for performing its servicing obligations in an amount equal to one–twelfth of [1.00]% of the aggregate Securitization Value as of the first day of the related collection period, which fee will be payable from amounts collected under the leases and amounts realized from sales of the related leased vehicles, and will be paid to the servicer prior to the payment of principal of and interest on the exchange note. The servicing fee payable to the servicer on the initial payment date with respect to the initial collection period will be pro-rated, however, to compensate for the length of the initial collection period not being one month. On each payment date, the administrator will be paid a fee for performing its administration obligations in an amount equal to one-twelfth of [0.05]% of the aggregate Securitization Value as of the first day of the related collection period, which fee will be payable from available amounts received by the issuing entity with respect to the exchange note, and will be paid to the administrator prior to the payment of principal of and interest on the notes. The administration fee payable to the administrator on the initial payment date with respect to the initial collection period will be pro-rated, however, to compensate for the length of the initial collection period not being one month. We refer you to “Description of the Transaction Documents—Servicing Compensation” in this prospectus supplement.

Issuing Entity Property

The “issuing entity property” will include the following:

•	exchange note secured by the units;

•	[payments made by the swap counterparty and rights under the interest rate protection agreement;]

•	amounts on deposit in the accounts owned by the issuing entity and permitted investments of those accounts;

•	rights under certain transaction documents; and

•	the proceeds of any and all of the above.

The Units

The leased vehicles allocated to the related reference pool are new Toyota automobiles and light-duty trucks titled in the name of the titling trust. The leases allocated to the related reference pool are retail closed-end leases that were originated by Toyota dealers in the Five-State Area and were acquired by the titling trust. The leases provide for equal monthly payments that amortize a “capitalized cost” (which may exceed the manufacturer’s suggested retail price) to the contract residual value of the related leased vehicle established by the servicer at the time of origination of the lease.

The “Securitization Value” of each unit will be the present value, calculated in each case using a discount rate equal to the greater of the Securitization Rate and the Lease Rate, of (i) the remaining monthly payments payable under the lease and (ii) the “Base Residual Value” of the leased vehicle, which is the lower of

(a) the lower of the MSRP Residual Value and the MRM Residual Value at the time of origination of the lease, and

(b) the Contract Residual Value.

“Automotive Lease Guide” or “ALG” is an independent publisher of residual value percentages recognized throughout the automotive finance industry for projecting vehicle market values at lease termination.

“Contract Residual Value” is the residual value of the leased vehicle at the scheduled termination of the lease established or assigned by World Omni Financial Corp. at the time of origination of the lease.

“Lease Rate” is the contractual annual percentage rate of the lease.

“MRM Residual Value” is the residual value established by ALG giving only partial credit or no credit for options that add little or no value to the resale price of the vehicle.

“MSRP Residual Value” is the residual value established by ALG without making a distinction between value adding options and non–value adding options.

“Securitization Rate” will equal [    ]%. The Securitization Rate takes into consideration, among other items, anticipated losses from the selected units so that it is anticipated that the excess spread between the interest rate on the Series 20[    ]-[    ] Notes and the discount rate on the pool assets will be sufficient to make payments on the Series 20[    ]-[    ] Notes, after giving effect to, among other things, anticipated losses and prepayments on the selected leases and leased vehicles.

For more information on how residual values of the leased vehicles are determined, you should refer to “The Leases—Determination of Residual Values” in this prospectus supplement.

Lease Information

The lease information in this prospectus supplement is based on the units related to the [statistical] reference pool as of [    ], which we refer to as the “[statistical][actual] cutoff date.” We refer to that reference pool of units as the “ [statistical][actual] pool.”

For further information about the characteristics of the units in the [statistical][actual] pool as of the [statistical][actual] cutoff date, see “The Leases” in this prospectus supplement.

As of the close of business on the [statistical][actual] cutoff date, the units in the [statistical][actual] pool described in this prospectus supplement had:

•	an aggregate Securitization Value of $[ ], of which $[ ] (approximately [ ]%) represented the [discounted] Base Residual Values of the leased vehicles;

•	a weighted average original lease term of approximately [ ] months; and

•	a weighted average remaining term to scheduled maturity of approximately [ ] months.

[All units in the [statistical][actual] pool satisfy the eligibility criteria specified in the transaction documents.]

[Statistical Information]

[The statistical information in this prospectus supplement is based on the units in a statistical pool as of the statistical cutoff date. The actual pool of units allocated to the reference pool on the closing date will be selected from the statistical pool. The characteristics of the actual pool of units allocated to the reference pool on the closing date may vary somewhat from the characteristics of the units in the statistical pool described in this prospectus supplement, although the sponsor and the depositor do not expect the variance to be material.]

[Pre-Funding Arrangement]

[On the closing date, $[    ] received from the sale of the Series 20[    ]-[    ] Notes, which represents approximately [    ]% of the initial aggregate Securitization Value of the related reference pool, will be deposited into a segregated pre-funding account. From the closing date and on or prior to [    ], which we refer to as the “pre-funding period,” the issuing entity will have the ability to increase the aggregate Securitization Value related to the exchange note generally equal to the outstanding amount of the Series 20[    ]-[    ] Notes. The ability of the issuing entity to use the pre-funding arrangement requires that there are sufficient funds on deposit in the pre-funding account and that the leases comprising the additional units designated to the related reference pool during the pre-funding period conform to the eligibility criteria described in this prospectus supplement for the initial leases as of the cutoff date. To the extent that sums on deposit in the pre-funding account are not used to increase the aggregate Securitization Value related to the exchange note prior to the end of the pre-funding period, these amounts will be transferred to the trust collection account for the Series 20[    ]-[    ] Notes and will become part of the Available Funds on the next payment date.] [The credit criteria applied to the origination of the units acquired during the pre-funding period may differ from the credit criteria applied to the initial units. The credit criteria applied to the subsequent units are [Insert description of credit criteria]] [Describe any additional limitations on the ability of the issuing entity to acquire additional leases and related leased vehicles and the requirements for such additions in accordance with Item 1103(a)(5) and Item 1111(g) of Regulation AB]

[Revolving Period]

[From the closing date and on or prior to [                    ], which we refer to as the “revolving period,” approximately [    ]% of the amounts that represent principal collected on the units, which represents approximately [    ]% of the initial aggregate Securitization Value of the related reference pool, will be deposited in a segregated account and may be applied by the indenture trustee to allocate additional units to the reference pool, rather than used to distribute payments of principal to the holders of the Series 20[    ]-[    ] Notes during that period, thereby increasing the aggregate Securitization Value allocated to the exchange note. The maximum amount of additional aggregate Securitization Value related to the additional units that may be allocated to the related reference pool during the revolving period is $[            ]. The leases comprising these additional units must conform to the eligibility criteria described in this prospectus supplement for the initial leases as of the cut-off date. To the extent that sums on deposit in a segregated account are not used to increase the aggregate Securitization Value related to the exchange note prior to the end of the revolving period, these amounts will be transferred to the trust collection account for the Series 20[    ]-[    ] Notes and will become part of the Available Funds on the next payment date.] [The credit criteria applied to the origination of the units acquired during the revolving period may differ from the credit criteria applied to the initial units. The credit criteria applied to the subsequent units are [Insert description of credit criteria].]

[Describe any additional limitations on the ability of the issuing entity to acquire additional leases and related leased vehicles and the requirements for such additions in accordance with Item 1103(a)(5) and Item 1111(g) of Regulation AB]

The aggregate Securitization Value of units included in the [statistical][actual] pool is $[            ] as of the [statistical][actual] cutoff date.

The Exchange Note

The titling trust will issue an exchange note for the Series 20[    ]-[    ] transaction secured by a reference pool within the closed-end collateral specified interest in the titling trust and related collateral. The titling trust will issue the exchange note to the initial beneficiary, which will then sell the exchange note to the depositor. The exchange note will be transferred by the depositor to the issuing entity at the time the issuing entity issues the Series 20[    ]-[    ] Notes. The exchange note will evidence a debt secured by the units included in the related reference pool. The issuing entity as holder of the exchange note will not have a beneficial interest in any assets of the titling trust. Payments made on or in respect of any other titling trust assets will not be available to make payments on the exchange note.

For more information regarding the issuing entity’s property, you should refer to “The Exchange Note” and “The Leases and Leased Vehicles” in the accompanying prospectus.

Any noncompliant unit will be removed from the reference pool in connection with the breach of certain representations and warranties concerning the characteristics of the units, as described under “The Leases and Leased Vehicles—Representations and Warranties Relating to the Units—Representations, Warranties and Covenants” in the accompanying prospectus.

Credit Enhancement

Credit enhancement is intended to provide protection against losses or delays in payments on the Series 20[    ]-[    ] Notes. The credit enhancement for your Series 20[    ]-[     ] Notes is in the form of subordination, overcollateralization, a reserve account and excess interest.

[Subordination of the Class B Notes

The subordination in priority of payments of the Class B Notes to the Class A Notes will provide additional credit enhancement to the Class A Notes. The Class B Notes will be allocated available funds only after the Class A Notes have received their applicable portions of available funds for a given payment date. The priority of payments is further described in “Description of the Notes—Payments of Interest,” “Description of the Notes—Payments of Principal” and “Description of the Transaction Documents—Distributions on the Securities” in this prospectus supplement.]

[Losses not covered by any credit enhancement or support will be effectively allocated to the classes of Series 20[    ]-[    ] Notes in the reverse order of priority of payments on the Series 20[    ]-[    ] Notes, such that losses will be first allocated to the excess interest, if any, overcollateralization, if any, then to the principal balance of the Class B Notes and then to the principal balance of the Class A Notes.]

Overcollateralization

Overcollateralization represents the amount by which the aggregate Securitization Value exceeds the aggregate outstanding principal amount of the Series 20[    ]-[    ] Notes, which we refer to as the “overcollateralization amount.” Initial overcollateralization is approximately [    ]% of the aggregate initial Securitization Value, as of the [statistical][actual] cutoff date, comprised of overcollateralization on the exchange note and overcollateralization on the Series 20[    ]-[    ] Notes. Overcollateralization on the exchange note as of the closing date will be approximately [    ]% of the aggregate initial Securitization Value as of the [statistical][actual] cutoff date. Overcollateralization on the Series 20[    ]-[    ] Notes as of the closing date will be approximately [    ]% of the aggregate initial Securitization Value as of the [statistical][actual] cutoff date. In addition, the application of funds according to clause [(8)] under “Priority of Payments” above is designed to increase the amount of overcollateralization on the Series 20[    ]-[    ] Notes as of any payment date up to a target amount of [    ]% of the aggregate Securitization Value as of the actual cut-off date. We refer to this amount as the “target overcollateralization amount.” Total target overcollateralization on the exchange note and on the Series 20[    ]-[    ] Notes will equal [    ]% of the aggregate Securitization Value as of the [statistical][actual] cutoff date.

Reserve Account

The issuing entity will establish a fully-funded reserve account in the name of the indenture trustee. On the closing date, $[            ] will be deposited into the reserve account, which is [    ]% of the initial aggregate Securitization Value as of the [statistical][actual] cutoff date We refer to this amount as the “required reserve account balance.” In addition, the application of funds according to clause [(7)] under “Priority of Payments” above is designed to maintain the amount on deposit in the reserve account, if necessary, up to the required reserve account balance.

Funds in the reserve account on each payment date (including investment income earned on those amounts) will be available to cover shortfalls in payments on the Series 20[    ]-[    ] Notes listed in clauses (1) through [(7)] under “Priority of Payments” above.

For more information regarding the reserve account, you should refer to “Description of the Transaction Documents—Reserve Account” in this prospectus supplement.

Excess Interest

More interest is expected to be paid by the lessees in respect of the leases in the reference pool than is necessary to pay the related servicing fee, trustee fees and expenses, and interest on the notes each month. Any such excess in interest payments from lessees will serve as additional credit enhancement.

Tax Status

Kirkland & Ellis LLP, special tax counsel, is of the opinion that for federal income tax purposes, the Series 20[    ]-[    ] Notes [(other than any notes retained by the depositor)] will be characterized as indebtedness and the issuing entity will not be characterized as an association (or publicly traded partnership) taxable as a corporation. In accepting a Series 20[    ]-[    ] Note [(other than any notes retained by the depositor)], each holder of that note will be deemed to agree to treat the note as indebtedness for income tax purposes.

We refer you to “Material Federal Income Tax Consequences” in the accompanying prospectus and in this prospectus supplement for additional information concerning the application of federal tax laws to the issuing entity and the notes and to “State and Local Tax Consequences” in this prospectus supplement for additional information concerning the application of state tax laws to the issuing entity and the notes.

We encourage you to consult your own tax advisor regarding the federal income tax consequences of the purchase, ownership and disposition of the Series 20[    ]-[    ] Notes and the tax consequences arising under the laws of any state or other taxing jurisdiction. See “Material Federal Income Tax Consequences” and “State and Local Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the accompanying prospectus.

ERISA Considerations

Subject to the considerations discussed under “Certain ERISA Considerations” in this prospectus supplement, the Series 20[    ]-[    ] Notes being offered in connection with this prospectus supplement are eligible for purchase by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts.

By its acquisition of a Series 20[    ]-[    ] Note, each purchaser is deemed to represent either that it is not acquiring such Series 20[    ]-[    ] Note with the assets of any plan or that its purchase and holding of such Series 20[    ]-[    ] Note will not give rise to a non exempt prohibited transaction.

We refer you to “Certain ERISA Considerations” in this prospectus supplement.

Ratings of the Notes

We expect that the Series 20[    ]-[    ] Notes will receive credit ratings from at least [two] nationally recognized rating agencies hired by the sponsor to rate the Series 20[    ]-[    ] Notes.

The rating agencies hired by the sponsor have discretion to monitor and adjust the ratings on the Series 20[    ]-[    ] Notes. The Series 20[    ]-[    ] Notes may receive an unsolicited rating from a rating agency not hired by the sponsor that is different from the ratings provided by the rating agencies hired by the sponsor to rate the Series 20[    ]-[    ] Notes. As of the date of this prospectus supplement, we are not aware of any unsolicited ratings on the Series 20[    ]-[    ] Notes. Ratings on the Class A Notes may be lowered, qualified or withdrawn at any time without notice to the noteholders. A rating is based on each rating agency’s independent evaluation of the related units and the availability of any credit enhancement for the Series 20[    ]-[    ] Notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency. See “Risk Factors—Withdrawal or Downgrading of the Initial Ratings of the Notes Will, and the Issuance of Unsolicited Ratings of the Notes or any Adverse Changes to a Hired Rating Agency May, Affect the Prices for the Notes Upon Resale” in this prospectus supplement and “Risk Factors—A Change or Withdrawal by the Rating Agencies of Their Initial Ratings May Reduce the Market Value of the Notes” in the prospectus for more information.

Eligibility of the Class A-1 Notes for Purchase by Money Market Funds

The Class A-1 Notes are structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. Rule 2a-7 includes additional criteria for investments by money market funds, some of which have recently been amended, including additional requirements relating to portfolio maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 Notes, you are encouraged to consult your counsel before making a purchase.

Certificates

The issuing entity will also issue certificates that represent the equity or residual interest in the issuing entity and the right to receive amounts that remain after the issuing entity makes full payment of interest on and principal of the Series 20[    ]-[    ] Notes payable on a given payment date, required deposits to the reserve account on that payment date and other required payments. The depositor will initially retain the certificates. The certificates are not being offered by this prospectus supplement and the accompanying prospectus.

RISK FACTORS

Prospective investors in the Series 20[    ]-[    ] Notes should consider the following factors and the additional factors discussed under “Risk Factors” in the accompanying prospectus.

[Class B Notes are Subject to Greater Risk Because of Their Subordination.]	[The Class B Notes bear greater risks than the Class A Notes because payments of interest on and principal of the Class B Notes are subordinated, to the extent described in “Description of the Notes—Payments of Interest,” “Description of the Notes—Payments of Principal” and “Description of the Transaction Documents—Distributions on the Securities–Allocations and Distributions on the Securities” in this prospectus supplement, to payments of interest on and principal of the Class A Notes. ]

[Interest payments on the Class B Notes on each payment date will be subordinated to servicing fees and administration fees due, interest payments on the Class A Notes, and principal payments to the Class A Notes to the extent the aggregate outstanding principal amount of the Class A Notes as of the day immediately preceding the related payment date exceeds the aggregate Securitization Value as of the last day of the prior calendar month. In addition, in the event the Series 20[ ]-[ ] Notes are declared to be due and payable after the occurrence of an event of default resulting from the failure to make a payment on the Series 20[ ]-[ ] Notes, no interest will be paid to the Class B Notes until all principal of and interest on the Class A Notes have been paid in full.]

[Principal payments on the Class B Notes will be subordinated in priority to the Class A Notes, as described in “Description of the Notes—Payments of Principal” in this prospectus supplement. No principal will be paid on the Class B Notes until all principal of the Class A Notes has been paid in full. In addition, principal payments on the Class B Notes will be subordinated to payments of interest on the Class A Notes and the Class B Notes. See “Description of the Notes—Payments of Principal” in the prospectus supplement.]

[This subordination could result in reduced or delayed payments of principal of and interest on the Class B Notes.]

[Holders of the Class B Notes May Suffer Losses Because They Have Limited Control Over Actions of the Issuing Entity and Conflicts Between Classes of Notes May Occur. ]

[The Class A Notes will be the “controlling securities” under the indenture while any Class A Notes are outstanding. Only after the Class A Notes have been paid in full will the Class B Notes be the controlling securities. ]

[The rights of the controlling securities will include the following:

•    following an event of default, to direct the indenture trustee to exercise one or more of the remedies specified in the indenture relating to the property of the issuing entity;

•    to remove the indenture trustee and appoint a successor; and

•    to consent to certain other actions specified in the indenture.]

[In exercising any rights or remedies under the indenture, the controlling securities may act solely in their own interests. Therefore, holders of Class B Notes that are subordinated to the controlling securities will not be able to participate in the determination of any proposed actions that are within the purview of the controlling securities, and the controlling securities could take actions that would adversely affect the holders of the Class B Notes.]

Payment Priorities May Increase Risk of Loss or Delay in Payment to Certain Series 20[ ]-[ ] Notes.	Because the principal of each class of Series 20[ ]-[ ] Notes generally will be paid sequentially, classes of notes with later final scheduled payment dates will be outstanding longer and therefore will be exposed to the risk of losses on the units during periods after notes with earlier final scheduled payment dates have been receiving most or all amounts payable on such Series 20[ ]-[ ] Notes, and after a disproportionate amount of credit enhancement may have been applied and not replenished.

Further, even if there is an event of default and subsequent acceleration of the notes, principal payments will be made first on the Class A-1 Notes until they have been paid in full and then pro rata to the other Class A Notes until they have been paid in full[, and then to the Class B Notes] until they have been paid in full. As a result, the yields of the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes, as compared to the yield on the Class A-1 Notes, will be relatively more sensitive to losses on the units and the timing of such losses. If the actual rate and amount of losses exceeds historical levels, and if the available overcollateralization and available amounts from the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your Series 20[ ]-[ ] Notes may be lower than anticipated, and you could suffer a loss.

[The Failure to Pay Interest on the Class B Notes is Not an Event of Default While the Class A Notes Remain Outstanding.]	[The indenture provides that, while the Class A Notes remain outstanding, failure to pay interest when due on the Class B Notes will not be an event of default under the indenture. Under these circumstances, the holders of the Class B Notes will not have any right to declare an event of default, to cause the maturity of the Series 20[ ]-[ ] Notes to be accelerated or to direct or consent to any action under the indenture.]

The Series 20[ ]-[ ] Notes Are Not Suitable Investments for All Investors.	The Series 20[ ]-[ ] Notes may not be a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The Series 20[ ]-[ ] Notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

The Geographic Concentration and Performance of the Lease Assets May Increase the Risk of Loss on Your Investment.	As of the [statistical][actual] cutoff date, lessees constituting approximately [ ]%, [ ]%, [ ]%, [ ]% and [ ]% of the aggregate initial Securitization Value are located in [ ], [ ], [ ], [ ] and [ ], respectively, based on the billing addresses of the lessees.

Adverse economic conditions in a state where a large number of lessees are located could have a disproportionately significant effect on the delinquency, loss or repossession experience of the lease assets. The consequences of a significant economic downturn, including rising unemployment and continued lack of availability of credit, may lead to increased delinquency and default rates by lessees, which could increase the amount of a loss if the leases included in the reference pool default. These negative conditions could also have an effect on the timing and amount of principal and interest payments on the Series 20[ ]-[ ] Notes and you may suffer a loss. As of the [statistical][actual] cutoff date, World Omni Financial Corp.’s records indicate that the billing addresses of the lessees of the lease assets in the [statistical][actual] pool were concentrated in [ ], [ ], [ ], [ ] and [ ]. Adverse economic conditions as a result of a recession in the Five-State Area, including a decline in home values, savings and investment portfolios, may affect payments on the leases from lessees residing in those states. The occurrence of hurricanes or other natural disasters in those states may adversely affect lessees and leased vehicles located in those states. In addition, we may be unable to accurately assess the effect of hurricanes on the economy or on the lease assets in those states. The effect of natural disasters, such as hurricanes, on the performance of the lease assets is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity Investors should consider the possible effects on delinquency, default and prepayment experience of the lease assets because any adverse impact as a result of a future hurricane or any similar event may be borne by the Series 20[ ]-[ ] noteholders. We refer you to “The Leases—Distribution of the Leases and Leased Vehicles by Geographic Location at Origination as of the [Statistical][Actual] Cutoff Date” in this prospectus supplement.

[This Prospectus Supplement Provides Information Regarding the Characteristics of the Units in the Statistical Pool as of the Statistical Cutoff Date that May Differ from the Characteristics of the Units Allocated to the Reference Pool on the Closing Date as of the Actual Cutoff Date.]	[This prospectus supplement describes the characteristics of the units in the statistical pool as of the statistical cutoff date. The units allocated to the reference pool on the closing date may have characteristics that differ somewhat from the characteristics of the leases and related leased vehicles in the statistical pool described in this prospectus supplement. We do not expect the characteristics (as of the actual cutoff date) of the units allocated to the reference pool on the closing date to differ materially from the characteristics (as of the statistical cutoff date) of the units in the statistical pool described in this prospectus supplement, and each unit to be allocated to the reference pool on the closing date must satisfy the eligibility criteria specified in the transaction documents. If you purchase a note, you must not assume that the characteristics of the units allocated to the reference pool on the closing date will be identical to the characteristics of the units in the statistical pool disclosed in this prospectus supplement.]

You May Have Difficulty Selling Your Series 20[ ]-[ ] Notes and/or Obtaining Your Desired Price Due to the Absence of, or Illiquidity in, a Secondary Market for Such Series 20[ ]-[ ] Notes.	The underwriters have advised World Omni Financial Corp. and the depositor that they intend to act as market makers for the Series 20[ ]-[ ] Notes [(other than any notes retained by the depositor)]. However, the underwriters are not obligated to do so and may discontinue any market making at any time without notice. Accordingly, no assurance can be given as to the liquidity of any trading market for the Series 20[ ]-[ ] Notes. Currently, no secondary market exists for the Series 20[ ]-[ ] Notes. The absence of a secondary market could inhibit your ability to sell your Series 20[ ]-[ ] Notes. If you want to sell your Series 20[ ]-[ ] Notes you must locate a purchaser that is willing to purchase those Series 20[ ]-[ ] Notes.

Recent and, in some cases, continuing events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government assistance programs for financial institutions, problems related to subprime mortgages and other financial assets, the de-valuation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the deleveraging of structured investment vehicles, hedge funds, financial institutions and other entities, and the lowering of ratings on certain asset-backed securities, have caused a significant reduction in liquidity in the secondary market for asset-backed securities. If a period of illiquidity returns, it may be worse, and may adversely affect the market value of your notes and your ability to locate a willing purchaser for your notes. [In addition, certain European Union-regulated credit institutions may be restricted or prevented from purchasing any Series 20[ ]-[ ] Notes because the issuance and offering of the Series 20[ ]-[ ] Notes may not comply with the requirements of Article 122a of the Capital Requirements Directive 2006/48/EC (as amended by Directive 2009/111/EC) (the “CRD”). Lack of compliance with the CRD may preclude certain investors from purchasing the Series 20[ ]-[ ] Notes.] Accordingly, if a secondary market does not develop, or if one does develop but it does not continue or it is not sufficiently liquid, you may not be able to resell any of your Series 20[ ]-[ ] Notes or you may not be able to resell your Series 20[ ]-[ ] Notes at a price that achieves your desired yield.

[Failure by the Swap Counterparty to Make Payments to the Issuing Entity and the Seniority of Payments Owed to the Swap Counterparty Could Reduce or Delay Payments on the Notes.]	[As described further in the “Description of the Transaction Documents—Interest Rate Protection Agreement” the issuing entity will enter into an interest rate protection agreement because the lease assets in the reference pool are fixed monthly obligations while the floating rate notes will bear interest at a floating rate based on One-Month LIBOR.]

[During any period in which the amount based on the floating One-Month LIBOR-based rate payable by the swap counterparty is substantially greater than the amount based on the fixed rate payable by the issuing entity, the issuing entity will be more dependent on receiving payments from the swap counterparty in order to make payments on the Series 20[ ]-[ ] Notes. In addition, if the interest rate protection agreement is terminated, the swap counterparty may be obligated to make a termination payment to the issuing entity, which could be substantial. If the swap counterparty fails to pay any amount due to the issuing entity, you may experience delays and/or reductions in the interest and principal payments on your floating rate notes. If the swap
counterparty fails to make a termination payment owing to the issuing entity, the issuing entity may not be able to enter into a replacement interest rate protection agreement and to the extent that the interest rate on the floating rate notes exceeds the fixed rate that the issuing entity would have been required to pay the swap counterparty under the interest rate protection agreement, the amount available to pay principal of and interest on the floating rate notes will be reduced.]

[During any period in which the amount based on the floating rate payable by the swap counterparty is less than the amount based on the fixed rate payable by the issuing entity, the issuing entity will be obligated to make payments to the swap counterparty. In addition, if the interest rate protection agreement is terminated, the issuing entity may be obligated to make a termination payment to the swap counterparty, which could be substantial. The swap counterparty will have a claim on the assets of the issuing entity for the monthly swap payment amount due, if any, to the swap counterparty under the interest rate protection agreement. The swap counterparty’s claim other than with respect to termination payments may be higher than or equal in priority to payments on the Series 20[ ]-[ ] Notes. If there is a shortage of funds available on any payment date, you may experience delays and/or reductions in interest and principal payments on your floating rate notes.]

Recent and Continuing Economic Developments May Adversely Affect the Performance and Market Value of Your Series 20[ ]-[ ] Notes	The United States has been experiencing a period of economic slowdown and has recently emerged from a recession. If the current period of economic downturn continues or another recession occurs, it may adversely affect the performance of the units in the related reference pool. Elevated unemployment, further decreases in home values and the lack of available credit may lead to increased delinquency and default rates by lessees on the leases, as well as decreased consumer demand for used automobiles and declining market values of the leased vehicles, which may increase the amount of a loss in the event of default or upon lease termination. If another financial crisis or economic downturn occurs, or if the current economic recovery fails to gain momentum, delinquencies and losses on the units could continue to increase, which could result in losses on your Series 20[ ]-[ ] Notes. Significant increases in the inventory of used automobiles during an economic downturn may also depress the prices at which repossessed automobiles may be sold or delay the timing of those sales. If the default rate on the units increases and the price at which the related leased vehicles may be sold declines, you may experience losses with respect to your Series 20[ ]-[ ] Notes.

Federal Financial Regulatory Legislation Could Have an Adverse Effect on World Omni Financial Corp., the Titling Trust, the Initial Beneficiary, the Depositor and the Issuing Entity, Which Could Result in Losses or Delays in Payments on Your Series 20[ ]-[ ] Notes.	On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”), which generally took effect on July 22, 2010, except that many provisions have not taken effect and many will require additional implementing regulations to be issued. The Dodd Frank Act, among other things:

•    creates the Bureau of Consumer Financial Protection (“BCFP”), a new agency responsible for administering and enforcing the laws and regulations for consumer financial products and services;

•    creates a new framework for the regulation of over-the-counter derivatives activities;

•    strengthens the regulatory oversight of securities and capital markets activities by the Securities and Exchange Commission (the “SEC”); and

•    creates a liquidation framework for the resolution of bank holding companies and other non-bank financial companies defined as “covered financial companies.”

The Dodd Frank Act affects the offering, marketing and regulation of consumer financial products and services offered by financial institutions, which may include World Omni Financial Corp. or its affiliates. The BCFP will have supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions, including the ability to define and regulate unfair and deceptive practices. This may result in increased cost of operations due to greater regulatory oversight, supervision and examination and limitations on World Omni Financial Corp.’s ability to expand product and service offerings due to stricter consumer protection laws and regulations.

The Dodd Frank Act increases the regulation of the securitization markets. For example, it will require securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate. It will also give broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations under the Dodd Frank Act or the oversight of the SEC or BCFP may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as World Omni Financial Corp. or its affiliates. Until implementing regulations are issued, no assurance can be given that these new requirements imposed by the Dodd Frank Act will not have a significant impact on the servicing of the units, on the regulation and supervision of World Omni Financial Corp., the servicer, the sponsor, the depositor, the issuing entity, the initial beneficiary, the titling trust or their respective affiliates.

Additionally, no assurances can be given that the liquidation framework for the resolution of “covered financial companies” would not apply to World Omni Financial Corp. or its affiliates, including the titling trust, the initial beneficiary, the depositor and the issuing entity. See “Additional Legal Aspects of the Titling Trust and the Exchange Notes—Dodd-Frank Act Orderly Liquidation Authority Provisions—Potential Applicability to World Omni Financial Corp., the Initial Beneficiary, the Depositor and the Issuing Entity” in the accompanying prospectus.

If the Federal Deposit Insurance Corporation (the “FDIC”) were appointed receiver of World Omni Financial Corp., the titling trust, the initial beneficiary, the depositor or the issuing entity under the Orderly Liquidation Authority provisions (“OLA”) of the Dodd Frank Act, the FDIC could repudiate contracts deemed burdensome to the estate, including secured debt. World Omni Financial Corp. has attempted to structure each of the transfers of the exchange note to the initial beneficiary, the depositor and the issuing entity as a valid and perfected sale under applicable state law and under the Bankruptcy Code to mitigate the risk of the recharacterization of the sale as a security interest to secure debt of the initial beneficiary. Any attempt by the FDIC to recharacterize the transfer of the exchange note as a security interest to secure debt that the FDIC then repudiates would cause delays in payments or losses on the notes. In addition, if the issuing entity were to become subject to OLA, the FDIC may repudiate the debt of the issuing entity and the related noteholders would have a secured claim in the receivership of the issuing entity. Also, if the issuing entity were subject to OLA, noteholders would not be permitted to accelerate the debt, exercise remedies against the collateral or replace the servicer without the FDIC’s consent for 90 days after a receiver is appointed. As a result of any of these events, delays in payments on the exchange note and the Series 20[ ]-[ ] Notes would occur and possible reductions in the amount of those payments could occur. See “Additional Legal Aspects of the Titling Trust and the Exchange Notes—Dodd-Frank Act Orderly Liquidation Authority Provisions—FDIC’s Repudiation Power Under OLA” in the accompanying prospectus.

Withdrawal or Downgrading of the Initial Ratings of the Series 20[ ]-[ ] Notes Will, and the Issuance of Unsolicited Ratings on Your Series 20[ ]-[ ] Notes or any Adverse Changes to a Hired Rating Agency May, Affect the Prices for the Series 20[ ]-[ ] Notes Upon Resale.	The depositor expects that the Series 20[ ]-[ ] Notes will receive ratings from two nationally recognized statistical rating organizations, or “NRSROs,” hired by the sponsor to rate the notes. Ratings initially assigned to the Series 20[ ]-[ ] Notes will be paid for by the sponsor. The sponsor is not aware that any other NRSRO, other than the NRSROs hired by the sponsor to rate the Series 20[ ]-[ ] Notes, has assigned ratings on the Series 20[ ]-[ ] Notes. Under SEC rules, information provided by the sponsor or the underwriters to a hired NRSRO for the purpose of assigning or monitoring the ratings on the Series 20[ ]-[ ] Notes is required to be made available to each non-hired NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the Series 20[ ]-[ ] Notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned to the Series 20[ ]-[ ] Notes even if such parties are aware of such unsolicited ratings. NRSROs, including the hired rating agencies, may have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the Series 20[ ]-[ ] Notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your Series 20[ ]-[ ] Notes and/or limit your ability to resell your Series 20[ ]-[ ] Notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the Series 20[ ]-[ ] Notes, a hired rating agency could withdraw its ratings on the Series 20[ ]-[ ] Notes, which could adversely affect the market value of your Series 20[ ]-[ ] Notes and/or limit your ability to resell your Series 20[ ]-[ ] Notes.

Furthermore, Congress or the SEC may determine that any NRSRO that assigns ratings to the Series 20[ ]-[ ] Notes no longer qualifies as a nationally recognized statistical rating organization for purposes of the federal securities laws and that determination may also have an adverse effect on the market price of the Series 20[ ]-[ ] Notes.

Rule 17g-7 of the Securities Exchange Act of 1934, as amended, requires any NRSRO issuing a credit rating on the Series 20[ ]-[ ] Notes to provide, in any report accompanying such rating, a description of the representations, warranties and enforcement mechanisms provided for in the transaction documents, including a comparison of those representations, warranties and enforcement mechanisms with benchmark representations, warranties and enforcement mechanisms developed by such NRSRO based on industry standards. Currently, not all NRSROs have published their benchmark representations, warranties and enforcement mechanisms with respect to automobile lease-backed securities. If the provisions in the transaction documents deviate from the benchmark provisions developed by an NRSRO (including a non-hired NRSRO) rating the Series 20[ ]-[ ] Notes, or if any such NRSRO were to revise its benchmarks after the issuance of a rating, there could be a negative impact on the value of your Series 20[ ]-[ ] Notes in the secondary market.

See also “Risk Factors—A Change or Withdrawal by the Rating Agencies of Their Initial Ratings May Reduce the Market Value of the Notes” in the accompanying prospectus.

You May Suffer Losses Or Reinvestment Risk if an Event of Default Occurs Under the Indenture.	If an event of default occurs under the indenture and the maturity dates of the Series 20[ ]-[ ] Notes are accelerated, the indenture trustee may sell the exchange note and prepay the Series 20[ ]-[ ] Notes before their respective legal final maturity dates. You may not be able to reinvest the principal repaid to you at a rate of return that is equal to or greater than the rate of return on your Series 20[ ]-[ ] Notes. You also may not be paid the principal amount of your Series 20[ ]-[ ] Notes in full if the assets of the issuing entity are insufficient to pay the total principal amount of the Series 20[ ]-[ ] Notes.

The acceleration of the maturity dates of the Series 20[ ]-[ ] Notes will change the priority of principal payments on the Series 20[ ]-[ ] Notes. After an event of default due to the failure to pay interest on or principal of any Series 20[ ]-[ ] Notes when due and payable occurs resulting in an acceleration of the maturity dates of the notes under the indenture, distributions in respect of principal to holders of the Class A Notes will not be paid sequentially. Instead, following the payment of accrued and unpaid interest on the notes, the Class A-1 Notes will be paid first, and the remaining classes of the Class A Notes will be paid proportionally, based on the outstanding principal amount of each class. [No amounts will be paid on the Class B Notes following an acceleration until the Class A Notes have been paid in full.]

The Timing of Principal Payments Is Uncertain.	The amount of distributions of principal on the Series 20[ ]-[ ] Notes and the timing of when you receive those distributions depends on the rate of prepayments, defaults and early terminations relating to the units, which cannot be predicted with certainty.

Each of these early terminations and unscheduled payments will have the effect of shortening the average life of your Class A Notes. In addition, you will bear the risk of slower principal payment due to delinquent payments by lessees. This risk will be increased if the servicer determines not to make discretionary advances. For more information regarding advances we refer you to “Description of the Transaction Documents—Advances” in this prospectus supplement.

You will bear any reinvestment risk resulting from a faster or slower rate of payment on the units. You may not be able to reinvest any principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your Series 20[ ]-[ ] Notes.

For more information about the risks described above, we refer you to “Prepayment and Yield Considerations—Weighted Average Life of the Securities” in this prospectus supplement.

The Concentration of Leased Vehicles to Particular Models Could Negatively Affect the Pool Assets.	As of the [statistical][actual] cutoff date the composition of the leased vehicles by Toyota model, as a percentage of the aggregate initial Securitization Value, was [ ]% [ ], [ ]% [ ], [ ]% [ ] and [ ]% all other Toyota vehicles. Any adverse change in the value of a specific model type would reduce the proceeds received at disposition of a related leased vehicle. As a result, you may incur a loss on your investment.

Used Car Market Factors May Increase the Risk of Loss on Your Investment.	The used car market is affected by supply and demand, consumer tastes, economic factors and manufacturer decisions on pricing of new car models. For instance, introduction of a new model by Toyota or its affiliates may impact the resale value of the existing portfolio of similar model types. Discount pricing incentives or other marketing incentive programs on new cars by Toyota or by its competitors, or by Southeast Toyota Distributors, LLC or World Omni Financial Corp., that effectively reduce the prices of new cars may have the effect of reducing demand by consumers for used cars. Other factors that are beyond the control of the issuing entity, the depositor and the servicer could also have a negative impact on the resale value of a vehicle. In particular, increases in the price of gasoline may have the effect of lowering demand for certain models of light-duty trucks and may lower the resale value of such models. If the proceeds actually realized upon the sale of the leased vehicles are substantially lower than base residual values of the vehicles, you may suffer a loss on your investment.

Increased Turn-in Rates May Increase Losses.	Under each lease, the lessee may elect to purchase the related vehicle at the expiration of the lease for an amount generally equal to the contract residual value established at the inception of the lease. Lessees who decide not to purchase their related vehicles before or at lease expiration will expose the issuing entity to possible losses if the sale prices of those vehicles in the used car market are less than their respective base residual values. The level of turn-ins at termination of the leases could be adversely affected by lessee views on vehicle quality, the relative attractiveness of new models available to the lessees, sales and lease incentives offered with respect to other vehicles (including those offered by World Omni Financial Corp.), the level of the purchase option prices for the related vehicles compared to new and used vehicle prices and economic conditions generally. The grant of extensions and the early termination of leases by lessees may affect the number of turn-ins in a particular month. If losses resulting from increased turn-ins exceed the credit enhancement for your Series 20[ ]-[ ] Notes, you may suffer a loss on your investment.

You May Experience Reduced Returns and Delays on Your Notes Resulting From a Vehicle Recall.	Lessees that lease motor vehicles affected by a vehicle recall may be more likely to be delinquent in, or default on, their lease payments. Significant increases in the inventory of used motor vehicles subject to a recall may also depress the prices at which repossessed motor vehicles or turn-ins may be sold or delay the timing of those sales in the used car market. If the default rate on the leases in the related reference pool increases and the price at which the related vehicles may be sold declines, you may experience losses with respect to your Series 20[ ]-[ ] Notes. If any of these events materially affect collections on the units in the related reference pool, you may experience delays in payments or principal losses on your Series 20[ ]-[ ] Notes. See also “—Increased Turn-in Rates May Increase Losses” in this prospectus supplement.

[The Depositor May Retain All or a Portion of the Class B Notes, Which May Reduce the Liquidity of Your Class B Notes.]	[The amount of Class B Notes sold to investors as contemplated by this prospectus supplement and the accompanying prospectus, if any, and the amount of Class B Notes retained by the depositor, if any, may not be known until the day of pricing. Therefore, investors should not expect further disclosure of this matter prior to their entering into commitments to purchase the Class B Notes. A significant reduction in liquidity in the secondary market for your Class B Notes may result if the depositor retains a large principal amount of Class B Notes. In addition, if any retained notes are subsequently sold in the secondary market, demand and market price of notes already in the market could be adversely affected. Additionally, if any retained Class B Notes are subsequently sold, the voting power of the noteholders of the outstanding notes may be diluted.]

USE OF PROCEEDS

The issuing entity will use the net proceeds from the sale of the Series 20[    ]-[    ] Notes to acquire the exchange note from the depositor, [to purchase any interest rate protection agreement requiring up-front payments,] and to fund the initial deposit into the reserve account. [A portion of the proceeds will be used to repay loans to the titling trust from various structured commercial paper issuers, including commercial paper issuers administered by affiliates of one or more of the underwriters.]

THE ISSUING ENTITY

The issuing entity is a statutory trust under the laws of the State of Delaware formed pursuant to a trust agreement between World Omni Auto Leasing LLC, a Delaware limited liability company, and [                    ], as owner trustee. Before the sale and assignment of the trust assets to the issuing entity, the issuing entity will have no assets, obligations or operating history. The issuing entity will not engage in any business other than:

•	acquiring, financing, owning, pledging and managing the exchange note, the other trust assets and any proceeds from the exchange note and other trust assets;

•	issuing and making payments on the Series 20[ ]-[ ] Notes and certificates;

•	assigning and pledging the property of the issuing entity to the indenture trustee;

•	[entering into the interest rate protection agreement and paying or receiving the monthly swap payment amount and swap termination payments pursuant to the interest rate protection agreement]; and

•	performing its obligations under the transaction documents and engaging in other activities to accomplish the above.

The requirements that apply to an amendment of the trust agreement are described in the prospectus under “The Transaction Documents—Amendments.” The issuing entity’s initial equity capitalization is expected to be approximately $[                    ], which is the expected aggregate starting principal balance of the exchange note as of the [statistical][actual] cutoff date less the aggregate original principal amount of the Series 20[    ]-[    ] Notes as of the closing date, plus the amounts on deposit in the reserve account, if any. The certificates represent the equity or residual interest in the issuing entity and are not being offered by this prospectus supplement and accompanying prospectus.

Capitalization of the Issuing Entity

The following table illustrates the expected capitalization of the issuing entity as of the closing date:

Class A-1 Notes	$
Class A-2 Notes
Class A-3 Notes
Class A-4 Notes
Class B Notes[(1)]
Series 20[ ]-[ ] Overcollateralization
Total Trust Capitalization	$

Exchange Note Overcollateralization
Total Securitization Value	$

[(1)	All or a portion of the Class B Notes may be retained by the depositor.]

No expenses will be incurred in connection with the selection and acquisition of the exchange note or the lease assets from the offering proceeds.

The issuing entity’s fiscal year ends on December 31.

The Trust Property

The primary assets of the issuing entity will include the following:

•	an exchange note issued by the titling trust secured by the units in the related reference pool;

•	amounts that from time to time may be held in one or more trust accounts established and maintained on behalf of the issuing entity by a trustee;

•	[any credit enhancement, including any interest rate protection agreement, provided for the benefit of holders of the securities of the issuing entity; ]

•	rights under certain transaction documents; and

•	any and all proceeds of the foregoing.

THE TRUSTEES

The Owner Trustee

[            ] is the owner trustee under the trust agreement. [            ] will also act as the initial certificate registrar under the [trust agreement] and for purposes of other transaction documents. [            ] is a [                    ] [                    ]. The principal offices of [            ] are located at [            ].

[Add description of the general character of the owner trustee’s business, its prior experience as an owner trustee for asset-backed securities transactions involving similar pool assets and any other required disclosure]

The owner trustee’s liability in connection with the issuance and sale of the Series 20[    ]-[    ] Notes is limited solely to the express obligations of the owner trustee described in the trust documents.

The Indenture Trustee, Note Registrar and Paying Agent

[            ] will act as indenture trustee under the indenture. [            ] will also act as the initial note registrar and paying agent under the indenture and for purposes of other transaction documents. [            ] is a [            ] banking corporation and its corporate trust office is located at [            ].

[Add description of the general character of the indenture trustee’s business, its prior experience as an indenture trustee for asset-backed securities transactions involving similar pool assets and any other required disclosure]

The indenture trustee’s liability in connection with the issuance and sale of the Series 20[    ]-[    ] Notes is limited solely to the express obligations of the indenture trustee described in the trust documents.

The Titling Trustee

VT Inc. is the titling trustee of the titling trust. VT Inc. is an Alabama corporation and a wholly owned, special purpose subsidiary of U.S. Bank National Association that was organized in 1993 solely for the purpose of acting as titling trustee.

Titling Trustee Agent

U.S. Bank National Association, as titling trustee agent, serves as agent for the titling trustee to perform specified administrative functions.

The Delaware Trustee

U.S. Bank Trust National Association, a national banking association, is the Delaware trustee of the titling trust.

You can find more information about the titling trust immediately below and in the accompanying prospectus under the heading “The Titling Trust.”

THE TITLING TRUST

World Omni LT, a statutory trust under the laws of the State of Delaware, is the titling trust. The titling trust is governed by a [second amended and restated trust agreement, dated as of July 16, 2008] (the “trust agreement”), and by a [fourth amended and restated collateral agency agreement dated as of December 15, 2009] (as amended from time to time, the “collateral agency agreement”), as amended and supplemented from time to time by supplements to that agreement which relate to exchange notes issued by the titling trust, including the supplement relating to the exchange note pledged as collateral for the Series 20[ ]-[ ] Notes (the “exchange note supplement”). In this prospectus, for convenience, we refer to the trust agreement of the titling trust, the collateral agency agreement and the exchange note supplement together as the “basic documents.”

THE SERVICER AND SPONSOR

World Omni Financial Corp. is a Florida corporation and a wholly owned subsidiary of JM Family Enterprises, Inc., a Delaware corporation (“JMFE”). JMFE, through its subsidiaries, provides a full range of automotive-related distribution and financial services to Toyota dealerships in the Five-State Area. Financial services are also provided to other dealerships throughout the United States.

World Omni Financial Corp. provides retail installment sale contract and lease contract financing to retail customers of Toyota automotive dealers within the Five-State Area. World Omni Financial Corp. services automobile and light-duty truck leases for its own account and the account of third parties. World Omni Financial Corp. also provides wholesale floorplan financing and capital and mortgage loans to some dealers of Southeast Toyota Distributors, LLC, a Delaware limited liability company and a World Omni Financial Corp. affiliate, as well as to a limited number of other automotive dealers.

Southeast Toyota Distributors, LLC, which is a wholly owned subsidiary of JMFE, is the exclusive distributor of Toyota cars and light-duty trucks, parts and accessories in the Five-State Area. Southeast Toyota Distributors, LLC distributes Toyota vehicles pursuant to a distributor agreement, which first was entered into in 1968 and has been renewed through October 2014, with Toyota Motor Sales, U.S.A. Inc., a California corporation. World Omni Financial Corp. has provided financial services to Toyota dealers in the Five-State Area since 1982, operating under the name “Southeast Toyota Finance” since 1996.

As of December 31, 2010, December 31, 2009, December 31, 2008, December 31, 2007 and December 31, 2006, World Omni Financial Corp. and its affiliates’ new Toyota closed-end originated portfolio 77,740, 76,719, 91,193, 86,906 and 69,569 leases outstanding, respectively. The aggregate principal balances of leases at the above dates were approximately $1.5 billion, 1.5 billion, $1.9 billion, $1.9 billion and $1.5 billion, respectively.

[For a series of notes having an initial bona fide offering on or after February 14, 2012 and to the extent required by Item 1104(e) of Regulation AB, include information required by Items 1104(e)(1) and (2) of Regulation AB.]

In addition to its role as servicer, World Omni Financial Corp. is the sponsor of, and has participated in the structuring of, the securitization transaction contemplated by this prospectus supplement. World Omni Financial Corp. is responsible for causing the titling trust to acquire the leases described in this prospectus supplement and World Omni Financial Corp. is responsible for servicing those leases as described below. World Omni Financial Corp. has been engaged in the securitization of assets since 1986. World Omni Financial Corp.’s first public lease securitization transaction in 1992 involved approximately $150 million of lease contracts. From 1992 through 2011, World Omni Financial Corp. securitized an aggregate of approximately $11.2 billion of lease receivables in public securitization transactions. As of the date of this prospectus supplement, World Omni Financial Corp. has also sponsored more than 25 public securitizations of retail installment sale contract and dealer floorplan receivables. World Omni Financial Corp.’s most recently completed public lease securitization transaction in May 2011 involved approximately $810 million of leases. World Omni Financial Corp.’s experience in and overall procedures for originating and underwriting leases are described further under “The Transaction Documents” and under “Origination and Servicing Procedures—Origination” and “Underwriting Standards” in the accompanying prospectus. No securitization sponsored by World Omni Financial Corp. has defaulted or experienced an early amortization triggering event.

The principal executive offices of World Omni Financial Corp. are located at 190 Jim Moran Blvd., Deerfield Beach, Florida 33442 and its telephone number is (954) 429-2200.

THE EXCHANGE NOTE

General

The exchange note will be issued by the titling trust under the exchange note supplement. To provide for the servicing of the units in the related reference pool, the titling trust, World Omni Financial Corp., as servicer and AL Holding Corp., as collateral agent, will enter into a supplement (the “servicing supplement”) to the [fifth amended and restated servicing agreement dated as of December 15, 2009], as amended (the “basic servicing agreement,” and together with the servicing supplement, the “servicing agreement”).

The exchange note will be secured by certain units allocated to the related reference pool, which units are pledged by the titling trust to the collateral agent under the [third amended and restated pledge and security agreement dated as of July 16, 2008], as amended and supplemented from time to time (the “pledge and security agreement”). In addition to the units allocated to the reference pool, the exchange note will be secured by certain other assets, which include the following:

•	amounts in the trust collection account for the related reference pool, received in respect of the leases or the sale of the leased vehicles after the [statistical][actual] cutoff date;

•

certain monies due under or payable in respect of the units after the [statistical][actual] cutoff date, including the right to receive payments made to World Omni Financial Corp., the depositor, the titling trust, the titling trustee or the servicer under any insurance policy relating to the units or the related lessees;

•	the right to receive the proceeds of any dealer repurchase obligations relating to the units;

•	all other assets of the titling trust related to the units; and

•

all proceeds of the foregoing, except that actual sales proceeds will not constitute part of the exchange note security. See “Origination and Servicing Procedures—Like-Kind Exchange Program” in the accompanying prospectus.

The principal balance of the exchange note will be less than the aggregate Securitization Value . On each payment date other than a date on which the exchange note is redeemed, the principal balance of the exchange note will be required to be repaid by the titling trust by an amount sufficient to reduce its principal balance to an amount equal to [    ]% of the aggregate Securitization Value (the “Adjusted Securitization Value”) as of the end of the prior collection period. The difference between the principal balance of the exchange note and the aggregate Securitization Value serves as overcollateralization for the exchange note.

The initial principal balance of the exchange note will be $[            ]. The final scheduled maturity date of the exchange note will be [                    ]. The exchange note will bear interest at a rate equal to the [Class B Note interest rate].

None of the issuing entity, the noteholders and the certificateholder will have a legal or beneficial interest in the warehouse facility pool of the closed–end collateral specified interest, any other reference pool or any assets of the titling trust evidenced by the closed–end collateral specified interest certificate or any other exchange note. To the extent certain defaults have occurred with respect to other exchange notes related to other reference pools or the warehouse facility pool, the servicer will deposit into the lease funding account any available amounts up to the aggregate outstanding amount of principal and other amounts due and payable with respect to such other exchange notes and their related reference pools, the warehouse facility pool and certain other secured obligations in accordance with the priority of payments for the exchange note, as described in “Description of the Transaction Documents—Distributions on the Exchange Note” in this prospectus supplement.

On the Closing Date, the titling trust will issue the exchange note to or upon the order of Auto Lease Finance LLC, as initial beneficiary. For more information regarding the titling trust, the initial beneficiary and the titling trustee, you should refer to “The Titling Trust” in the accompanying prospectus.

Transfers of the Exchange Note

Upon issuance by World Omni LT to Auto Lease Finance LLC, the initial beneficiary, the exchange note will be sold by the initial beneficiary to the depositor and then transferred by the depositor to the issuing entity.

Sale of the exchange note by Auto Lease Finance LLC to the depositor will be made pursuant to an exchange note sale agreement, to be dated as of the closing date (the “exchange note sale agreement”). Auto Lease Finance LLC will covenant to treat the conveyance of the exchange note to the depositor as an absolute sale and contribution, rather than a pledge or assignment of only a security interest, for all purposes.

Immediately after the transfer of the exchange note to the depositor, the depositor will:

•

sell, transfer and assign to the issuing entity, without recourse, all of its right, title and interest in and to the exchange note, including all collections thereon after the closing date, under an exchange note transfer agreement, to be dated as of the closing date (the “exchange note transfer agreement”); and

•	deliver the exchange note to the issuing entity.

In exchange, the issuing entity will transfer to the depositor the Series 20[    ]-[    ] Notes and the certificate.

Immediately following the transfer of the exchange note to the issuing entity, the issuing entity will pledge its interest in the issuing entity’s estate, which includes the exchange note [and the interest rate protection agreement], to the indenture trustee as security for the Series 20[    ]-[    ] Notes.

THE LEASES

The leases allocated to the reference pool consist of closed–end retail leases for new Toyota motor vehicles. [Some or all of such leases allocated to the reference pool may have previously been included in the warehouse facility pool of the closed-end collateral specified interest and any interest of the warehouse facility lenders in the leases allocated to the reference pool shall be released immediately prior to or contemporaneously with such allocation to the reference pool.]

Characteristics of the Leases

The securitized portfolio information presented in this prospectus supplement is stated as of the [statistical][actual] cutoff date and is calculated based on the Securitization Value. As of the [statistical][actual] cutoff date, the units allocated to the reference pool had an aggregate initial Securitization Value of [approximately] $[            ]. For more information regarding how the Securitization Value for each unit is calculated, you should refer to “The Leases—Calculation of the Securitization Value” in this prospectus supplement.

Eligibility Criteria and Portfolio Characteristics. The leases and related leased vehicles were selected randomly from a pool of eligible leases in the titling trust’s portfolio of leases and leased vehicles that all met several criteria. The eligibility criteria for the leases include, among others, as of the [statistical][actual] cutoff date, that each lease:

•	relates to a new Toyota automobile or light-duty truck, of a model year of [ ] or later;

•	is written with respect to a leased vehicle that was at the time of the origination of the related lease a new vehicle or dealer demonstration vehicle driven fewer than 6,000 miles;

•

was originated in the Five-State Area by a dealer (a) for a lessee with a United States address, (b) in the ordinary course of such dealer’s business, and (c) pursuant to a dealer agreement that provides for recourse to the dealer in the event of certain defects in the lease, but not for default by the lessee;

•

has a remaining term to maturity as of the [statistical][actual] cutoff date of less than or equal to [            ] months and had an original lease term greater than or equal to [            ] months and less than or equal to [            ] months;

•	[was originated on or after [ ];]

•

provides for level payments that fully amortize the Adjusted Capitalized Cost of the lease at the Lease Rate to the related Contract Residual Value over the lease term and, in the event of a lessee initiated early termination, provides for payment of an early termination charge, as calculated and described in “The Leases and the Leased Vehicles-Early Termination and Repossession” in the accompanying prospectus;

•	is not more than 30 days past due as of the [statistical][actual] cutoff date and is not a defaulted lease;

•

is owned, and the related leased vehicle is owned, by the titling trust, free of all liens (including tax liens, mechanics’ liens, and other liens other than any lien of the collateral agent or any lien on the certificate of title that arises by operation of law), other than any lien upon a certificate of title of any leased vehicle deemed necessary and useful by the servicer solely to provide for delivery of title documentation to the titling trustee (an “Administrative Lien”);

•

was originated in compliance with, and complies in all material respects with, all material applicable legal requirements, including, to the extent applicable, the Federal Consumer Credit Protection Act, Regulation M of the Board of Governors of the Federal Reserve, all state leasing and consumer protection laws and all state and federal usury laws;

•

is the valid, legal, and binding full–recourse payment obligation of the related lessee, enforceable against such lessee in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general or (b) general principles of equity;

•	was originated in compliance with customary origination practices;

•	is payable solely in U.S. dollars;

•	relates to a unit that had a Securitization Value as of the [statistical][actual] cutoff date no greater than $[ ];

•

has as its lessee a person located in any state within the United States or the District of Columbia who is not (a) World Omni Financial Corp. or any of its affiliates, or (b) the United States of America or any state or local government or any agency or political subdivision thereof.

The “Adjusted Capitalized Cost” for each lease is the difference between (i) the sum of (a) the value of the vehicle agreed upon between the dealer and the lessee, plus (b) the cost of any items that the lessee pays over the lease term, such as taxes, fees, service contracts and insurance, and (ii) the amount of any net trade-in allowance, rebate, non-cash credit or cash paid by the lessee.

FICO® Scores. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the originator in its credit scoring system to assess the credit risk associated with each applicant. Additionally, FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the leases.

General Portfolio Characteristics of the Units. The units have the following characteristics as of the [statistical][actual] cutoff date:

Original Pool Characteristics as of [Statistical][Actual] Cutoff Date

[Statistical][Actual] Cutoff Date	[	]
Number of Leases
Securitization Value
Average
Minimum
Maximum
Base Residual
Average
Minimum
Maximum
Original Term (Months)
Weighted Average (1)
Minimum
Maximum
Remaining Term (Months)
Weighted Average (1)
Minimum
Maximum
Seasoning (Months) (2)
Weighted Average (1)
Minimum
Maximum
FICO® Score (3)
Weighted Average (1) (4)
Range of FICO® scores that represents greater than 90% of all pool FICO® scores (5)
Discounted Base Residual as a % of Securitization Value
Base Residual as a % of lesser of MRM and MSRP

(1)	Weighted average by Securitization Value.
(2)	Seasoning refers to the number of months elapsed since origination of the leases.
(3)	FICO® is a federally registered trademark of Fair, Isaac & Company.

(4)	The Weighted Average FICO® Score is calculated excluding accounts for which no FICO® score is available.
(5)

Less than 5% of the lessee FICO® scores (based on the aggregate Securitization Value) exceed [            ] and less than 5% of the lessee FICO® scores (based on the aggregate Securitization Value) fall below [            ]. Range of FICO® scores represents 90% of the aggregate Securitization Value as of origination.

[For a series of notes having an initial bona fide offering on or after December 31, 2011 and to the extent required by Item 1111(a)(8) of Regulation AB, if any leases in the pool deviate from the disclosed underwriting criteria, or any leases in the sample or leases otherwise known to deviate if only a sample was reviewed, disclose (1) how those leases deviate from the disclosed underwriting criteria, (2) data on the amount and characteristics of those leases that did not meet the disclosed standards, (3) which entity or entities determined that those leases should be included in the pool, despite not having met the disclosed underwriting standards, and (4) what factors were used to make the determination, such as compensating factors or a determination that the exception was not material. If compensating or other factors were used, provide data on the amount of leases in the pool or in the sample that are represented as meeting each such factor and the amount of leases that do not meet those factors. If multiple entities are involved in the decision to include leases despite not having met the disclosed underwriting standards, this should be described and each participating entity disclosed.]

Calculation of the Securitization Value

Under the Servicing Agreement, the servicer will calculate a “Securitization Value” for each unit in the related reference pool equal to the following:

Calculation Date	Securitization Value Formula
as of any date other than its maturity date:	the sum of the present values, calculated using a discount rate equal to the greater of the Securitization Rate and the Lease Rate, of (a) the aggregate monthly payments remaining on the lease (including monthly payments due but not yet paid) and (b) the Base Residual Value of the related leased vehicle and

as of its maturity date:	the Base Residual Value of the related leased vehicle.

The Securitization Value of a terminated unit is equal to zero.

The Securitization Value will, at any given time during the term of the lease, represent the principal amount of Series 20[ ]-[ ] Notes and overcollateralization that can be amortized by the sum of the monthly payments due in respect of the leased vehicle over the remaining lease term, and the Base Residual Value of the leased vehicle, in each case discounted at an annualized rate equal to the greater of the Securitization Rate and the Lease Rate.

A “terminated unit” is a lease and related leased vehicle allocated to the reference pool for which any of the following has occurred during a collection period:

•

the related leased vehicle was sold or otherwise disposed of by the servicer following (i) the related lease becoming a defaulted lease or (ii) the scheduled expiration or early termination (including a voluntary early termination by the lessee) of the related lease;

•	the related lease expired or was terminated more than 90 days prior to the end of that collection period and the related leased vehicle was not sold;

•

the servicer’s records, in accordance with its customary servicing practices, disclose that all insurance proceeds expected to be received have been received by the servicer following a casualty or other loss with respect to the related leased vehicle;

•	the related leased vehicle was purchased by a customer or dealer; or

•	the related lease is past due 120 or more days regardless of whether the related leased vehicle has been repossessed.

A “defaulted lease” means a lease for which any of the following has occurred during a collection period:

•	any payment or part thereof in excess of $40.00 is past due 120 or more days;

•	the related vehicle has been repossessed but the lease has not been charged off; or

•	the lease has been charged off in accordance with the servicer’s customary servicing practices.

Determination of Residual Values

The value of the Series 20[    ]-[    ] Notes being offered under this prospectus supplement is based on the aggregate Securitization Value allocated to the reference pool. See “—Calculation of the Securitization Value” above.

The MSRP Residual Value and the MRM Residual Value are residual values produced by ALG, an independent publisher of residual value percentages recognized throughout the automotive finance industry for projecting vehicle market values at lease termination. The MSRP Residual Value is the residual value established by ALG based on the Manufacturers Suggested Retail Price (“MSRP”) without making a distinction between value adding options and non–value adding options. The MRM Residual Value is based on the “Maximum Residualized MSRP”, which consists of the MSRP of the typically equipped vehicle and value adding options giving only partial credit or no credit for those options that ALG understands add little or no value to the resale price of the vehicle. This has the effect of placing a cap on the total capitalized cost of a vehicle for purposes of calculating the residual value of such vehicle. ALG established the MSRP Residual Values and the MRM Residual Values of the leased vehicles included in the reference pool at the time of origination of the lease.

The Contract Residual Value is the residual value of the leased vehicle at the scheduled termination of the lease established or assigned by World Omni Financial Corp. at the time of origination of the lease (as it may be subsequently revised in connection with an extension of a lease in accordance with customary servicing practices).

The Contract Residual Value is the amount used to calculate the base monthly lease payments under the lease, assuming that the lease amortizes like a loan. If we assume that the original adjusted capitalized cost of the lease is the initial principal amount of the loan, that the lease rate is the interest rate, that the lease term is the term of the loan and that all monthly payments are timely made, the Contract Residual Value is the amount to which the outstanding balance would decline at the scheduled expiration of the lease term.

In establishing the Contract Residual Values of leased vehicles, World Omni Financial Corp. uses residual value estimates produced by ALG. In connection with vehicle marketing programs supported by World Omni Financial Corp.’s affiliate Southeast Toyota Distributors, LLC, World Omni Financial Corp. permits dealers to increase the contract residual that would otherwise apply to a lease by either adding a small number of percentage points to the residual value percentage or permitting dealers to add a fixed dollar amount to the contract residual. The difference between the Contract Residual Value specified in a lease and the ALG residual value at origination represents marketing incentives offered to customers.

The estimated future value of a leased vehicle is a major component of the leasing business. World Omni Financial Corp. believes that this difference between the Contract Residual Value and the actual value at maturity may affect consumer behavior concerning purchasing or returning a vehicle to the lessor at lease termination. Furthermore, World Omni Financial Corp. believes that return rates may decline as the Contract Residual Value declines relative to the actual value.

As it specifically pertains to the offering of the Series 20[            ]-[    ] Notes, the residual loss at lease termination in respect of a leased vehicle will be determined by the excess, if any, of the Base Residual Value of the leased vehicle, over its net liquidation proceeds.

For more information regarding the determination of residual values, you should refer to “The Leases and Leased Vehicles—Origination Procedures—Determination of Residual Values” in the accompanying prospectus.

The following tables show the distribution of the units by geographic location, lease maturity, original term, remaining term and vehicle model. The data set forth in the table below entitled “Distribution of the Leases and Leased Vehicles by Geographic Location as of the [Statistical][Actual] Cutoff Date” are based on the billing addresses of the lessees. Percentages may not add up to 100% due to rounding.

Distribution of the Leases and Leased Vehicles by Geographic Location as of the [Statistical][Actual] Cutoff Date

As of the [statistical][actual] cutoff date, the composition of the units by geographic location was as follows:

State	Number of Leases	Percentage of Total Number of Leases (1)	Securitization Value (2)	Percentage of Securitization Value (1)
[ ]	[ ]	[ ]%	$[ ]	[ ]%
[ ]	[ ]	[ ]%	$[ ]	[ ]%
[ ]	[ ]	[ ]%	$[ ]	[ ]%
[ ]	[ ]	[ ]%	$[ ]	[ ]%
[ ]	[ ]	[ ]%	$[ ]	[ ]%
All other states	[ ]	[ ]%	$[ ]	[ ]%
Total	[ ]	100%	$ [ ]	100%

(1)	Percentages may not add to total due to rounding.
(2)	Based on the greater of the Securitization Rate and the Lease Rate.

Distribution of the Leases by Scheduled Year and Quarter of Maturity as of the [Statistical][Actual] Cutoff Date

As of the [statistical][actual] cutoff date, the composition of the leases by quarterly maturity was as follows:

Year and Quarter of Maturity	Number of Leases	Percentage of Total Number of Leases (1)	Securitization Value (2)	Percentage of Securitization Value (1)
20[ ]Q1	[ ]	[ ]%	$[ ]	[ ]%
20[ ]Q2	[ ]	[ ]%	$[ ]	[ ]%
20[ ]Q3	[ ]	[ ]%	$[ ]	[ ]%
20[ ]Q4	[ ]	[ ]%	$[ ]	[ ]%
Total	[ ]	100%	$ [ ]	100%

(1)	Percentages may not add to total due to rounding.
(2)	Based on the greater of the Securitization Rate and the Lease Rate.

Distribution of the Leased Vehicles by Toyota Model as of the [Statistical][Actual] Cutoff Date

As of the [statistical][actual] cutoff date, the composition of the leased vehicles by Toyota model was as follows:

Toyota Vehicle Model	Number of Leases	Percentage of Total Number of Leases (1)	Securitization Value (2)	Percentage of Securitization Value (1)

[ ]	[ ]	[ ]%	$ [ ]	[ ]%

[ ]	[ ]	[ ]%	$ [ ]	[ ]%

[ ]	[ ]	[ ]%	$ [ ]	[ ]%

[ ]	[ ]	[ ]%	$ [ ]	[ ]%

[ ]	[ ]	[ ]%	$ [ ]	[ ]%

All Other Toyota Vehicle Models	[ ]	[ ]%	$ [ ]	[ ]%
Total	[ ]	100%	$ [ ]	100%

(1)	Percentages may not add to total due to rounding.
(2)	Based on the greater of the Securitization Rate and the Lease Rate.

Distribution of the Leases by Original Term to Maturity

The distribution of the leases as of the [statistical][actual] cutoff date by original term to maturity was as follows:

Original Term	Number of Leases	Percentage Number of Leases (1)	Securitization Value (2)	Percentage of Securitization Value (1)

	[ ]	[ ] %	$ [ ]	[ ] %

	[ ]	[ ] %	$ [ ]	[ ] %

	[ ]	[ ] %	$ [ ]	[ ] %

	[ ]	[ ] %	$ [ ]	[ ] %

	[ ]	[ ] %	$ [ ]	[ ] %

	[ ]	[ ] %	$ [ ]	[ ] %
Total	[ ]	100%	$ [ ]	100%

(1)	Percentages may not add to total due to rounding.
(2)	Based on the greater of the Securitization Rate and the Lease Rate.

Distribution of the Leases by Remaining Term to Maturity

The distribution of the leases as of the [statistical][actual] cutoff date by remaining term to maturity was as follows:

Remaining Term	Number of Leases	Percentage Number of Leases (1)	Securitization Value (2)	Percentage of Securitization Value (1)

	[ ]	[ ] %	$ [ ]	[ ] %

	[ ]	[ ] %	$ [ ]	[ ] %

	[ ]	[ ] %	$ [ ]	[ ] %

	[ ]	[ ] %	$ [ ]	[ ] %

	[ ]	[ ] %	$ [ ]	[ ] %

	[ ]	[ ] %	$ [ ]	[ ] %
Total	[ ]	100%	$ [ ]	100%

(1)	Percentages may not add to total due to rounding.
(2)	Based on the greater of the Securitization Rate and the Lease Rate.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

Set forth below is information concerning World Omni Financial Corp.’s experience with respect to its entire portfolio of new Toyota closed–end leases, which includes leases owned by the titling trust. The dollar amount of the leases outstanding reflects World Omni Financial Corp.’s book value.

For credit loss terminations, World Omni Financial Corp. charges off the account balance of a lease upon the related vehicle’s sale date or at the time the account balance is deemed uncollectible under customary servicing practices.

Gains or losses associated with the sale of off-lease inventory also are recorded upon the vehicle sale date. Collections of end-of-term charges such as excess wear and use and excess mileage charges are credited when proceeds are received.

The data presented in the following tables are for illustrative purposes only. Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond World Omni Financial Corp.’s control. There is no assurance that World Omni Financial Corp.’s delinquency, repossession and loss experience with respect to its leases and the related leased vehicles in the future will be similar to that set forth below. The percentages in the tables below have not been adjusted to eliminate the effect of the growth of World Omni Financial Corp.’s originated portfolio. Accordingly, the repossession and net loss percentages would be expected to be higher than those shown if a group of contracts were isolated for a period of time and the repossession and net loss data showed the activity only for that isolated group over the periods indicated.

We have not provided similar delinquency, repossession and net loss data on the leases allocated to the reference pool, because none of those leases was more than 30 days delinquent in payments as of the actual cutoff date. See “The Leases—Characteristics of the Leases—Eligibility Criteria and Portfolio Characteristics” in this prospectus supplement.

Delinquency Experience

(Dollars in Thousands)

	As of December 31,
	2010		2009		2008		2007		2006
Dollar Amount of Lease Contracts Outstanding (1)	$1,498,427		$1,506,261		$1,913,356		$1,880,558		$1,460,798
Number of Lease Contracts Outstanding	77,740		76,719		91,193		86,906		69,569

	Units	%	Units	%	Units	%	Units	%	Units	%
Number of Delinquent Lease Contracts (2)
31-60 Days	628	0.81	777	1.01	932	1.02	568	0.65	412	0.59
61-90 Days	115	0.15	144	0.19	298	0.33	107	0.12	58	0.08
91 Days or More	19	0.02	41	0.05	120	0.13	38	0.04	28	0.04

Total 31 days or more (3)	762	0.98	962	1.25	1350	1.48	713	0.82	498	0.72

	$	%	$	%	$	%	$	%	$	%
Dollar Amount of Delinquent Lease Contracts (1)
31-60 Days	$11,194	0.75	$15,795	1.05	$19,998	1.05	$12,324	0.66	$8,200	0.56
61-90 Days	$2,062	0.14	$2,893	0.19	$6,349	0.33	$2,133	0.11	$1,086	0.07
91 Days or More	$345	0.02	$812	0.05	$2,680	0.14	$840	0.04	$512	0.04

Total 31 days or more (3)	$13,601	0.91	$19,500	1.29	$29,028	1.52	$15,297	0.81	$9,798	0.67

(1)	The dollar amount of the leases outstanding represents the sum of (i) the present value of the remaining monthly payments payable under the leases and (ii) the present value of the Contract Residual Value of the leased vehicles. The present value calculation is based on the Lease Rate.
(2)	World Omni Financial Corp. considers a payment to be past due or delinquent when a lessee owes $40 or more of the scheduled monthly payment after the related due date. The period of delinquency is based on the number of days that $40 or more of a payment is contractually past due.
(3)	Balances and percentages may not add to total due to rounding.

Net Credit Loss And Repossession Experience

(Dollars in Thousands)

	As of and For the Twelve Months Ended December 31,
	2010	2009	2008	2007	2006
Dollar Amount of Lease Contracts Outstanding (1)	$1,498,427	$1,506,261	$1,913,356	$1,880,558	$1,460,798
Dollar Amount of Average Lease Contracts Outstanding (1) (2)	$1,463,531	$1,628,177	$1,948,596	$1,662,166	$1,464,592
Number of Lease Contracts Outstanding	77,740	76,719	91,193	86,906	69,569
Average Number of Lease Contracts Outstanding (2)	75,379	80,480	90,400	77,853	69,554
Repossessions
Number of Repossessions	2,216	2,819	1,633	889	830
Number of Repossessions as a Percentage of the Average Number of Lease Contracts Outstanding	2.94%	3.50%	1.81%	1.14%	1.19%
Charge-offs (3) (5)	$9,426	$16,508	$13,526	$4,870	$5,218
Recoveries (4)	$2,511	$2,805	$1,826	$1,780	$1,771
Net Losses	$6,915	$13,703	$11,700	$3,090	$3,447
Net Losses as a Percentage of Average Dollar Amount of Lease Contracts Outstanding	0.47%	0.84%	0.60%	0.19%	0.24%

(1)	The dollar amount of the leases outstanding represents the sum of (i) the present value of the remaining monthly payments payable under the leases and (ii) the present value of the Contract Residual Value of the leased vehicles. The present value calculation is based on the Lease Rate.

(2)	Averages are computed by taking a simple average of the month end outstanding amounts for each period presented.

(3)	Charge-offs generally represent the total aggregate net outstanding balance of the lease contracts determined to be uncollectible in the period less proceeds from disposition of the related leased vehicles, other than recoveries described in Note (4).

(4)	Recoveries generally include the net amount received with respect to lease contracts previously charged off.

(5)	Net of subvention dollars for true repossessions only.

Residual Value Loss Experience. Set forth below is information concerning residual value loss experience and return rates for new Toyota vehicles at termination. The residual value loss rates are indicated as the difference between the ALG residual value at origination and the actual amounts received for the off-lease vehicles. See “The Leases—Determination of Residual Values” in this prospectus supplement.

Residual Value Loss Experience

(Dollars in Thousands)

	For the Twelve Months Ended December 31,
	2010	2009	2008	2007	2006
Total Number of Vehicles Scheduled to Terminate	22,806	31,730	22,797	19,084	25,085
Number of Vehicles Returned to World Omni Financial Corp. (1)	10,883	17,484	9,971	4,383	4,648
Vehicles Returned to World Omni Financial Corp. Ratio	48%	55%	44%	23%	19%
Total ALG Residual on Vehicles Scheduled to Terminate (2)	$298,367	$430,686	$287,435	$221,462	$256,032
Total (Gain)/Loss on ALG Residuals on Vehicles Returned to World Omni Financial Corp. (3)	$(21,301)	$617	$5,554	$(4,858)	$(6,855)
Average (Gain)/Loss on ALG Residuals on Vehicles Returned to World Omni Financial Corp. (4) .	$(1,957)	$35	$557	$(1,108)	$(1,475)
Total ALG Residual on Vehicles Returned to World Omni Financial Corp	$148,362	$257,046	$139,759	$60,306	$51,510
Total (Gain)/Loss on ALG Residuals on Vehicles Returned to World Omni Financial Corp. as a Percentage of ALG Residuals of Returned Vehicles Sold by World Omni Financial Corp.	(14.4)%	0.2%	4.0%	(8.0)%	(13.3)%
Total (Gain)/Loss on ALG Residuals on Vehicles Returned to World Omni Financial Corp. as a Percentage of ALG Residuals of Vehicles Scheduled to Terminate	(7.1)%	0.1%	1.9%	(2.2)%	(2.7)%
Average Contract Residual Value Percentage of lesser of MRM or MSRP	54%	55%	51%	44%	43%
Average ALG Residual Percentage of lesser of MRM or MSRP	48%	48%	47%	44%	42%
Percentage Difference	(6)%	(7)%	(4)%	0%	(1)%

(1)	Excludes repossessions and vehicles in inventory. Includes lessee initiated early terminations and vehicles purchased by lessees or other parties for less than World Omni Financial Corp.’s contract residual value.

(2)	ALG residual is calculated as the ALG residual percentage multiplied by the lesser of MSRP or the MRM at the time of origination of the lease.

(3)	Gain/(loss) calculated as the sum of (i) gross sales proceeds plus (ii) excess wear and use and excess mileage charges paid by lessees minus the lesser of the MSRP or the MRM Residual Value at the time of origination of the lease.

(4)	Not stated in thousands.

STATIC POOL INFORMATION

Appendix A to this prospectus supplement sets forth in tabular format static pool information of (i) the static pool performance of previous, recent securitizations of the sponsor and (ii) all leases for new Toyota vehicles acquired by World Omni Financial Corp. from dealers in the Five-State Area and included in World Omni Financial Corp.’s managed lease portfolio by vintage origination year. All of the information is incorporated by reference into, and deemed to be part of, this prospectus supplement, the prospectus and the registration statement to which this prospectus supplement relates.

The characteristics of leases included in the static pool data discussed above, as well as the social, economic and other conditions existing at the time when those leases were originated and repaid, may vary materially from the characteristics of the leases in this transaction and the social, economic and other conditions existing at the time when the leases in this transaction were originated and those that will exist in the future when the leases in the current transaction are required to be repaid. As a result, there can be no assurance that the static pool data referred to above will correspond to or be an accurate predictor of the performance of this lease securitization transaction.

PREPAYMENT AND YIELD CONSIDERATIONS—WEIGHTED AVERAGE LIFE OF THE SECURITIES

The following information is provided solely to illustrate the effect of prepayments of the units on the unpaid principal amounts of the Series 20[            ]-[            ] Notes and the weighted average life of the Series 20[            ]-[            ] Notes under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the leases.

Prepayments on motor vehicle leases may be measured by a prepayment standard or model. The prepayment model used in this prospectus supplement is expressed in terms of percentages of “ABS,” which means a prepayment model that assumes a constant percentage of the original number of leases in the pool prepay each month. The base prepayment assumption, which we refer to in this prospectus supplement as the “100% Prepayment Assumption,” assumes that the original principal balance of the leases will prepay as follows:

•	In month one, prepayments will occur at [ ]% ABS and increase by [ ]% ABS each month until reaching [ ]% ABS in the [ ] month of the life of the lease.

•	In month [ ], prepayments will increase by [ ]% ABS each month until reaching [ ]% ABS in the [ ] month of the life of the lease.

•	In month [ ] through [ ], prepayments remain at [ ]% ABS.

•	In month [ ], prepayments decrease to [ ]% ABS and remain at that level until the original outstanding principal balance of the contract has been paid in full.

Neither any ABS rate nor the 100% Prepayment Assumption purports to be a historical description of the prepayment experience or a prediction of the anticipated rate of prepayment of the leases. We cannot assure you that the leases will prepay at the levels of the Prepayment Assumption or at any other rate.

The tables below were prepared on the basis of certain assumptions, including that:

•	as of the [statistical][actual] cutoff date, [ ] months have elapsed since the inception of each lease;

•	all monthly payments are timely received and no lease is ever delinquent;

•	each fiscal month of World Omni Financial Corp. is equivalent to a calendar month;

•	no repurchase payment is required to be made by Auto Lease Finance LLC in respect of any lease included in the reference pool;

•	there are no losses in respect of the leases;

•	each lease payment is made on the [ ] of each calendar month;

•	payments on the Series 20[ ]-[ ] Notes are made on the [ th] day of each month, whether or not that day is a business day;

•	[there are no termination payments due to the issuing entity or to the swap counterparty as a result of the termination of the interest rate protection agreement];

•	the servicing fee is [1.00]% per annum and the administration fee is [ ]% per annum;

•	there is no administration fee;
•	all prepayments on the leases are prepayments in full (and the residual values of the related leased vehicles are paid in full);

•	the reserve account is [initially] funded with an amount equal to $[ ];

•	the aggregate Securitization Value as of the actual cutoff date is $[ ], based on the Securitization Rate;

•	the closing date (the “closing date”) is assumed to be [ ]; and

•	interest accrues on the Class A-1 Notes at [ ]%, the Class A-2 Notes at [ ]%, the Class A-3 Notes at [ ]%, [and] the Class A-4 Notes at [ ]% [and the Class B Notes at [ ]%].

No representation is made as to what the actual levels of losses and delinquencies on the leases will be. Because payments on the leases and the leased vehicles will differ from those used in preparing the following tables, distributions of principal of the Series 20[            ]-[            ] Notes may be made earlier or later than as set forth in the tables. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

The following tables set forth the percentages of the unpaid principal amount of each class of the Series 20[ ]-[ ]Notes that would be outstanding after each of the dates shown, based on a rate equal to 0%, 50%, 75%, 100% and 125% of the prepayment assumption. As used in the table, “0% Prepayment Assumption” assumes no prepayments on a lease, “50% Prepayment Assumption” assumes that a lease will prepay at 50% of the prepayment assumption and so forth.

Percentage of Class A-1 Note Balance Outstanding to Optional Call

	Prepayment Assumption
Payment Date	0%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%

Weighted Average Life to Maturity (years) (1)

Weighted Average Life to Optional Call (years) (1)

(1)	The weighted average life of the Class A-1 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

Percentage of Class A-2 Note Balance Outstanding to Optional Call

	Prepayment Assumption
Payment Date	0%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%

Weighted Average Life to Maturity (years) (1)

Weighted Average Life to Optional Call (years) (1)

(1)	The weighted average life of the Class A-2 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

Percentage of Class A-3 Note Balance Outstanding to Optional Call

	Prepayment Assumption
Payment Date	0%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%

Weighted Average Life to Maturity (years) (1)

Weighted Average Life to Optional Call (years) (1)

(1)	The weighted average life of the Class A-3 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

Percentage of Class A-4 Note Balance Outstanding to Optional Call

	Prepayment Assumption
Payment Date	0%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%

Weighted Average Life to Maturity (years) (1)

Weighted Average Life to Optional Call (years) (1)

(1)	The weighted average life of the Class A-4 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

[Percentage of Class B Note Balance Outstanding to Optional Call]

	Prepayment Assumption
Payment Date	0%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%

Weighted Average Life to Maturity (years) (1)

Weighted Average Life to Optional Call (years) (1)

(1)	The weighted average life of the Class B Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

NOTE FACTORS AND OTHER INFORMATION

The note factor with respect to any class of Series 20[            ]-[            ] Notes is a seven digit decimal which the servicer will compute each month indicating the outstanding principal amount of that class of Series 20[            ]-[            ] Notes as a fraction of the original principal amount of that class of Series 20[            ]-[            ] Notes. The note factor will be 1.0000000 as of the closing date; thereafter, the note factor will decline to reflect reductions in the principal amount of the applicable class of Series 20[            ]-[            ] Notes. Therefore, if you are a holder of Class A-1 Notes, your principal amount of the Class A-1 Notes outstanding is the product of (1) the original denomination of your note and (2) the note factor.

Under the indenture, DTC will receive monthly reports concerning the payments received on the leases, the note factors and various other items of information. DTC will supply these reports to noteholders (other than the depositor, if applicable) in accordance with its procedures. The indenture trustee will furnish to the noteholders of record during any calendar year information for tax reporting purposes not later than the latest date permitted by law. We refer you to “Description of the Transaction Documents—Reports to [Class A] Noteholders” in this prospectus supplement.

DESCRIPTION OF THE NOTES

The Series 20[    ]-[    ] Notes will be issued under the terms of an indenture between the issuing entity and the indenture trustee, and the certificates will be issued under the terms of a trust agreement between World Omni Auto Leasing LLC and the owner trustee. We have filed forms of the indenture and the trust agreement as exhibits to the registration statement.

Payments of Interest

Interest on the principal amounts of the classes of the Series 20[    ]-[    ] Notes will accrue at the notes’ respective per annum interest rates and will be payable to the noteholders monthly on each payment date, commencing [    ], 20[    ]. Payments will be made to the noteholders of record as of the business day immediately preceding such payment date or, if definitive notes are issued, as of the last business day of the preceding month. Interest will accrue on the outstanding principal amount of the Series 20[    ]-[    ] Notes as of the previous payment date at the applicable interest rate during the related interest accrual period, which is from and including the previous payment date to, but excluding, the current payment date.

Interest on the [Class [A-1] Notes] and the floating rate notes will be calculated on the basis of the actual number of days in the related interest accrual period (which period will be from and including the previous payment date to but excluding the related payment date, except for the initial interest accrual period, which period will be from and including the closing date to but excluding the initial payment date) and a 360-day year. This means that the interest due on these classes of notes on each payment date will be the product of:

•	the outstanding principal balance of the related class of Series 20[ ]-[ ] Notes;

•	the related interest rate; and

•	the actual number of days since the previous payment date (or, in the case of the initial payment date [ ], assuming a closing date of [ ], 20[ ]) divided by 360.

Interest for a related period on each other class of the Series 20[    ]-[    ] Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months (which periods will be from and including the previous payment date to but excluding the related payment date, except for the initial interest accrual period, which period will be from and including the closing date to but excluding the initial payment date). This means that the interest due on these classes of notes on each payment date will be the product of:

•	the outstanding principal balance of the related class of Series 20[ ]-[ ] Notes;

•	the related interest rate; and

•	30 (or, in the case of the initial payment date, [ ], assuming a closing date of [ ], 20[ ]) divided by 360.

The indenture trustee will generally apply the Available Funds to make interest payments on the notes. We refer you to “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities” in this prospectus supplement.

[Payments of interest on the Class A Notes will be subordinate to Monthly Swap Payment Amounts and equal in priority to Senior Swap Termination Payment Amounts.] Interest payments on each class of the Class A Notes will have the same priority. Interest payments on the Class B Notes will be subordinated to the payment of interest on the Class A Notes. Under the limited circumstances described under “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities” in this prospectus supplement, the Class A Notes will be entitled to receive certain payments of principal before payments of interest are made on the Class B Notes. In addition, in the event that the notes are declared to be due and payable due to the occurrence of an event of default resulting from the failure to make a payment on the Series 20[    ]-[    ] Notes, no interest will be paid on the Class B Notes until all principal of and interest on the Class A Notes has been paid in full. Under some circumstances, the amount available for interest payments could be less than the amount of interest payable on the Series 20[    ]-[    ] Notes on any payment date. In this instance, each holder of Class A Notes will receive its ratable share—based upon the aggregate amount of interest due to the holders of all Class A Notes—of the aggregate amount available to be distributed in respect of interest on the notes until interest on the Class A Notes has been paid in full and certain allocations of principal of the Class A Notes have been made and then each holder of Class B Notes will receive its ratable share of any remaining amount available to be distributed in respect of interest on the notes until interest on the Class B Notes has been paid in full. The failure to pay interest when due on the Class B Notes will not be an event of default under the indenture unless and until the Class A Notes have been paid in full.

[“Monthly Swap Payment Amount” means, with respect to any payment date, the amount, if any, payable by the trust under the interest rate protection agreement other than swap termination payment amounts.]

[“Senior Swap Termination Payment Amount” means, any Swap Termination Payment Amount other than a Subordinate Swap Termination Payment Amount. ]

[“Subordinate Swap Termination Payment Amount” means, any Swap Termination Payment Amount resulting from a termination where the swap counterparty is the defaulting party or the sole affected party (as defined in the interest rate protection agreement) other than terminations arising from a tax event or illegality (as defined in the interest rate protection agreement). ]

[“Swap Termination Payment Amount” means, any amount due to the swap counterparty from the issuing entity in respect of an early termination date of the interest rate protection agreement. ]

[LIBOR]

[The interest rates for the floating rate Series 20[    ]-[    ] Notes and the floating rate payments received by the issuing entity on the related interest rate protection agreement will be based on One-Month LIBOR plus an applicable spread. “One-Month LIBOR” will be, as calculated by the paying agent, the rate per annum of deposits having a one-month maturity that appears on the Reuters Screen LIBOR01 Page (or comparable replacement page) as of 11:00 a.m., London time, on the day that is two LIBOR business days prior to the preceding distribution date or, in the case of the initial distribution date, on the day that is two LIBOR business days prior to the closing date; provided, however, that for the first interest period, LIBOR shall mean an interpolated rate for deposits based on a period that corresponds to the actual number of days in the first interest period. If the rate does not appear on the Reuters Screen LIBOR01] or any other page that may replace that page on that service, then LIBOR shall be the arithmetic mean (rounded upwards to the nearest one-sixteenth of 1%) of the rates at which one-month dollar deposits are offered to prime banks in the London interbank market by four major banks in that market selected by the indenture trustee as of the day and time specified above. If fewer than two quotations are provided by such banks, then LIBOR shall be the arithmetic mean (rounded upwards as above) of the rates at which one-month loans in United States dollars are offered to leading European banks by three major banks in New York City selected by the indenture trustee as of 11:00 a.m. New York City time on the day specified above. If no such quotation can be obtained, the LIBOR will be One-Month LIBOR for the prior payment date. As used herein, “LIBOR business day” is any day on which dealings in deposits in United States dollars are transacted in the London interbank market.]

Payments of Principal

The indenture trustee will remit principal payments to the noteholders on each payment date in an amount generally equal to the excess, if any, of:

•	the aggregate outstanding principal balance of the Series 20[ ]-[ ] Notes as of the day immediately preceding that payment date over

•	the aggregate Securitization Value less the target overcollateralization amount for that payment date.

The indenture trustee generally will remit principal payments on the Series 20[            ]-[            ] Notes from Available Funds, if any, remaining after the payment of the administration fee [, Monthly Swap Payment Amounts, Senior Swap Termination Payment Amounts] and interest on the notes. We refer you to “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities” in this prospectus supplement.

We refer to the calendar month immediately preceding each payment date as a “collection period.” The collection period for the initial payment date shall be from, but excluding, the [statistical][actual] cutoff date to and including [            ], 20[            ]. A “business day” is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York, the State of Florida, the State of Delaware and the states in which the servicing offices of the servicer are located or the state in which the corporate trust office of the indenture trustee is located are required or authorized by law, regulation or executive order to be closed.

Two business days immediately preceding each payment date, the servicer shall determine the amount in the exchange note collection account for the calendar month preceding such payment date. On each payment date, from the amounts allocated to the holders of the Series 20[    ]-[            ] Notes to pay principal described in clauses ([4]), ([6]) and ([8]) in “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities,” the issuing entity will pay principal of the Series 20[    ]-[            ] Notes in the following order of priority:

•	to the Class A-1 Notes until they are paid in full;

•	to the Class A-2 Notes until they are paid in full;

•	to the Class A-3 Notes until they are paid in full; [and]

•	to the Class A-4 Notes until they are paid in full[; and

•	to the Class B Notes until they are paid in full].

If the notes are declared to be due and payable following the occurrence of an event of default, the issuing entity will pay the funds allocated to the holders of the Series 20[            ]-[            ] Notes to pay principal of the Series 20[    ]-[            ] Notes in the following order of priority:

•	to the holders of the Class A-1 Notes until paid in full;

•	to the holders of the remaining Class A Notes pro rata based upon their respective unpaid principal balances until the remaining Class A Notes have been paid in full; and

•	to the holders of the Class B Notes until the Class B Notes are paid in full.

On the final scheduled payment date for a class of notes, the principal amount of that class of notes, to the extent not previously paid, will be due. The final scheduled payment dates for each class of notes are as follows:

•	the principal amount of the Class A-1 Notes, to the extent not previously paid, will be due on the payment date in [ ];

•	the principal amount of the Class A-2 Notes, to the extent not previously paid, will be due on the payment date in [ ];

•	the principal amount of the Class A-3 Notes, to the extent not previously paid, will be due on the payment date in [ ]; [and]

•	the principal amount of the Class A-4 Notes, to the extent not previously paid, will be due on the payment date in [ ][; and

•	the principal amount of the Class B Notes, to the extent not previously paid, will be due on the payment date in [ ]].

The actual date on which the aggregate outstanding principal amount of any class of Series 20[    ]-[            ] Notes is paid in full may be earlier than the final scheduled payment date for that class.

Redemption Upon Optional Purchase

The servicer may, at its option, purchase the exchange note from the issuing entity on any payment date following the last day of any collection period during which the aggregate Securitization Value is [10]% or less of the aggregate initial Securitization Value at the time the exchange note was transferred to the issuing entity. The purchase price for the exchange note will, as calculated by the servicer, be equal to the aggregate of the unpaid principal balance of the exchange note plus accrued and unpaid interest as of such last day [plus all amounts owing to the swap counterparty under the interest rate protection agreement]. Exercise of this right to purchase the exchange note will result in the redemption of the Series 20[    ]-[    ] Notes at a price equal to the aggregate outstanding principal amount of the Series 20[    ]-[    ] Notes plus accrued and unpaid interest to but excluding the date of redemption. Notice of redemption under the indenture must be given by the indenture trustee not later than 10 days prior to the applicable redemption date to each holder of notes. In addition, the issuing entity will notify each rating agency hired by the sponsor to rate the Series 20[    ]-[    ] Notes upon redemption of the Series 20[    ]-[    ] Notes. The final distribution to any noteholder will be made only upon surrender and cancellation of each noteholder’s note at the office or agency of the indenture trustee specified in the notice of termination.

DESCRIPTION OF THE TRANSACTION DOCUMENTS

The following summary describes the material terms of the basic documents and transaction documents, which consist of the exchange note supplement, the exchange note sale agreement, the exchange note transfer agreement, the servicing agreement, the indenture, the trust agreement and the administration agreement. We have filed forms of the transaction documents as exhibits to the registration statement, but the form agreements do not describe the specific terms of the notes. We will file a copy of the final transaction documents related to your note with the SEC following the issuance of the Series 20[    ]-[    ] Notes. This is a summary of the material terms of the transaction documents; it does not contain all the information that may be important to you. You should read the transaction documents in their entirety to understand their contents.

On the closing date, the titling trust will issue the exchange note to the initial beneficiary pursuant to the procedures outlined in “The Exchange Note” in this prospectus supplement and “The Exchange Note” in the accompanying prospectus, and the depositor will purchase from Auto Lease Finance LLC under an exchange note sale agreement, without recourse, except as provided in the related exchange note sale agreement, Auto Lease Finance LLC’s entire interest in the exchange note. At the time of issuance of the Series 20[    ]-[    ] Notes, the depositor will sell and assign to the issuing entity, without recourse, except as provided in the related exchange note transfer agreement, its entire interest in the exchange note. The owner trustee will, concurrently with such sale and assignment, execute on behalf of the issuing entity, and the indenture trustee will authenticate and deliver to the depositor the Series 20[    ]-[    ] Notes and the certificates in exchange for the exchange note. Upon the execution of the trust transaction documents and the issuance of the Series 20[    ]-[    ] Notes as described in this paragraph, the indenture trustee will hold a first priority perfected security interest in the exchange note and all identifiable proceeds thereof. See “The Transaction Documents” in the accompanying prospectus for more detail.

Upon delivery to the depositor of the notes and certificates, the depositor will then sell the underwritten Series 20[ ]-[ ] Notes [(other than any notes retained by the depositor)] to the underwriters. We refer you to “Underwriting” in this prospectus supplement.

World Omni Financial Corp. will serve as the administrator under the administration agreement between the administrator and the issuing entity. As administrator, World Omni Financial Corp. will perform certain of the duties of the owner trustee and the issuing entity that are assigned to it under the administration agreement and will provide additional services as are prescribed under the terms of the other transaction documents. Significant duties of the administrator will be to monitor the performance of the issuing entity and to advise the owner trustee when action is necessary to comply with the respective duties and obligations of the issuing entity and the owner trustee under the transaction documents. Except as otherwise noted in the transaction documents, the administrator will not be obligated to make any payments to noteholders under any of the transaction documents.

In the exchange note sale agreement, Auto Lease Finance LLC will make certain representations and warranties, including that each lease complies with all requirements of law in all material respects. If any such representations and warranties prove to be incorrect with respect to any lease, the result has certain material adverse effects and the breach is not timely corrected or cured, such lease will be transferred out of the reference pool and Auto Lease Finance LLC will be required under the exchange note sale agreement to deposit an amount equal to the repurchase payment in respect of the lease into the exchange note collection account. See “The Leases and Leased Vehicles—Representations and Warranties Relating to the Units” in the accompanying prospectus.

Accounts

The servicer will establish and maintain an exchange note collection account in the name of the collateral agent on behalf of the exchange noteholder. Within two business days of receipt and identification of funds, the servicer will deposit collections into the exchange note collection account. Notwithstanding the foregoing requirement, for so long as the three conditions listed below are satisfied, World Omni Financial Corp. need not deposit collections into the exchange note collection account on the day indicated in the preceding sentence but may use for its own benefit all of those collections until the business day immediately preceding the payment date (whether or not such funds will be distributed to the exchange noteholder, retained in the exchange note collection account or deposited in another account on such payment date), at which time World Omni Financial Corp. will make the deposits in an amount equal to the net amount of the deposits and withdrawals which would have been made had the conditions of this sentence not applied.

The three conditions that must be satisfied are as follows:

•	World Omni Financial Corp. remains the servicer under the servicing agreement;

•	no default by the servicer has occurred and is continuing; and

•

World Omni Financial Corp. receives notice from the rating agencies hired by the sponsor to rate the Series 20[    ]-[    ] Notes that the cessation of daily deposits will not result in a reduction or withdrawal of the then current rating of the Series 20[     ]-[    ] Notes.

The servicer will also establish and maintain a trust collection account, in the name of the indenture trustee on behalf of the noteholders, from which it will make all distributions with respect to the Series 20[    ]-[    ] Notes. Investment earnings on the trust collection account will remain in the trust account.

Advances

On each payment date, the servicer may deposit, but shall not have any obligation to deposit, into the exchange note collection account an advance of any shortfall in the amounts available to make the payments described in clauses (1) through ([6]) under “Distributions on the Securities—Allocations and Distributions on the Securities” in this prospectus supplement (an “advance”). In making advances, the servicer will assist in maintaining a regular flow of scheduled payments on the leases, rather than guaranteeing or insuring against losses. Accordingly, all advances will be reimbursable to the servicer, without interest, from collections on all the exchange note assets prior to any distributions on the exchange note.

Servicing Compensation

The servicing fee payable to the servicer with respect to a collection period will be 1/12 of [1.00]% of the aggregate Securitization Value as of the first day of the related collection period. The servicing fee payable to the servicer on the initial payment date with respect to the initial collection period will be pro-rated, however, to compensate for the length of the initial collection period not being one month.

The servicing fee in respect of a collection period, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be paid to the servicer on the related payment date out of collections before any amounts are made available to make payments to the noteholders. The servicer may elect to defer all or a portion of the servicing fee with respect to a collection period as discussed in “The Transaction Documents—Servicing Compensation” in the accompanying prospectus.

Servicing of Defaulted Leases

The servicing agreement provides that the servicer is to exercise discretion, consistent with its customary servicing procedures and the terms of the servicing agreement, in servicing defaulted leases so as to maximize the issuing entity’s realization of defaulted leases. The servicing agreement provides the servicer with complete discretion to choose to sell, or not to sell, any of the defaulted leases.

Distributions on the Exchange Note

Application of Collections on the Reference Pool

On each payment date, the administrative agent will, with respect to the reference pool, withdraw from the related exchange note collection account an amount equal to the exchange note collected amounts for that payment date and apply those amounts in accordance with the following priorities:

(1) to the servicer, the servicing fee for the related collection period to the extent that amount has not been paid from the collections in respect of that reference pool that have been retained by the servicer pursuant to the applicable servicing supplement;

(2) to the trust collection account, the applicable due and unpaid interest on the exchange note;

(3) to the trust collection account, (i) on any payment date other than a date on which that exchange note is redeemed pursuant to the provisions of the collateral agency agreement (an “exchange note redemption date”), a principal amount on the exchange note equal to the difference between the Adjusted Securitization Value and the outstanding principal balance of the exchange note, in each case as of the end of the prior collection period, or (ii) on an exchange note redemption date, an amount equal to the applicable amount specified in that exchange note supplement to be paid on the exchange note redemption date (the “exchange note redemption price”) (to the extent that amount has not been paid pursuant to another provision of the collateral agency agreement); provided, however, that after the occurrence and continuation of an exchange note default and acceleration of the principal of the exchange note, to the issuing entity as exchange noteholder, to the extent necessary to reduce the outstanding principal balance of the related exchange note to zero and to pay all accrued and unpaid interest on such exchange note;

(4) to the trust collection account, an amount equal to the difference between the Available Funds and the amount required to be paid pursuant to clauses (1) through [(9)] in “—Allocations and Distributions on the Securities” on the related payment date (the “trust collection account shortfall amount”); and

(5) all remaining funds, to be applied at the direction of the initial beneficiary.

Application of Collections on the Liquidation or Sale of the Exchange Note Assets

The application of collections on the liquidation or sale of the exchange note assets is subject to any limitations set forth in the accompanying prospectus in “Origination and Servicing Procedures—Like Kind Exchange Program”.

The proceeds of any liquidation or sale of the exchange note assets after an exchange note default set forth in “Certain Provisions of the Titling Trust Documents and Related Agreements-Exchange Note Default” in the accompanying prospectus will be applied in accordance with the following priorities:

(1) to the collateral agent any amounts due with respect to such exchange note or the related reference pool under the servicing agreement or the exchange note supplement;

(2) to pay to the administrative agent any amounts due with respect to such exchange note or the related reference pool under the servicing agreement or the exchange note supplement; and

(3) to make the payments described in clauses (1) through [(5)] in the section titled “—Application of Collections on the Reference Pool” with respect to such reference pool.

The following chart shows how payments from total collections are made on each payment date.

Distributions on the Securities

Determination of Available Funds

The amount of funds available for distribution on a payment date will generally equal the Available Funds. “Available Funds” for a payment date and the related collection period will be an amount equal to the sum of the amounts deposited into the trust collection account pursuant to the section titled “—Distributions on the Exchange Note—Application of Collections on the Reference Pool” above, any amounts paid by the initial beneficiary under the exchange note sale agreement for breaches of representations or warranties; any amounts paid by the servicer in connection with post maturity term extensions and the amount, if any, paid by the swap counterparty under the interest rate protection agreement.

Allocations and Distributions on the Securities

On or prior to the close of business on the day that is two business days immediately preceding each payment date, [subject to the subordination provisions with respect to the Class B Notes described in this prospectus supplement,] the servicer will instruct the indenture trustee to make the following allocations and distributions, to the extent of the Available Funds, in the following order of priority, in each case, to the extent of any such funds remaining after application of such funds pursuant to prior clauses:

(1) to the administrator, the administration fee;

(2) [to the swap counterparty, the Monthly Swap Payment Amount;]

(3) [pro rata (a)] to the holders of the Class A Notes for distribution in respect of interest on the Class A Notes as described under “—Payments to Noteholders,” the Class A Noteholders’ Interest Distributable Amount [and (b) to the swap counterparty, any Senior Swap Termination Payment Amounts];

(4) to the holders of the notes for distribution in respect of principal of the Series 20[    ]-[    ] Notes as described under “—Payments to Noteholders,” the Noteholders’ First Priority Principal Distributable Amount;

(5) to the holders of the Class B Notes for distribution in respect of interest on the Class B Notes as described under “—Payments to Noteholders,” the Class B Noteholders’ Interest Distributable Amount;

(6) to the holders of the notes for distribution in respect of principal of the Series 20[    ]-[    ] Notes as described under “—Payments to Noteholders,” the Noteholders’ Second Priority Principal Distributable Amount;

(7) to the reserve account, the excess, if any, of the required reserve account balance over the amount then on deposit in the reserve account;

(8) to the holders of the notes for distribution in respect of principal of the Series 20[    ]-[    ] Notes as described under “—Payments to Noteholders,” an amount equal to the Noteholders’ Regular Principal Distributable Amount;

(9) [to the swap counterparty, any Subordinate Swap Termination Payment Amounts and any other amounts owed by the issuing entity to the swap counterparty pursuant to the interest rate swaps]; and

(10) to the certificateholders, any remaining amounts.

In the event that the Available Funds for a payment date are not sufficient to make the full amount of the payments and deposits required pursuant to clauses (1) through ([6]) above on that payment date, the indenture trustee shall withdraw from the reserve account on that payment date an amount equal to that shortfall, to the extent of funds available therein, and pay or deposit that amount according to the priorities specified in clauses (1) through ([6]) above.

In the event that Series 20[    ]-[    ] Notes are declared to be due and payable following the occurrence of an event of default under the indenture unless such event of default has been waived or rescinded, Available Funds will be distributed in the following order of priority:

(1) to the indenture trustee, all amounts unpaid and owed to the indenture trustee under the indenture;

(2) to the administrator, the administration fee;

(3) [to the swap counterparty, the Monthly Swap Payment Amount];

(4) pro rata [(a)] to the holders of the Class A Notes, the aggregate accrued and unpaid interest on each class of the Class A Notes and [(b) to the swap counterparty, any Senior Swap Termination Payment Amounts;]

(5) if the notes have been declared to be due and payable as a result of occurrence of an event of default under the indenture as a result of default in payment of any interest on or principal of any note in accordance with the indenture, to the holders of the Class A-1 Notes, the aggregate outstanding amount of such class, and then to the holders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, pro rata, the aggregate outstanding amount of each such class of the notes;

(6) to the holders of the Class B Notes, the accrued and unpaid interest on the Class B Notes;

(7) if the notes have been declared to be due and payable as a result of occurrence of an event of default under the indenture other than as a result of default in payment of any interest on or principal of any note in accordance with the indenture, to the holders of the Class A-1 Notes, the aggregate outstanding amount of such class, and then to the holders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, pro rata, the aggregate outstanding principal amount of each such class of notes;

(8) to the holders of the Class B Notes, the aggregate outstanding amount of such class of notes;

(9) [to the swap counterparty, any Subordinate Swap Termination Payment Amounts;] and

(10) to the certificateholders, any remaining amounts.

If the outstanding principal amount of any class of Series 20[    ]-[    ] Notes remains greater than zero after application of clauses (1) through ([7]) above, the indenture trustee will apply funds from the reserve account as a result of a payment default in the same order of priority as described above to repay the outstanding principal amount of each class of Series 20[    ]-[    ] Notes in full.

Upon the distribution of any amounts to the certificateholders, the noteholders will not have any rights in, or claims to, these amounts.

The following chart shows how payments from total Available Funds are made on each payment date.

Payments to Noteholders

On each payment date:

•

all amounts allocated to the holders of the Class A Notes in respect of interest on the Class A Notes will be paid to the holders of the Class A Notes pro rata based upon the aggregate amount of interest due to the holders of such Class A Notes;

•	all amounts allocated to the holders of the Class B Notes in respect of interest, if any, on the Class B Notes will be paid to the holders of the Class B Notes; and

•	all amounts allocated to the holders of the notes in respect of principal of the notes will be paid to the holders of the Series 20[ ]-[ ] Notes in the following order of priority:

•	to the Class A-1 Notes until they are paid in full;

•	to the Class A-2 Notes until they are paid in full;

•	to the Class A-3 Notes until they are paid in full; [and]

•	to the Class A-4 Notes until they are paid in full[; and

•	to the Class B Notes until they are paid in full].

In addition, on and after the final scheduled payment date for any class of Series 20[    ]-[    ] Notes, if any principal amount remains outstanding, the indenture trustee shall apply funds from the reserve account to repay such class of Series 20[    ]-[    ] Notes in full.

The indenture trustee will remit payments to holders of record of the notes as of the close of business on the record date applicable to the payment date. The record date for a particular payment date generally will be the business day immediately preceding that payment date.

If the notes are declared to be due and payable following the occurrence of an event of default, the issuing entity will pay the funds allocated to the holders of the notes to pay principal of the notes in the following order of priority:

•	to the holders of the Class A-1 Notes until paid in full; [and]

•	to the holders of the other Class A Notes pro rata based upon their respective unpaid principal balances until the other Class A Notes have been paid in full[; and

•	to the holders of the Class B Notes until the Class B Notes are paid in full].

Reserve Account

The reserve account will provide protection to the noteholders. On the closing date, the issuing entity will cause to be deposited into the reserve account cash or eligible investments in an amount equal to [    ]% of the initial aggregate Securitization Value as of the [statistical][actual] cutoff date. In addition, the application of funds in clause [(6)] under “—Distributions on the Securities—Allocations and Distributions on the Securities” above is designed to maintain the amount on deposit in the reserve account, if necessary, up to the required reserve account balance. The administrative agent will deposit investment earnings on funds in the reserve account, net of losses and investment expenses, into the trust collection account.

The indenture trustee will hold amounts allocated from time to time to the reserve account for the benefit of noteholders. The servicer will instruct the indenture trustee to withdraw funds from the reserve account and apply those funds to make the payments in clauses (1) through ([6]) of the first paragraph under “—Distributions on the Securities—Allocations and Distributions on the Securities” above that are not covered by collections[, and net amounts, if any, received by the issuing entity under the interest rate protection agreement.] In addition, on the final scheduled payment date for any class of Series 20[    ]-[    ] Notes, if any principal amount remains outstanding, or, if the notes are accelerated as a result of a payment default, the indenture trustee will apply funds from the reserve account to repay such class or classes of Series 20[    ]-[    ] Notes in full.

On each payment date, the indenture trustee will deposit into the reserve account up to the required reserve account balance, Available Funds remaining after payment of the items specified in clauses (1) through [(6)] under “—Distributions on the Securities—Allocations and Distributions on the Securities” above.

After the payment in full, or the provision for such payment, of all accrued and unpaid interest on the Series 20[    ]-[    ] Notes, the administrative agent will distribute any remaining funds in the reserve account to the certificateholder.

The reserve account is intended to enhance the likelihood of receipt by the Series 20[    ]-[    ] noteholders of the full amount of principal and interest due to each of them and to decrease the likelihood that the noteholders will experience losses. However, in some circumstances, the reserve account could be depleted. If the amount required to be withdrawn from the reserve account to cover shortfalls exceeds the amount then allocated to the reserve account, noteholders could incur losses or a temporary shortfall in the amounts distributed to the noteholders could result, which could, in turn, increase the average lives of or decrease the yield on the Series 20[    ]-[    ] Notes.

Overcollateralization

Overcollateralization represents the amount by which the aggregate Securitization Value exceeds the aggregate principal balance of the Series 20[    ]-[    ] Notes. The overcollateralization exists at both the exchange note and Series 20[    ]-[    ] Note levels. Initial overcollateralization on the closing date is expected to represent approximately [ ]% of the aggregate initial Securitization Value, comprised of overcollateralization on the exchange note and overcollateralization on the Series 20[    ]-[    ] Notes. Overcollateralization on the exchange note as of the closing date is expected to be approximately 10.00% of the aggregate initial Securitization Value. The overcollateralization amount on the exchange note as of the closing date is expected to represent the difference between the aggregate Securitization Value and the principal balance of the exchange note. Initial overcollateralization on the Series 20[    ]-[    ] Notes as of the closing date is expected to be approximately [    ]% of the aggregate initial Securitization Value. The overcollateralization amount on the Series 20[    ]-[    ] Notes as of the closing date is expected to represent the difference between the outstanding principal balance of the exchange note and the outstanding principal balance of the Series 20[    ]-[    ] Notes. In addition, the application of funds according to clause [(7)] under “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities” is designed to increase the amount of overcollateralization on the Series 20[    ]-[    ] Notes as of any payment date up to a target amount of [    ]% of the aggregate Securitization Value as of the [statistical][actual] cutoff date. Total target overcollateralization on the exchange note and on the Series 20[    ]-[    ] Notes will equal [    ]% of the aggregate Securitization Value as of the [statistical][actual] cutoff date.

Indenture

Events of Default

The following events will be events of default under the Indenture:

•

a default for five business days or more in the payment of interest on any Series 20[    ]-[    ] Note when the same becomes due and payable[; provided, however, that until the outstanding amount of the Class A Notes is reduced to zero, a default in the payment of any interest on any Class B Note shall not by itself constitute an event of default];

•

a default in the payment of principal of a Series 20[    ]-[    ] Note when the same becomes due and payable, to the extent funds are available therefor, or on the related final scheduled payment date or the redemption date;

•

a default in the observance or performance of any covenant or agreement of the issuing entity in the indenture, or any representation or warranty of the issuing entity made in the indenture or any related certificate or writing delivered pursuant to the indenture proves to have been incorrect in any material respect at the time made, which default or inaccuracy materially and adversely affects the interests of the noteholders, and the continuation of that default or inaccuracy for a period of [60] days after written notice thereof is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of not less than a majority of the outstanding principal amount of the controlling securities (excluding any Series 20[    ]-[    ] Notes owned by the issuing entity, the depositor, the servicer, the administrator or any of their respective affiliates); and

•

the occurrence of certain events (which, if involuntary, remain unstayed for more than [90] days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity; provided, however, that a delay in or failure of performance referred to in the first three bullet points above for a period of less than 120 days will not constitute an event of default if that delay or failure was caused by force majeure or other similar occurrence.

The indenture requires the issuing entity to give written notice of any event of default, its status and what action the issuing entity is taking or proposes to take to the [swap counterparty,] indenture trustee and each rating agency hired by the sponsor to rate the 20[     ]-[     ] Notes. Noteholders holding at least a majority of the aggregate outstanding principal amount of the controlling securities may in certain cases waive any past default or event of default, except a default in the payment of principal or interest or a default in respect of a covenant or provision which the indenture expressly states cannot be modified or amended without unanimous wavier or consent of all of the noteholders.

Rights Upon Event of Default

Upon the occurrence and continuation of any event of default, the indenture trustee or the holders of at least a majority of the outstanding principal amount of the Series 20[    ]-[    ] Notes of the controlling securities may declare the principal of the Series 20[    ]-[    ] Notes, together with accrued and unpaid interest thereon through the date of acceleration, to be immediately due and payable by a notice in writing to the issuing entity (and to the indenture trustee if given to the noteholders). This declaration may be rescinded by the holders of at least a majority of the aggregate outstanding principal amount of the controlling securities before a judgment or decree for payment of the amount due has been obtained by the indenture trustee if:

•

the issuing entity has deposited with the indenture trustee an amount sufficient to pay (1) all interest on and principal of the notes as if the event of default giving rise to that declaration had not occurred, [and] (2) all reasonable amounts previously advanced by the indenture trustee and its reasonable costs and expenses [and (3) any amounts then due and payable by the issuing entity to the swap counterparty under the interest rate protection agreement]; and

•	all events of default—other than the nonpayment of principal of the Series 20[ ]-[ ] Notes that has become due solely due to that acceleration—have been cured or waived.

At any time prior to the declaration of the maturity of the Series 20[    ]-[    ] Notes, noteholders holding not less than a majority of the aggregate outstanding principal amount of the controlling securities, may waive any event of default and its consequences by giving written notice to the issuing entity and the indenture trustee other than the following defaults:

•	the failure of the issuing entity to pay principal of or interest on the Series 20[ ]-[ ] Notes; and

•	any default related to any covenant or provision of the indenture that cannot be modified or amended without the consent of 100% of the noteholders.

If the Series 20[    ]-[    ] Notes have been declared due and payable following an event of default, the indenture trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the issuing entity property, or elect to maintain the issuing entity property and continue to apply proceeds from the issuing entity property as if there had been no declaration of acceleration. The indenture trustee may not, however, sell the issuing entity property following an event of default unless:

•	the depositor elects to exercise the optional purchase and purchases the exchange note;

•	100% of the noteholders [and the swap counterparty] consent thereto;

•

the proceeds of that sale are sufficient to pay in full the principal of and the accrued interest on all outstanding Series 20[    ]-[    ] Notes [and all amounts due by the issuing entity to the swap counterparty;] or

•

there has been an event of default described in one of the first two bullet points under the caption “—Indenture—Events of Default” and the indenture trustee determines that the issuing entity property would not be sufficient on an ongoing basis to make all payments of principal of and interest on the Series 20[    ]-[    ] Notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of [the swap counterparty and] holders of 66 2/3% of the outstanding principal amount of the notes, voting together as a single class.

The indenture trustee may, but is not required to, obtain (at the expense of the issuing entity) and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the issuing entity property to pay interest on and principal of the notes on an ongoing basis. Prior to selling the issuing entity property, the indenture trustee will have first obtained an opinion of counsel from counsel to the administrator (at the expense of the issuing entity) to the effect that sale will not cause the titling trust or an interest or portion thereof or the issuing entity to be classified as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes.

Reports to [Class A] Noteholders

On or prior to the close of business on the day that is two business days immediately preceding each payment date, the indenture trustee will receive and forward to DTC a statement prepared by the servicer as described in “Description of the Securities—Reports to Securityholders” in the prospectus. DTC will supply these reports to Series 20[            ]-[            ] noteholders (other than the depositor, if applicable) in accordance with its procedures.

In addition to the information specified in “Description of the Securities—Reports to Securityholders” in the prospectus, the statement will set forth the following:

•	the Noteholders’ First Priority Principal Distributable Amount, if any, for the related payment date;

•	the Noteholders’ Second Priority Principal Distributable Amount, if any, for the related payment date;

•	the Noteholders’ Regular Principal Distributable Amount for the related payment date;

•	the interest rate for each of the Series 20[ ]-[ ] Notes for the related payment period;

•	the balance of the reserve account after giving effect to deposits and withdrawals to be made on that payment date;

•	the overcollateralization amounts for the related payment date on the exchange note and the Series 20[ ]-[ ] Notes;

•	the administration fee for the related payment date;

•	the aggregate residual value gains/losses with respect to the reference pool for the collection period;

•	the aggregate Securitization Value and aggregate Base Residual Value of remaining units within the reference pool;

•	the number and Securitization Value of lease asset turn-ins with respect to the reference pool;

•	the number of units within the reference pool at the beginning and end of the collection period;

•	delinquency, repossession and loss information on the units within the reference pool for the related payment period;

•	the amount of any servicer advances made during the related payment period;

•	[the Monthly Swap Payment Amount, the Senior Swap Termination Payment Amount, if any, and the Subordinate Swap Termination Payment Amount, if any;]

•	the Available Funds for that payment date;

•	the Class A Noteholders’ Interest Distributable Amount;

•	the Class B Noteholders’ Interest Distributable Amount;

•	the initial exchange note balance and the exchange note balance as of the beginning and end of the collection period;

•	the principal amount due and payable on the exchange note for such payment date; and

•	the interest due and payable on the exchange note on that payment date.

Description of the Certificates

The certificates will represent fractional undivided interests in the issuing entity and will be issued pursuant to the trust agreement. The certificates are not being offered hereby and all of the certificates, representing 100% of the equity in the issuing entity, will initially be held by the depositor, who may thereafter sell the certificates. The certificates will not bear interest.

Trustee Indemnification and Trustee Resignation and Removal

Owner Trustee

The owner trustee will be indemnified by the depositor, through the administrator, for any costs, expenses and disbursements that are imposed on the owner trustee relating to the trust documents, the owner trust estate and its administration or the action or inaction of the owner trustee. However, the owner trustee will not be indemnified for costs arising from its own willful misconduct or negligence, its failure to perform certain express obligations in the trust documents, any inaccuracy in its express representations and warranties and its federal and state taxes.

The owner trustee may resign at any time by giving notice to the administrator and the administrator may remove the owner trustee at any time if the owner trustee is not able to legally act under the trust documents, has failed to resign after request of the administrator or if the owner trustee is adjudged bankrupt or insolvent or is otherwise not in control of its property or affairs.

Upon the resignation or removal of the owner trustee, the administrator will appoint a successor owner trustee and will provide notice of the resignation or removal of the owner trustee and the acceptance of appointment by the successor owner trustee to the certificateholders, the noteholders, the indenture trustee[, the swap counterparty] and the rating agencies hired by the sponsor to rate the Series 20[    ]-[    ] Notes. Any successor owner trustee must at all times: (1) be an entity that satisfies the provisions of Section 3807(a) of the Statutory Trust Act and be authorized to exercise corporate trust powers, (2) have a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authorities and (3) have (or have a parent which has) a long-term rating of at least “A” (or the equivalent) by each rating agency hired by the sponsor to rate the Series 20[     ]-[    ] Notes. Any costs associated with the removal of the owner trustee will be paid by the administrator.

Indenture Trustee

The issuing entity shall cause the administrator to agree to (i) pay to the indenture trustee from time to time such compensation as the issuing entity, the administrator and the indenture trustee shall from time to time agree in writing for services rendered by the indenture trustee, (ii) reimburse the indenture trustee for all reasonable expenses, advances and disbursements reasonably incurred by it in connection with the performance of its duties as indenture trustee and (iii) indemnify the indenture trustee for, and hold it harmless against, any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the administration of the issuing entity or the performance of its duties as indenture trustee. In the event the Series 20[    ]-[    ] Notes are declared to be due and payable following the occurrence of an event of default under the indenture, Available Funds will be used to pay any amounts owed to the indenture trustee under the indenture as described in “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities”.

The indenture trustee shall not be indemnified by the administrator, the issuing entity, the depositor or the servicer against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith, except that the indenture trustee shall not be liable (i) for any error of judgment made by it in good faith unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts, (ii) with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the noteholders in accordance with the terms of the Indenture and (iii) for interest on any money received by it except as the indenture trustee and the issuing entity may agree in writing.

The indenture trustee may resign at any time by giving notice to the issuing entity [and the swap counterparty]. The noteholders holding at least a majority of the principal balance of notes may remove the indenture trustee without cause by so notifying the indenture trustee and the depositor, and following that removal may appoint a successor indenture trustee. The indenture trustee may be removed by the issuing entity at any time if the indenture trustee fails to comply with certain requirements set forth in the indenture, is adjudged bankrupt or insolvent, commences a voluntary case under any bankruptcy laws or is otherwise incapable of legally acting under the trust documents.

Upon the resignation or required removal of the indenture trustee, or the failure of the noteholders to appoint a successor indenture trustee following the removal without cause of the indenture trustee, the issuing entity shall be required promptly to appoint a successor indenture trustee. Any successor indenture trustee must satisfy certain eligibility criteria, including having at all times a combined capital and surplus of at least $50,000,000, having time deposits rated at least [            ] by [            ]and [            ] by [            ] and satisfying the requirements of Section 310(a) of the Trust Indenture Act. Additionally, prior to the appointment of any successor indenture trustee, the rating agency condition must be satisfied with respect to such successor indenture trustee.

Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee pursuant to any of the provisions of the indenture shall not become effective until acceptance of appointment by the successor indenture trustee pursuant to the indenture and payment of all fees and expenses owed to the outgoing indenture trustee. Notwithstanding the replacement of the indenture trustee pursuant to the indenture, the retiring indenture trustee shall be entitled to payment or reimbursement of such amounts as such Person is entitled pursuant to the indenture.

[Interest Rate Protection Agreement]

[On the closing date, the issuing entity will enter into an “interest rate protection agreement” consisting of the ISDA Master Agreement, the schedule thereto, the credit support annex thereto, if applicable, and the confirmation with the swap counterparty with respect to the floating rate notes to hedge its floating rate interest obligations with respect to the floating rate notes. All terms of the interest rate protection agreement will be acceptable to each rating agency listed under “Summary of Terms—Ratings of the Class A Notes” above.]

[Under the interest rate protection agreement, the issuing entity will receive payments at a rate determined by reference to One-Month LIBOR, which is the basis for determining the amount of interest due on the floating rate notes. Under the interest rate protection agreement, on each payment date, (1) the issuing entity will be obligated to pay the swap counterparty the applicable fixed interest rate set forth below on the basis of a 360-day year of twelve 30-day months on a notional amount equal to the outstanding principal balance of the floating rate notes as of the preceding payment date or, in the case of the initial payment date, the original principal amount of the floating rate notes on the closing date, and (2) the swap counterparty will be obligated to pay to the issuing entity a floating interest rate of One-Month LIBOR for the related payment date plus the applicable spread set forth below on a notional amount equal to the outstanding principal balance of the floating rate notes as of the preceding payment date.]

[The fixed rate to be used in calculating the issuing entity’s payments under the interest rate swap agreement related to the floating rate notes will be equal to [            ]% per annum. The spread to be used in calculating the swap counterparty’s payments under the interest rate swap protection agreement related to the floating rate notes will be equal to [            ]%.]

[On each payment date, the amount the issuing entity will be obligated to pay will be netted against the amount payable by the swap counterparty under the interest rate protection agreement. Only the net amount will be payable by the issuing entity or the swap counterparty, as applicable.]

[The interest rate protection agreement provides for specified events of default and termination events. Events of default applicable to the issuing entity include, among others, the failure to make payments due under the interest rate protection agreement, the occurrence of certain bankruptcy-related events and a merger by the issuing entity without an assumption of its obligations under the interest rate protection agreement. In addition, termination events, including illegality, specified tax events, the acceleration of the notes after the occurrence of an event of default and an amendment to the transaction documents that is adverse to the swap counterparty is made without the swap counterparty’s consent, will apply to the issuing entity.]

[In the event that the swap counterparty’s long-term or short-term ratings cease to be at the levels required by S&P and Moody’s, the swap counterparty will be obligated to obtain a guaranty from or assign its rights and obligations under the interest rate protection agreement to another party reasonably acceptable to the issuing entity or post collateral to maintain the ratings of the notes. If the swap counterparty has not taken one of the actions specified above within the specified time, the issuing entity may terminate the interest rate protection agreement.]

[Upon the occurrence of any event of default or termination event specified in the interest rate protection agreement, the non-defaulting or non-affected party may elect to terminate the interest rate protection agreement. If the interest rate protection agreement is terminated due to an event of default or a termination event, a Senior Swap Termination Amount under the interest rate swap agreement may be due to the swap counterparty by the issuing entity out of Available Funds. Any Senior Swap Termination Amount will be paid pari passu with interest on the Class A Notes. The Senior Swap Termination Amount may be based on the actual cost or market quotations of the cost of entering into a similar swap transaction or such other methods as may be required under the interest rate protection agreement, in each case in accordance with the procedures set forth in the interest rate protection agreement. Any Senior Swap Termination Amount could if market rates or other conditions have changed materially, be substantial. If a replacement interest rate protection agreement is entered into, any payments made by the replacement swap counterparty in consideration for replacing the swap counterparty, will be applied to any Senior Swap Termination Amount owed to the swap counterparty, under the interest rate protection agreement to the extent not previously paid.]

[The swap counterparty will have the right to consent to amendments under certain transaction documents, other than amendments that do not materially and adversely affect the interests of the swap counterparty.]

[The Swap Counterparty]

[[            ] is a [            ] that has, as of the date of this prospectus supplement, long-term debt ratings from [            ], [            ] and [            ] of “[            ]”, “[            ]” and “[            ]”, respectively, and short-term debt ratings from [            ], [            ] and [            ] of “[            ]”, “[            ]” and “[            ]”, respectively. The ratings reflect the respective rating agency’s current assessment of the creditworthiness of [            ] and may be subject to revision or withdrawal at any time by the rating agencies. [            ] will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of the most recent audited annual financial statements of [            ], the parent company of the swap counterparty. Requests for such information should be directed to [            ], (xxx) xxx-xxxx or in writing at [            ].]

[[            ] has not participated in the preparation of this prospectus supplement and has not reviewed and is not responsible for any information contained in this prospectus supplement, other than the information contained in the immediately preceding paragraph. ]

[Insert any additional information on the swap counterparty in accordance with 1103(a)(3)(ix), Item 1114 and Item 1115 of Regulation AB, as applicable]

[Interest Rate Protection Agreement Significance Percentage]

[Based on a reasonable good faith estimate of maximum probable exposure calculated in accordance with World Omni Financial Corp.’s general risk management procedures, the significance percentage of the interest rate protection agreement is less than 10%.]

AFFILIATIONS AND RELATIONSHIPS AMONG TRANSACTION PARTIES

[The owner trustee is not an affiliate of any of the depositor, Auto Lease Finance LLC, the collateral agent, the servicer, the titling trust, the issuing entity or the indenture trustee. However, the owner trustee and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the depositor, Auto Lease Finance LLC, the servicer, the titling trust, the indenture trustee, or affiliates of any of them, that are distinct from its role as owner trustee, including transactions both related and unrelated to the securitization of retail leases.]

[The indenture trustee is not an affiliate of any of the depositor, Auto Lease Finance LLC, the servicer, the titling trust, the issuing entity or the owner trustee. However, the indenture trustee and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the depositor, Auto Lease Finance LLC, the sponsor, the titling trust, the owner trustee, or affiliates of any of them, that are distinct from its role as indenture trustee, including transactions both related and unrelated to the securitization of retail leases.]

[[            ], an underwriter for the Class [A] Notes, and [            ], the swap counterparty, are affiliates and engage in transactions with each other involving securitizations.]

The sponsor and the depositor are affiliates and also engage in other transactions with each other involving securitizations and sales of leases, retail installment sale contracts and loans.

FEES AND EXPENSES

The fees and expenses paid or payable from Collections or Available Funds are set forth in the table below. Those fees and expenses are paid on each payment date as described above under “Summary of Terms—The Notes—Priority of Payments.”

Type of Fee	Amount of Fee	Party Receiving Fee	Priority in Distribution

Servicing Fee (1)	Product of (a) one-twelfth and (b) [1.00]% and (c) the aggregate Securitization Value of all units as of the beginning of that collection period (2)	servicer	Payable prior to payment of interest and principal on the exchange note

Administration Fee	Product of (a) one-twelfth and (b) [0.05]% and (c) the aggregate Securitization Value of all units as of the beginning of that collection period (3)	administrator	Payable prior to payment of [net amounts due to the swap counterparty and] interest and principal on the Series 20[ ]-[ ] Notes

[Monthly Swap Payment Amount]	[Net amount due on each payment date from the issuing entity to the swap counterparty under the interest rate protection agreement for the related collection period]	[swap counterparty]	[Payable prior to payment of interest and principal on the Series 20[ ]-[ ] Notes]

[Swap termination payments]	[Market value of the interest rate protection agreement based on market quotations of the cost of entering into an interest rate protection agreement with the same terms and conditions that would have the effect of preserving the full payment obligations of the parties in accordance with the procedures set forth in the interest rate protection agreement]	[swap counterparty]	[Payable pari passu with payment of interest on the Series 20[ ]-[ ] Notes]]

(1)	The fees and expenses of the indenture trustee, the owner trustee and the collateral agent will not be paid out on each payment date. Instead, such fees and expenses will be paid by World Omni Financial Corp. as the servicer, from the servicing fee, pursuant to the servicing agreement.

(2)	The servicing fee payable to the servicer on the initial payment date with respect to the initial collection period will be pro-rated, however, to compensate for the length of the initial collection period not being one month.

(3)	The administration fee payable to the administrator on the initial payment date with respect to the initial collection period will be pro-rated, however, to compensate for the length of the initial collection period not being one month.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a summary of certain material United States federal income tax considerations relevant to the beneficial owner of a Series 20[    ]-[    ] Note [(other than any notes retained by the depositor)] that holds the Series 20[    ]-[    ] Note as a capital asset and, unless otherwise indicated below, is a U.S. Person (as defined in the accompanying prospectus). This summary does not address special tax rules which may apply to certain types of investors, and investors that hold notes as part of an integrated investment. This summary supplements the discussion contained in the accompanying prospectus under the heading “Material Federal Income Tax Consequences”. The authorities on which we based this discussion are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended, as well as regulations promulgated by the U.S. Department of Treasury. The discussion under the heading “Material Federal Income Tax Consequences” may not address all tax consideration that may be significant to you. You are encourage to consult your own tax advisors in determining the federal, state, local and any other tax consequences of the purchase, ownership and disposition of the Series 20[    ]-[    ] Note. [The discussion under the heading “Material Federal Income Tax Consequences” does not apply to any notes retained by the depositor if any.]

Characterization of the Series 20[ ]-[ ] Notes

There are no regulations, published rulings or judicial decisions addressing the characterization for federal income tax purposes of securities with terms that are substantially the same as those of the Series 20[    ]-[    ] Notes. A basic premise of United States federal income tax law is that the economic substance of a transaction generally will determine the federal income tax consequences of such transaction. The determination of whether the economic substance of a loan secured by an interest in property is instead a sale of a beneficial ownership interest in such property has been made by the Internal Revenue Service and the courts on the basis of numerous factors designed to determine whether the issuing entity has relinquished (and the investor has obtained) substantial incidents of ownership in such property. Among those factors, the primary factors examined are whether the investor has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based on an assessment of these factors, in the opinion of Kirkland & Ellis LLP, special tax counsel to the depositor, the Series 20[    ]-[    ] Notes [(other than any notes retained by the depositor)] will be treated as indebtedness for federal income tax purposes and not as an ownership interest in the exchange note or an equity interest in the issuing entity. The remainder of this discussion assumes that the Series 20[    ]-[    ] Notes [(other than any notes retained by the depositor)] are debt for federal income tax purposes. For a discussion of the treatment if the Series 20[    ]-[    ] Notes [(other than any notes retained by the depositor)] were not considered debt for federal income tax purposes, see “Material Federal Income Tax Consequences—Tax Consequences to Holders of the Securities—Possible Alternative Treatment of the Notes” in the accompanying prospectus.

Classification of the Issuing Entity

In the opinion of Kirkland & Ellis LLP, special tax counsel to the depositor, the issuing entity will not be treated as an association taxable as a corporation or a publicly traded partnership taxable as a corporation for federal income tax purposes, but rather will be disregarded as a separate entity when there is a single beneficial owner of the issuing entity or will be treated as a domestic partnership when there are two or more beneficial owners of the issuing entity.

Discount and Premium

The prepayment assumption that will be used in determining the rate of accrual of original issue discount and of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the leases will prepay at a 1.25% absolute prepayment model rate, and there will be no extensions of maturity for any leases. No representation is made that the leases will prepay at that rate or at any other rate.

Certain classes of the Series 20[    ]-[    ] Notes may be treated for federal income tax purposes as having been issued with original issue discount. The IRS has issued regulations under Sections 1271 through 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. The original issue discount regulations and Section 1272(a)(6) of the Internal Revenue Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Series 20[    ]-[    ] Notes. Prospective purchasers of the Series 20[    ]-[    ] Notes are advised to consult with their tax advisors concerning the tax treatment of such Series 20[    ]-[    ] Notes.

Certain classes of the Series 20[    ]-[    ] Notes may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of notes will be treated as holding notes with amortizable bond premium will depend on such noteholder’s purchase price and the payments remaining to be made on such note at the time of its acquisition by such noteholder. You are encourage to consult your own tax advisors regarding the possibility of making an election to amortize such premium on such classes of Series 20[    ]-[     ] Notes.

Gain or Loss on Disposition

If you sell a Series 20[    ]-[    ] Note, you must recognize gain or loss equal to the difference between the amount realized from the sale and your adjusted basis in such Series 20[    ]-[    ] Notes. The adjusted basis generally will equal your cost of such note, increased by any original issue discount included in your ordinary gross income with respect to the Series 20[    ]-[    ] Notes or accrued market discount previously reported as income, and reduced (but not below zero) by any payments on the note previously received or accrued by you (other than qualified stated interest payments) and any amortizable premium. When you sell a Series 20[    ]-[    ] Note or receive a principal payment with respect to such a note, your gain will be treated as ordinary income to the extent of any accrued interest and accrued market discount not previously reported as income. Upon a partial principal payment, your gain is equal to the difference between the amount of the payment and the portion of your adjusted basis in the note (as described above) allocable to such payment (generally on a pro rata basis). All loss upon a sale and any gain in excess of accrued market discount will generally be a long-term capital gain or loss if you held the Series 20[    ]-[     ] Note for more than one year.

Backup Withholding and Information Reporting

Payments of interest and principal, as well as payments of proceeds from the sale of Series 20[    ]-[    ] Notes, may be subject to the “backup withholding tax” under Section 3406 of the Internal Revenue Code (currently a rate of 28.00%) if you fail to furnish to the issuing entity certain information, including your taxpayer identification number, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a payment should be allowed as a credit against your federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

We will report to noteholders and to the IRS for each calendar year the amount of any “reportable payments” during such year and the amount of tax withheld, if any, with respect to payments on the notes.

STATE AND LOCAL TAX CONSEQUENCES

A rule under the Florida Income Tax Code (the “Loan Rule”) provides that a “financial organization” earning or receiving interest from loans secured by tangible property located in Florida will be deemed to be conducting business or earning or receiving income in Florida, and will be subject to Florida corporate income tax regardless of where the interest was received. A financial organization is defined to include any bank, trust company, savings bank, industrial bank, land bank, safe deposit company, private banker, savings and loan association, credit union, cooperative bank, small loan company, sales finance company or investment company. If the Loan Rule were to apply to the notes, then a financial organization investing in the notes would be subject to Florida corporate income tax on a portion of its income at a maximum rate of 5.50%, and would be required to file an income tax return in Florida, even if it has no other Florida contacts. Bilzin Sumberg Baena Price & Axelrod LLP, special Florida counsel to the depositor, is of the opinion (although not free from doubt and subject to the assumptions and circumstances contained in its full written opinion) that if the matter were properly presented to a court with jurisdiction, and if relevant law were interpreted consistent with existing authority, the court should hold that the Loan Rule would not apply to an investment in the notes or the receipt of interest on the notes by a financial organization with no other Florida contacts. We encourage you to consult your own tax advisor as to the applicability of the Loan Rule to an investment in the notes and your ability to offset any such Florida tax against any other state tax liabilities.

The discussion above does not address the tax treatment of the issuing entity, the securities or the security owners under any state or local tax law other than Florida law to the extent set forth above. Prospective investors are encouraged to consult their own tax advisors regarding the state and local tax treatment of the issuing entity and the securities, and the consequences of purchase, ownership or disposition of the securities under any state or local tax law, if applicable.

CERTAIN ERISA CONSIDERATIONS

[This discussion under the heading “Certain ERISA Considerations” does not apply to any Series 20[     ]-[     ] Notes retained by the depositor, if any.] Subject to the following discussion, the Series 20[    ]-[    ] Notes may be acquired by pension, profit-sharing or other employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended(“ERISA”), individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and entities deemed to hold plan assets of the foregoing (each of the foregoing, a “Benefit Plan”). Section 406 of ERISA and Section 4975 of the Code prohibit a Benefit Plan from engaging in particular transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are, among other thing, prudent, diversified and in accordance with the governing plan documents. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, governmental and church plans may be subject to comparable federal, state or local law restrictions similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”).

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Series 20[    ]-[    ] Notes if assets of the issuing entity were deemed to be assets of the Benefit Plan. Under Section 3(42) of ERISA and a regulation issued by the United States Department of Labor (the “Regulation”), the assets of the issuing entity would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the Regulations was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, we believe that, at the time of their issuance, the Series 20[    ]-[    ] Notes [(other than any notes retained by the depositor)] should not be treated as equity interests of the issuing entity for purposes of the Regulation. This determination is based in part upon the traditional debt features of the Series 20[    ]-[    ] Notes, including the reasonable expectation of purchasers of Series 20[    ]-[    ] Notes that the Series 20[    ]-[    ] Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of one or more classes of Series 20[    ]-[    ] Notes [(other than any notes retained by the depositor)] for ERISA purposes could change if the issuing entity incurred losses. The risk of recharacterization is enhanced for the Class B Notes.

However, without regard to whether the Series 20[    ]-[    ] Notes [(other than any notes retained by the depositor)] are treated as equity interests for purposes of the Regulations, the acquisition or holding of Series 20[    ]-[    ] Notes by, or on behalf of, a Benefit Plan could be considered to give rise to a prohibited transaction if the issuing entity, the depositor, the servicer, the underwriters, the owner trustee or the indenture trustee is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. A statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provides an exemption for some transactions between Benefit Plans and non-fiduciary service providers (or their affiliates) who are parties in interest or disqualified persons if specified conditions are established. In addition, certain class exemptions could offer broader relief for the purchase and holding of notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the Series 20[    ]-[    ] Notes, and prospective purchasers that are Benefit Plans should consult with their legal advisors regarding the applicability of any such exemption. By acquiring a Series 20[    ]-[    ] Note, each underwriter, transferee and owner of a beneficial interest will be deemed to represent that either (i) it is not acquiring the Series 20[    ]-[    ] Note with the assets of any Benefit Plan or any governmental, non-U.S. or church plan subject to Similar Law or (ii) that its acquisition and holding of the Series 20[    ]-[    ] Notes will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or Similar Law.

A plan fiduciary considering the purchase of Series 20[    ]-[    ] Notes are encouraged to consult its legal advisors regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement, relating to the [Class A] Notes, dated [    ], 20[            ] among World Omni Financial Corp., the depositor, and [    ], as representatives of the underwriters, the depositor has agreed to sell to the underwriters named below and each of the underwriters has severally agreed to purchase, the principal amount of the notes described opposite its name below:

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes	[Class B Notes]

[ ]	$	$	$	$	$

[ ]	$	$	$	$	$

[ ]	$	$	$	$	$

[ ]	$	$	$	$	$

[ ]	$	$	$	$	$

[ ]	$	$	$	$	$

Total	$	$	$	$	$

[The Class B Notes are offered by this prospectus supplement and the accompanying prospectus and some or all of the Class B Notes may be initially retained by the depositor on the closing date. If retained, such retained Class B Notes may be sold, subject to certain limitations, from time to time to purchasers directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or from the purchasers of such retained Class B Notes. If such retained Class B Notes are sold through underwriters, broker-dealers or agents, the depositor will be responsible for underwriting discounts or commissions or agent’s commissions. Such retained Class B Notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.]

The depositor has been advised by the underwriters that they propose initially to offer the underwritten Series 20[     ]-[     ] Notes to the public at the prices set forth on the cover page hereof, and to dealers at these prices less a selling concession not in excess of the percentage set forth below for each class of Series 20[     ]-[     ] Notes. The underwriters may allow, and these dealers may reallow to other dealers, a subsequent concession not in excess of the percentage set forth below for each class of Series 20[     ]-[     ] Notes. After the initial public offering, the public offering price and such concessions may be changed.

	Selling Concession	Reallowance

Class A-1 Notes	%		%

Class A-2 Notes	%		%

Class A-3 Notes	%		%

Class A-4 Notes	%		%

[Class B Notes	%		%]

The underwriting agreement provides that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters will purchase all the underwritten Series 20[     ]-[     ] Notes if any of such notes are purchased.

[None of the titling trust, the initial beneficiary, the sponsor, the depositor, the servicer, the issuing entity or the underwriters make any representation or agreement that it is undertaking or will have undertaken to comply with the requirements of the CRD. Noteholders are responsible for analyzing their own regulatory position and are advised to consult with their own advisors regarding the suitability of the notes for investment compliance with the CRD.]

Each underwriter has represented and agreed that (a) it has not offered or sold and, prior to the expiry of the period of six months from the closing date, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments, as principal or agent, for the purposes of their businesses, or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended, (b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000, with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom, (c) it is a person of a kind described in Articles 19 or 49 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended, and (d) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, in the United Kingdom any document received by it in connection with the issue of the notes to a person who is of a kind described in Articles 19 or 49 of the Financial Promotion Order or who is a person to whom such document may otherwise lawfully be communicated.

The notes are a new issue of securities with no established trading market. World Omni Financial Corp. and the depositor do not intend to apply for listing of the notes on a national securities exchange. [The underwriters have advised World Omni Financial Corp. and the depositor that they intend to act as market makers for the underwritten Series 20[    ]-[    ] Notes. However, the underwriters are not obligated to do so and may discontinue any market making at any time without notice. Accordingly, no assurance can be given as to the liquidity of any trading market for the notes. ]

In connection with the offering of the underwritten Series 20[    ]-[    ] Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the notes. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which an underwriter may bid for or purchase the notes for the purpose of stabilizing their market price. In addition, the underwriters may impose “penalty bids” whereby they may reclaim from a dealer participating in the offering the selling concession with respect to the underwritten Series 20[    ]-[    ] Notes that the dealer distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the underwritten Series 20[    ]-[    ] Notes at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, such transactions may be discontinued at any time without notice.

World Omni Financial Corp. and the depositor have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act of 1933, as amended, or contribute to payments which the underwriters may be required to make in respect of some liabilities, including civil liabilities under the Securities Act.

In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged and may engage in investment banking and/or commercial banking transactions with World Omni Financial Corp. and its affiliates. We refer you to “Use of Proceeds” in this prospectus supplement and “Plan of Distribution” in the accompanying prospectus.

The following chart sets forth information on the aggregate proceeds to the depositor from the sale of the underwritten Series 20[    ]-[    ] Notes.

As Percent of Aggregate Principal Amount of the Underwritten Notes
Aggregate Price to Public of the Underwritten Notes	$	%
Aggregate Underwriting Discount	$	%
Aggregate Proceeds to Depositor	$	%
Additional Offering Expenses	$	%

FORWARD-LOOKING STATEMENTS

This prospectus supplement, including information included or incorporated by reference in this prospectus supplement, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filing by the issuing entity or the depositor in press releases and in oral and written statements made by or with the issuing entities or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of the servicer, the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimates” or similar expressions. The issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus supplement speak only as of the date stated on the cover of this prospectus supplement. The issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

LEGAL PROCEEDINGS

There are no material legal or governmental proceedings pending against World Omni Financial Corp., the initial beneficiary, the titling trust, the depositor, the indenture trustee, the owner trustee, the issuing entity or the servicer, or of which any property of the foregoing is the subject.

LEGAL MATTERS

Some legal matters relating to the securities, including the legality opinion for the securities being offered and certain federal income tax matters, will be passed upon for the depositor and the servicer by Kirkland & Ellis LLP, Chicago, Illinois. Some legal matters relating to the titling trust and the initial beneficiary will be passed upon by Dechert LLP. Some legal matters relating to the Loan Rule will be passed upon by Bilzin Sumberg Baena Price & Axelrod LLP, Miami, Florida. Some legal matters relating to the Series 20[    ]-[    ] Notes [(other than any notes retained by the depositor)] will be passed upon for the underwriters by Mayer Brown LLP.

INDEX OF PRINCIPAL TERMS

Set forth below is a list of certain of the more important terms used in this prospectus supplement and the pages on which the definitions of those terms may be found.

100% Prepayment Assumption	S-35
ABS	S-35
[actual cutoff date]	S-7
[actual pool]	S-7
Adjusted Capitalized Cost	S-26
Adjusted Securitization Value	S-23
Administrative Lien	S-25
advance	S-44
ALG	S-7
Automotive Lease Guide	S-7
Available Funds	S-46
Base Residual Value	S-7
basic documents	S-21
basic servicing agreement	S-23
BCFP	S-14
Benefit Plan	S-61
business day	S-41
Class A Notes	S-2
clean-up call	S-4
closing date	S-35
Code	S-61
collateral agency agreement	S-21
collection period	S-41
Contract Residual Value	S-7
CRD	S-13
defaulted lease	S-27
Dodd Frank Act	S-14
ERISA	S-61
event of default	S-5
exchange note	S-2
exchange note redemption date	S-45
exchange note redemption price	S-45
exchange note sale agreement	S-24
exchange note supplement	S-21
exchange note transfer agreement	S-24
FDIC	S-15
Five-State Area	S-1
issuing entity	S-1
issuing entity property	S-6
JMFE	S-22
Lease Rate	S-7
LIBOR business day	S-40
Loan Rule	S-60
Maximum Residualized MSRP	S-28
[Monthly Swap Payment Amount]	S-39
MRM Residual Value	S-7
MSRP	S-28
MSRP Residual Value	S-7
Noteholders’ First Priority Principal Distributable Amount	S-4
Noteholders’ Second Priority Principal Distributable Amount	S-4

NRSROs	S-16
OLA	S-15
overcollateralization amount	S-9
payment date	S-2
pledge and security agreement	S-23
PTCE	S-61
reference pool	S-2
Regular Principal Distributable Amount	S-4
Regulation	S-61
required reserve account balance	S-9
SEC	S-14
Securitization Rate	S-7
Securitization Value	S-7, S-27
Senior Swap Termination Payment Amount	S-40
Series 20[ ]-[ ] Notes	S-2
servicing agreement	S-23
servicing supplement	S-23
Similar Law	S-61
[Senior Swap Termination Payment Amount]	S-40
[statistical cutoff date]	S-7
[statistical pool]	S-7
[Subordinate Swap Termination Payment Amount]	S-40
[Swap Termination Payment Amount]	S-40
terminated unit	S-27
titling trust	S-1
trust agreement	S-21
trust collection account shortfall amount	S-45
units	S-6

Appendix A

STATIC POOL INFORMATION

This Appendix A sets forth in tabular format static pool information of (i) the static pool performance of previous, recent securitizations of the sponsor and (ii) all leases for new Toyota vehicles acquired by World Omni Financial Corp. from dealers in the Five-State Area and included in World Omni Financial Corp.’s managed lease portfolio by vintage origination year (which information may also include information for leases which have been previously securitized and separately shown below).

Characteristics of the Leases

The assets in each of World Omni Financial Corp.’s securitized portfolios consisted of the beneficial interest in a portfolio of motor vehicle leases and the related leased vehicles generated in the ordinary course of business by World Omni Financial Corp. in accordance with the underwriting procedures described under “Origination and Servicing Procedures—Underwriting Standards” in the accompanying prospectus. As of the relevant cut-off date, the units in the securitized portfolios consisted of the characteristics provided below. All lease balances are calculated using the lesser of MSRP Residual or the MRM Residual.

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2009-A

ORIGINAL PORTFOLIO CHARACTERISTICS

Cut-off Date	November 1, 2009
Number of Leases
Total Number of Leases Originated	71,051
Total Lease Balance
Original Lease Balance of Leases Originated	$1,284,011,326.72
Original Principal Balance
Avg Principal Balance of Leases Originated	$18,071.69
Min Principal Balance of Leases Originated	$7,555.72
Max Principal Balance of Leases Originated	$70,987.49
ALG Residual
Avg ALG Residual at Origination	$11,950.15
Min ALG Residual at Origination	$6,002.90
Max ALG Residual at Origination	$40,262.03
ALG % MRM/MSRP
ALG Residual at origination as % of lower of MRM/MSRP	45.69%
Original Term
Weighted Average (1)	46.16
Min original term	24
Max original term	60

Top 5 states concentration	%
1 Florida	63.72
2 North Carolina	14.09
3 Georgia	9.79
4 South Carolina	5.32
5 Alabama	4.51

Top 5 vehicle models	%
1 Camry	36.65
2 Tundra	11.04
3 Corolla	10.08
4 Highlander	6.54
5 4 Runner	6.20
FICO Score®(2)
Weighted Average(1) (3)	746
Range of FICO® scores that represents greater than 90% of all pool FICO® scores(4)	650-827

(1)	Weighted by Securitization Value.

(2)	FICO® is a federally registered trademark of Fair, Isaac & Company

(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available

(4)

Less than 5% of the lessee FICO® scores (based on the aggregate Securitization Value) exceed 827 and less than 5% of the lessee FICO® scores (based on the aggregate Securitization Value) fall below 650. Range of FICO® scores represents 90% of the aggregate Securitization Value as of origination.

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2009-A

DELINQUENCIES

Month	$ Securitization Value	31-60 Days Delinquent $	% of Total Securitization Value	61-90 Days Delinquent $	% of Total Securitization Value	91+ Days Delinquent $	% of Total Securitization Value
2009-11	$1,257,468,758	$7,647,115	0.61%	$0	0.00%	$11,445	0.00%
2009-12	$1,226,858,217	$9,711,630	0.79%	$1,686,454	0.14%	$127,886	0.01%
2010-01	$1,190,913,680	$8,809,361	0.74%	$2,972,387	0.25%	$648,885	0.05%
2010-02	$1,148,743,875	$10,166,109	0.88%	$2,113,724	0.18%	$563,996	0.05%
2010-03	$1,094,558,312	$8,136,094	0.74%	$1,587,880	0.15%	$395,202	0.04%
2010-04	$1,035,467,080	$7,313,944	0.71%	$1,357,006	0.13%	$366,053	0.04%
2010-05	$985,021,220	$8,074,150	0.82%	$1,520,397	0.15%	$485,719	0.05%
2010-06	$938,853,397	$6,913,274	0.74%	$1,720,466	0.18%	$372,197	0.04%
2010-07	$897,297,551	$7,744,834	0.86%	$1,137,021	0.13%	$559,580	0.06%
2010-08	$857,168,729	$6,744,968	0.79%	$1,916,561	0.22%	$437,412	0.05%
2010-09	$822,756,495	$7,640,110	0.93%	$1,476,187	0.18%	$569,205	0.07%
2010-10	$791,153,845	$8,591,556	1.09%	$1,732,254	0.22%	$419,906	0.05%
2010-11	$760,757,449	$7,699,398	1.01%	$2,147,951	0.28%	$437,222	0.06%
2010-12	$727,363,946	$7,905,027	1.09%	$1,760,866	0.24%	$428,201	0.06%

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2009-A

CREDIT LOSSES/(GAINS)

Month Charged-off	$ Cum. Net Credit Losses/(Gains)	Original $ Securitization Value	Cum. Losses/(Gains) as % of the Original Securitization Value
2009-11	$26,916	$1,284,011,327	0.00%
2009-12	$172,644	$1,284,011,327	0.01%
2010-01	$586,994	$1,284,011,327	0.05%
2010-02	$1,107,608	$1,284,011,327	0.09%
2010-03	$1,843,526	$1,284,011,327	0.14%
2010-04	$2,233,496	$1,284,011,327	0.17%
2010-05	$2,619,606	$1,284,011,327	0.20%
2010-06	$2,965,137	$1,284,011,327	0.23%
2010-07	$3,300,638	$1,284,011,327	0.26%
2010-08	$3,599,015	$1,284,011,327	0.28%
2010-09	$3,882,137	$1,284,011,327	0.30%
2010-10	$4,201,970	$1,284,011,327	0.33%
2010-11	$4,425,895	$1,284,011,327	0.34%
2010-12	$4,764,572	$1,284,011,327	0.37%

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2009-A

RESIDUAL VALUE LOSSES/(GAINS)

Month Sold	$ Cum. Net Residual Losses/(Gains)	Original $ Securitization Value	Cum. Residual Losses/(Gains) as % of the Original Securitization Value
2009-11	$(29,349)	$1,284,011,327	0.00%
2009-12	$(406,904)	$1,284,011,327	(0.03)%
2010-01	$(594,815)	$1,284,011,327	(0.05)%
2010-02	$(1,346,371)	$1,284,011,327	(0.10)%
2010-03	$(2,250,617)	$1,284,011,327	(0.18)%
2010-04	$(3,567,818)	$1,284,011,327	(0.28)%
2010-05	$(4,867,471)	$1,284,011,327	(0.38)%
2010-06	$(6,312,369)	$1,284,011,327	(0.49)%
2010-07	$(7,623,549)	$1,284,011,327	(0.59)%
2010-08	$(9,117,900)	$1,284,011,327	(0.71)%
2010-09	$(10,086,345)	$1,284,011,327	(0.79)%
2010-10	$(10,719,100)	$1,284,011,327	(0.83)%
2010-11	$(11,233,197)	$1,284,011,327	(0.87)%
2010-12	$(11,777,647)	$1,284,011,327	(0.92)%

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2011-A

ORIGINAL PORTFOLIO CHARACTERISTICS

Cut-off Date	April 8, 2011
Number of Leases
Total Number of Leases Originated	40,451
Total Lease Balance
Original Lease Balance of Leases Originated	$809,930,800.83
Original Principal Balance
Avg Principal Balance of Leases Originated	$20,022.52
Min Principal Balance of Leases Originated	$6,854.09
Max Principal Balance of Leases Originated	$80,876.11
ALG Residual
Avg ALG Residual at Origination	$13,299.01
Min ALG Residual at Origination	$6,080.00
Max ALG Residual at Origination	$40,432.00
ALG % MRM/MSRP
ALG Residual at origination as % of lower of MRM/MSRP	52.06%
Original Term
Weighted Average (1)	38.77
Min original term	24
Max original term	60

Top 5 states concentration	%
1 Florida	69.89
2 North Carolina	11.54
3 Georgia	8.46
4 South Carolina	5.08
5 Alabama	3.32

Top 5 vehicle models	%
1 Camry	32.14
2 Corolla	19.16
3 RAV4	12.23
4 Prius	10.32
5 Sienna	5.53
FICO Score® (2)
Weighted Average (1) (3)	748
Range of FICO® scores that represents greater than 90% of all pool FICO® scores (4)	649-829

(1)	Weighted by Securitization Value.

(2)	FICO® is a federally registered trademark of Fair, Isaac & Company

(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available

(4)

Less than 5% of the lessee FICO® scores (based on the aggregate Securitization Value) exceed 829 and less than 5% of the lessee FICO® scores (based on the aggregate Securitization Value) fall below 649. Range of FICO® scores represents 90% of the aggregate Securitization Value as of origination.

NEW/TOYOTA/WORLD OMNI-ORIGINATED POOL CHARACTERISTICS AS OF CUTOFF DATE

FOR 2006-2010 ORIGINATIONS

Year	2006 Originations	2007 Originations	2008 Originations	2009 Originations	2010 Originations
Number of Leases
Total Number of Leases Originated	20,660	35,827	28,006	14,372	26,891
Total Lease Balance
Original Lease Balance of Leases Originated (1)	$524,011,707	$864,105,303	$663,329,570	$304,488,367	$582,455,117
Original Principal Balance
Avg Principal Balance of Leases Originated	$25,364	$24,119	$23,685	$21,186	$21,660

Year	2006 Originations	2007 Originations	2008 Originations	2009 Originations	2010 Originations
Min Principal Balance of Leases Originated	$6,754	$7,302	$8,630	$6,913	$9,343
Max Principal Balance of Leases Originated	$67,838	$67,397	$86,717	$77,683	$77,105
ALG Residual
Avg ALG Residual at Origination	$13,663	$12,142	$11,606	$11,513	$13,292
Min ALG Residual at Origination	$4,085	$3,535	$4,108	$4,413	$5,472
Max ALG Residual at Origination	$31,680	$29,095	$42,621	$33,648	$41,154
Weighted Avg Interest Rate
Weighted Avg Interest Rate by Lease Balance (2)	6.67%	6.48%	6.67%	7.46%	5.61%
Original Term
Weighted Average Original Term by Lease Balance (2)	43.65	45.39	47.16	43.26	38.08
Min original term	24	24	24	24	24
Max original term	60	60	60	60	60

	Units	%	Units	%	Units	%	Units	%	Units	%
Original Term Range
0-27 Months	115	0.56	191	0.53	186	0.66	32	0.22	20	0.07
28-39 Months	10,320	49.95	11,749	32.79	5,728	20.45	7,856	54.66	24,892	92.57
40-51 Months	8,322	40.28	21,229	59.25	19,097	68.19	5,621	39.11	1,742	6.48
52-60 Months	1,903	9.21	2,658	7.42	2,995	10.69	863	6.00	237	0.88
ALG % MRM/MSRP
ALG Residual at origination as % of lower of MRM/MSRP	48.27%		45.17%		45.27%		47.57%		52.34%

Top 5 states concentration	Units	%	Units	%	Units	%	Units	%	Units	%
1 Florida	12,505	60.53	21,856	61.00	18,854	67.32	10,600	73.75	18,968	70.54
2 North Carolina	2,843	13.76	5,512	15.39	3,664	13.08	1,367	9.51	3,018	11.22
3 Georgia	2,365	11.45	3,681	10.27	2,565	9.16	1,077	7.49	2,331	8.67
4 Alabama	1,053	5.10	1,850	5.16	1,125	4.02	427	2.97	857	3.19
5 South Carolina	1,169	5.66	2,107	5.88	1,295	4.62	592	4.12	1,304	4.85

(1)	The Original Lease Balance represents the sum of (i) the present value of the remaining monthly payments payable under the leases and (ii) the present value of the residual value established at the time the leases were originated using the lower of the MRM or the MSRP Residual Value. The present value calculation is based on the lease rate.

(2)	Weighted by Original Lease Balance.

Top 5 vehicle models by year

2006 Originations
Vehicle	Units	%
1 Camry	4,711	22.80%
2 Tundra	3,606	17.45%
3 4 Runner	2,840	13.75%
4 Sienna	2,108	10.20%
5 Highlander	1,398	6.77%

2007 Originations
Vehicle	Units	%
1 Camry	14,195	39.62%
2 Tundra	7,028	19.62%
3 Corolla	2,788	7.78%
4 Tacoma	2,402	6.70%
5 4 Runner	1,609	4.49%

2008 Originations
Vehicle	Units	%
1 Camry	10,290	36.74%
2 Corolla	4,983	17.79%
3 Highlander	2,224	7.94%
4 Tacoma	1,385	4.95%
5 Tundra	1,380	4.93%

2009 Originations
Vehicle	Units	%
1 Camry	6,229	43.34%
2 Corolla	3,152	21.93%
3 Rav 4	1,112	7.74%
4 Sienna	633	4.40%
5 Prius	631	4.39%

2010 Originations
Vehicle	Units	%
1 Camry	8,280	30.79%
2 Corolla	5,320	19.78%
3 Rav 4	3,321	12.35%
4 Prius	3,012	11.20%
5 Sienna	1,358	5.05%

Year	2006 Originations	2007 Originations	2008 Originations	2009 Originations	2010 Originations
FICO Score®(2)
Weighted Average(3)(4)	745.04	737.73	742.10	756.34	748.71
Range of FICO® scores that represents greater than 90% of all pool FICO® scores(1)	652-827	640-825	644-827	661-830	650-829

(1)

Less than 5% of the lessee FICO® scores (based on the aggregate Original Lease Balance of the leases) exceed the FICO® score at the top end of the range and less than 5% of the lessee FICO® scores (based on the aggregate Original Lease Balance) fall below the FICO® score at the bottom end of the range. Range of FICO® scores represents 90% of the aggregate Original Lease Balance as of origination.

(2)	FICO® is a federally registered trademark of Fair, Isaac & Company.

(3)	Weighted by Original Lease Balance.

(4)	Nonzero weighted.

NEW/TOYOTA/WORLD OMNI-ORIGINATED MATURITY DATE BY QUARTER

2006 Originations
Quarter	Units	%
07Q4	3	0.01%
08Q1	8	0.04%
08Q2	23	0.11%
08Q3	44	0.21%
08Q4	46	0.22%
09Q1	1,208	5.85%
09Q2	5,200	25.17%
09Q3	1,490	7.21%
09Q4	615	2.98%
10Q1	4,874	23.59%
10Q2	2,582	12.50%
10Q3	1,920	9.29%
10Q4	613	2.97%
11Q1	544	2.63%
11Q2	484	2.34%
11Q3	522	2.53%
11Q4	474	2.29%
12Q1	10	0.05%

	20,660	100.00%

2007 Originations
Quarter	Units	%
08Q4	8	0.02%
09Q1	44	0.12%
09Q2	42	0.12%
09Q3	58	0.16%
09Q4	50	0.14%
10Q1	1,585	4.42%
10Q2	6,737	18.80%
10Q3	1,819	5.08%
10Q4	304	0.85%
11Q1	1,849	5.16%
11Q2	5,740	16.02%
11Q3	9,603	26.80%
11Q4	5,208	14.54%
12Q1	852	2.38%
12Q2	688	1.92%
12Q3	631	1.76%
12Q4	597	1.67%
13Q1	12	0.03%

	35,827	100.00%

2008 Originations
Quarter	Units	%
09Q4	2	0.01%
10Q1	49	0.17%
10Q2	59	0.21%
10Q3	65	0.23%
10Q4	25	0.09%
11Q1	718	2.56%
11Q2	3,102	11.08%
11Q3	1,295	4.62%
11Q4	918	3.28%
12Q1	5,582	19.93%
12Q2	6,129	21.88%
12Q3	4,725	16.87%
12Q4	2,397	8.56%
13Q1	1,042	3.72%
13Q2	907	3.24%
13Q3	670	2.39%
13Q4	318	1.14%
14Q1	3	0.01%

	28,006	100.00%

2009 Originations
Quarter	Units	%
11Q1	8	0.06%
11Q2	11	0.08%
11Q3	6	0.04%
11Q4	35	0.24%
12Q1	407	2.83%
12Q2	680	4.73%
12Q3	2,451	17.05%
12Q4	512	3.56%
13Q1	5,664	39.41%
13Q2	1,660	11.55%
13Q3	1,429	9.94%
13Q4	626	4.36%
14Q1	218	1.52%
14Q2	132	0.92%
14Q3	424	2.95%
14Q4	109	0.76%

	14,372	100.00%

2010 Originations
Quarter	Units	%
12Q1	2	0.01%
12Q2	7	0.03%
12Q3	5	0.02%
12Q4	23	0.09%
13Q1	2,882	10.72%
13Q2	9,494	35.31%
13Q3	6,044	22.48%
13Q4	3,610	13.42%
14Q1	3,277	12.19%
14Q2	482	1.79%
14Q3	408	1.52%
14Q4	379	1.41%
15Q1	134	0.50%
15Q2	73	0.27%
15Q3	40	0.15%
15Q4	30	0.11%
16Q1	1	0.00%

	26,891	100.00%

New/Toyota/World Omni-Originated Delinquencies For 2006-2010 Originations(1)(2)

2006 Originations
Month	$ Leases Outstanding	31-60 Days Delinquent $	% of Total Lease Balance	61-90 Days Delinquent $	% of Total Lease Balance	91+ Days Delinquent $	% of Total Lease Balance
2006-01	$83,730,765	$0	0.00%	$0	0.00%	$0	0.00%
2006-02	$147,860,069	$119,319	0.08%	$0	0.00%	$0	0.00%
2006-03	$211,671,608	$144,658	0.07%	$0	0.00%	$0	0.00%
2006-04	$254,495,771	$299,424	0.12%	$24,768	0.01%	$0	0.00%
2006-05	$294,752,093	$328,524	0.11%	$31,287	0.01%	$24,490	0.01%
2006-06	$337,784,097	$442,126	0.13%	$29,277	0.01%	$0	0.00%
2006-07	$370,334,028	$600,364	0.16%	$69,490	0.02%	$0	0.00%
2006-08	$400,938,230	$544,341	0.14%	$128,567	0.03%	$0	0.00%
2006-09	$429,208,728	$748,684	0.17%	$15,423	0.00%	$60,922	0.01%
2006-10	$453,831,538	$806,844	0.18%	$212,057	0.05%	$28,426	0.01%
2006-11	$480,070,328	$990,299	0.21%	$217,261	0.05%	$84,343	0.02%
2006-12	$506,593,878	$1,365,030	0.27%	$253,830	0.05%	$104,544	0.02%
2007-01	$499,432,424	$873,361	0.17%	$379,133	0.08%	$104,914	0.02%
2007-02	$492,526,299	$1,400,548	0.28%	$80,446	0.02%	$121,949	0.02%
2007-03	$484,910,877	$1,683,362	0.35%	$176,355	0.04%	$93,632	0.02%
2007-04	$477,302,846	$1,482,751	0.31%	$380,182	0.08%	$57,881	0.01%
2007-05	$468,957,813	$1,335,613	0.28%	$227,246	0.05%	$207,307	0.04%
2007-06	$460,748,308	$1,662,426	0.36%	$221,628	0.05%	$34,678	0.01%
2007-07	$453,004,921	$1,595,277	0.35%	$271,626	0.06%	$60,986	0.01%
2007-08	$444,365,318	$1,603,294	0.36%	$209,488	0.05%	$50,241	0.01%
2007-09	$436,346,805	$2,197,038	0.50%	$337,728	0.08%	$46,296	0.01%
2007-10	$428,055,342	$1,983,011	0.46%	$494,024	0.12%	$97,712	0.02%
2007-11	$420,278,567	$2,302,432	0.55%	$654,797	0.16%	$172,170	0.04%
2007-12	$412,307,716	$2,663,453	0.65%	$630,938	0.15%	$187,376	0.05%
2008-01	$404,352,657	$2,085,408	0.52%	$765,489	0.19%	$197,573	0.05%
2008-02	$397,218,245	$2,444,226	0.62%	$672,617	0.17%	$72,656	0.02%
2008-03	$389,073,816	$2,560,367	0.66%	$686,934	0.18%	$77,449	0.02%
2008-04	$380,516,680	$2,302,169	0.61%	$743,157	0.20%	$231,529	0.06%
2008-05	$372,465,599	$2,316,547	0.62%	$698,811	0.19%	$196,087	0.05%
2008-06	$364,253,649	$2,672,194	0.73%	$522,939	0.14%	$272,278	0.07%
2008-07	$355,692,498	$2,960,933	0.83%	$784,714	0.22%	$292,556	0.08%
2008-08	$346,656,755	$2,729,598	0.79%	$815,715	0.24%	$346,901	0.10%
2008-09	$334,314,490	$3,291,401	0.98%	$619,563	0.19%	$294,118	0.09%
2008-10	$324,675,425	$3,508,122	1.08%	$767,948	0.24%	$361,837	0.11%
2008-11	$316,043,574	$3,957,597	1.25%	$1,332,591	0.42%	$332,737	0.11%
2008-12	$303,874,133	$3,360,440	1.11%	$1,464,619	0.48%	$351,077	0.12%
2009-01	$290,403,229	$3,185,582	1.10%	$1,147,035	0.39%	$589,663	0.20%
2009-02	$276,120,751	$3,274,281	1.19%	$1,124,948	0.41%	$251,180	0.09%
2009-03	$250,158,617	$2,772,110	1.11%	$1,208,551	0.48%	$124,273	0.05%
2009-04	$221,383,984	$2,268,927	1.02%	$928,652	0.42%	$202,638	0.09%
2009-05	$196,774,839	$2,422,867	1.23%	$617,498	0.31%	$236,530	0.12%
2009-06	$180,102,573	$1,823,351	1.01%	$592,500	0.33%	$90,054	0.05%
2009-07	$166,317,689	$1,696,624	1.02%	$226,894	0.14%	$87,853	0.05%
2009-08	$154,243,604	$1,611,100	1.04%	$186,106	0.12%	$98,917	0.06%
2009-09	$142,463,204	$1,984,765	1.39%	$264,352	0.19%	$71,216	0.05%
2009-10	$130,983,058	$1,415,615	1.08%	$205,445	0.16%	$49,492	0.04%
2009-11	$120,010,596	$1,669,149	1.39%	$178,191	0.15%	$20,234	0.02%
2009-12	$106,835,410	$1,522,172	1.42%	$181,468	0.17%	$30,179	0.03%
2010-01	$90,160,837	$1,367,500	1.52%	$424,126	0.47%	$18,263	0.02%
2010-02	$74,380,810	$1,527,084	2.05%	$174,896	0.24%	$81,392	0.11%
2010-03	$58,816,343	$875,777	1.49%	$149,965	0.25%	$9,486	0.02%
2010-04	$49,167,267	$801,353	1.63%	$92,479	0.19%	$10,296	0.02%
2010-05	$41,034,588	$736,903	1.80%	$132,296	0.32%	$11,657	0.03%
2010-06	$32,143,663	$466,634	1.45%	$161,812	0.50%	$0	0.00%
2010-07	$24,790,807	$485,589	1.96%	$93,550	0.38%	$23,449	0.09%
2010-08	$18,622,455	$492,603	2.65%	$113,346	0.61%	$10,029	0.05%
2010-09	$14,474,291	$466,237	3.22%	$81,186	0.56%	$44,111	0.30%
2010-10	$12,023,777	$386,999	3.22%	$103,309	0.86%	$0	0.00%
2010-11	$10,278,767	$327,167	3.18%	$104,533	1.02%	$36,218	0.35%
2010-12	$8,662,780	$263,689	3.04%	$35,012	0.40%	$26,293	0.30%

(1)	World Omni Financial Corp. considers a payment to be past due or delinquent when a lessee fails to make $40 or more of the scheduled monthly payment by the related due date.

(2)	The dollar amounts of the leases outstanding and delinquencies represent the sum of (i) the present value of the remaining monthly payments payable under the leases and (ii) the present value of the Residual Value established at the time the leases were originated using the lower of the MRM or MSRP Residual Value. The present value calculation is based on the lease rate.

2007 Originations
Month	$ Leases Outstanding	31-60 Days Delinquent $	% of Total Lease Balance	61-90 Days Delinquent $	% of Total Lease Balance	91+ Days Delinquent $	% of Total Lease Balance
2007-01	$51,962,651	$0	0.00%	$0	0.00%	$0	0.00%
2007-02	$91,713,897	$25,627	0.03%	$0	0.00%	$0	0.00%
2007-03	$139,095,201	$86,811	0.06%	$0	0.00%	$0	0.00%
2007-04	$189,657,104	$75,138	0.04%	$0	0.00%	$0	0.00%
2007-05	$267,560,383	$180,201	0.07%	$33,125	0.01%	$0	0.00%
2007-06	$363,442,397	$325,973	0.09%	$82,428	0.02%	$0	0.00%
2007-07	$451,992,851	$735,606	0.16%	$52,929	0.01%	$22,685	0.01%
2007-08	$554,967,726	$931,282	0.17%	$228,960	0.04%	$0	0.00%
2007-09	$629,082,888	$1,554,411	0.25%	$307,872	0.05%	$14,124	0.00%
2007-10	$702,576,352	$1,315,605	0.19%	$470,485	0.07%	$194,736	0.03%
2007-11	$756,529,570	$2,222,999	0.29%	$344,117	0.05%	$122,143	0.02%
2007-12	$795,538,048	$3,265,069	0.41%	$533,154	0.07%	$226,990	0.03%
2008-01	$783,422,285	$2,386,954	0.30%	$1,254,409	0.16%	$227,478	0.03%
2008-02	$771,648,874	$3,146,573	0.41%	$759,002	0.10%	$113,008	0.01%
2008-03	$759,613,636	$3,231,862	0.43%	$1,165,154	0.15%	$171,271	0.02%
2008-04	$747,015,420	$3,422,386	0.46%	$1,307,027	0.17%	$382,082	0.05%
2008-05	$734,181,982	$3,570,214	0.49%	$1,239,808	0.17%	$383,975	0.05%
2008-06	$712,708,360	$4,043,259	0.57%	$1,178,225	0.17%	$377,938	0.05%
2008-07	$700,315,328	$4,413,072	0.63%	$1,472,381	0.21%	$585,665	0.08%
2008-08	$688,018,822	$4,756,866	0.69%	$2,401,299	0.35%	$769,964	0.11%
2008-09	$674,945,689	$5,308,458	0.79%	$1,674,402	0.25%	$865,364	0.13%
2008-10	$670,427,072	$6,161,083	0.92%	$1,598,143	0.24%	$752,943	0.11%
2008-11	$658,054,244	$7,127,126	1.08%	$2,086,032	0.32%	$675,452	0.10%
2008-12	$645,250,408	$7,541,018	1.17%	$2,163,102	0.34%	$1,215,834	0.19%
2009-01	$631,806,152	$5,991,909	0.95%	$3,003,173	0.48%	$1,372,424	0.22%
2009-02	$618,745,954	$6,768,376	1.09%	$2,231,658	0.36%	$1,082,313	0.17%
2009-03	$604,478,863	$6,578,958	1.09%	$2,034,426	0.34%	$348,265	0.06%
2009-04	$590,011,211	$5,757,792	0.98%	$2,195,767	0.37%	$301,555	0.05%
2009-05	$576,243,868	$6,985,757	1.21%	$1,668,281	0.29%	$446,166	0.08%
2009-06	$561,118,090	$6,806,336	1.21%	$1,851,714	0.33%	$336,222	0.06%
2009-07	$545,754,477	$6,246,563	1.14%	$1,363,922	0.25%	$455,977	0.08%
2009-08	$531,895,578	$5,538,241	1.04%	$1,648,782	0.31%	$417,960	0.08%
2009-09	$517,451,978	$6,266,433	1.21%	$1,225,838	0.24%	$488,196	0.09%
2009-10	$502,159,088	$5,897,457	1.17%	$1,237,314	0.25%	$310,990	0.06%
2009-11	$486,459,001	$5,958,844	1.22%	$1,388,845	0.29%	$270,634	0.06%
2009-12	$469,309,871	$6,704,498	1.43%	$1,221,734	0.26%	$422,144	0.09%
2010-01	$450,331,942	$5,985,792	1.33%	$2,029,567	0.45%	$398,619	0.09%
2010-02	$428,586,528	$6,066,417	1.42%	$1,269,191	0.30%	$366,042	0.09%
2010-03	$393,663,860	$4,850,011	1.23%	$957,626	0.24%	$137,518	0.03%
2010-04	$357,270,777	$4,398,410	1.23%	$656,238	0.18%	$101,919	0.03%
2010-05	$330,593,759	$4,457,027	1.35%	$837,635	0.25%	$122,387	0.04%
2010-06	$307,705,813	$3,911,487	1.27%	$895,727	0.29%	$129,406	0.04%
2010-07	$288,083,667	$3,573,454	1.24%	$534,128	0.19%	$255,973	0.09%
2010-08	$270,401,353	$3,442,129	1.27%	$966,345	0.36%	$66,436	0.02%
2010-09	$255,562,626	$3,722,592	1.46%	$671,803	0.26%	$191,134	0.07%
2010-10	$240,371,905	$4,059,372	1.69%	$709,522	0.30%	$101,317	0.04%
2010-11	$226,476,563	$3,699,728	1.63%	$902,907	0.40%	$112,258	0.05%
2010-12	$207,981,489	$3,653,450	1.76%	$787,236	0.38%	$78,237	0.04%

2008 Originations
Month	$ Leases Outstanding	31-60 Days Delinquent $	% of Total Lease Balance	61-90 Days Delinquent $	% of Total Lease Balance	91+ Days Delinquent $	% of Total Lease Balance
2008-01	$75,011,530	$0	0.00%	$21,873	0.03%	$0	0.00%
2008-02	$146,227,056	$135,539	0.09%	$0	0.00%	$17,667	0.01%
2008-03	$220,336,988	$73,943	0.03%	$0	0.00%	$0	0.00%
2008-04	$299,134,109	$332,509	0.11%	$51,615	0.02%	$0	0.00%
2008-05	$364,320,507	$659,446	0.18%	$111,979	0.03%	$0	0.00%
2008-06	$415,807,296	$676,731	0.16%	$195,922	0.05%	$71,307	0.02%
2008-07	$468,347,936	$619,265	0.13%	$379,565	0.08%	$68,021	0.01%
2008-08	$511,951,749	$1,140,650	0.22%	$303,541	0.06%	$210,157	0.04%
2008-09	$548,093,073	$1,419,388	0.26%	$238,445	0.04%	$170,923	0.03%
2008-10	$570,356,119	$1,944,225	0.34%	$509,691	0.09%	$136,503	0.02%
2008-11	$584,106,560	$2,452,223	0.42%	$813,606	0.14%	$184,571	0.03%
2008-12	$599,896,547	$3,116,015	0.52%	$810,961	0.14%	$274,027	0.05%
2009-01	$591,195,049	$2,737,740	0.46%	$1,676,799	0.28%	$525,520	0.09%
2009-02	$582,415,655	$3,502,977	0.60%	$1,118,992	0.19%	$491,339	0.08%
2009-03	$572,575,828	$4,025,880	0.70%	$1,112,379	0.19%	$269,467	0.05%
2009-04	$563,356,916	$3,523,902	0.63%	$1,515,876	0.27%	$194,915	0.03%
2009-05	$553,165,285	$4,132,914	0.75%	$986,923	0.18%	$341,282	0.06%
2009-06	$543,180,384	$4,059,177	0.75%	$870,759	0.16%	$144,072	0.03%
2009-07	$533,031,107	$4,356,532	0.82%	$705,926	0.13%	$118,391	0.02%
2009-08	$522,805,336	$3,302,308	0.63%	$1,052,078	0.20%	$89,218	0.02%
2009-09	$512,703,452	$4,217,447	0.82%	$619,168	0.12%	$70,841	0.01%
2009-10	$502,327,021	$4,016,361	0.80%	$778,035	0.15%	$94,135	0.02%
2009-11	$492,159,641	$4,101,188	0.83%	$1,076,284	0.22%	$187,401	0.04%
2009-12	$481,013,864	$4,757,820	0.99%	$959,303	0.20%	$202,380	0.04%
2010-01	$470,620,372	$3,685,616	0.78%	$1,376,105	0.29%	$291,076	0.06%
2010-02	$459,429,669	$4,059,151	0.88%	$988,954	0.22%	$238,405	0.05%
2010-03	$447,376,768	$3,363,489	0.75%	$504,452	0.11%	$145,226	0.03%
2010-04	$435,849,882	$3,100,304	0.71%	$729,583	0.17%	$16,841	0.00%
2010-05	$424,715,985	$3,571,439	0.84%	$490,718	0.12%	$115,650	0.03%
2010-06	$413,165,653	$2,947,843	0.71%	$861,701	0.21%	$34,554	0.01%
2010-07	$402,262,388	$3,806,375	0.95%	$537,671	0.13%	$166,128	0.04%
2010-08	$389,465,969	$3,160,257	0.81%	$894,602	0.23%	$140,511	0.04%
2010-09	$377,689,726	$3,442,254	0.91%	$669,862	0.18%	$120,432	0.03%
2010-10	$365,140,046	$4,019,806	1.10%	$792,132	0.22%	$210,110	0.06%
2010-11	$351,395,938	$3,336,520	0.95%	$889,879	0.25%	$167,507	0.05%
2010-12	$335,902,612	$3,683,621	1.10%	$564,050	0.17%	$120,382	0.04%

2009 Originations
Month	$ Leases Outstanding	31-60 Days Delinquent $	% of Total Lease Balance	61-90 Days Delinquent $	% of Total Lease Balance	91+ Days Delinquent $	% of Total Lease Balance
2009-01	$21,120,112	$20,898	0.10%	$0	0.00%	$0	0.00%
2009-02	$36,090,055	$0	0.00%	$0	0.00%	$0	0.00%
2009-03	$52,672,134	$94,594	0.18%	$0	0.00%	$0	0.00%
2009-04	$66,769,297	$16,844	0.03%	$24,048	0.04%	$0	0.00%
2009-05	$82,371,092	$123,262	0.15%	$16,675	0.02%	$23,782	0.03%
2009-06	$101,217,605	$128,155	0.13%	$51,501	0.05%	$0	0.00%
2009-07	$129,727,613	$114,472	0.09%	$0	0.00%	$0	0.00%
2009-08	$153,790,442	$138,764	0.09%	$0	0.00%	$0	0.00%
2009-09	$181,405,304	$275,145	0.15%	$0	0.00%	$0	0.00%
2009-10	$216,271,407	$258,483	0.12%	$40,000	0.02%	$0	0.00%
2009-11	$249,685,632	$408,890	0.16%	$24,358	0.01%	$17,093	0.01%
2009-12	$284,009,484	$480,050	0.17%	$77,915	0.03%	$16,911	0.01%
2010-01	$279,982,150	$533,979	0.19%	$104,500	0.04%	$20,793	0.01%
2010-02	$275,699,395	$691,024	0.25%	$121,612	0.04%	$19,176	0.01%
2010-03	$271,213,409	$720,421	0.27%	$168,156	0.06%	$0	0.00%
2010-04	$266,575,690	$634,153	0.24%	$103,405	0.04%	$35,775	0.01%
2010-05	$262,453,687	$542,235	0.21%	$102,441	0.04%	$17,178	0.01%
2010-06	$258,069,198	$698,454	0.27%	$121,446	0.05%	$21,853	0.01%
2010-07	$253,867,601	$946,188	0.37%	$158,056	0.06%	$56,870	0.02%
2010-08	$249,177,037	$525,304	0.21%	$155,485	0.06%	$67,809	0.03%
2010-09	$244,645,880	$873,656	0.36%	$82,631	0.03%	$38,028	0.02%
2010-10	$240,449,800	$1,018,601	0.42%	$91,312	0.04%	$68,922	0.03%
2010-11	$235,887,822	$1,115,663	0.47%	$164,377	0.07%	$18,081	0.01%
2010-12	$231,310,819	$1,065,621	0.46%	$243,630	0.11%	$17,331	0.01%

2010 Originations
Month	$ Leases Outstanding	31-60 Days Delinquent $	% of Total Lease Balance	61-90 Days Delinquent $	% of Total Lease Balance	91+ Days Delinquent $	% of Total Lease Balance
2010-01	$39,649,525	$0	0.00%	$0	0.00%	$0	0.00%
2010-02	$67,442,171	$27,216	0.04%	$0	0.00%	$0	0.00%
2010-03	$122,212,924	$81,570	0.07%	$0	0.00%	$0	0.00%
2010-04	$182,285,124	$67,028	0.04%	$15,868	0.01%	$0	0.00%
2010-05	$227,588,093	$202,437	0.09%	$66,312	0.03%	$0	0.00%
2010-06	$270,736,051	$306,908	0.11%	$34,076	0.01%	$0	0.00%
2010-07	$312,291,556	$391,819	0.13%	$31,563	0.01%	$13,953	0.00%
2010-08	$356,695,648	$324,395	0.09%	$50,100	0.01%	$13,876	0.00%
2010-09	$398,709,457	$582,087	0.15%	$92,575	0.02%	$0	0.00%
2010-10	$432,982,056	$934,894	0.22%	$113,398	0.03%	$0	0.00%
2010-11	$474,958,004	$945,315	0.20%	$115,357	0.02%	$39,384	0.01%
2010-12	$540,163,644	$961,526	0.18%	$134,000	0.02%	$36,338	0.01%

New/Toyota/World Omni-Originated Credit Losses/(Gains) For 2006-2010 Originations (1)

2006 Originations
Month Charged-Off	$ Cum. Net Credit Losses/(Gains)	Original $ Balance	Cum. Losses/(Gains) as % of the Original Balance
All 2006	$140,506	$524,011,707	0.03%
2007-01	$203,870	$524,011,707	0.04%
2007-02	$263,328	$524,011,707	0.05%
2007-03	$303,397	$524,011,707	0.06%
2007-04	$333,178	$524,011,707	0.06%
2007-05	$381,872	$524,011,707	0.07%
2007-06	$549,233	$524,011,707	0.10%
2007-07	$648,014	$524,011,707	0.12%
2007-08	$749,815	$524,011,707	0.14%
2007-09	$799,428	$524,011,707	0.15%
2007-10	$901,268	$524,011,707	0.17%
2007-11	$1,019,944	$524,011,707	0.19%
2007-12	$1,124,345	$524,011,707	0.21%
2008-01	$1,300,583	$524,011,707	0.25%
2008-02	$1,427,540	$524,011,707	0.27%
2008-03	$1,578,102	$524,011,707	0.30%
2008-04	$1,709,225	$524,011,707	0.33%
2008-05	$1,889,634	$524,011,707	0.36%
2008-06	$2,108,678	$524,011,707	0.40%
2008-07	$2,307,510	$524,011,707	0.44%
2008-08	$2,470,819	$524,011,707	0.47%
2008-09	$2,735,001	$524,011,707	0.52%
2008-10	$2,921,824	$524,011,707	0.56%
2008-11	$3,113,188	$524,011,707	0.59%
2008-12	$3,319,237	$524,011,707	0.63%
2009-01	$3,662,317	$524,011,707	0.70%
2009-02	$3,916,237	$524,011,707	0.75%
2009-03	$4,157,971	$524,011,707	0.79%
2009-04	$4,341,457	$524,011,707	0.83%
2009-05	$4,525,450	$524,011,707	0.86%
2009-06	$4,639,417	$524,011,707	0.89%
2009-07	$4,759,890	$524,011,707	0.91%
2009-08	$4,832,849	$524,011,707	0.92%
2009-09	$4,927,518	$524,011,707	0.94%
2009-10	$4,995,099	$524,011,707	0.95%
2009-11	$5,057,347	$524,011,707	0.97%
2009-12	$5,143,965	$524,011,707	0.98%
2010-01	$5,190,171	$524,011,707	0.99%
2010-02	$5,219,154	$524,011,707	1.00%
2010-03	$5,273,554	$524,011,707	1.01%
2010-04	$5,285,725	$524,011,707	1.01%
2010-05	$5,307,323	$524,011,707	1.01%
2010-06	$5,318,265	$524,011,707	1.01%
2010-07	$5,319,283	$524,011,707	1.02%
2010-08	$5,339,063	$524,011,707	1.02%
2010-09	$5,341,551	$524,011,707	1.02%
2010-10	$5,378,692	$524,011,707	1.03%
2010-11	$5,398,959	$524,011,707	1.03%
2010-12	$5,425,762	$524,011,707	1.04%

(1)	The Original Balance and the Net Credit Losses/(Gains) represent the sum of (i) the present value of the remaining monthly payments payable under the leases and (ii) the present value of the residual value established at the time the leases were originated using the lower of the MRM or the MSRP Residual Value. The present value calculation is based on the lease rate.

2007 Originations
Month Charged-Off	$ Cum. Net Credit Losses/(Gains)	Original $ Balance	Cum. Losses/(Gains) as % of the Original Balance
All 2007	$244,033	$864,105,303	0.03%
2008-01	$452,284	$864,105,303	0.05%
2008-02	$664,264	$864,105,303	0.08%
2008-03	$863,855	$864,105,303	0.10%
2008-04	$1,141,137	$864,105,303	0.13%
2008-05	$1,328,748	$864,105,303	0.15%
2008-06	$1,758,077	$864,105,303	0.20%
2008-07	$2,139,560	$864,105,303	0.25%
2008-08	$2,484,764	$864,105,303	0.29%
2008-09	$2,989,965	$864,105,303	0.35%
2008-10	$3,639,645	$864,105,303	0.42%
2008-11	$4,224,843	$864,105,303	0.49%
2008-12	$4,866,456	$864,105,303	0.56%
2009-01	$5,566,794	$864,105,303	0.64%
2009-02	$6,059,770	$864,105,303	0.70%
2009-03	$6,578,387	$864,105,303	0.76%
2009-04	$7,076,718	$864,105,303	0.82%
2009-05	$7,545,463	$864,105,303	0.87%
2009-06	$7,943,484	$864,105,303	0.92%
2009-07	$8,336,412	$864,105,303	0.96%
2009-08	$8,746,994	$864,105,303	1.01%
2009-09	$9,010,288	$864,105,303	1.04%
2009-10	$9,290,937	$864,105,303	1.08%
2009-11	$9,621,908	$864,105,303	1.11%
2009-12	$9,958,625	$864,105,303	1.15%
2010-01	$10,205,071	$864,105,303	1.18%
2010-02	$10,478,166	$864,105,303	1.21%
2010-03	$10,807,373	$864,105,303	1.25%
2010-04	$11,096,003	$864,105,303	1.28%
2010-05	$11,330,551	$864,105,303	1.31%
2010-06	$11,438,871	$864,105,303	1.32%
2010-07	$11,578,513	$864,105,303	1.34%
2010-08	$11,677,818	$864,105,303	1.35%
2010-09	$11,774,843	$864,105,303	1.36%
2010-10	$11,892,066	$864,105,303	1.38%
2010-11	$11,974,126	$864,105,303	1.39%
2010-12	$12,097,891	$864,105,303	1.40%

2008 Originations
Month Charged-Off	$ Cum. Net Credit Losses/(Gains)	Original $ Balance	Cum. Losses/(Gains) as % of the Original Balance
All 2008	$580,471	$663,329,570	0.09%
2009-01	$914,686	$663,329,570	0.14%
2009-02	$1,201,764	$663,329,570	0.18%
2009-03	$1,402,424	$663,329,570	0.21%
2009-04	$1,789,953	$663,329,570	0.27%
2009-05	$2,195,517	$663,329,570	0.33%
2009-06	$2,651,785	$663,329,570	0.40%
2009-07	$3,064,005	$663,329,570	0.46%
2009-08	$3,330,754	$663,329,570	0.50%
2009-09	$3,533,757	$663,329,570	0.53%
2009-10	$3,832,185	$663,329,570	0.58%
2009-11	$4,038,335	$663,329,570	0.61%
2009-12	$4,283,361	$663,329,570	0.65%
2010-01	$4,660,655	$663,329,570	0.70%
2010-02	$4,882,658	$663,329,570	0.74%
2010-03	$5,310,226	$663,329,570	0.80%
2010-04	$5,574,356	$663,329,570	0.84%
2010-05	$5,762,146	$663,329,570	0.87%
2010-06	$5,993,036	$663,329,570	0.90%
2010-07	$6,203,889	$663,329,570	0.94%
2010-08	$6,352,071	$663,329,570	0.96%
2010-09	$6,533,562	$663,329,570	0.98%
2010-10	$6,789,250	$663,329,570	1.02%
2010-11	$6,989,433	$663,329,570	1.05%
2010-12	$7,168,343	$663,329,570	1.08%

2009 Originations
Month Charged-Off	$ Cum. Net Credit Losses/(Gains)	Original $ Balance	Cum. Losses/(Gains) as % of the Original Balance
All 2009	$111,982	$304,488,367	0.04%
2010-01	$161,379	$304,488,367	0.05%
2010-02	$201,276	$304,488,367	0.07%
2010-03	$281,878	$304,488,367	0.09%
2010-04	$362,195	$304,488,367	0.12%
2010-05	$446,501	$304,488,367	0.15%
2010-06	$490,193	$304,488,367	0.16%
2010-07	$571,481	$304,488,367	0.19%
2010-08	$643,079	$304,488,367	0.21%
2010-09	$755,107	$304,488,367	0.25%
2010-10	$839,252	$304,488,367	0.28%
2010-11	$911,614	$304,488,367	0.30%
2010-12	$982,386	$304,488,367	0.32%

2010 Originations
Month Charged-Off	$ Cum. Net Credit Losses/(Gains)	Original $ Balance	Cum. Losses/(Gains) as % of the Original Balance
All 2010	$305,429	$582,455,117	0.05%

New/Toyota/World Omni-Originated Residual Value Losses/(Gains) for 2006-2010 Originations(1)(2)

2006 Originations
Month Sold	$ Cum. Net Residual Losses/(Gains)	Original $ Balance	Cum. Residual Losses/(Gains) as % of the Original Balance
2007-01	$(21,865)	$524,011,707	(0.00)%
2007-02	$(30,239)	$524,011,707	(0.01)%
2007-03	$(42,090)	$524,011,707	(0.01)%
2007-04	$(70,539)	$524,011,707	(0.01)%
2007-05	$(87,277)	$524,011,707	(0.02)%
2007-06	$(113,343)	$524,011,707	(0.02)%
2007-07	$(126,729)	$524,011,707	(0.02)%
2007-08	$(132,748)	$524,011,707	(0.03)%
2007-09	$(141,957)	$524,011,707	(0.03)%
2007-10	$(160,020)	$524,011,707	(0.03)%
2007-11	$(172,378)	$524,011,707	(0.03)%
2007-12	$(179,372)	$524,011,707	(0.03)%
2008-01	$(203,690)	$524,011,707	(0.04)%
2008-02	$(220,451)	$524,011,707	(0.04)%
2008-03	$(222,825)	$524,011,707	(0.04)%
2008-04	$(225,437)	$524,011,707	(0.04)%
2008-05	$(193,001)	$524,011,707	(0.04)%
2008-06	$(92,430)	$524,011,707	(0.02)%
2008-07	$24,323	$524,011,707	(0.00)%
2008-08	$148,149	$524,011,707	0.03%
2008-09	$491,585	$524,011,707	0.09%
2008-10	$701,447	$524,011,707	0.13%
2008-11	$848,772	$524,011,707	0.16%
2008-12	$1,032,042	$524,011,707	0.20%
2009-01	$1,364,137	$524,011,707	0.26%
2009-02	$1,579,004	$524,011,707	0.30%
2009-03	$1,885,584	$524,011,707	0.36%
2009-04	$2,368,918	$524,011,707	0.45%
2009-05	$2,268,666	$524,011,707	0.43%
2009-06	$1,679,034	$524,011,707	0.32%
2009-07	$1,004,780	$524,011,707	0.19%
2009-08	$378,787	$524,011,707	0.07%
2009-09	$(100,140)	$524,011,707	(0.02)%
2009-10	$(472,682)	$524,011,707	(0.09)%
2009-11	$(697,007)	$524,011,707	(0.13)%
2009-12	$(1,162,056)	$524,011,707	(0.22)%
2010-01	$(2,040,998)	$524,011,707	(0.39)%
2010-02	$(3,125,493)	$524,011,707	(0.60)%
2010-03	$(4,092,001)	$524,011,707	(0.78)%
2010-04	$(4,849,510)	$524,011,707	(0.93)%
2010-05	$(5,449,496)	$524,011,707	(1.04)%
2010-06	$(6,146,331)	$524,011,707	(1.17)%
2010-07	$(6,893,214)	$524,011,707	(1.32)%
2010-08	$(7,563,467)	$524,011,707	(1.44)%
2010-09	$(8,013,685)	$524,011,707	(1.53)%
2010-10	$(8,253,833)	$524,011,707	(1.58)%
2010-11	$(8,428,876)	$524,011,707	(1.61)%
2010-12	$(8,524,785)	$524,011,707	(1.63)%

(1)	Loss/(gain) calculated as the sum of (i) gross sales proceeds plus (ii) excess wear and use and excess mileage charges paid by lessees minus the lesser of the MSRP or the MRM ALG Residual.

(2)	The Original Balance represents the sum of (i) the present value of the remaining monthly payments payable under the leases and (ii) the present value of the residual value established at the time the leases were originated using the lower of the MRM or the MSRP Residual Value. The present value calculation is based on the lease rate.

2007 Originations
Month Sold	$ Cum. Net Residual Losses/(Gains)	Original $ Balance	Cum. Residual Losses/(Gains) as % of the Original Balance
2008-01	$(88,888)	$864,105,303	(0.01)%
2008-02	$(114,073)	$864,105,303	(0.01)%
2008-03	$(154,703)	$864,105,303	(0.02)%
2008-04	$(155,409)	$864,105,303	(0.02)%
2008-05	$(173,243)	$864,105,303	(0.02)%
2008-06	$(191,105)	$864,105,303	(0.02)%
2008-07	$(232,582)	$864,105,303	(0.03)%
2008-08	$(273,821)	$864,105,303	(0.03)%
2008-09	$(309,498)	$864,105,303	(0.04)%
2008-10	$(330,766)	$864,105,303	(0.04)%
2008-11	$(406,101)	$864,105,303	(0.05)%
2008-12	$(528,698)	$864,105,303	(0.06)%
2009-01	$(684,250)	$864,105,303	(0.08)%
2009-02	$(867,778)	$864,105,303	(0.10)%
2009-03	$(1,043,543)	$864,105,303	(0.12)%
2009-04	$(1,171,070)	$864,105,303	(0.14)%
2009-05	$(1,280,542)	$864,105,303	(0.15)%
2009-06	$(1,513,431)	$864,105,303	(0.18)%
2009-07	$(1,650,433)	$864,105,303	(0.19)%
2009-08	$(1,851,193)	$864,105,303	(0.21)%
2009-09	$(2,030,101)	$864,105,303	(0.23)%
2009-10	$(2,221,639)	$864,105,303	(0.26)%
2009-11	$(2,332,785)	$864,105,303	(0.27)%
2009-12	$(2,522,073)	$864,105,303	(0.29)%
2010-01	$(2,868,030)	$864,105,303	(0.33)%
2010-02	$(3,284,175)	$864,105,303	(0.38)%
2010-03	$(4,263,143)	$864,105,303	(0.49)%
2010-04	$(6,094,708)	$864,105,303	(0.71)%
2010-05	$(7,982,517)	$864,105,303	(0.92)%
2010-06	$(10,013,477)	$864,105,303	(1.16)%
2010-07	$(11,622,253)	$864,105,303	(1.35)%
2010-08	$(13,154,149)	$864,105,303	(1.52)%
2010-09	$(14,415,034)	$864,105,303	(1.67)%
2010-10	$(15,301,079)	$864,105,303	(1.77)%
2010-11	$(16,171,516)	$864,105,303	(1.87)%
2010-12	$(17,432,069)	$864,105,303	(2.02)%

2008 Originations
Month Sold	$ Cum. Net Residual Losses/(Gains)	Original $ Balance	Cum. Residual Losses/(Gains) as % of the Original Balance
2009-01	$(75,251)	$663,329,570	(0.01)%
2009-02	$(78,959)	$663,329,570	(0.01)%
2009-03	$(79,908)	$663,329,570	(0.01)%
2009-04	$(87,583)	$663,329,570	(0.01)%
2009-05	$(108,263)	$663,329,570	(0.02)%
2009-06	$(118,124)	$663,329,570	(0.02)%
2009-07	$(129,887)	$663,329,570	(0.02)%
2009-08	$(129,887)	$663,329,570	(0.02)%
2009-09	$(144,342)	$663,329,570	(0.02)%
2009-10	$(156,640)	$663,329,570	(0.02)%
2009-11	$(181,129)	$663,329,570	(0.03)%
2009-12	$(211,767)	$663,329,570	(0.03)%
2010-01	$(266,877)	$663,329,570	(0.04)%
2010-02	$(293,896)	$663,329,570	(0.04)%
2010-03	$(323,846)	$663,329,570	(0.05)%
2010-04	$(323,263)	$663,329,570	(0.05)%
2010-05	$(343,535)	$663,329,570	(0.05)%
2010-06	$(381,600)	$663,329,570	(0.06)%
2010-07	$(405,909)	$663,329,570	(0.06)%
2010-08	$(444,337)	$663,329,570	(0.07)%
2010-09	$(469,164)	$663,329,570	(0.07)%
2010-10	$(512,682)	$663,329,570	(0.08)%
2010-11	$(673,937)	$663,329,570	(0.10)%
2010-12	$(1,015,916)	$663,329,570	(0.15)%

2009 Originations
Month Sold	$ Cum. Net Residual Losses/(Gains)	Original $ Balance	Cum. Residual Losses/(Gains) as % of the Original Balance
2009-09	$(10,436)	$304,488,367	0.00%
2009-10	$(10,436)	$304,488,367	0.00%
2009-11	$(10,436)	$304,488,367	0.00%
2009-12	$(10,436)	$304,488,367	0.00%
2010-01	$(17,844)	$304,488,367	(0.01)%
2010-02	$(27,524)	$304,488,367	(0.01)%
2010-03	$(27,524)	$304,488,367	(0.01)%
2010-04	$(34,669)	$304,488,367	(0.01)%
2010-05	$(34,669)	$304,488,367	(0.01)%
2010-06	$(38,142)	$304,488,367	(0.01)%
2010-07	$(42,543)	$304,488,367	(0.01)%
2010-08	$(47,079)	$304,488,367	(0.02)%
2010-09	$(53,235)	$304,488,367	(0.02)%
2010-10	$(73,337)	$304,488,367	(0.02)%
2010-11	$(76,039)	$304,488,367	(0.02)%
2010-12	$(91,646)	$304,488,367	(0.03)%

2010 Originations
Month Sold	$ Cum. Net Residual Losses/(Gains)	Original $ Balance	Cum. Residual Losses/(Gains) as % of the Original Balance
2010-06	$(4,650)	$582,455,117	0.00%
2010-07	$(13,502)	$582,455,117	0.00%
2010-08	$(13,502)	$582,455,117	0.00%
2010-09	$(19,534)	$582,455,117	0.00%
2010-10	$(24,218)	$582,455,117	0.00%
2010-11	$(28,296)	$582,455,117	0.00%
2010-12	$(35,294)	$582,455,117	(0.01)%

New/Toyota/World Omni-Originated Residual Value Losses/(Gains) for 2006-2010 Originations(6)

20[ ] Originations
Month Sold	$ Net Residual Value Losses	Original $ Balance	Cum Losses as % of the Original Balance
January – [ ]
•
•
•
•
•
•
•
•
•
•
•
Current Month End

(6)	Loss/(gain) calculated as the sum of (i) gross sales proceeds plus (ii) excess wear and use and excess mileage charges paid by lessees minus the lesser of the MSRP or the MRM ALG Residual.

Prospectus

Asset Backed Securities (Issuable in Series)

World Omni Auto Leasing LLC

Depositor

You should carefully consider the risk factors beginning on page 1 of this prospectus.

The securities are obligations of the issuing entity that issued those securities and are backed only by the assets of the issuing entity. The securities are not obligations of World Omni Auto Leasing LLC, Auto Lease Finance LLC, World Omni LT, World Omni Financial Corp., any of their affiliates or any governmental agency.

This prospectus may not be used to consummate sales of the offered securities unless accompanied by a prospectus supplement.

The Issuing Entities:

1.	a new issuing entity will be formed to issue each series of securities;

2.	the assets of each issuing entity will consist primarily of:

•	an exchange note secured by new automobile and light-duty truck leases and the related leased vehicles; and

•	other assets as described in this prospectus and to be specified in the related prospectus supplement.

The Securities:

1.	will be asset backed securities sold periodically in one or more series. Each series will be secured by the assets of the issuing entity or will evidence beneficial ownership interests in the issuing entity;

2.	will be offered in separate series, which may include one or more classes, all of which may not be offered for sale to the public as specified in the related prospectus supplement;

3.	of a series may be divided into two or more classes, which may have different interest rates and which may receive principal payments in differing proportions and at different times;

4.	will consist of:

•	notes (which will be treated as indebtedness of the issuing entity); and/or

•	certificates (which will represent an undivided ownership interest in the issuing entity); and

5.	of any series are not obligations of World Omni Auto Leasing LLC, Auto Lease Finance LLC, World Omni LT, World Omni Financial Corp. or any of their affiliates, and neither the securities nor the underlying exchange notes are insured or guaranteed by any governmental agency.

[Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.]

No secondary market will exist for a series of securities prior to its offering. We cannot assure you that a secondary market will develop for the securities of any series or, if it does develop, that it will continue.

The date of this prospectus is [                ], 20[        ].

OVERVIEW OF THE INFORMATION IN THIS

PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT

We provide information about your securities in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities or certificates, including your series; and (b) the applicable prospectus supplement, which describes the specific terms of your series, including information about:

•	the type of securities offered;

•	certain risks relating to an investment in the securities;

•	the timing and amount of interest payments on and principal payments of the securities;

•	the exchange note underlying your securities, and the new automobile and light-duty truck leases and related leased vehicles securing that exchange note;

•	the credit enhancement for each class of securities;

•	the credit ratings for each class of securities; and

•	the method of selling the securities.

Whenever information in the applicable prospectus supplement is more specific than the information in this prospectus, you should rely on the information in the applicable prospectus supplement.

You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is not permitted.

We include cross-references in this prospectus and in the applicable prospectus supplement to captions in these materials where you can find further related discussions. The tables of contents in the applicable prospectus supplement provide the pages on which these captions are located.

You can also find a listing of the pages where the principal terms are defined under “Index of Principal Terms” beginning on page 72 of this prospectus and page S-67 of the accompanying prospectus supplement. If the description of the terms of your securities varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

To understand the structure of, and risks related to, these securities, you must read carefully this prospectus and the applicable prospectus supplement in their entirety.

i

ii

RISK FACTORS

You should carefully consider the following risks and the risks described under “Risk Factors” in the prospectus supplement for the securities before making an investment decision. In particular, distributions on your securities will depend on payments received on and other recoveries with respect to the leases in the reference pool. Therefore, you should carefully consider the risk factors relating to the leases and the leased vehicles.

Your investment could be materially and adversely affected if any of the following risks are realized.

You must rely for repayment only upon the issuing entity’s assets, which may not be sufficient to make full payments on your securities.	Your securities represent obligations of the related issuing entity. Your securities will not represent an interest in or obligation of World Omni Auto Leasing LLC, the trustee, World Omni LT, Auto Lease Finance LLC, World Omni Financial Corp., or any other person. Distributions on any class of securities will depend solely on the amount and timing of payments on the related exchange note held by the issuing entity, which payments depend almost exclusively on the amount and timing of payments and other collections in respect of the leases in the related reference pool of the titling trust and any credit enhancement for the securities of a series specified in the applicable prospectus supplement. World Omni Auto Leasing LLC cannot assure you that these amounts, together with other payments and collections in respect of the related leases, will be sufficient to make full and timely distributions on the exchange note and any offered securities. The offered securities, the exchange note and the leases will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or by any provider of credit enhancement unless specified in the related prospectus supplement.

You may experience reduced returns and delays on your securities resulting from changes in delinquency levels and losses.	There can be no assurance that the historical levels of delinquencies and losses experienced by World Omni Financial Corp. on its lease portfolio will be indicative of the performance of the leases included in the reference pool or that the levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the local, regional or national economies or due to other events.

A bankruptcy of the depositor, Auto Lease Finance LLC, the servicer or the titling trust could delay or limit payments to you.	We have structured the transaction described in this prospectus and the accompanying prospectus supplement in an effort to minimize the risk that:

• Auto Lease Finance LLC, World Omni Auto Leasing LLC, the titling trust and the issuing entity might be the subject of a bankruptcy or state insolvency proceeding;

• the bankruptcy or insolvency of World Omni Financial Corp. might result in the consolidation of the assets and liabilities of any of those entities with those of World Omni Financial Corp.; and

• the transfer of the exchange note from Auto Lease Finance LLC to World Omni Auto Leasing LLC might be recharacterized as a loan rather than a true sale, removing the exchange note from the estate of Auto Lease Finance LLC should it become the subject of a bankruptcy or insolvency proceeding.

If these efforts are unsuccessful, you could experience delays in payments due on your securities or may suffer losses on your securities.

Following a bankruptcy or insolvency of World Omni Financial Corp. or Auto Lease Finance LLC, a court could conclude that the exchange note is owned by World Omni Financial Corp. or Auto Lease Finance LLC, respectively, instead of the issuing entity. A court could reach this conclusion either because the transfer of the exchange note from Auto Lease Finance LLC to World Omni Auto Leasing LLC was not a true sale or because the court concluded that assets and liabilities of World Omni Financial Corp., Auto Lease Finance LLC and World Omni Auto Leasing LLC, or of Auto Lease Finance LLC and World Omni Auto Leasing LLC, should be consolidated and treated as a single estate for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you or may not ultimately receive all interest and principal due to you because of:

• the automatic stay which prevents a creditor from exercising remedies against a debtor in bankruptcy without permission from the court; and

• the fact that neither the issuing entity nor the indenture trustee has a perfected security interest in the vehicles or any cash collections of the leases at the time a bankruptcy proceeding begins.

Consolidation or disregard of sale following a bankruptcy of World Omni Financial Corp.	Any amounts paid by World Omni Financial Corp. as servicer into an exchange note collection account in lieu of relinquished vehicle proceeds with respect to the LKE program may be recoverable as preferential transfers if World Omni Financial Corp. were to become the subject of a bankruptcy case or proceeding and World Omni Financial Corp. had paid those amounts within one year of the commencement of the bankruptcy case. Other payments that are made by World Omni Financial Corp. to Auto Lease Finance LLC, World Omni Auto Leasing LLC, the titling trust or the issuing entity may also be recoverable as preferential transfers if made within one year before a World Omni Financial Corp. bankruptcy filing.

Other adverse consequences of a World Omni Financial Corp. bankruptcy	The insolvency of World Omni Financial Corp. also could result in its replacement as servicer, which could temporarily interrupt payments on the securities. A bankruptcy case or an insolvency case under federal or state law against World Omni Financial Corp. also would be an event of default under the servicing agreement, which could result in the removal of World Omni Financial Corp. as servicer. Either type of case could delay payment to you on the securities. If payments previously made by World Omni Financial Corp. were to be recovered as preferential transfers, you could experience delays in payment or suffer a loss on your investment in the securities.

Adverse consequences of a bankruptcy or insolvency of the titling trust	We have registered the titling trust under various states’ business trust laws. This means that the titling trust may be subject to bankruptcy or state insolvency laws. If, despite the built-in structural protections, the titling trust becomes bankrupt or insolvent, then claims against its assets would be subordinate to the perfected security interest in those assets held by the collateral agent.

For further discussion of how a bankruptcy proceeding of the titling trust, Auto Lease Finance LLC, the servicer, World Omni Auto Leasing LLC or other related entities may affect the issuing entity and the securities, we refer you to “Additional Legal Aspects of the Titling Trust and the Exchange Notes—Insolvency Related Matters.”

Recently enacted legislation and future regulatory reforms could have an adverse effect on World Omni Financial Corp.’s ability to service the units	Due to the current economic and political environment, World Omni Financial Corp. and other financial institutions face the prospect of increased regulation and regulatory scrutiny. The financial services industry is likely to see restrictions on pricing and enforcement proceedings through the Dodd-Frank Wall Street Reform and Consumer Protection Act and other similar legislation. Many of the new requirements may be the subject of the implementing regulations which have yet to be released. Until implementing regulations are issued, there can be no assurance that the new requirements will not have an adverse impact on the servicing of the units, on World Financial Corp.’s securitization programs or on the regulation and supervision of World Omni Financial Corp., Auto Lease Finance LLC, World Omni Auto Leasing LLC, the titling trust or any issuing entity.

Laws in the financial services industry are designed primarily for the protection of consumers. The failure to comply could result in significant statutory civil and criminal penalties, monetary damages, attorneys’ fees and costs, possible revocation of licenses and damage to World Omni Financial Corp.’s reputation, brand and valued customer relationships.

A change or withdrawal by the rating agencies of their initial ratings may reduce the market value of the securities.	A security rating is not a recommendation by a rating agency that you buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. You are encouraged to analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the securities after the securities are issued if that rating agency believes circumstances have changed. A rating downgrade may reduce the price that a subsequent purchaser will be willing to pay for the securities.

You may suffer losses on your investment because the indenture trustee lacks direct ownership interests or perfected security interests in the leased vehicles and interests of other persons in the leases and the leased vehicles could be superior to the collateral agent’s interest.	Payments on the securities are ultimately dependent on the payments made under leases and net proceeds from the sale of the related leased vehicles allocated to the reference pool of the titling trust associated with the exchange note held by the issuing entity. Neither the issuing entity nor World Omni Auto Leasing LLC has a direct ownership interest in any lease or a direct ownership interest or perfected security interest in any leased vehicle. Because the interest of the indenture trustee—as pledgee of the issuing entity—is in the exchange note and not directly in the leases or in the leased vehicles, the indenture trustee has no direct rights relating to either the leases or the leased vehicles. If an event of default occurs under the indenture, the indenture trustee would be limited to exercising its rights relating to the exchange note, including selling it, and its rights under the other available credit enhancement. To the extent that the exercise of the indenture trustee’s rights under the exchange note and the other available credit enhancement produces insufficient funds to make all required payments for the securities, you may experience delays in payments or suffer a loss of all or part of your investment.

We refer you to “The Trust Assets” and “Description of the Indenture.”
Even though the collateral agent for the holders of exchange notes and certain other secured parties with respect to the closed-end collateral specified interest have a prior perfected security interest in the units, events or circumstances could jeopardize the interest, such as:

• fraud or forgery by the vehicle lessee;

• negligence or fraud by the servicer;

• mistakes by governmental agencies;

• liens for repairs or unpaid taxes;

• the exercise of legal rights of governmental agencies under various criminal statutes;

• the application of consumer protection laws;

• rights and defenses of lessees made under the vehicle leases; and

• bankruptcy of the lessee.

See “Additional Legal Aspects of the Leases and the Leased Vehicles—Limitations on Collateral Agent’s and Indenture Trustee’s Lien” in this prospectus for other events that could jeopardize that interest.

Leases that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment.	Numerous federal and state consumer protection laws, including the federal Consumer Leasing Act of 1976 and Regulation M promulgated by the Board of Governors of the Federal Reserve System, impose requirements on retail lease contracts. The failure by the titling trust to comply with these requirements may give rise to liabilities on the part of the titling trust (as lessor under the leases). Further, many states have adopted “lemon laws” that provide vehicle users certain rights in respect of substandard vehicles. A successful claim under a lemon law could result in, among other things, the termination of the related lease and/or the requirement that all or a portion of payment previously paid by the lessee be refunded. Auto Lease Finance LLC will make representations and warranties that each lease complies with all requirements of applicable law in all material respects. If any such representation and warranty proves incorrect, has certain material and adverse effects on the related exchange note, and is not timely cured, Auto Lease Finance LLC will be required to make a reallocation payment in respect of the related lease and leased vehicle and reallocate the related lease and related leased vehicle out of the related reference pool. To the extent that Auto Lease Finance LLC fails to make such a reallocation payment, or to the extent that a court holds the titling trust liable for violating consumer protection laws regardless of such a repurchase, a failure to comply with consumer protection laws could result in required payments by the titling trust. If sufficient funds are not available to make both payments to lessees and on the exchange notes, you may suffer a loss on your investment in the securities.

We refer you to “Additional Legal Aspects of the Leases and the Leased Vehicles—Consumer Protection Law” in this prospectus.
If ERISA liens are placed on the titling trust assets, you could suffer a loss.

Liens in favor of and/or enforceable by the Pension Benefit Guaranty Corporation could attach to the units owned by the titling trust and could be used to satisfy unfunded ERISA obligations of any member of a controlled group that includes World Omni Financial Corp. and its affiliates. However, because the collateral agent in connection with the exchange note has a prior perfected security interest in the units, these liens would not have priority over the interest of the collateral agent in the assets securing the exchange note. As of the closing date, neither World Omni Financial Corp. nor any of its affiliates had any material unfunded liabilities with respect to their respective defined benefit pension plans. Moreover, World Omni Auto Leasing LLC believes that the likelihood of this liability being asserted against the assets of the titling trust or, if so asserted, being successfully pursued, is remote. However, you cannot be sure the units will not become subject to an ERISA liability.

We refer you to “Additional Legal Aspects of the Leases and the Leased Vehicles—ERISA Liens and Vicarious Tort Liability” in this prospectus.
Vicarious tort liability may result in a loss.

Some states allow a party that incurs an injury involving a leased vehicle to sue the owner of the vehicle merely because of that ownership. Most states, however, either prohibit these vicarious liability suits or limit the lessor’s liability to the amount of liability insurance that the lessee was required to carry under applicable law but failed to maintain.

On August 10, 2005, President Bush signed into law the Safe Accountable, Flexible, and Efficient Transportation Equity Act of 2005 (the “Transportation Act”), Pub. L. No. 109–59. The Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person shall not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). This provision of the Transportation Act was effective upon enactment and applies to any action commenced on or after August 10, 2005. The Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and it is expected that the Transportation Act should reduce the likelihood of vicarious liability being imposed on the titling trust.

Most state and federal courts considering whether the Transportation Act preempts state laws permitting vicarious liability have generally concluded that such laws are preempted with respect to cases commenced on or after August 10, 2005. One New York lower court, however, had reached a contrary conclusion in a recent case involving Nissan-Infiniti LT, a titling trust affiliated with another auto finance company. This New York court concluded that the preemption provision in the Transportation Act was an unconstitutional exercise of congressional authority under the Commerce Clause of the United States Constitution and, therefore, did not preempt New York law regarding vicarious liability. New York’s appellate court overruled the trial court and upheld the constitutionality of the preemption provision in the Transportation Act. New York’s highest court, the Court of Appeals, dismissed the appeal.

In addition to the protection afforded by the Transportation Act, the collateral agent has a perfected security interest in and to the leases and related leased vehicles allocated to the closed-end collateral specified interest pursuant to the pledge and security agreement. The collateral agent’s security interest would have priority over the lien of a judgment creditor with respect to a vicarious tort liability claim. We refer you to “Additional Legal Aspects of the Leases and the Leased Vehicles—Vicarious Tort Liability” in this prospectus.

World Omni Financial Corp. maintains, on behalf of the titling trust, contingent liability insurance coverage against third party claims that provides coverage with no annual or aggregate cap on the number of claims thereunder, providing primary coverage of $1 million combined single limit coverage per occurrence. If World Omni Financial Corp. ceases to maintain this insurance coverage or the insurance coverage protecting the titling trust is insufficient to cover, or does not cover, a material claim, that claim could be satisfied out of the proceeds of the vehicles and leases allocated to the reference pool for your series of securities and you could incur a loss on your investment.

If vicarious liability imposed on the titling trust exceeds the coverage provided by its primary and excess liability insurance policies, or if lawsuits are brought against either the titling trust or World Omni Financial Corp. involving the negligent use or operation of a leased vehicle, you could experience delays in payments due to you, or you may ultimately suffer a loss.

For a discussion of the possible liability of the titling trust in connection with the use or operation of the leased vehicles, you should refer to “Additional Legal Aspects of the Leases and the Leased Vehicles—Vicarious Tort Liability” in the this prospectus.

The return on your securities could be reduced by shortfalls due to military action.	The effect of any current or future military action by or against the United States, as well as any future terrorist attacks, on the performance of the leases is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the leases and the leased vehicles.

The Servicemembers Civil Relief Act and similar state laws may provide relief to members of the military on active duty, including reservists or national guard members, who have entered into an obligation, such as a lease contract for a lease of a vehicle, before entering into military service and provide that under some circumstances the lessor may not terminate the lease contract for breach of the terms of the contract, including non–payment. Furthermore, under the Servicemembers Civil Relief Act, a lessee may terminate a lease of a vehicle at anytime after the lessee’s entry into military service or the date of the lessee’s military orders (as described below) if (i) the lease is executed by or on behalf of a person who subsequently enters military service under a call or order specifying a period of not less than 180 days (or who enters military service under a call or order specifying a period of 180 days or less and who, without a break in service, receives orders extending the period of military service to a period of not less than 180 days); or (ii) the lessee, while in military service, executes a lease of a vehicle and thereafter receives military orders (a) for a permanent change of station from a location in the continental United States to a location outside the continental United States, or (b) from a location in a State outside the continental United States to a location outside that State, or (c) to deploy with a military unit, or as an individual in support of a military operation, for a period of not less than 180 days. No early termination charges may be imposed on the lessee for such termination. No information can be provided as to the number of leases that may be affected by these laws. In addition, current military operations of the United States, including military operations in Iraq and Afghanistan, have increased and may continue to increase the number of citizens who are in active military service, including persons in reserve or national guard status who have been called or will be called to active duty. In addition, these laws may impose limitations that would impair the ability of the servicer to repossess a vehicle under a defaulted lease during the related lessee’s period of active duty and, in some cases, may require the servicer to extend the lease termination date of the lease contract, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the lessee’s military service. It is not clear that the Servicemembers Civil Relief Act would apply to leases such as the leases allocated to the applicable reference pool. If a lessee’s obligation to make lease payments is reduced, adjusted or extended, or if the lease is terminated early and no early termination charge is imposed, the servicer will not be required to advance those amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the securities and the certificates.

For more information regarding the effect of the Servicemembers Civil Relief Act and other similar legislation, you should refer to “Additional Legal Aspects of the Leases and the Leased Vehicles—Consumer Protection Law” in this prospectus.

Commingling by the servicer may result in delays and reductions in payments on your securities	So long as World Omni Financial Corp. is servicer, if each condition to making monthly deposits as may be required by the servicing agreement (including the satisfaction of specified ratings criteria of World Omni Financial Corp. and/or JM Family Enterprises, Inc. as described in the prospectus supplement and the absence of any servicer default) is satisfied, World Omni Financial Corp., as the servicer, after identifying the applicable specified interest and reference pool or warehouse facility pool, may retain all payments on the leases with respect to a reference pool received from the related lessees and all proceeds relating to the leases and the leased vehicles collected during a collection period until the business day preceding the related payment date (currently, World Omni Financial Corp. does not satisfy the specified ratings criteria). During this time, the servicer may invest such amounts at its own risk and for its own benefit and need not segregate such amounts from its own funds. On or before the business day preceding a date on which payments are due to be made on a series of securities, the servicer must deposit into the related collection account, all payments on the leases received from the lessees and all proceeds relating to the leases and the leased vehicles collected during the related collection period.

To the extent the servicer does not satisfy the monthly remittance conditions, the servicer is required to deposit the collections into the related exchange note collection account within two business days of receipt of those collections and identification of the account(s) and obligor(s) to which those collections relate. During such two business days, the servicer need not segregate such amounts from its own funds.

If the servicer is unable to deposit these amounts into the collection account, you might incur a loss on your securities.

Because the securities are in book- entry form, your rights can only be exercised indirectly.	Because the securities will be issued in book-entry form, you will be required to hold your interest in your securities through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme, or the Euroclear System in Europe. Transfers of interests in the securities within The Depository Trust Company, Clearstream or Euroclear must be made in accordance with the usual rules and operating procedures of those systems. So long as the securities are in book-entry form, you will not be entitled to receive a physical note representing your interest. The securities will remain in book-entry form except in the limited circumstances described under the caption “Description of the Securities—Book-Entry Registration.”

Unless and until the securities cease to be held in book-entry form, the trustee will not recognize you as a “noteholder” or “certificateholder.” As a result, you will only be able to exercise the rights of securityholders indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream and Euroclear (in Europe) and their participating organizations. Holding the securities in book-entry form could also limit your ability to pledge your securities to persons or entities that do not participate in The Depository Trust Company, Clearstream or Euroclear and to take other actions that require a physical note representing the securities. Interest and principal on the securities will be paid by the issuing entity to The Depository Trust Company as the record holder of the securities while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to securityholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the issuing entity.

Certain lessees’ ability to make timely payments on the leases and related leased vehicles may be adversely affected by extreme weather conditions.	Extreme weather conditions could cause substantial business disruptions, economic losses, unemployment and an economic downturn. As a result, certain lessees’ ability to make timely payments could be adversely affected. The issuing entity’s ability to make payments on the securities could be adversely affected if the lessees in the related reference pool were unable to make timely payments.

PROSPECTUS SUPPLEMENT

The prospectus supplement for each series of securities to be offered will include the following descriptions with respect to that series of securities:

•	the structural features of each class of securities;

•	the identity of each class within the series;

•	the initial aggregate principal amount, the interest rate or the method for determining the rate and the authorized denominations of each class of offered securities;

•

certain information concerning the leases allocated to the closed-end collateral specified interest and designated as part of the reference pool with respect to the related exchange note held by the issuing entity (the “exchange note”), including the securitization value, as specified in the applicable prospectus supplement (the “Securitization Value”), type and characteristics of the leases on the applicable cutoff date;

•	the existence and material terms of any pre-funding account for the increase of the principal amount of the exchange note held by the issuing entity;

•

additional information with respect to any credit enhancement and, if the holder of the securities will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal, information regarding the provider or counterparty;

•	the order of the application of lease payments to each class of offered securities and the allocation of principal to be so applied;

•	the extent of subordination of any subordinate securities;

•	the payment date for the securities;

•	information regarding the servicer for the leases;

•	the circumstances, if any, under which the offered securities are subject to redemption prior to the maturity date;

•	the trustee for the securities;

•	information regarding tax considerations;

•	additional information with respect to the method of distribution of the securities; and

•	the terms of any interest rate protection agreement.

THE ISSUING ENTITIES

With respect to each series of securities, the depositor will establish a separate trust that will issue the securities. We sometimes refer to each of these trusts as an “issuing entity”. Please see “Description of the Indenture—Material Covenants” in this prospectus and “Description of the Transaction Documents” in the prospectus supplement for further description of the issuing entity and its activities.

THE TRUST ASSETS

To the extent specified in the prospectus supplement for an issuing entity, the assets of an issuing entity will include:

•	amounts that from time to time may be held in one or more trust accounts established and maintained on behalf of the issuing entity by a trustee;

•	any credit enhancement, including any interest rate protection agreements, provided for the benefit of holders of the securities of the issuing entity;

•	an exchange note issued by the titling trust; and

•	any and all proceeds of the foregoing.

If so provided in the related prospectus supplement, the property of an issuing entity may also include a pre-funding account, into which the depositor will deposit cash which will be used by the issuing entity to increase the principal balance of the exchange note during a specified period.

The leases constituting the reference pool will be, as specifically described in the related prospectus supplement, originated by various dealers and acquired by the titling trust.

The underwriting criteria applicable to the leases included in any trust are described under “Origination and Servicing Procedures—Underwriting Standards,” and also in the related prospectus supplement.

THE TITLING TRUST

Formation of the Titling Trust

World Omni LT is a Delaware statutory trust. We refer to World Omni LT in this prospectus as the “titling trust.” The titling trust is governed by a [second amended and restated trust agreement, dated as of July 16, 2008]. In this prospectus, for convenience, we refer to the trust agreement of the titling trust, the collateral agency agreement and the supplement to that agreement relating to the exchange note together as the “titling trust documents”.

The parties to the titling trust documents are—

•	Auto Lease Finance LLC, as “initial beneficiary”;

•	World Omni Financial Corp.—which we sometimes refer to as “World Omni”—as “titling trust administrator”;

•	VT Inc., as “titling trustee”;

•	U.S. Bank Trust National Association—which we refer to as “U.S. Bank Trust”—as “Delaware trustee”;

•	U.S. Bank National Association—which we refer to as “U.S. Bank” or “titling trustee agent”;

•	AL Holding Corp., as “closed-end collateral agent”; and

•	Bank of America, N.A., as “deal agent.”

Purposes of the titling trust. The primary business purpose of the titling trust is to take assignments of, and serve as record holder of title to, substantially all of the closed-end and open-end retail leases and the related leased vehicles purchased by or through World Omni from automobile dealers.

You can find more information about the titling trust documents in this prospectus under the heading “Certain Provisions of the Titling Trust Documents and Related Agreements.”

Property of the titling trust. The assets of the titling trust consist of—

•	closed-end and open-end retail leases and the related leased vehicles, including the certificates of title, assigned to the titling trust by dealers and all collections and proceeds from these units;

•	all of World Omni’s rights—but not its obligations—relating to those units, including the right to receive proceeds from any dealer repurchase obligations;

•	the right to receive proceeds from physical damage, credit life, disability and any other insurance policies covering those leases or leased vehicles or the related lessees;

•	all security deposits due to the lessor under the leases; and

•

the titling trust’s rights under the [fifth amended and restated servicing agreement], as amended (the “servicing agreement”), and each supplement to the servicing agreement; and all proceeds of the above.

We refer you to “—Lease Origination by Dealers and Assignment to the Titling Trust” for additional discussion of the origination process of Leases and Leased Vehicles.

Titling Trustee and Titling Trustee Agent

Titling trustee. VT Inc., an Alabama corporation, is a wholly owned, special purpose subsidiary of U.S. Bank Trust that was organized in 1993 solely for the purpose of acting as titling trustee for the titling trust.

Delaware trustee and titling trustee agent. U.S. Bank Trust, a national banking association, is the Delaware trustee of the titling trust. A corporate trust office of U.S. Bank Trust is located at 209 South LaSalle Street, Chicago, IL 60604. U.S. Bank, as titling trustee agent serves as agent for the titling trustee to perform specified administrative functions.

Purchase of titling trustee stock on replacement of the trustee agent. The titling trust documents provide that if U.S. Bank is no longer the titling trustee agent, is no longer able, because of legal or regulatory changes, to own the stock of VT Inc., or the titling trustee is no longer eligible to act as titling trustee, because it is owned by U.S. Bank and U.S. Bank no longer qualifies as an eligible titling trustee, Auto Lease Finance LLC may provide a person or entity the option to purchase the stock of VT Inc. for a nominal amount. That person or entity may not be Auto Lease Finance LLC or any of its affiliates. If the person or entity designated by Auto Lease Finance LLC does not exercise this option timely, then VT Inc. will appoint a new titling trustee agent, and that new titling trustee agent, or the person or entity designated by that titling trustee agent, will next have the option to purchase the stock of VT Inc. If the new titling trustee agent or its designee does not exercise this option in a timely manner, U.S. Bank may sell the stock of VT Inc. to another party or dissolve the titling trustee.

The depositor, Auto Lease Finance LLC, World Omni and their affiliates may maintain normal commercial banking and other business relationships with U.S. Bank Trust, U.S. Bank and their affiliates.

Lease Origination by Dealers and Assignment to the Titling Trust

Leases originated by dealers and the related leased vehicles are assigned to the titling trust. Dealers originate leases using a form contract providing for the assignment of the leases to the titling trust. The dealers negotiate the terms of the leases with the lessees. Each lease includes an option allowing the lessee to purchase the related leased vehicle at the end of the lease term for an amount equal to the sum of

•	the residual value of the leased vehicle;

•	a purchase option fee; and

•	any applicable taxes and other incidental charges due under the lease.

Upon entering into a lease with a lessee and approval of that lease by World Omni, a dealer assigns the lease, the leased vehicle, and related rights, including rights in the security deposit and the Total Monthly Payments to be made on the lease, to the titling trust. Once a dealer assigns a lease and leased vehicle to the titling trust, the titling trust owns that lease and leased vehicle. “Total Monthly Payment” means for any lease the amount payable monthly by the lessee equal to the monthly lease payment plus any late payment charges, extension fees or collections allocable to payments to be made by lessees for payment of insurance premiums, excise taxes or similar items.

Dealers’ obligations to repurchase units. Under agreements between World Omni and the dealers, dealers repurchase units that do not meet the representations and warranties made by those dealers at the time of purchase. These representations and warranties relate primarily to the origination of the leases and the titling of the leased vehicles. Dealers do not normally make representations relating to the creditworthiness of the lessees or the collectability of the leases.

Typically, the dealer agreements do not otherwise provide for recourse to the dealer for unpaid amounts under a defaulted lease. World Omni’s rights to receive proceeds from any dealer repurchase obligations have been assigned to the titling trust and will constitute assets of the titling trust. These payments will be available to make payments on the exchange note if they relate to the reference pool. However, the related dealer agreements are not—and will not be—assets of the titling trust.

Titling of Leased Vehicles

Leased vehicles will be titled in the name of the titling trust or titling trustee. The servicer will, on behalf of the titling trust, originate or acquire units on an ongoing basis during the term of the servicing agreement. Each such unit will be originated on a form providing for assignment of the related vehicle by the dealer to the titling trust, including the units allocated to the reference pool. Under the servicing agreement, the servicer causes the certificate of title for each leased vehicle to be issued in the name of “World Omni LT,” “VT Inc. as Trustee of World Omni LT” or in a similar name acceptable to the relevant governmental departments or agencies.

Certificates of title do not reflect the issuing entity’s interest in leased vehicles. The servicer will not place any lien on the certificates of title to indicate the issuing entity’s interest in the leased vehicles. No new certificates of title will be issued. However, the certificates of title to leased vehicles will reflect a first lien recorded in favor of AL Holding Corp. as collateral agent. This lien exists to assure delivery of the certificates of title for the leased vehicle to the servicer and to perfect the security interest in and to the leased vehicles and other titling trust assets allocated to the closed-end collateral specified interest granted to AL Holding Corp. by the titling trust under the security agreement. The servicer will not have any interest in the leased vehicles. For administrative convenience, the servicer (or, in certain circumstances, a separate custodian) will hold the certificates of title as custodian on behalf of the titling trust and the collateral agent. We refer you to “Additional Legal Aspects of the Titling Trust and the Exchange Note” for additional legal discussion on titling of leased vehicles.

Servicing of Leases and Leased Vehicles

World Omni services the units under a servicing agreement among the titling trust, World Omni, as servicer, and AL Holding Corp., as closed-end collateral agent. The servicing agreement will be supplemented by a supplement to the servicing agreement, which relates to the reference pool. References to the servicing agreement in this prospectus mean both the servicing agreement and the supplement to the servicing agreement.

Limited Powers of Titling Trust

Except as otherwise described in “Certain Provisions of the Titling Trust Documents and Related Agreements”, the titling trust will not, among other things:

•	engage in any activity other than a permitted transaction (as described below);

•

create, incur or assume any indebtedness, other than pursuant to any titling trust debts, including the exchange note, any enhancement or any transactions entered into in connection therewith, in each case in accordance with the titling trust documents;

•	become or remain liable, directly or contingently, in connection with any indebtedness or other liability of Auto Lease Finance LLC or any of its affiliates;

•	make or suffer to exist any loans or advances to, or extend any credit to, or make any investments in, any affiliate other than in connection with permitted transactions;

•

enter into any transaction of merger or consolidation with or into any other entity, or convey its properties and assets substantially in their entirety to any entity, other than with respect to certain permitted transactions;

•

become party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, with the exception of any certificate, any notice of registered pledge, any titling trust debt, any titling trust debt document or any other any documents relating to a permitted transaction; and

•

amend, modify, alter, change or repeal the provisions of the titling trust agreement that require the titling trust to be operating as a special purpose, bankruptcy remote entity; provided, however, that, the titling trust may amend, alter, change or repeal any provision contained in the certificate of trust or the titling trust documents in a manner now or hereafter prescribed by the Delaware Statutory Trust Act.

Permitted transactions under the titling trust documents include, among others:

•

issuing certificates (“titling trust certificates”) representing a separate series of beneficial interest in the titling trust and the related titling trust assets in accordance with the terms of the titling trust documents and the related specification notice;

•

holding title to titling trust leases and related vehicles and other titling trust assets for the benefit of the holders of the related titling trust certificates, all in accordance with the terms of the titling trust documents and the servicing agreements;

•

at the direction of the holders of any series of titling trust certificates relating to a titling trust specified interest, issuing one or more titling trust debts, including exchange notes, with respect to such specified interest, entering into the related titling trust debt document and pledging any or all of the related specified assets to secure such titling trust debts;

•	assigning or otherwise transferring title to titling trust leases, titling trust vehicles and titling trust assets to, or to the order of, the related titling trust certificate holders; and

•

borrowing on a revolving basis or otherwise under one or more titling trust debt documents or any other arrangements, as from time to time in effect, to finance the purchase of titling trust leases and related vehicles.

For more information about the permitted and required activities of the titling trust, we refer you to “Certain Provisions of the Titling Trust Documents and Related Agreements.”

Allocation of Liabilities of the Titling Trust

The assets of the titling trust are divided into several series of specified interests. Currently there are two specified interests: the closed-end collateral specified interest and the open-end collateral specified interest.

The closed-end collateral specified interest is further subdivided into one or more reference pools and the warehouse facility pool (the “asset pools”). The units allocated to the closed-end collateral specified interest and not allocated to a reference pool will be included in the warehouse facility pool.

The titling trust documents will require the holders from time to time of the closed-end collateral specified interest certificate, other specified interest certificates, and securities, including exchange notes and securities of the issuing entities, evidencing obligations of the titling trust or obligations of other entities backed by assets of the titling trust, to waive any claim they might otherwise have with respect to any unrelated titling trust assets and to fully subordinate any claims to those titling trust assets in the event that such waiver is not given effect. Similarly, the holders of any certificates or securities described above, or beneficial interests therein, will be deemed to have waived any claim they might otherwise have with respect to those titling trust assets not allocated to their specified interest. See “Certain Provisions of the Titling Trust Documents and Related Agreements—Closed-end Collateral Specified Interest, Reference Pools and Exchange Notes.”

The titling trust is not permitted to grant a security interest in or otherwise encumber any of the units or other assets allocated to the closed-end specified interest except for the security interest granted to the collateral agent under the pledge and security agreement to secure the exchange notes, warehouse facilities and certain other related obligations. Collections on assets allocated to the closed-end specified interests will be distributed to holders of such secured obligations and Auto Lease Finance LLC, as holder of the related titling trust certificate, in accordance with the priority of payments set forth in the collateral agency agreement and the exchange note supplements. Under the collateral agency agreement, warehouse facility lenders and holders of unrelated exchange notes will not receive any collections in respect of a particular reference pool.

For a more detailed discussion of the risks relating to potential liabilities of the titling trust, we refer you to “Certain Provisions of the Titling Trust Documents and Related Agreements,” “Additional Legal Aspects of the Titling Trust and the Exchange Notes” and “Additional Legal Aspects of the Leases and Leased Vehicles” in this prospectus.

THE EXCHANGE NOTE

Issuance of the Exchange Note to Auto Lease Finance LLC

The titling trust will issue an exchange note to Auto Lease Finance LLC on the date the securities are issued, which will reduce the closed-end assets allocable to the warehouse facility pool. The exchange note will be secured by and paid principally from certain assets in the closed-end collateral specified interest that have been allocated to the reference pool pursuant to the collateral agency agreement and the titling trust documents on or before the date the securities are issued.

The terms of each exchange note will be set forth in the [fourth amended and restated collateral agency agreement dated as of December 15, 2009,] as amended and as supplemented from time to time (the “collateral agency agreement”), and supplements to that agreement which relate to exchange notes issued by the titling trust (each, an “exchange note supplement”). To provide for the servicing of the units in the related reference pool, upon issuance of an exchange note, the titling trust, the servicer and AL Holding Corp. will enter into a supplement to the servicing agreement referred to herein as the “servicing supplement,” that sets forth any specific rights and duties of the servicer related to that reference pool.

The assets constituting the reference pool will include:

•	all related units and all proceeds or payments received or due on or after a cutoff date;

•	the right to receive payments made to World Omni, the titling trust or the titling trustee under any insurance policy, by the related lessees or in respect of the leased vehicles;

•	the right to receive the proceeds of any dealer repurchase obligations relating to the leases or the leased vehicles;

•	the right to receive any insurance proceeds from any insurance policies with respect to the related units and lessees;

•	the exchange note collection account;

•	all other assets of the titling trust related to the units; and

•

all proceeds of the property listed above, except that actual sale proceeds with respect to relinquished vehicles will not constitute part of the assets of the reference pool. See “Origination and Servicing Procedures—Like Kind Exchange Program.”

The exchange note will be pledged to the indenture trustee to secure the securities.

Neither the holder of the exchange note nor the indenture trustee as pledgee of the exchange note—will have any interest in the titling trust assets allocated to any other reference pool, as defined below under “Certain Provisions of the Titling Trust Documents and Related Agreements—Closed-end Collateral Specified Interest, Reference Pools and Exchange Notes,” with respect to other exchange notes as defined below under “Certain Provisions of the Titling Trust Documents and Related Agreements—Closed-end Collateral Specified Interest, Reference Pools and Exchange Notes,” or to the warehouse facility pool, including any payments made on or proceeds from those assets.

Transfer of the Exchange Note to the Issuing Entity and Other Transactions on the Date the Securities are Issued

On the date the securities are issued:

•	Auto Lease Finance LLC will sell the exchange note to the depositor;

•	the depositor will, in turn, transfer the exchange note to the issuing entity;

•	the issuing entity will issue the securities; and

•	the issuing entity will pledge the exchange note to the indenture trustee as security for the securities.

The issuing entity also will issue one class of issuing entity trust certificates to the depositor on the date the securities are issued. The depositor will retain the issuing entity trust certificates.

ORIGINATION AND SERVICING PROCEDURES

The following is a description of the origination, underwriting and servicing of the leases and leased vehicles by World Omni Financial Corp. as of the date of this prospectus. The applicable prospectus supplement will describe any material changes to this information with respect to the origination, underwriting and servicing of the units for which the related issuing entity will hold the exchange note secured by such units.

The leases are purchased from dealers pursuant to existing dealer agreements in the ordinary course of business. World Omni Financial Corp. will act as servicer for each transaction unless another servicer is specified in the applicable prospectus supplement.

General

World Omni Financial Corp. is a Florida corporation and a wholly-owned subsidiary of JM Family Enterprises, Inc., a Delaware corporation (“JMFE”). JMFE, through its subsidiaries, provides a full range of automotive-related distribution and financial services to Toyota dealerships in the “Five-State Area,” which includes Alabama, Florida, Georgia, North Carolina and South Carolina. Financial services are also provided to other dealerships throughout the United States.

World Omni Financial Corp. provides retail installment sale contract and lease contract financing to retail customers of Toyota automotive dealers within the Five-State Area. World Omni Financial Corp. services automobile and light-duty truck receivables for its own account and for the accounts of third parties. World Omni Financial Corp. also provides wholesale floorplan financing and capital and mortgage loans to some dealers of Southeast Toyota Distributors, LLC, a Delaware limited liability company and a World Omni Financial Corp. affiliate, as well as to a limited number of other automotive dealers.

Southeast Toyota Distributors, LLC, which is a wholly owned subsidiary of JMFE, is the exclusive distributor of Toyota cars and light-duty trucks, parts and accessories in the Five-State Area. Southeast Toyota Distributors, LLC distributes Toyota vehicles pursuant to a distributor agreement, which first was entered into in 1968 and has been renewed through October 2014, with Toyota Motor Sales, U.S.A., Inc., a California corporation. World Omni Financial Corp. has provided financial services to Toyota dealers in the Five-State Area since 1982, operating under the name “Southeast Toyota Finance” since 1996.

The principal executive offices of World Omni Financial Corp. are located at 190 Jim Moran Blvd., Deerfield Beach, Florida 33442 and its telephone number is (954) 429-2200.

Origination

The titling trust purchases closed-end retail leases and leased vehicles in the Five-State Area from dealers pursuant to existing dealer agreements in the ordinary course of business. We refer you to “General” above, The leases are originated by participating dealers in accordance with World Omni Financial Corp.’s requirements and are purchased in accordance with World Omni Financial Corp.’s underwriting standards, which emphasize, among other things, the prospective lessee’s ability to make timely payments and creditworthiness.

Pursuant to written agreements with World Omni Financial Corp., each dealer offers automobile and light-duty truck leasing for terms currently ranging between 24 and 60 months pursuant to World Omni Financial Corp. approved terms and a World Omni Financial Corp. supplied or approved form of closed-end retail lease contract and disclosure statement. Each dealer is responsible for obtaining information about a prospective lessee and for forwarding the information for evaluation to World Omni Financial Corp.’s office in Deerfield Beach, Florida. At the Deerfield Beach office, all submitted information with respect to each application, along with credit bureau information obtained by World Omni Financial Corp., is reviewed, evaluated and “scored” as described under “—Underwriting Standards” below. To the extent the credit evaluation results in an automatic approval or declination, such results are communicated directly back to the dealer. Otherwise, the results of this computer-based evaluation are referred to an analyst for final review and credit evaluation. The analyst then advises the dealer if the applicant is acceptable to World Omni Financial Corp. If a prospective lessee is accepted, automatically or following the evaluation of an analyst, the dealer enters into a closed-end retail lease with its customer. The dealer then verifies the existence of insurance and subsequently sells the lease and related leased vehicle to the titling trust. The Deerfield Beach and Mobile, Alabama offices verify that all documents supplied by a dealer with respect to closed-end retail leases conform with World Omni Financial Corp.’s requirements. World Omni Financial Corp. also makes efforts to confirm that the dealer has made on a timely basis all filings with state agencies that are necessary to ensure that the vehicle is titled in the name of the titling trustee or the titling trust and that AL Holding Corp. is listed as the lienholder on the title to the applicable vehicle. For further information regarding the underwriting of leases, see “—Underwriting Standards” below.

Underwriting Standards

World Omni Financial Corp.’s underwriting standards are intended to evaluate a prospective lessee’s credit standing and repayment ability. In general, the dealer requests a prospective lessee to complete a credit application on a form prepared or approved by World Omni Financial Corp. As part of the description of the applicant’s financial condition, the applicant is required to provide current information including:

•	employment history;

•	residential status; and

•	annual income.

Upon receipt of a credit application, either electronically through an online source such as DealerTrack or via facsimile, World Omni Financial Corp. transfers all application data into a centralized computer loan and lease origination system network owned and operated by a third party vendor. The origination system obtains an independent credit bureau report and the computer network automatically relays the application and credit bureau data to decision software which has been customized to perform credit evaluations for World Omni Financial Corp. but which is owned and operated by an affiliated company. This decision software evaluates the application information and credit bureau data and ultimately produces two “scores.” One “score” is the result of the evaluation of the applicant’s credit history in comparison to a consumer credit scorecard. The other “score” results from the combined evaluation of the applicant’s credit and the structure of the transaction detailed on the application. These scores enable World Omni Financial Corp. to review an application and establish the likelihood that the proposed lease will be paid in accordance with its terms. If credit bureau data are not available on a consumer applicant or if the applicant is a business, then the software cannot electronically evaluate the application. Credit analysts manually evaluate these transactions and render decisions.

World Omni Financial Corp. reports in detail on all aspects of the numerical scoring models to track the performance of its automobile and light-duty truck lease portfolio. This enables World Omni Financial Corp. to modify the scoring model according to statistical indications to continually assure statistical validity. In limited circumstances, World Omni Financial Corp. may pre-approve potential and existing customers with established World Omni Financial Corp. credit histories for new leases based on a credit bureau score and other credit criteria without the use of a custom scorecard. World Omni Financial Corp. may also automatically approve or deny applicants based on a credit bureau score, custom score and other credit criteria. Applicants not automatically decisioned will be reviewed by a credit specialist and may be subsequently approved.

Lease package and verification. Once World Omni Financial Corp.’s purchase department has approved an application and the prospective lessee has agreed to the terms of the lease, the dealer transmits to World Omni Financial Corp. a lease package containing, among other things:

•	the completed standard lease form between the dealer and the lessee;

•	the customer’s application; and

•	applicable insurance information, with the lessor named as loss payee.

World Omni Financial Corp. determines whether the package complies with its requirements. World Omni Financial Corp. compares the specifics of the lease to the application approved by the purchasing department and verifies among other items, the rate, truth-in-leasing disclosures and purchase price from the dealer. Each lease includes an assignment of the lease from the dealer to the titling trust.

Insurance

Each lease contract requires the lessee to obtain and maintain vehicle liability and physical damage insurance on the leased vehicle. The servicer’s dealer agreements include a requirement that the dealer provide the servicer with written evidence that the lessee has insurance which meets the requirements of the lease contract at the inception of the lease. The amount of insurance required by the lease contracts is at least equal to the amount required by applicable state law, subject to customary deductibles. The servicer requires the policy to name the titling trust as additional insured with respect to liability and insured and loss payee with respect to physical damage.

The servicer does not require lessees to carry credit disability, credit life, credit health or other similar insurance coverage which provides for payments to be made on the leases on behalf of lessees in the event of disability or death. To the extent that the lessee obtains any of these insurance coverages, payments received on that coverage may, if permitted by applicable law, be applied to payments on the related lease to the extent that the lessee’s beneficiary chooses to do so.

Servicing

Service centers located in Mobile, Alabama, Deerfield Beach, Florida and St. Louis, Missouri service World Omni Financial Corp.’s closed-end retail leases following origination. The Mobile and St. Louis centers are full service facilities handling all collection activities (front end, back end, skip tracing, recovery and deficiency balances and bankruptcy), pro-active lease marketing, remarketing, administrative services, dealer services, operational accounting, and customer and dealer inquiries. The service centers operate on common systems and areas of handling are subject to change over time.

In the normal course of business, World Omni Financial Corp. responds to requests for information from both dealers and lessees. Incoming calls are processed through a Voice Response Unit (VRU), which provides automated assistance for routine inquiries and services such as payoff quotes, mailing addresses, pay-by-phone, and last payment information. Customer service representatives are also available during standard business hours to provide assistance to those dealers and lessees that are unable to resolve their issues through the VRU. World Omni Financial Corp. also provides a state-of-the-art customer website providing lessees with the ability to self-service accounts including making payments, reviewing payment histories, obtaining monthly statements and requesting automatic account revisions.

World Omni Financial Corp. makes collection efforts in its capacity as servicer with respect to delinquent accounts. A delinquent account is assigned to a risk group that determines the collection calling and letter strategies and timelines applicable to that account. Risk groups are developed, based on the lessee’s collection score and other credit factors, to establish when the first call will be made or the first letter will be sent to that lessee. Accounts are also segregated into specialized call work lists based on legal requirements applicable to the accounts. These specialized work lists generally include active bankruptcies, litigations, confiscations, and accounts protected by the Service Members Civil Relief Act. Specialized manual account calling is initiated at various stages of delinquency status based on each account’s risk category.

In most cases, collection efforts are enhanced by the use of an automated dialing system. In other cases, calls to lessees are placed by World Omni Financial Corp. or by independent contractors retained by World Omni Financial Corp. to handle early stage collections. While World Omni Financial Corp.’s collection efforts are centralized, independent contractors handle all repossession assignments in localities across the United States. Accounts may also be considered for a “Repossession Save” program in which the collector will attempt to avoid a loss by repossession by offering an extension or short term payment program to the obligor. See also “—Repossession, auction and other disposition of returned leased vehicles” below.

The servicer may extend the terms of leases. Occasionally, a lessee may become delinquent and be willing but unable to bring his or her account current. In this situation, World Omni Financial Corp. may extend the lease, if the lessee pays an extension fee equal to the lesser of

•	the product of 1.15% multiplied by the outstanding principal balance of the lease, or

•	one-half of the Total Monthly Payment of the related monthly lease contract payment.

An extension of a lease account extends the due date of one or more installment(s) without changing the day of the month on which the remaining installments are due. Extended payments are deferred for a set period of time (1 month, 2 months, or 3 months) and consequently will defer the original final payment or lease termination date of the account by the same period of time. One- and two-month extensions may be granted at the discretion of non-exempt employees within World Omni’s collection department but subject to extensive automated guidelines, including the following:

•	The lessee’s desire to pay;

•	The lessee’s ability to pay;

•	Previous payment history;

•	Resolution of a short-term payment problem;

•	Maximum extension months allowed over the term of the contract/agreement;

•

All extensions granted should, unless approved by an exempt employee within World Omni’s collection department, bring the account current (if the extension alone fails to bring the account current, then payments must be collected at the time of the extension);

•

Unless a manager or more senior employee within World Omni’s collection department approves otherwise, the lessee must have made at least six (6) scheduled payments before the first extension can be granted; and

•	Unless a manager or more senior employee within World Omni’s collection department approves otherwise, payment of at least one scheduled payment is required between extensions.

Three-month extensions require approval by an exempt employee within World Omni’s collection department. Generally a rescheduling or an extension requires the demonstration of financial difficulties and an ability to repay. In circumstances deemed appropriate by collection department management, World Omni Financial Corp. may reduce or waive the extension fee owed by a lessee. However, the servicing agreement will require that the servicer deposit all extension fees relating to the leases into the collection account. World Omni Financial Corp. effects these extensions by modifying the relevant lease to provide for an additional number of Total Monthly Payments, with a continuation of the applicable lease charge.

Extensions of leases are not always associated with delinquency. Occasionally, a lessee may request an extension of the related lease for one or more months from the original specified termination date of the lease near the end of a lease term for reasons including the following:

•	the lessee has ordered but not yet received a new vehicle;

•	the lessee is in the process of securing outside financing;

•	the lessee is selling the vehicle to a third party; or

•	the lessee is undecided.

In the case of an extension past the lease termination date not relating to delinquency, additional monthly payments will result in a corresponding reduction in the residual value of the lease to reflect depreciation during the extension period at the end of the lease. Under the supplement to the servicing agreement relating to the exchange note, the servicer may not extend a lease a total of more than five times or more than five months in the aggregate, or to a date later than the last day of the thirteenth month before the legal final maturity date of the securities, unless in each case the servicer makes a reallocation payment (as discussed below under “—Representations, Warranties and Covenants”) with respect to such lease, and reallocates the lease and related leased vehicle to the warehouse facility pool.

World Omni Financial Corp. has a vehicle remarketing group that communicates with lessees approaching the lease termination date about their leases’ end of term options. Communications take place with each lessee at periodic intervals, sometimes commencing as many as 12 months prior to the lease termination date. World Omni Financial Corp. employs letters, statement inserts and, in some cases, outbound call campaigns to educate lessees on options and obligations with respect to their leases. World Omni Financial Corp. encourages lessees to return their leased vehicles to Toyota dealers in the Five-State Area to acquire a new vehicle. If a lessee expresses an interest in acquiring the current leased vehicle following the lease term, World Omni Financial Corp. may enter into a retail installment sales contract with the lessee. If this transaction is consummated, the lease is terminated and the titling trust receives a full payoff in exchange for the vehicle.

Repossession, auction and other disposition of returned leased vehicles. Repossessions are conducted by independent contractors who are engaged in the business of repossessing vehicles. Independent repossession contractors utilized by World Omni Financial Corp. are required to maintain all state required licenses, bonds, and insurance coverage. World Omni Financial Corp. disposes of repossessed and off-lease vehicles through several outlets. Some of the most important of those outlets are described in the table below.

Some of World Omni Financial Corp.’s Methods for Selling Leased Vehicles That Are Not Purchased by the Related Lessee

Sale Type	Description of Sale
Third Party Internet Sale	Vehicles are made available for sale to dealers on third party websites.
Traditional Auction	Vehicles are made available for sale at nationally recognized vehicle auctions.
Internet Sale by Auction House	Vehicles are made available for sale on web sites maintained by nationally recognized vehicle auctions.
First Right of Refusal	Vehicles are made available for sale to the dealer to which the customer returns the leased vehicle at lease termination.

World Omni Financial Corp. utilizes traditional auction houses such as Manheim and Adesa. It also uses independent internet sales systems such as OPENLANE, Inc. These entities are unaffiliated with World Omni Financial Corp. and are compensated at market rates for their services.

Upon disposition of a repossessed leased vehicle, World Omni Financial Corp. pursues the lessee for any remaining deficiency. If the deficiency balance remains uncollected following internal collection efforts by World Omni Financial Corp., then World Omni Financial Corp. will retain an independent collection agent. Deficiency balances are pursued to the extent the lessee is deemed to have sufficient assets and there is a reasonable expectation of repayment or is currently employed for garnishment purposes, where permitted by state law.

Early terminations under proactive lease termination program. As a part of its proactive lease termination program, World Omni Financial Corp. monitors its overall portfolio and encourages certain lessees with remaining lease terms of one year or less to trade in their leased vehicles early. Under these programs, World Omni Financial Corp. selectively offers incentives to promote sales or leases of new Toyota vehicles and to minimize anticipated residual value losses on leases scheduled to reach the lease termination date in the near term. These incentives usually occur during the last twelve months of a lease contract. World Omni Financial Corp. may or may not continue the use of these incentive programs in the future.

Delinquencies, Repossessions and Net Losses

Certain information relating to World Omni Financial Corp.’s delinquency, repossession and net loss experience with respect to the retail automobile and light duty-truck leases the titling trust has acquired will be described in each prospectus supplement. This information may include the experience with respect to all retail automobile and light duty-truck leases in World Omni Financial Corp.’s portfolio during some specified periods. There can be no assurance that the delinquency, repossession and net loss experience with respect to any issuing entity will be comparable to World Omni Financial Corp.’s prior experience.

Like Kind Exchange Program

In October 2002, World Omni Financial Corp. implemented a like kind exchange (“LKE”) program for its lease portfolio. The LKE program is designed to permit World Omni Financial Corp. to defer recognition of taxable gain by exchanging relinquished vehicles for new vehicles (the “replacement vehicles”):

•

The documents governing the LKE program require the actual net LKE disposition proceeds of relinquished vehicles, including the leased vehicles, to be assigned to, and deposited directly with, a qualified intermediary (the “QI”) rather than being paid directly to World Omni Financial Corp. as servicer. The servicer assumes responsibility for identifying relinquished vehicles and replacement vehicles based on the servicer’s eligibility criteria. The security interest of the collateral agent in any net LKE disposition proceeds will be automatically released effective on the date on which a relinquished vehicle is sold to a purchaser under a disposition contract.

•	The servicer and the QI promptly deposit the net LKE disposition proceeds of the leased vehicles into designated accounts to be held as QI funds.

•	The QI, acting on behalf of the titling trust, uses the net LKE disposition proceeds, together with additional funds, if necessary, to purchase replacement vehicles.

•

The QI is not required to purchase replacement vehicles to the extent that the total purchase price amounts exceed the amount of available QI funds, unless the servicer makes an LKE advance in the amount of the shortfall.

•	The replacement vehicles are then transferred to the titling trust and become part of the titling trust property.

•	The titling trust is then deemed to have exchanged relinquished vehicles for the replacement vehicles and World Omni Financial Corp. is not required to recognize any taxable gain.

In the event that any net LKE disposition proceeds are not deposited into the applicable exchange note collection account, the servicer must deposit into that account an amount equal to the non-deposited relinquished vehicle proceeds within two business days of receiving and identifying such proceeds. This deposit will be treated as equivalent to the deposit into the applicable exchange note collection account of the actual net LKE disposition proceeds.

“net LKE disposition proceeds” means the excess, if any, of the LKE disposition proceeds relating to one or more relinquished vehicles over any LKE disposition expenses relating to such relinquished vehicles.

“LKE disposition proceeds” means the sale proceeds relating to one or more relinquished vehicles.

“sale proceeds” means, for any relinquished vehicle, the portion of the liquidation proceeds received by the servicer on behalf of the titling trust from the disposition of that vehicle.

“liquidation proceeds” means, for any vehicle, whether or not subject to a lease, (i) the amounts received from the sale or other disposition of that vehicle and (ii) all other gross amounts received by the servicer, the QI or a depository bank in connection with the realization of the full amounts due or to become due under the related lease, whether from the proceeds of any collection effort, receipt of insurance proceeds, or collection of amounts due under the servicing agreement, whether in the form of cash or other property, or applied as an offset against amounts owed to a purchaser by World Omni Financial Corp. or any of its affiliates and other amounts received in the form of a cancellation of an offsetting obligation and any portion of the security deposit for the related lease that is retained by the servicer on behalf of the titling trust.

THE LEASES AND LEASED VEHICLES

Origination Procedures

In General. Each lessee typically enters into a lease that requires the lessee to make Total Monthly Payments for the scheduled term of the lease—which we refer to in this prospectus as the lease term—in return for the use of the related leased vehicle. The sum of the Total Monthly Payments is intended to cover the cost of financing the related leased vehicle, scheduled depreciation of the leased vehicle and certain sales, use or lease taxes. Dealers negotiate the terms of the lease with prospective lessees according to guidelines set forth by World Omni Financial Corp. Lessees typically remit amounts due on the leases into a lockbox maintained by World Omni Financial Corp. as servicer or through direct electronic remittance. The servicer is then required to deposit amounts collected from the lockboxes into the appropriate collection account within two business days after receipt of those amounts and any information necessary to identify those amounts as relating to an asset pool—which information we refer to in this prospectus as payment information. At the end of the lease term, the lessee has the option to (1) purchase the leased vehicle “AS IS” at a price equal to the residual value stated in the lease plus a purchase option fee plus any official fees and applicable taxes and other incidental charges due under the lease or (2) return the leased vehicle to World Omni Financial Corp. through a dealer or at an agreed upon drop-off location and pay the disposition fee and any applicable charges for excess mileage and excess wear and use. In the case of either a purchase or a return, the lessee must also satisfy any outstanding and unpaid Total Monthly Payments and any other fees including actual or estimated property taxes and parking tickets paid by the lessor on the lessee’s behalf. A lessee can sell a leased vehicle to another party or trade a leased vehicle in to a dealer provided the lease obligations, including the end of term obligations described in the preceding sentence, are satisfied by the lessee or assumed by the buyer to World Omni Financial Corp.’s satisfaction.

Closed-end Retail Leases. All of the leases in the reference pool related to the exchange note are closed-end retail leases with individual consumer or business lessees. Under a closed-end retail lease, if the lessee does not elect to purchase the leased vehicle, the lessee is required to return the leased vehicle to the lessor on the termination date of the lease. Upon the return of the leased vehicle, the lessee owes any unpaid Total Monthly Payments, the disposition fee provided for in the lease and any incidental charges such as excess mileage and excessive wear and use as well as any unpaid and estimated property taxes and parking tickets paid by the lessor on the lessee’s behalf. The lessee has no interest in the difference, if any, between the market value of the leased vehicle upon return and the stated residual value. See “Determination of residual values” below.

Operating leases. World Omni Financial Corp. has accounted for all of the leases with respect to a reference pool and described in this prospectus as operating leases. In the past, World Omni Financial Corp. has also accounted for leases as financing leases.

Determination of residual values. Each lease sets forth a contract residual, which is the documented residual value of the leased vehicle at the scheduled termination of the lease, established at the time of origination of the lease. This contract residual is an estimate, at inception, of the market value of the leased vehicle at the end of the lease term. The contract residual impacts the monthly payment because it represents the amount of the initial cost of the leased vehicle that does not have to be depreciated over the lease term by the lessee. The contract residual is also the basis of the price a lessee would have to pay to purchase a leased vehicle at the end of a lease. As such, the contract residual impacts return rates to World Omni Financial Corp. because lessees are less likely to purchase leased vehicles at the end of leases if the contract residual exceeds the actual market value of the leased vehicle. The contract residual is calculated by dealers based on benchmark residual value percentages distributed by World Omni Financial Corp. from time to time, generally every two months. World Omni Financial Corp. publishes residual value percentages for the standard terms of 24, 36, 39, 42, 48, 51, 54 and 60 months. If a term and corresponding residual value percentage are not published, the residual value is calculated by interpolating the appropriate residual value using the published residual value percentages. World Omni Financial Corp. publishes residual value percentages based on residual value percentage estimates produced by ALG, an independent publisher of residual value percentages recognized throughout the automotive finance industry for projecting vehicle market values at lease termination. From time to time, World Omni may make certain adjustments to the published residual values based on internal and market analysis. Since 1999, World Omni Financial Corp. has limited residual values of its leased vehicles by requiring dealers to cap the Manufacturers Suggested Retail Price (“MSRP”) used in the residual value calculation at ALG’s published Maximum Residualized MSRP (“MRM”). The MRM is the MSRP of the typically equipped vehicle plus value for typical options that ALG believes will add value to the resale price of the vehicle. Including only selected options has the effect of placing a cap on the total capitalized cost of a vehicle for purposes of calculating the residual value of such vehicle. World Omni instructs dealers to calculate the contract residual by multiplying (a) the published residual value percentage for the appropriate term by (b) the lower of (i) the actual MSRP and (ii) the MRM.

In connection with vehicle marketing programs supported by World Omni Financial Corp.’s affiliate Southeast Toyota Distributors, LLC, World Omni LT permits dealers to increase the contract residual that would otherwise be applicable to a lease by either adding a small number of percentage points to the residual value percentage or permitting dealers to add a fixed dollar amount to the contract residual. As part of these programs, reserves are set aside to cover any potential increase in residual loss. The special promotions vary by vehicle model and lease term and are not available on all vehicles at all times. An increase in the residual value lowers the monthly payment.

Application of Collected Amounts. The servicer will deposit into its operating account all of the following amounts that it receives relating to any lease or leased vehicle:

•	scheduled payments,

•	liquidation proceeds,

•	insurance proceeds,

•	prepayments in full of the outstanding principal amount of the lease, including any related payments of interest,

•

payments remitted by a lessee of one or more scheduled payments (not constituting prepayments) in excess of the scheduled payment due under a lease, which the lessee has instructed the servicer to apply to scheduled payments that are due under that lease in one or more immediately following calendar months (such payments are referred to in this prospectus as “payments ahead”),

•	released intermediary funds,

•	proceeds from the exercise of dealer recourse rights, and

•	all other payments made by or on behalf of any lessee (collectively, the “exchange note collected amounts”).

The exchange note collected amounts will not include any payments made by lessees representing late payment charges, payments made for excise or other taxes or fees due to any government authority, extension fees or similar charges (such excluded payments, the “excluded amounts”). The excluded amounts will be paid to the servicer as supplemental servicing fees.

In the case of any relinquished vehicles included in an asset pool, the servicer and the QI will promptly deposit amounts equal to the net LKE disposition proceeds of the relinquished vehicles into the applicable warehouse facility collection account or exchange note collection account. See “Origination and Servicing Procedures—Like Kind Exchange Program” in this prospectus.

Prior to the required remittance date, the servicer will identify the asset pool to which the exchange note collected amounts relate and deposit those amounts (net of reimbursement of any liquidation expenses incurred by the servicer relating to any vehicle the liquidation proceeds of which are included among such funds) into the applicable lease funding account or exchange note collection account for the related asset pool. The servicer shall from time to time in accordance with the servicing agreement, the related servicing supplement and the titling trust agreement, determine respective amounts and recipients, and direct the titling trust to pay out of the applicable lease funding account or exchange note collection account all necessary and appropriate titling trust expenses and liabilities allocable to the respective warehouse facility pool or reference pool. In the case of any payment ahead, the servicer will maintain appropriate records in order to apply the payment ahead as a scheduled payment relating to the applicable lease.

Early Termination and Repossession

Early termination of leases will cause prepayments on the securities. An early lease termination may occur if (i) the lessee is in default of the terms of the lease (see “Default and Repossession” below), (ii) a lessee who is not in default elects to terminate the lease prior to the lease termination date (a “voluntary early termination”), (iii) a lessee purchases the leased vehicle prior to the end of the lease (an “early purchase”) or (iv) the related leased vehicle has been abandoned, stolen or damaged beyond economic repair (a “total loss”). In connection with certain types of early terminations, the lessee will be required to pay early termination charges and fees described below:

•	Default: The lessor may terminate the lease and repossess a leased vehicle because of a default under the terms of the lease, in which case the lessee will owe the following:

(a)	the Early Termination Charge (as defined below); plus

(b)	all collection, repossession, storage, preparation and sale expenses of the vehicle; plus

(c)	attorney’s fees and disbursements incurred after default and referral to an attorney who is not a salaried employee of the lessor, not to exceed 15% of the amount the lessee owes the lessor or such lesser rate as may be required under applicable law; plus

(d)	simple interest at a rate of 15% per annum or such lesser rate as may be required under applicable law on all expenses incurred by the lessor and all obligations that the lessee owes after termination, other than earned but unpaid rent charges.

•

Voluntary Early Termination: Upon prior notice, the lessee may terminate the lease early. If the lessee does not exercise the early purchase option at the time, the following amounts (the “Early Termination Charge”) will be owed:

(a)	the sum of Base Monthly Payments not yet made; plus

(b)	any other unpaid amounts under the lease, other than excess mileage and excess wear and use charges, that are not prohibited by applicable law; plus

(c)	any official fees and taxes related to the termination of the lease; plus

(d)	the residual value; plus

(e)	the disposition fee set forth in the lease; minus

(f)	the realized value of the leased vehicle or an acceptable qualified independent appraisal of the wholesale value of the vehicle that could be realized at sale; minus

(g)	the unearned rent charge calculated in accordance with the actuarial method described below.

“Base Monthly Payment” means (A) the sum of (i) the adjusted capitalized cost as set forth in the lease, minus (ii) the value stipulated in the lease as being the expected residual value of the leased vehicle at the end of the lease, plus (iii) the rent charge set forth in the lease, divided by (B) the total number of monthly payments contemplated under the lease.

Under certain circumstances, World Omni Financial Corp. will terminate a lease prior to the lease termination date and only charge the lessee the sum of (a), (b), (c) and (e) above. If three or fewer payments remain, the lessee may be billed for this amount after the lease is terminated on the servicing system.

•	Early Purchase: Prior to the scheduled termination of the lease and provided the lessee is not in default and upon prior notice, the lessee may purchase the vehicle for the following:

(a)	the sum of Base Monthly Payments not yet made, plus

(b)	the contract residual value; plus

(c)	any official fees and other taxes or documentary fees charged in connection with purchase of the vehicle; plus

(d)	any other unpaid amounts under the lease, other than excess mileage and excess wear and use charges, that are not prohibited by applicable law; plus

(e)	an early purchase option fee; minus

(f)	the unearned rent charge calculated in accordance with the actuarial method described below.

•

Total Loss: If a leased vehicle suffers a total loss the lessee is obligated to notify such lessee’s insurance company and to coordinate with such lessee’s insurance company for payment to World Omni Financial Corp. If World Omni Financial Corp. does not continue the lease by substituting a comparable replacement vehicle and the lessee has complied with all other provisions of the lease, then the lease will terminate and the lessee will owe nothing more once World Omni Financial Corp. has received the following:

(a)	all of the insurance proceeds due under the insurance policy; plus

(b)	the deductible under such insurance policy; plus

(c)	the sum of all Total Monthly Payments due; plus

(d)	all other amounts due under the lease agreement and not paid up to the date the lessor receives the insurance proceeds under such insurance policy.

Under the actuarial method of determining unearned rent charges, the leases provide that the monthly lease charges, including those for the month in which the early termination occurs, are earned in advance on the monthly anniversary of the start date and that the Total Monthly Payments are deemed to have been received on their scheduled due dates. World Omni Financial Corp. expects that many of the leases will not run to their full terms. The frequency of early terminations will affect the weighted average life of the securities.

If the insurance proceeds exceed the amount of the lessee’s obligations under the lease, the excess will be refunded to the lessee. Conversely, if the insurance proceeds are less than the amount of the lessee’s obligations under the lease, the shortfall will reduce the amount available to the administrative agent for distribution to the exchange noteholder in respect of the exchange note.

We refer you to “Maturity Date, Prepayment and Yield Considerations” for a discussion of the effect of early termination of the leases on the payment of principal of the securities.

A lessee’s purchase of a leased vehicle before lease termination may be financed by World Omni Financial Corp. pursuant to a retail installment sale contract which will not be part of the reference pool. In the event World Omni Financial Corp. finances such a purchase, proceeds will flow through the payment waterfall on the related exchange note like other collections.

Early Lease Termination Programs. World Omni Financial Corp. has the option to implement a program to allow lessees to terminate a lease early, provided that simultaneously with the termination of a lease, the issuing entity receives the Securitization Value of the lease. World Omni Financial Corp. may also allow lessees to terminate a lease early if the lessee makes all remaining payments on the lease and returns the vehicle.

Default and Repossession. Each lease provides that the lessor may terminate the lease and repossess the leased vehicle if the lessee defaults under the terms of the lease, which defaults may include any of the following:

•	failure to make Total Monthly Payments when due;

•	bankruptcy or insolvency of the lessee;

•	failure of the lessee to maintain the required insurance coverage;

•	failure of the lessee to maintain or repair the leased vehicle;

•	failure of the lessee to comply with any other provision of the lease;

•	material misrepresentations by the lessee in his or her application;

•	incompetency or death;

•	assignment, transfer, sublease, rent, or pledge of the lease or leased vehicle without the servicer’s permission; and

•	governmental seizures.

The servicer’s right to repossess the vehicle may be limited or delayed by applicable law, including bankruptcy and other insolvency law and in the event a lessee is identified on the Office of Foreign Assets Control list of Specially Designated Nationals.

Representations and Warranties Relating to the Units

Schedule of leases. The servicer will prepare a schedule describing the units, which will be attached as an exhibit to the exchange note supplement. This schedule will identify each lease by its identification number and each leased vehicle by its vehicle identification number. The schedule will also include the following information for each lease:

•	date of origination;

•	the lease termination date, which is the payment due date in the month after the final scheduled payment by the lessee;

•	the Total Monthly Payment;

•	the monthly lease payment;

•	the Securitization Value; and

•	the Base Residual Value.

Representations, Warranties and Covenants. The units relating to an issuing entity will be identified in a schedule to the related Exchange Note Supplement. In each Exchange Note Sale Agreement, Auto Lease Finance LLC will make representations and warranties with respect to each lease and related leased vehicle, including, among other things, that each lease met the selection criteria described under “The Leases—Characteristics of the Leases—Eligibility Criteria and Portfolio Characteristics” in the applicable prospectus supplement as of the related cutoff date. On the applicable closing date, the depositor will assign all of its rights under the Exchange Note Sale Agreement to the issuing entity. Each Exchange Note Sale Agreement will also provide that if Auto Lease Finance LLC, an issuing entity, the depositor or any other person identified in the applicable prospectus supplement discovers a breach of any representation or warranty referred to in the preceding paragraph that materially and adversely affects the related issuing entity’s interest in the related unit, which breach is not cured in all material respects on or before the end of the collection period in which Auto Lease Finance LLC discovers such incorrectness (either pursuant to notice or otherwise), then the applicable unit will be removed from the reference pool for the related exchange note on the payment date related to that collection period. In connection with this reallocation, Auto Lease Finance LLC will be required to deposit into the related collection account a reallocation payment for the applicable unit in an amount specified in the applicable prospectus supplement. The reallocation payment must be made by Auto Lease Finance LLC as of the payment date immediately following the day on which the related cure period ended. Upon making that payment, the related unit will no longer be included in the reference pool for the related exchange note.

The related prospectus supplement may describe some additional information with respect to the lease termination date and prepayment considerations applicable to the leases and the related series of securities.

PRE-FUNDING ARRANGEMENT

To the extent provided in the applicable prospectus supplement for a series of securities, the related servicing agreement or indenture may provide for a pre-funding arrangement which will be limited to a period not to exceed twelve months. Under the pre-funding arrangement, the related issuing entity commits to increase the Securitization Value of the units with respect to an exchange note to an amount generally equal to the outstanding amount of the securities. To the extent applicable, this amount will be specified in the applicable prospectus supplement. With respect to a series of securities, the pre-funding arrangement will require that any subsequent leases designated to a reference pool with respect to an exchange note transferred to the issuing entity conform to the requirements and conditions in the related transfer agreement, including all of the same eligibility criteria as the initial leases. If a pre-funding arrangement is used in connection with the issuance of a series of securities, the servicer or the issuing entity will establish an account, known as the pre-funding account, in the name of the indenture trustee for the benefit of the securityholders. Up to 50% of the proceeds received from the sale of the securities will be deposited into the pre-funding account on the related closing date and thereafter funds will be released on one or more occasions during a specified period to purchase subsequent leases securing the exchange note from the depositor. Upon each conveyance of subsequent leases to the reference pool, an amount equal to the purchase price paid by the depositor to World Omni Financial Corp. will be released from the pre-funding account and paid to the depositor. If funds remain in the pre-funding account at the end of the funding period, those funds will be applied to prepay the securities in the manner set forth in the applicable prospectus supplement. Amounts on deposit in the pre-funding account may be invested in eligible investments, as specified in the applicable prospectus supplement. Information regarding the subsequent leases will be included under Item 8.01 in a Current Report filed by the issuing entity on Form 8-K with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The use of a pre-funding arrangement for a series of securities is intended to improve the efficiency of the issuance of the securities and the sale of the exchange note on the closing date and during a specified period following the closing date for that series of securities. Pre-funding arrangements allow for a more even accumulation of units by the titling trust in the reference pool and the issuance of a larger principal amount of securities than would be the case without a pre-funding arrangement.

Any conveyance of additional units to a reference pool is subject to the satisfaction of the conditions precedent and conditions subsequent specified in the related prospectus supplement. If any of these conditions are not met with respect to any additional units within the time period specified in the related prospectus supplement, World Omni Financial Corp. will be required to repurchase the additional units from the related reference pool at the specified purchase amounts.

You should be aware that the initial leases and the subsequent leases may be originated using credit criteria different from the criteria applied to the units included in the related reference pool disclosed in the applicable prospectus supplement and may be of a different credit quality and seasoning. The credit quality of the subsequent leases may vary as a result of increases or decreases in the credit quality of the related lessees within the predefined acceptable range, which variations could impact the performance of the overall pool of leases. The portfolio of initial leases may also be subject to greater seasoning than the subsequent leases due to the length of time elapsed from the dates of origination of those leases and the sale of those leases to the related issuing entity. Accordingly, less historical performance information may be available with respect to the subsequent leases. Moreover, following the transfer of subsequent leases to the related reference pool, the characteristics of the leases allocated to the related reference pool and included in the exchange note assets may vary from those initially allocated to the reference pool.

The characteristics of the units in an entire reference pool may vary from those described in the related prospectus supplement as additional units are added to such reference pool from time to time during the funding period. As specified in the related prospectus supplement, the characteristics of the additional units are not expected to be materially different from the units included in the reference pool as of the closing date. The related prospectus supplement will indicate any restrictions on the characteristics of the additional units.

MATURITY DATE, PREPAYMENT AND YIELD CONSIDERATIONS

Information regarding the maturity date, prepayment and yield considerations with respect to each series of securities and certificates is set forth under “Prepayment and Yield Considerations—Weighted Average Life of the Securities” in the applicable prospectus supplement. The rate of payment of principal of the securities of any series will depend on the rate of payments on the related units allocated to the reference pool (including scheduled monthly payments on and prepayments and liquidations of the leases) and losses on the units, which cannot be predicted with certainty.

A prepayment of a lease in full (including payment in respect of the stated residual value of the related leased vehicle) may be in the form of:

•	net proceeds resulting from early lease terminations;

•	sales proceeds following a default under the lease; or

•	repurchase payments made by World Omni Financial Corp. or Auto Lease Finance LLC.

The rate of prepayment on the leases may be influenced by a variety of economic, social and other factors, including the availability of competing lease programs and the conditions in the used motor vehicle market. In general, prepayments of leases will shorten the weighted average life of the related series of securities, which is the average amount of time during which each dollar of the principal amount or certificate balance, as applicable, of a security is outstanding. As the rate of payment of principal on (or the certificate balance of) the securities of any series will depend primarily on the rate of payment—including prepayments—of the related leases, the final payment of principal of (or the final distribution on) a class of a series of securities could occur significantly earlier than the applicable final scheduled payment date. If lease prepayments cause the principal of, or certificate balance on, the related class of securities to be paid earlier than anticipated, the related securityholders will bear the risk of being able to reinvest principal payments at interest rates at least equal to the applicable interest rate.

Historical levels of lease delinquencies and defaults, leased vehicle repossessions and losses and residual value losses are discussed under “Origination and Servicing Procedures—Delinquencies, Repossessions and Net Losses.” World Omni can give no assurances that the leases will experience the same rate of prepayment or default as World Omni’s historical prepayment and default rates, or that the residual value loss experience of leased vehicles related to leases that are scheduled to reach their lease termination dates will be the same as World Omni’s historical residual value loss experience for all of the retail leases in its portfolio.

The effective yield on, and average life of, the securities of any series will depend upon, among other things, the amount of scheduled and unscheduled payments on or in respect of the related leases and related leased vehicles and the rate at which those payments are paid to the holders of the securities. In the event of prepayments of the leases, related securityholders who receive those amounts may be unable to reinvest the related payments received on their securities at yields as high as the related interest rate. The timing of changes in the rate of prepayments on the leases and payments in respect of the related leased vehicles may also significantly affect an investor’s actual yield to maturity and the average life of the securities. A substantial increase in the rate of payments on or in respect of the leases and related leased vehicles (including prepayments and liquidations of the leases) may shorten the final maturity of, and may significantly affect the yield on, the securities.

The yield to an investor who purchases securities of any series in the secondary market at a price other than par will vary from the anticipated yield if the actual rate of prepayment on the leases is different than the rate the investor anticipated at the time it purchased those securities.

In sum, the following factors will affect an investor’s expected yield:

•	the price the investor paid for the securities of any series;

•	the rate of prepayments, including losses, in respect of the leases and the related leased vehicles; and

•	the investor’s assumed reinvestment rate.

These factors do not operate independently, but are interrelated. For example, if the rate of prepayments on the leases and the related leased vehicles is slower than anticipated, the investor’s yield will be lower if interest rates exceed the investor’s expectations and higher if interest rates fall below the investor’s expectations. Conversely, if the rate of prepayments on or in respect of the leases and the related leased vehicles is faster than anticipated, the investor’s yield will be higher if interest rates exceed the investor’s expectations and lower if interest rates fall below the investor’s expectations.

In addition, any securities outstanding for a series will be paid in full if and when the depositor or the servicer, as specified in the applicable prospectus supplement, elects to purchase the related exchange note from the issuing entity on any related payment date when the aggregate Securitization Value is less than or equal to a threshold percentage of the initial aggregate Securitization Value, as identified in the applicable prospectus supplement. Any securities of those series then outstanding at that time will be prepaid in whole at a redemption price equal to their unpaid principal amount plus accrued and unpaid interest.

NOTE FACTORS AND TRADING INFORMATION

The “note factor” for each class of securities will be a seven-digit decimal, which the servicer will compute prior to each distribution with respect to the class of securities, indicating the remaining outstanding principal balance of the class of securities as of the applicable payment date, as a fraction of the initial outstanding principal balance of the class of securities. Each note factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of securities. A noteholder’s portion of the aggregate outstanding principal balance of the related class of securities is the product of:

•	the original aggregate purchase price of the noteholder’s securities; and

•	the applicable note factor.

As more specifically described in the related prospectus supplement, noteholders will receive reports on or about each payment date concerning the payments received on the exchange notes, the exchange note principal balance for that issuing entity, each note factor and various other items of information. In addition, noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

USE OF PROCEEDS

As further specified in the related prospectus supplement, the issuing entity will use the securities of a series as consideration for the purchase of the related exchange note from the depositor. The depositor will use the net proceeds from the sale of the securities of a series to purchase the exchange note from Auto Lease Finance LLC.

As discussed in “Certain Provisions of the Titling Trust Documents and Related Agreements—Closed-end Collateral Specified Interest, Reference Pools and Exchange Notes” in this prospectus, an exchange note issued by the titling trust will replace indebtedness of the titling trust to the warehouse lenders or lenders under a subordinated warehouse facility provided by World Omni Financial Corp. or its affiliates (“subordinated warehouse lenders”). Auto Lease Finance LLC will use the proceeds from the sale of the securities to pay to the warehouse lenders or subordinated warehouse lenders all or a substantial portion of the purchase price for any replaced indebtedness acquired from them by Auto Lease Finance LLC and to advance funds to the titling trustee pursuant to the collateral agency agreement.

Auto Lease Finance LLC will use any remainder of the proceeds for general corporate purposes.

THE DEPOSITOR

World Omni Auto Leasing LLC was formed as a Delaware limited liability company on June 26, 2008. Auto Lease Finance LLC holds all of the outstanding membership interests of the depositor and is the managing member of the depositor. The principal executive offices of the depositor are located at 190 Jim Moran Boulevard, Deerfield Beach, Florida 33442, and its telephone number is (954) 429-2200. The managing member of the depositor is located at 190 Jim Moran Boulevard, Deerfield Beach, Florida 33442.

The depositor was organized solely for the purpose of acquiring exchange notes, securities and other property, forming one or more securitization trusts, such as the issuing entity, and transferring the related property and rights to those trusts and engaging in related transactions. The depositor’s limited liability company agreement limits the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes.

AUTO LEASE FINANCE LLC

Auto Lease Finance LLC is a Delaware limited liability company and a wholly-owned, special-purpose finance subsidiary of World Omni Financial Corp. Auto Lease Finance LLC was organized in September 1998. Auto Lease Finance LLC is organized solely for the purpose of being grantor and initial beneficiary of the titling trust, holding and dealing with the closed-end collateral specified interest, open-end collateral specified interest, other specified interests in the titling trust, and the titling trust certificates representing the closed-end collateral specified interest and the open-end collateral specified interest and any such other specified interests; acquiring interests in one or more exchange notes; and engaging in related transactions.

Auto Lease Finance LLC’s limited liability company agreement limits its activities to the purposes described above and to any activities incidental to and necessary for those purposes. World Omni Financial Corp. is the sole member of Auto Lease Finance LLC.

The principal office of Auto Lease Finance LLC is located at 190 Jim Moran Boulevard, Deerfield Beach, Florida 33442, and its telephone number is (954) 429-2200.

DESCRIPTION OF THE SECURITIES

The securities will be issued in series. The issuing entity may issue securities in one or more classes. Each class of securities will either evidence beneficial interests in a segregated pool of assets or will represent debt of the issuing entity secured by the trust assets. The following summaries, together with additional summaries under “The Transaction Documents” below, describe all material terms and provisions common to all securities. The summaries do not purport to be complete and are subject to all of the provisions of the documentation for the related securities and the related prospectus supplement.

In addition, a series of securities may include two or more classes of securities that differ as to timing, sequential order, priority of payment, interest rate or amount of distribution of the principal or interest or both, which will be described in the related prospectus supplement. Distributions of principal or interest or both on any class also may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the leases. Any series may include one or more classes of “accrual securities,” which are securities for which all or some of the interest is added to the principal balance instead of currently distributed.

The Securities

With respect to each issuing entity that issues securities, one or more classes of securities of the related series will be issued pursuant to the terms of an indenture, the form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. Because this is a summary describing the securities, it does not contain all the information that may be important to you. You should read the indenture and the other transaction documents in their entirety if you require complete information regarding the securities.

Principal and Interest on the Securities. The right of holders of any class of securities of a series to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of securities of such series, as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, payments of interest on the securities of the related series will be made prior to payments of principal. To the extent provided in the related prospectus supplement, a series may include one or more classes of strip securities entitled to:

•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.

Each class of securities may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for some classes of strip securities, or any combination of the foregoing.

Each class of variable or adjustable interest rate securities will bear interest during each applicable interest accrual period at a rate per annum determined by reference to a base rate, plus or minus a specified spread, if any, or multiplied by the spread multiplier, if any, as specified in the related prospectus supplement. The “spread” is a number of basis points to be added to or subtracted from the related base rate. The “spread multiplier” is a percentage of the related base rate by which that base rate will be multiplied to determine the applicable interest rate. The related prospectus supplement will designate one of the following base rates as applicable to a variable or adjustable interest rate note:

•	London interbank offered rate;

•	commercial paper rates;

•	Treasury rate;

•	federal funds rate; or

•	negotiable certificates of deposit rate.

The related prospectus supplement will specify whether the interest rate will be reset daily, weekly, monthly, quarterly, semiannually, annually or some other specified period and the dates on which that interest rate will be reset. If the reset date does not fall on a business day, then the reset date will be postponed to the next succeeding business day; except that with respect to the securities having a base rate based on the London interbank offered rate, if the reset date falls in the next succeeding calendar month, then the reset date will be the immediately preceding business day. The related prospectus supplement will specify the interest rate for each class of securities of a series or the method for determining the interest rate. One or more classes of securities of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including at the end of the funding period, if any, or as a result of the servicer’s exercising its option to purchase the related exchange note.

To the extent specified in any prospectus supplement, one or more classes of securities of a given series may have fixed principal payment schedules. Noteholders would be entitled to receive as payments of principal on any given payment date the applicable amounts set forth on the schedule with respect to the securities, in the manner and to the extent set forth in the related prospectus supplement. The aggregate initial principal amount of the securities and certificates, if any, of a series may, after giving effect to the purchase of all additional leases, if any, be greater or less than the aggregate initial principal balance of the leases in that series.

To the extent specified in the related prospectus supplement, payments of interest to holders of two or more classes of securities within a series may have the same priority. Under some circumstances, the amount available for the payments could be less than the amount of interest payable on the securities on any of the dates specified for payments in the related prospectus supplement, in which case the holders of the classes of securities will receive their ratable share, based upon the aggregate amount of interest due to the noteholders, of the aggregate amount available to be distributed in respect of interest on the securities.

In the case of a series of securities that includes two or more classes of securities, the sequential order and priority of payment in respect of principal and interest, seniority, allocations of losses or amount of or method of determining, the distribution of principal or interest or both and any schedule or formula or other provisions applicable to the determination of the order and priority of the payment, of each class will be set forth in the related prospectus supplement. Payments in respect of principal and interest of any class of securities will be made on a pro rata basis among all the noteholders of the class. A series with securities may provide for a revolving period, during which collections of principal in respect of the leases are not applied to payments of principal of the securities, or may provide for a credit or liquidity facility that permits one or more classes of securities to be paid in planned amounts on scheduled payment dates.

The Certificates

Each issuing entity will issue a certificate representing the residual interest in itself which will be transferred to the depositor. Any holder of the certificate will be entitled to receive a payment on the payment date as described in the related prospectus supplement. See “Description of the Transaction Documents—Description of the Certificates” in the related prospectus supplement.

General Payment Terms of Securities

As described in the related prospectus supplement, to the extent funds are available in the distribution account, the issuing entity will make payments to holders of the securities on specified payment dates. Payment dates with respect to the securities will occur monthly, quarterly or semi-annually, as described in the related prospectus supplement. For example, in the case of quarterly-pay securities, the payment date would be a specified day of every third month. The related prospectus supplement will describe the record date preceding the payment date, as of which the related indenture trustee or its paying agent will fix the identity of the securityholders for the purpose of receiving payments on the next succeeding payment date.

The prospectus supplement will specify a collection period preceding each payment date. For example, in the case of monthly-pay securities, the collection period would be the calendar month preceding the month of the relevant payment date. The servicer will remit collections received on or with respect to the exchange note held by an issuing entity during a collection period to the related indenture trustee prior to or on the related payment date. These amounts will fund payments to securityholders on the payment date. [As may be described in the related prospectus supplement, the related indenture trustee may apply all or a portion of the payments collected on the exchange notes to allocate additional leases to the related reference pool, and therefore increase the amount of the Securitization Value of the units allocated to the exchange notes, during a specified period rather than to fund payments of principal to securityholders during the period. See “Description of Securities—Revolving Period and Amortization Period” in this prospectus.]

Eligible investments are generally limited to investments acceptable to the rating agencies hired by the sponsor to rate the securities as being consistent with the rating of the securities. We refer you to “The Transaction Documents—Accounts.”

Neither the securities nor the underlying leases will be guaranteed or insured by any governmental agency or instrumentality or any other person.

Revolving Period and Amortization Period

If the applicable prospectus supplement so provides, there may be a period commencing on the date of issuance of a class or classes of securities of a series and ending on the date set forth on the applicable prospectus supplement during which no principal payments will be made to one or more classes of securities of the related series as are identified in the applicable prospectus supplement (the “revolving period”). The revolving period may not be longer than three years from the date of issuance of a class of securities of a series. During the revolving period, all collections of amounts that represent principal otherwise allocated to the securities may be:

•

used by the issuing entity during the revolving period to transfer additional leases to the related reference pool, and therefore increase the principal balance of the related exchange note and a beneficial interest in the related collateral;

•	held in an account and invested in eligible investments for later distribution to securityholders;

•	applied to those securities of the related series as then are in amortization, if any; or

•	otherwise applied as specified in the applicable prospectus supplement.

These revolving periods may terminate prior to the scheduled date and result in an early amortization of the related securities. The retention and eligible investment by the related indenture trustee of the collected payments:

•	slows the amortization rate of the related securities relative to the installment payment schedule of the related leases; or

•	attempts to match the amortization rate of the related securities to an amortization schedule established at the time the securities are issued.

Any of these features may terminate prior to the scheduled date and result in distributions to the securityholders and an acceleration of the amortization of the securities.

The material features and aspects of the revolving period, including the mechanics of the revolving period, underwriting criteria for exchange notes acquired during the revolving period, a description of the party with authority to add, remove or substitute exchange notes during the revolving period and the procedures for temporary re-investment of funds, will be described in the applicable prospectus supplement.

An “amortization period” is the period during which an amount of principal is payable to holders of a series of securities which, during the revolving period, were not entitled to those payments. If so specified in the applicable prospectus supplement, during an amortization period all or a portion of principal collections on the exchange notes may be applied as specified above for a revolving period and, to the extent not so applied, will be distributed to the securityholders. In addition, the applicable prospectus supplement will set forth the circumstances which will result in the commencement of an amortization period.

Each issuing entity which has a revolving period may also issue to the depositor a certificate evidencing a retained interest in the issuing entity not represented by the other securities issued by that issuing entity. As further described in the applicable prospectus supplement, the value of that retained interest will fluctuate as the amount of exchange notes owned by the issuing entity fluctuates and the amount of securities and certificates of the related series of securities outstanding is reduced.

Series of Securities

Each issuing entity will issue only one series of securities; however, each series may contain one or more classes of securities and/or certificates. The terms of each class of securities will be fully disclosed in the applicable prospectus supplement for each series.

Book-Entry Registration

Holders of securities may hold their securities through DTC in the United States or Clearstream or Euroclear in Europe if they are participants of the system, or indirectly through organizations that are participants in the systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream participants and the Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories which in turn will hold the positions in customers’ securities accounts in the depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entries, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository; however, the cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the depository to take action to effect final settlement on its behalf.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing will be reported to the relevant Clearstream participant or Euroclear participant on the same business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of securities that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. In addition, holders of securities will receive all distributions of principal and interest from the related trustee through the participants who in turn will receive them from DTC. Under a book-entry format, holders of securities may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, which thereafter will forward them to indirect participants or beneficial owners of securities.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with which the holders of securities have accounts with respect to the securities similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective holders of securities. Accordingly, although the holders of securities will not possess the securities, DTC rules provide a mechanism by which participants will receive payments on securities and will be able to transfer their interest.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and some banks, the ability of a holder of securities to pledge the securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the securities, may be limited due to the lack of a physical certificate for the securities.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of a security only at the direction of one or more participants to whose accounts with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of participants whose holdings include undivided interests.

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to Clearstream participants services, including, for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, the “Euroclear Operator.” Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with Euroclear participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These laws and procedures govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the procedures, and the procedures may be discontinued at any time. Neither the depositor nor any other person will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Definitive Securities

Unless the related prospectus supplement provides otherwise, the securities will be issued in fully registered, certificated form as definitive securities to the securityholders of a given series or their nominees, only if:

•

the related administrator in respect of the related series advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities, and the related indenture trustee or the administrator is unable to locate a qualified successor; or

•	the administrator at its option advises the indenture trustee that it elects to terminate the book-entry system through DTC; or

•

after the occurrence of an event of default under the related indenture or a default by the servicer under the related servicing agreement, securityholders representing at least a majority of the outstanding principal amount of the securities advise the indenture trustee through DTC and its participants in writing that the continuation of a book-entry system through DTC or its successor is no longer in the securityholders’ best interest.

Upon the occurrence of any event described in the immediately preceding paragraph, the related indenture trustee will be required to notify all the securityholders through participants of the availability of definitive securities. Upon surrender to the applicable trustee by DTC of the definitive securities representing the securities and receipt of instructions for re-registration, the applicable trustee will reissue the securities as definitive securities to the securityholders.

Distributions of principal of, and interest on, the securities will thereafter be made by the applicable trustee in accordance with the procedures described in the related indenture, exchange note sale agreement, exchange note transfer agreement, servicing agreement or trust agreement directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date.

The distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the related applicable note registrar. The final payment on any security, however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final distribution to the applicable securityholder.

Definitive securities in respect of a given series of securities will be transferable and exchangeable at the offices of the applicable trustee or of a note registrar or of a certificate registrar named in a notice delivered to holders of the definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee or issuing entity may require payment of a sum sufficient to cover any tax or other governmental charge imposed.

Reports to Securityholders

Unless otherwise described in the related prospectus supplement, on or before the business day immediately preceding each payment date, the applicable trustee will include with each distribution to each securityholder as of the related record date a statement, in accordance with the description thereof in the related prospectus supplement, generally setting forth the following:

(1) the amount of the distribution allocable to principal of each class of securities;

(2) the amount of the distribution allocable to interest on each class of securities;

(3) the aggregate Securitization Value of the units as of the last day of the related collection period;

(4) the aggregate principal balance of, and the note factor for, each class of securities as of the last day of the preceding collection period, after giving effect to payments of principal under (1) above;

(5) the amount of the servicing fee paid to the servicer with respect to the related collection period, the amount of any unpaid servicing fees and the change in the amount of the servicing fee paid from that of the prior payment date; [and]

(6) the number and the aggregate purchase amount of leases in the applicable reference pool that have been repurchased by the servicer; [and]

(7) [to the extent required by Item 1121(c) of Regulation AB, the information required by Rule 15Ga-1(a) under the Exchange Act concerning all units that were the subject of a demand to repurchase or replace the unit for breach of representation of warranty.]

Unless otherwise described in the related prospectus supplement, DTC will supply these reports to securityholders in accordance with its procedures. The report will also indicate each amount described under subclauses (1) and (2) above in the aggregate and as a dollar amount per $1,000 of original principal balance of a security.

After the end of each calendar year, unless otherwise specified in the related prospectus supplement, the applicable trustee will mail, to each person who was a securityholder during the year, a statement (based on information prepared by the servicer) containing certain information needed in the preparation of federal income tax returns.

THE TRANSACTION DOCUMENTS

The following summary describes the material terms of:

•	an “exchange note sale agreement” pursuant to which the depositor will purchase the exchange note from Auto Lease Finance LLC;

•	an “exchange note transfer agreement” pursuant to which the issuing entity will purchase the exchange note from the depositor;

•

each “administration agreement,” if any, pursuant to which World Omni Financial Corp. or another party described in the applicable prospectus supplement will undertake specified administrative duties with respect to an issuing entity;

•	the servicing agreement and each servicing supplement pursuant to which the servicer will agree to service the exchange note assets; and

•	the exchange note supplement to the collateral agency agreement pursuant to which the characteristics and provisions of the exchange note are specified.

The prospectus supplement for a given series will specify the transaction documents utilized for that series of securities. We have filed forms of the transaction documents as exhibits to the registration statement of which this prospectus forms a part. Because this is a summary of the transaction documents, it does not contain all the information that may be important to you. You should read the transaction documents in their entirety if you require complete information regarding their contents.

Transfer and Assignment of the Exchange Notes

Transfer and Assignment by Auto Lease Finance LLC. Prior to the issuance of a series of securities by the issuing entity, Auto Lease Finance LLC will sell and assign to the depositor, without recourse (other than to the extent described in “The Transaction Documents—Repurchase Obligations”), all of its right, title and interest in the related exchange note, pursuant to the related exchange note sale agreement.

Contribution and Assignment by the Depositor. Prior to the issuance of a series of securities by the issuing entity, the depositor will sell, contribute and/or assign to that issuing entity, without recourse, pursuant to the relevant exchange note transfer agreement, all of the depositor’s right, title and interest in and to the relevant exchange notes, assign to the issuing entity all of its rights under the related exchange note sale agreement and deliver the related exchange note to the issuing entity.

Immediately following the transfer of the exchange note to the related issuing entity, the issuing entity will pledge its interest in the issuing entity property, which includes the exchange note, to the indenture trustee as security for the securities or to the owner trustee as security for the certificates, as specified in the applicable prospectus supplement. See “Description of Indenture” for more information regarding the indenture.

Accounts

With respect to each series of securities, the servicer will establish and maintain one or more accounts (the “trust accounts”), in the name of the indenture trustee on behalf of the related securityholders. The servicer will deposit all payments made on or with respect to the leases included in the related reference pool into the “exchange note collection account.” The administrative agent will deposit amounts released from the exchange note collection account for distribution to the exchange noteholder, which distribution will be deposited into the “trust collection account.” The indenture trustee will deposit amounts released from the trust collection account and any reserve account or other credit enhancement for distribution to securityholders into a distribution account. The related indenture trustee will make distributions to the securityholders from the distribution account.

If the related prospectus supplement so provides, the related indenture trustee will maintain a pre-funding account solely to hold funds to pay to the depositor, who will use these funds to pay Auto Lease Finance LLC for transferring additional leases to the closed-end collateral specified interest and allocating such leases to the reference pool, and therefore increasing the Securitization Value of the units allocated to the related exchange note during the funding period. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the leases. On the closing date, the depositor will deposit into the pre-funding account from the sale proceeds of the securities an amount equal to the required pre-funded amount.

If the related prospectus supplement so provides, the issuing entity will establish and maintain the reserve account in the name of the applicable indenture trustee on behalf of the securityholders. On the closing date, the issuing entity will deposit cash in the reserve account.

The related prospectus supplement will describe any other accounts to be established with respect to an exchange note or an issuing entity, including any other reserve account.

So long as no event of default shall have occurred and be continuing, funds in the trust accounts will be invested in eligible investments. Eligible investments are generally limited to investments acceptable to the rating agencies hired by the sponsor to rate the securities as being consistent with the rating of the securities. Eligible investments must generally mature before the related payment date. To the extent specified in the prospectus supplement, funds in the trust accounts may be invested in securities that will mature after the next payment date and will not be sold to meet any shortfalls. Thus, the amount of cash in any trust account at any time may be less than the balance of the trust account. If required withdrawals from any trust account exceed the amount of cash in the trust account, a temporary shortfall in the amounts distributed to the related securityholders could result. The average life of the securities could then increase. The related indenture trustee will deposit investment earnings on funds in the trust accounts as specified in the related prospectus supplement.

The trust accounts may be maintained as either:

•	a segregated trust account in the corporate trust department of the applicable indenture trustee; or

•

a segregated account in a depository institution or trust company organized under the laws of the United States or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), which at all times maintains:

•	a long-term unsecured debt rating, or a certificate of deposit rating acceptable to the applicable rating agencies hired by the sponsor to rate the securities; and

•	its deposits insured by the FDIC.

The trust accounts will be maintained with the applicable indenture trustee so long as they satisfy the requirements above.

The Servicing Agreement and the Servicing Supplement

Under the servicing agreement, the servicer will manage the titling trust as agent for, and subject to the supervision, direction and control of, the titling trust and collateral agent. The obligations of the servicer include, among other things, acquiring vehicles and originating leases on behalf of the titling trust, collecting and posting payments, responding to inquiries of lessees, investigating delinquencies, sending payment statements to lessees, disposing of returned vehicles, commencing legal proceedings to enforce leases and servicing the leases, including accounting for collections, remitting to the appropriate taxing authority all sales and use, monthly rental receipts, personal property and ad valorem taxes collected by it from the obligors with respect to the leases and vehicles in accordance with its customary credit and collection policies, collecting and remitting state and local taxes relating to the leases and vehicles and, to the extent required by law, delivering to each holder of an exchange note information for the preparation of the holder’s U.S. federal income tax returns. In this regard, the servicer will make reasonable efforts to collect all amounts due on or in respect of the leases. The servicer will apply for and maintain all licenses and make all filings required to be held or filed by the titling trust in connection with the ownership of units and to take all necessary steps to evidence the titling trust’s ownership on the certificates of title to the leased vehicles. The servicer will be obligated to service the leases in accordance with the customary practices of the servicer with respect to the units held by the titling trust, without regard to whether those units have been allocated into a reference pool, as those practices may be changed from time to time (the “customary servicing practices”), using the same degree of skill and attention that the servicer exercises with respect to all comparable retail automotive leases that it services for itself or others.

The servicer will be responsible for filing all periodic sales and use tax or property tax reports, periodic renewals of licenses and permits, periodic renewals of qualifications to act as a statutory trust and a business trust and other governmental filings, registrations or approvals arising with respect to or required of the titling trust.

The servicer will also enter into a servicing supplement with respect to each reference pool. As holder and pledgee of the related exchange note, each issuing entity and the related indenture trustee, respectively, will be third-party beneficiaries of the related servicing supplement. Each servicing supplement will require the servicer to collect and post payments with respect to the related reference pool to the applicable accounts specified in the prospectus supplement.

Custody of Lease Documents and Certificates of Title

To reduce administrative costs and facilitate servicing of the leases, the titling trust and the collateral agent have appointed the servicer as their agent and bailee of the leases, the certificates of title relating to the leased vehicles and any other related items that from time to time come into possession of the servicer. Such documents will not be physically segregated from other leases, certificates of title or other documents related to other leases and vehicles owned or serviced by the servicer. The servicer may delegate specific custodian duties to sub-contractors who are in the business of performing those duties. (For example, the servicer may hire a third-party to hold original certificates of title for vehicles that it services.) The accounting records and certain computer systems of Auto Lease Finance LLC will reflect the allocation of the units to the related reference pool. Upon instructions from the collateral agent, the servicer will release or cause to be released any certificate of title to the collateral agent, at the place or places designated by the collateral agent.

Sale and Disposition of Leased Vehicles

Under the servicing agreement and the servicing supplement for each issuing entity and in accordance with the servicer’s customary servicing practices, the servicer on behalf of the related issuing entity will use commercially reasonable efforts to enforce the provisions of the leases included in the reference pool and to repossess or otherwise take possession of the leased vehicle related to any lease included in the reference pool that may have terminated or expired or that the servicer may have determined (in accordance with its customary servicing practices) to be in default. See “Origination and Servicing Procedures” and “Additional Legal Aspects of the Leases and the Leased Vehicles—Repossession of Leased Vehicles” and “—Deficiency Judgments.”

Insurance on Leased Vehicles

Each lease will require the related lessee to maintain in full force and effect during the related lease term a comprehensive collision and physical damage insurance policy covering the actual cash value of the related leased vehicle and naming the titling trust as loss payee. See “Origination and Servicing Procedures—Insurance” for more information regarding insurance requirements. The servicer is required to use commercially reasonable efforts to monitor whether the lessees have insurance. To the extent any proceeds from an insurance policy with respect to a leased vehicle included in the related reference pool would otherwise have been recoverable and paid to the titling trust as loss payee, but those proceeds are not paid because (x) the policy had lapsed and the lessee failed to obtain a new insurance policy, (y) the servicer failed to maintain the titling trust’s rights to receive all proceeds of that insurance policy up to the full amount of the lessee’s obligations under the lease, or (z) the insurance policy has not been maintained in full force and effect prior to the maturity date of that lease, the servicer must remit an amount to the applicable exchange note collection account equal to the amount of insurance proceeds that was not recoverable.

Security Deposits

The titling trust’s rights related to the leases will include all rights under the leases to any refundable security deposits which may be paid by the lessees at the time the leases are originated. As part of its general servicing obligations, the servicer will retain possession of each security deposit remitted by the lessees and will apply the proceeds of these security deposits in accordance with the terms of the leases, its customary servicing practices and applicable law, including applying a security deposit in respect of any related lessee’s default or failure to pay all amounts required to be paid under the related lease or resulting from excess mileage or unreasonable wear to the related leased vehicle. However, in the event that any lease is written off by the servicer in connection with its customary servicing practices for writing off (“charged-off lease”) or, if earlier, the related leased vehicle is repossessed, the related security deposit will, to the extent provided by applicable law and that lease, constitute liquidation proceeds. On the payment date related to the collection period in which the security deposit becomes liquidation proceeds, the servicer will deposit those amounts in accordance with the provision summarized in “Origination and Servicing Procedures—Like Kind Exchange Program” in this prospectus. The titling trust may not have an interest in the security deposits that is enforceable against third parties until they are deposited into the exchange note collection account. Each security deposit, after deduction for amounts applied towards the payment of any amount resulting from the related lessee’s default or failure to pay any amounts required to be paid under that lease or damage to the related leased vehicle, will be returned to the related lessee by the servicer; provided, however, that the servicer may retain a security deposit (including any interest thereon) until the related lessee has repaid all other charges owed under that lease. Unless required by applicable law, the servicer will not be required to segregate security deposits from its own funds. Any income earned from any investment on the security deposits by the servicer will be for the account of the servicer as additional servicing compensation (to the extent permitted by law and the applicable lease, and to the extent investment earnings are not required to be paid to the applicable lessee).

Payments on Leases

Lessees will generally make payments on the leases by mail for deposit into a lock box account maintained by the servicer or directly through electronic means. The servicer will deposit all payments it receives on or in respect of the leases included in a reference pool into the related collection account not later than two business days after receipt of payment and related payment information regarding where to allocate the payment. Notwithstanding the foregoing, the related prospectus supplement may provide for less frequent deposits into the collection account if the following conditions are met:

•	World Omni Financial Corp. remains the servicer under the servicing agreement;

•	no default by the servicer has occurred and is continuing; and

•

World Omni Financial Corp. receives notice from the rating agencies hired by the sponsor to rate the securities that the cessation of daily deposits will not result in a reduction or withdrawal of the then current rating of the securities.

The related prospectus supplement may provide that, in the event the foregoing conditions are satisfied, World Omni Financial Corp. need not deposit collections into the collection account by the second business day after receipt, but may use for its own benefit all of those collections until the payment date, whether or not such funds will be distributed to securityholders, retained in the collection account or deposited in another account on such payment date, at which time World Omni Financial Corp. will make the deposits in an amount equal to the net amount of the deposits and withdrawals which would have been made had the conditions set forth above not been satisfied.

Servicing Compensation

The issuing entity generally will pay to the servicer a servicing fee on each payment date equal to the product of one-twelfth of the specified percentage per annum and the aggregate Securitization Value immediately before the open of business on the first day of the related collection period. With respect to the initial payment date, the servicing fee will be based on the principal balance, as of the applicable cutoff date, of the related reference pool. The related prospectus supplement will describe the servicing fee. The servicer will also collect and retain, as additional servicing compensation, any late fees, prepayment charges, and other administrative fees or similar charges allowed by applicable law with respect to the leases included in the reference pool. The servicer will also be entitled to reimbursement from the issuing entity for certain liabilities. The servicer will allocate the payments by or on behalf of lessees to scheduled payments, late fees and other charges and principal and interest in accordance with the servicer’s normal practices and procedures. The issuing entity will pay the servicing fee out of collections from the leases included in the reference pool, prior to distributions to securityholders.

As long as World Omni Financial Corp. believes that sufficient collections will be available from collections on one or more future payment dates to pay the servicing fee, World Omni Financial Corp. may, as servicer, elect to defer all or a portion of the servicing fee with respect to the related collection period, without interest. If World Omni Financial Corp. elects to defer all of the servicing fee, the servicing fee for the related collection period will be deemed to equal zero for all purposes of the trust documents.

The Administrator

World Omni Financial Corp. or another party specified in the applicable prospectus supplement, in its capacity as administrator under an administration agreement to be dated as of the closing date, will perform the administrative obligations required to be performed by the issuing entity under the indenture or trust agreement, as applicable, and the other transaction documents. With respect to any issuing entity, as compensation for the performance of the administrator’s obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to an administration fee in an amount to be set forth in the applicable administration agreement.

Repurchase Obligations

Auto Lease Finance LLC will make representations and warranties in the exchange note sale agreement that each lease complies with all requirements of law in all material respects. If any such representation and warranty proves to be incorrect with respect to any lease, the result has certain material adverse effects and the breach is not corrected or cured in a timely manner, Auto Lease Finance LLC will be required under the exchange note sale agreement to deposit an amount equal to the repurchase payment in respect of the lease into the exchange note collection account. See “The Leases and Leased Vehicles—Representations and Warranties Relating to the Units—Representations, Warranties and Covenants” in this prospectus for information regarding Auto Lease Finance LLC’s representations and warranties and its obligations with respect thereto.

Credit and Cash Flow Enhancements

The related prospectus supplement will describe the amounts and types of credit or cash flow enhancement arrangements and any provider of credit or cash flow enhancement with respect to each class of securities of a given series. If and to the extent provided in the accompanying prospectus supplement, those arrangements may be in the form of any of the following or a combination of two or more of the following:

•

Reserve Account. The administrative agent will apply amounts on deposit in the reserve account, if any, to make payments on the exchange note in accordance with the priority of payments, to the extent that those amounts remain unsatisfied after the application of collections and other available funds in accordance with the priority of payments. The reserve account provides credit enhancement by adding an additional potential source of funds available to make payments on the exchange note.

•

Overcollateralization. The aggregate Securitization Value may exceed the aggregate outstanding principal balance of the related exchange note. Such excess represents overcollateralization for the exchange note. The aggregate outstanding principal balance of the related exchange note plus amounts in the pre-funding account may exceed the aggregate outstanding principal amount of the securities issued by the issuing entity. This excess represents overcollateralization on the related series of securities issued by the issuing entity. The aggregate overcollateralization is an amount equal to the difference between the aggregate Securitization Value and the aggregate outstanding principal amount of the securities issued by the issuing entity. See “Summary of Terms—Credit Enhancement—Overcollateralization” in the accompanying prospectus supplement. This excess creates credit enhancement by allowing for some amount of losses on the leases or exchange note before a shortfall in funds available to make payments on the securities would occur.

•

Subordination of Interests. Subordinated classes of securities will be allocated available funds only after the applicable portion of the obligations for any payment period of the senior classes of securities has been paid. This subordination provides credit enhancement to the senior classes of securities and could result in reduced or delayed payments of principal or interest to the subordinated classes of securities.

•

Excess Interest. More interest is expected to be paid by the lessees in respect of the leases included in the reference pool and the related exchange notes, than is necessary to pay the related servicing fee, trustee and other fees and expenses, and interest on the securities for each payment period, as described in the accompanying prospectus supplement. Any such excess in interest payments from lessees will serve as additional credit enhancement.

•

Cash Advances, Deposits or Letters of Credit. The depositor may fund accounts such as spread, yield supplement or negative carry accounts, or may otherwise provide cash advances, deposits or establish letters of credit to provide additional funds that may be applied to make payments on the securities issued by the trust. Any such arrangements will be disclosed in the accompanying prospectus supplement.

•

Interest Rate and Currency Protection Agreements. Each issuing entity may enter into an interest rate swap or other interest rate protection agreements that will enable it to pay a fixed or floating rate of interest on one or more classes of its securities. Each issuing entity may also enter into a currency swap arrangement or other exchange rate protection agreements that will enable it to pay one or more classes of its securities in a specified currency.

•

Credit or Liquidity Facilities. Issued by a financial institution or other entity, any such facility will cover specified losses on the leases or shortfalls in payments due on specified securities issued by the applicable issuing entity.

Credit enhancement for a class of securities may cover one or more other classes of securities of the same series. Credit enhancement increases the likelihood of receipt by the relevant securityholders of their full amount of principal and interest and decreases the likelihood that these securityholders will experience losses. Credit enhancement may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance and interest thereon. If losses exceed the amount covered by any credit enhancement or are not covered by any credit enhancement, the relevant securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement.

Evidence as to Compliance

Annually, the servicer will deliver to the related issuing entity, the rating agencies hired by the sponsor to rate the notes and the indenture trustee an officer’s certificate stating that to the best of such officer’s knowledge the servicer has complied with the servicing criteria set forth in the relevant SEC regulations for asset-backed securities transactions, including Item 1122 of Regulation AB, throughout the preceding twelve months or such shorter period as shall have elapsed since the closing date. If there has been a default in the fulfillment of any of these obligations, the officer’s certificate will describe the default. The servicer also will agree to give the indenture trustee notice of defaults by the servicer under the related servicing agreement.

The servicer will also furnish to the depositor, the indenture trustee and the rating agencies hired by the sponsor to rate the related securities, a statement from a firm of independent public accountants that attests to, and reports on, the assessment made by the servicer of compliance with the specified servicing criteria described above, during the preceding twelve months, relating to the servicing of leases.

Securityholders may obtain copies of the statements and certificates by written request addressed to the trustee.

Servicer Resignation, Servicer Liability and Servicer Indemnification

Neither the servicer nor any of its directors, officers, employees or agents will be liable to the issuing entity or the securityholders for taking any action or for refraining from taking any action pursuant to the servicing agreement or servicing supplement, or for errors in judgment. This provision will not protect the servicer or any of these persons against any liability imposed by reason of negligence, willful misfeasance or bad faith. The servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the applicable servicing agreement or servicing supplement and that, in its opinion, may cause it to incur any expense or liability.

The servicer may not resign from its obligations and duties under the servicing agreement or servicing supplement unless it determines that its duties are no longer permissible under applicable law or regulations. No resignation will become effective until the applicable trustee or a successor servicer has assumed the servicer’s obligations and duties under the applicable servicing agreement or servicing supplement. The servicer may not assign the servicing agreement or servicing supplement or any of its rights, powers, duties or obligations under the applicable servicing agreement or servicing supplement except as otherwise provided or except in connection with a permitted consolidation, merger, conveyance or transfer of its properties and assets.

Any entity into which the servicer may be merged or consolidated, or any entity resulting from a merger or consolidation, or any entity succeeding to the business, property and assets of the servicer will succeed the servicer under the applicable servicing agreement or servicing supplement.

Upon a termination of the servicer, U.S. Bank Trust National Association as administrative agent (so long as the collateral agency agreement is in effect), and thereafter, the titling trust will select and appoint a successor servicer to perform the outgoing servicer’s duties and undertake its responsibilities and liabilities. The appointed successor servicer must be an established institution with a net worth of at least $50,000,000 whose regular business includes the servicing of automotive leases and the related leased vehicles. The successor servicer will hold all the rights of the outgoing servicer under the trust documents and will receive compensation mutually agreed upon between the successor servicer and the administrative agent. The successor servicer shall receive compensation not to exceed that of the outgoing servicer, but in no case will the indenture trustee be liable for any difference in compensation between the outgoing servicer and the successor servicer. No successor servicer appointed in accordance with the trust documents may resign from its duties unless the law prohibits it from continuing to perform such duties.

Upon the termination or resignation of the servicer, the outgoing servicer shall transfer all cash amounts that are to be held by the successor servicer to the successor servicer and shall provide the successor servicer with all information regarding the leases files that is required for the proper servicing of the leases. All reasonable and documented costs, expenses and fees incurred in connection with the transfer of leases files to the successor servicer under the provisions described in this paragraph will be paid by the outgoing servicer. The owner trustee and the indenture trustee will provide prompt written notice of any resignation or termination of the servicer to the certificateholders and noteholders, respectively, upon either occurrence.

Servicer Default

Except as otherwise provided in the related prospectus supplement, an “exchange note servicer default” under the related transaction documents will include, among others:

•

any failure by the servicer to deliver to the administrative agent any required proceeds or payment required to be delivered with respect to an exchange note, which failure continues unremedied for more than five business days after notice from the administrative agent is received by the servicer or after

•

discovery by the servicer; provided that a delay in or failure of performance referred to in this clause for a period of ten business days shall not constitute an exchange note servicer default if that delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and was caused by an event outside the control of the servicer; and

•

any failure by the servicer to duly observe or perform in any material respect any other covenant or agreement of the servicer in the servicing agreement which materially and adversely affects the rights of the administrative agent or the related exchange noteholder and which continues unremedied for more than thirty days after notice of the failure to the servicer by the administrative agent or the related exchange noteholder.

Upon the occurrence of any such event, the servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the trust documents and the servicer shall provide the applicable administrative agent, the related exchange noteholder, the titling trust and the collateral agent prompt notice of such failure or delay by it.

Rights upon Exchange Noteholder Servicer Default

Except as otherwise provided in the related prospectus supplement, as long as an exchange note servicer default under the servicing agreement remains unremedied, the titling trustee on behalf of the applicable exchange noteholder with notice to the servicer (who shall promptly provide such notice to the rating agencies hired by the sponsor to rate the related securities), the issuing entity, the indenture trustee, the closed-end collateral agent and the trust administrator, may terminate all the rights and obligations of the servicer, if any, under the servicing agreement whereupon a successor servicer appointed by the indenture trustee, acting at the direction of the holders of not less than 66 2/3% of the outstanding securities or the majority certificateholder, as applicable.

Waiver of Past Defaults

The administrative agent may waive any default by the servicer in the performance of its obligations under the related trust documents and its consequences. No waiver will impair the securityholders’ rights with respect to subsequent defaults.

Amendments

The requirements of amending the indenture may be found in “Description of the Indenture.” Unless otherwise specified in the related prospectus supplement, generally each of the other transaction documents may be amended by the parties to that agreement without the consent of the indenture trustee or the holders of the offered securities for the purpose of curing any ambiguity or correcting or supplementing any of the provisions of those transaction documents or of adding, changing, modifying or eliminating any of the provisions of those transaction documents. These amendments require:

•

that no notice shall have been received from any rating agency then hired by the sponsor to rate the related securities that the amendment will result in a reduction or withdrawal of its rating on the securities of that class; and

•	the delivery by the depositor of an officer’s certificate stating that the amendment will not materially and adversely affect the interest of any holder of the affected securities.

In addition, unless otherwise specified in the related prospectus supplement, the depositor, the servicer, the issuing entity and the applicable trustee, with the consent of the holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities, unless the interests of the noteholders are not materially and adversely affected thereby, and the consent of the certificateholders evidencing not less than 50% of the percentage interest in the certificates, unless the interests of the certificateholders are not materially and adversely affected thereby, may amend any of the transaction documents other than the indenture for the purpose of adding, changing, modifying or eliminating any of the provisions of the transaction documents. The consent of all holders of the offered securities is required, however, for any amendment that:

•	increases or reduces the amount of, or accelerates or delays the timing of, collections of payments on the related leases or distributions to holders of the offered securities; or

•	reduces the required percentage of the offered securities which are required to consent to these amendments.

The controlling securities will be specified in the applicable prospectus supplement.

Bankruptcy of the Issuing Entity

Each of the owner trustee, the indenture trustee, the depositor, every certificateholder and every noteholder will covenant on its own behalf that it will not at any time institute against the issuing entity any involuntary bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

The owner trustee will not institute, or consent to the institution of, any proceedings to have the issuing entity declared or adjudicated bankrupt or insolvent and will not take any other voluntary bankruptcy action against the issuing entity. In addition, while the indenture is in effect, the certificateholders will not take any voluntary bankruptcy action against the issuing entity.

Termination

With respect to each issuing entity, the obligations of the servicer, World Omni Financial Corp., and the applicable trustee pursuant to the related trust documents will terminate upon the earlier to occur of:

•	all amounts required to be paid to the securityholders pursuant to the trust documents have been paid or set aside for payment; and

•	all monies or other property or proceeds of the issuing entity have been distributed in accordance with the related trust documents.

Unless otherwise specified in the related prospectus supplement, any outstanding securities of the related series will be redeemed concurrently with the events specified above. The resulting distribution to the related securityholders of proceeds may affect the prepayment rate of the securities.

DESCRIPTION OF THE INDENTURE

The following summary describes material terms of the indenture pursuant to which the issuing entity will issue a series of securities. A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. Additional provisions of any indenture for a series of securities will be described in the applicable prospectus supplement. Because this is a summary of the indenture, it does not contain all the information that may be important to you. You should read the indenture in its entirety if you require complete information regarding its contents.

Events of Default Under the Indenture; Rights Upon Event of Default

With respect to the securities of a given series, what constitutes an “event of default” under the related indenture will be specified in the applicable prospectus supplement.

The failure to pay principal of a class of securities generally will not result in the occurrence of an event of default under the indenture until the final scheduled payment date for that class of securities. With respect to each series of securities, the rights and remedies of the related indenture trustee, the related holders of the securities and the related credit enhancement provider, if any, will be described in the applicable prospectus supplement.

Material Covenants

Except to the extent otherwise specified in the applicable prospectus supplement, each indenture will provide that, so long as any securities are outstanding, each issuing entity will not, among other things:

•

engage in any activities other than financing, acquiring, owning, pledging and managing the related exchange note and the other collateral as contemplated by the related indenture and the other related transaction documents;

•	sell, transfer, exchange or otherwise dispose of any of its issuing entity property, except as expressly permitted by the related indenture and the other transaction documents;

•

claim any credit on or make any deduction from the principal and interest payable in respect of the securities of the related series—other than amounts withheld from such payments under the Internal Revenue Code of 1986, as amended (the “Code”) or applicable state law or assert any claim against any present or former noteholder because of the payment of taxes levied or assessed upon any part of the issuing entity property;

•

permit (1) the validity or effectiveness of the related indenture to be impaired, (2) the lien of the related indenture to be amended, hypothecated, subordinated, terminated or discharged, (3) any person to be released from any covenants or obligations under the related indenture except as may be expressly permitted thereby, (4) any adverse claim (other than liens permitted under the transaction documents) to be created on or extend to or otherwise arise upon or burden any part of the related trust estate, or any interest therein or the proceeds therefrom or (5) (except as provided in the transaction documents) the lien of the indenture to not constitute a first priority security interest in related issuing entity property;

•	incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the transaction documents;

•

make any loan, advance or credit to, guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person;

•	make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty); or

•	dissolve or liquidate in whole or in part, except as permitted by the transaction documents; or merge or consolidate with any other person.

Distributions

Beginning on the payment date specified in the related prospectus supplement, the issuing entity will make distributions of principal and/or interest on each class of securities to the holders of securities and certificates of the series. The prospectus supplement will describe the timing, amount, priorities and other specifics of distributions to each class of noteholders and certificateholders of each series.

On each payment date the indenture trustee will transfer collections on the related reference pool from the collection account to the distribution account for distribution to securityholders. To the extent described in the related prospectus supplement, distributions in respect of principal of a class of securities of a given series may be subordinate to distributions in respect of interest on the class, and distributions in respect of the certificates of the series may be subordinate to payments in respect of the securities of the series. World Omni Financial Corp.’s monthly servicing report to the indenture trustee and the noteholders and/or certificateholders will contain information on the collections, the calculations thereon, and the beginning and ending balances in the accounts for the current payment period; there will be no independent verification regarding the contents of the servicing report.

Annual Compliance Statement

Each issuing entity will be required to file annually with the related indenture trustee a written officer’s statement as to the fulfillment of its obligations under the indenture which will include a statement that to the best of the officer’s knowledge, the issuing entity has complied with all conditions and covenants under the indenture throughout that year, or, if there has been a default in the compliance of any condition or covenant, specifying each default known to that officer and the nature and status of that default.

Indenture Trustee’s Annual Report

If required by the Trust Indenture Act of 1939, the indenture trustee for each issuing entity will be required to mail each year to all related noteholders a brief report setting forth the following:

•	its eligibility and qualification to continue as indenture trustee under the related indenture;

•	information regarding a conflicting interest of the indenture trustee;

•	if the related indenture requires the indenture trustee to make advances, the character and amount of any advances made by it under the indenture;

•	the amount, interest rate and the maturity date of any indebtedness owing by the issuing entity to the applicable indenture trustee in its individual capacity;

•	any change to the property and funds physically held by the indenture trustee in its capacity as indenture trustee;

•	any release, or release and substitution, of property subject to the lien of the related indenture that has not been previously reported;

•	any additional issue of securities that has not been previously reported; and

•	any action taken by it that materially affects the related securities or the issuing entity property and that has not been previously reported.

Documents by Indenture Trustee to Noteholders

The indenture trustee, at the expense of the issuing entity, will deliver to each noteholder, not later than the latest date permitted by law, such information as may be reasonably requested (and reasonably available to the indenture trustee) to enable such holder to prepare its federal and state income tax returns.

The indenture trustee for each series of securities will furnish to any noteholder promptly upon receipt of a written request by a related noteholder (at the expense of the requesting noteholder) therefor, duplicates or copies of all reports, notices, requests, demands, certificates and any other instruments furnished to the indenture trustee under the transaction documents.

Modification of Indenture

Unless otherwise specified in the applicable prospectus supplement, the issuing entity and the indenture trustee may, with the consent of the noteholders holding not less than a majority of the outstanding note amount, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify in any manner the rights of the noteholders, except as provided below.

Unless otherwise specified in the applicable prospectus supplement, the consent of each holder of outstanding notes affected thereby will generally be required to:

•	change the due date of any installment of principal of or interest on any such note, reduce its principal amount or interest rate or delay the final scheduled payment date of any note;

•	reduce the percentage of the aggregate amount of the outstanding notes required to consent to supplemental indentures or to waive compliance or events of default;

•

reduce the percentage of the outstanding note amount required to cause the sale of the trust estate pursuant to the indenture, if the proceeds of such sale would be insufficient to pay the outstanding note amount plus accrued but unpaid interest on the notes;

•	terminate the lien of the indenture on any collateral or deprive the noteholder of the security afforded by the lien of the indenture; or

•	impair the right to institute suit for the enforcement of payment as provided in the indenture.

Unless otherwise specified in the applicable prospectus supplement, the issuing entity and the indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of such noteholders; provided that, except with respect to amendments which add, modify or eliminate any provisions as may be necessary or advisable in order to comply with or obtain more favorable treatment under or with respect to any law or regulation or any accounting rule or principle, such action will not materially and adversely affect the interest of any such noteholder and each rating agency hired by the sponsor then rating the related notes will not have indicated that the amendment will result in a reduction in or withdrawal of its rating on the related notes.

Satisfaction and Discharge of Indenture

An indenture will be discharged with respect to the exchange note securing the related securities upon the delivery to the related indenture trustee for cancellation of the related securities or, subject to specified limitations—upon deposit with the indenture trustee of funds sufficient for the payment in full of principal of and accrued interest on the securities; the payment of all other sums due under the indenture and the delivery to the related indenture trustee of an officer’s certificate and opinion of counsel stating that all conditions precedent for the satisfaction and discharge of the indenture have been complied with.

The Indenture Trustee, Note Registrar and Calculation Agent

The indenture trustee, calculation agent and note registrar for each issuing entity that issues securities will be specified in the applicable prospectus supplement. The indenture trustee will act as the initial paying agent and note registrar. The principal office of the indenture trustee will be specified in the applicable prospectus supplement. The indenture trustee for any issuing entity may resign at any time, in which event the issuing entity will be obligated to appoint a successor trustee for such issuing entity. The issuing entity will remove an indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related indenture or if such indenture trustee becomes insolvent. In such circumstances, the issuing entity will be obligated to appoint a successor trustee for the securities of the applicable issuing entity. In addition, unless otherwise specified in the applicable prospectus supplement, a majority of the outstanding principal amount of the controlling securities or of all the securities (as specified in the applicable prospectus supplement), may remove the indenture trustee without cause and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor trustee for the securities of the issuing entity does not become effective until acceptance of the appointment by the successor trustee for such issuing entity.

The indenture trustee, owner trustee, calculation agent, note registrar and certificate registrar are each referred to as the trustee as the context requires. Additional matters relating to the indenture trustee are described under “The Trustees” and “Transaction Documents” in the applicable prospectus supplement.

Voting Rights; Controlling Securities

Voting rights will be exercised by the holders of the controlling securities as identified in the related prospectus supplement. If specified in the related prospectus supplement, senior securities may be the controlling securities until they are repaid in full.

THE TRUST AGREEMENT

The Owner Trustee and Certificate Registrar

The owner trustee and the certificate registrar for any issuing entity that is a trust will be specified in the applicable prospectus supplement. The owner trustee will act as the initial certificate registrar. The owner trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the owner trustee set forth in the related issuing entity trust agreement. The owner trustee of each issuing entity may resign at any time (and, if the owner trustee ceases to be eligible, must resign immediately) by giving written notice to the administrator, whereupon the administrator will be obligated to appoint a successor owner trustee. The administrator may remove an owner trustee if the owner trustee becomes insolvent, ceases to be eligible or becomes legally unable to act. Upon removal of the owner trustee of an issuing entity, the administrator will appoint a successor owner trustee. The principal offices of each issuing entity and the related owner trustee will be specified in the applicable prospectus supplement.

Authority and Duties of the Owner Trustee

An owner trustee will administer an issuing entity in the interest of the holder of the related issuing entity’s certificate, subject to the terms of the related transaction documents, in accordance with the issuing entity’s trust agreement and the other transaction documents applicable to a series of securities.

The owner trustee will not be required to perform any of the obligations of the issuing entity under any related transaction documents that are required to be performed by the related administrator applicable to a series of securities.

The owner trustee for each issuing entity will not manage, control, use, sell, dispose of or otherwise deal with any part of the related issuing entity’s property except in accordance with (i) the powers granted to and the authority conferred upon that owner trustee pursuant to the related issuing entity’s trust agreement, (ii) the other transaction documents to which the issuing entity or the trustee is a party, and (iii) any document or instruction delivered to that owner trustee pursuant to the related trust agreement.

CERTAIN PROVISIONS OF THE TITLING TRUST DOCUMENTS AND RELATED AGREEMENTS

Closed-end Collateral Specified Interest, Reference Pools and Exchange Notes

The titling trust has two initial series of specified interests. One of these series will hold only closed-end leases and related leased vehicles and is referred to as the “closed-end collateral specified interest.” The other series, which is known as the “open-end collateral specified interest,” will hold open-ended leases and the related leased vehicles. The beneficial interests in the closed-end collateral specified interest and the open-end collateral specified interest are represented by the closed-end collateral specified interest certificate and the open-end collateral specified interest certificate and are currently held by the initial beneficiary. The exchange notes, reference pools and warehouse facility pool discussed herein only pertain to the closed-end collateral specified interest.

Warehouse facility pool. In order to provide an ongoing source of funds to finance the acquisition of units from dealers, the titling trust is a party to multiple financing facilities with lenders with scheduled commitment termination dates. The current facilities are secured pursuant to the pledge and security agreement by the “warehouse facility pool,” which includes all titling trust assets in the closed-end collateral specified interest not allocated to any reference pools with respect to exchange notes.

Creation of reference pools and issuance of exchange notes. The initial beneficiary has the right and option to purchase from the lenders in the warehouse facilities all or a portion of the outstanding advances under the warehouse facilities for a “purchase price” equal to the outstanding principal amount of that indebtedness plus any interest due and payable thereon (and certain other amounts). Those advances are then exchanged by the initial beneficiary for an exchange note issued by the titling trust to the initial beneficiary in an amount equal to the sum of the purchase price paid by the initial beneficiary for the advances and the amount of any funds advanced by the initial beneficiary to the titling trust pursuant to the collateral agency agreement.

World Omni Financial Corp. or its affiliates may from time to time provide a subordinate warehouse facility to the titling trust. To the extent World Omni Financial Corp. or its affiliates have provided this facility, and there is an outstanding balance under that facility, the exchange note will replace all or a portion of the outstanding balance of the subordinate warehouse debt and the outstanding advances of the warehouse lenders.

The terms of the exchange note will be set forth in the exchange note, the collateral agency agreement and the exchange note supplement. The exchange note supplement will designate the initial leases and the related leased vehicles (the “units”) allocated to a new “reference pool.” When an exchange note is issued, the servicer will enter into a supplement to the servicing agreement, which provides for the servicing of those units allocated to the related reference pool.

Other transactions involving the creation of reference pools. In connection with other securitizations and transactions, the titling trust will issue or has previously issued other exchange notes to the initial beneficiary. Each such exchange note is secured by and paid principally from a related reference pool of units and is referred to as an “other exchange note,” and the related reference pool is referred to herein as the “other reference pool.”

The initial beneficiary will contribute or has contributed the other exchange notes to the depositor, who will deposit or has deposited them into a securitization trust or pledged those other exchange notes to secure leveraged leasing transactions or other financing transactions.

Holders of an exchange note have the right to proceeds from the related units only. The holder of the exchange note will receive the proceeds of and collections on the units in the related reference pool in the manner set forth in “Application of Collections on the Reference Pools” in the prospectus supplement. The holder of the exchange note will not receive proceeds from any units in the warehouse facility pool or other reference pools related to any other exchange notes. Holders of an exchange note must waive claims to titling trust assets not allocated to their interest. Each holder of an exchange note, and each person to whom an exchange note is pledged, will also be required to expressly disclaim any interest in the assets of the titling trust other than those allocated to its reference pool and to fully subordinate any claims to those other assets. In turn each holder of an other exchange note and each lender with respect to the warehouse facility pool, and each pledgee of any of these, must similarly expressly disclaim (or will be deemed to have disclaimed) any interest in the reference pool and fully subordinate their respective claims to any units in the reference pool.

Titling Trustee

The titling trustee will be under no obligation to exercise any of the discretionary rights or powers vested in it by the exchange note supplement, or to institute, conduct or defend any litigation under the exchange note supplement or in relation thereto, unless the party requesting that action has offered to the titling trustee reasonable security or indemnity against the costs, expenses or liabilities that may be incurred therein or thereby.

Resignation and Removal of the Titling Trustee or Titling Trust Administrator

None of the titling trust administrator, the titling trustee or the Delaware trustee may resign without the consent of the initial beneficiary unless that party ceases to be eligible under the titling trust documents. The initial beneficiary may remove the titling trust administrator. The initial beneficiary at its discretion may remove the titling trust administrator or either trustee if at any time such party (or, to the extent such party is a wholly-owned subsidiary, such party’s parent) ceases to (a) be either (i) a banking association organized under the laws of the United States or (ii) a corporation organized in one of the fifty states of the United States, the District of Columbia or the Commonwealth of Puerto Rico, (b) not be the initial beneficiary or any affiliate thereof, (c) be qualified as a trustee to hold titling trust assets located in the Five-State Area, (d) be authorized to exercise corporate trust power, or (e) have a combined capital and surplus of at least $50,000,000. In addition, the initial beneficiary may remove the titling trust administrator or either trustee if (A) any representation or warranty made by that party under the titling trust documents was untrue in any material respect when made and not cured within 30 days following actual knowledge thereof or notice thereto, and such party fails to resign after written request, (B) at any time that party is incapable of acting, is legally unable to act, or adjudged bankrupt or insolvent, (C) a receiver of the titling trustee or its property has been appointed or (D) any public officer has taken charge or control of the titling trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

Upon the removal of the titling trustee, the initial beneficiary will promptly appoint a successor trustee or titling trust administrator. Any resignation or removal of that party and appointment of a successor will not become effective until acceptance of appointment by that successor.

Indemnity of Titling Trustees

The trustees and the titling trust administrator, including their respective officers, directors, shareholders, employees and agents (each an “indemnified person”) will be indemnified and held harmless by the holders of the certificates of specified interests with respect to any loss, liability or expenses, including reasonable attorneys’ and other professionals’ fees and expenses, arising out of or incurred in connection with any of the related titling trust assets with respect to that specified interest, including any liabilities arising out the indemnified person’s acceptance or performance of the trusts and duties contained in the titling trust documents. Notwithstanding the foregoing, the titling trustee will not be indemnified or held harmless out of the included units relating to a series of securities as to such a loss:

•	incurred by reason of the titling trustee’s willful misfeasance, bad faith or gross negligence; or

•	incurred by reason of the titling trustee’s breach of its representations and warranties made in the titling trust documents.

Issuing Entity as Third-Party Beneficiary

As the holder and pledgee of an exchange note, each issuing entity and the related indenture trustee, respectively, will be third-party beneficiaries of the exchange note supplement as it relates to the related exchange note.

Termination

The titling trust and the titling trust documents will terminate on the final distribution by the titling trust administrator of all moneys or other property constituting titling trust assets or upon the direction of the initial beneficiary, provided that there are no outstanding obligations of the titling trust. Any specified interest may be terminated upon receipt by the titling trust administrator of direction to terminate that specified interest from the holders of the certificates with respect to such specified interest, but such termination shall be subject to the rights of any registered pledgee or creditors of any interest in and to that specified interest.

Securities Owned by the Issuing Entity, the Depositor, the Servicer and their Affiliates

In general, except as otherwise described in this prospectus and the transaction documents relating to a series of securities, so long as any securities are outstanding, any securities owned by the issuing entity of a series of securities, the depositor, the servicer (so long as World Omni Financial Corp. or one of its affiliates is the servicer) or any of their respective affiliates will be entitled to benefits under those transaction documents, equally and proportionately to the benefits afforded other owners of the securities except that those securities will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of the related noteholders have given any request, demand, authorization, direction, notice, consent or other action under the transaction documents.

Information Requests

The parties to the transaction documents relating to a series of securities will agree to provide any information reasonably requested by the servicer, the related issuing entity, the depositor or any of their affiliates, at the expense of the servicer, the related issuing entity, the depositor or any of their affiliates, as applicable, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

Securities Exchange Act Filing

Each issuing entity will authorize the servicer and the depositor, or either of them, to prepare, sign, certify and file any and all reports, statements and information respecting the issuing entity and/or the securities required to be filed pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

Exchange Note Default

Except to the extent otherwise provided in the prospectus supplement, any of the following events or occurrences with respect to any exchange note will constitute an “exchange note default,” solely with respect to that exchange note:

•

the titling trust fails to pay or cause to be paid any principal of that exchange note on the applicable final scheduled payment date and, if such failure is due to an administrative omission, mistake or technical difficulty, that failure continues for 5 business days after the date when such principal became due or such other length of time as specified in the prospectus supplement;

•

the titling trust fails to pay or cause to be paid any part of the interest due and payable on the exchange note specified in the exchange note supplement, and that failure continues for 5 business days after the due date or such other length of time as specified in the prospectus supplement;

•

there is a default in the observance or performance of any covenant or agreement of the titling trust made in the collateral agency agreement or the related exchange note supplement (other than a covenant or agreement, a default in the observance or performance of which is specifically covered by another exchange note default), the exchange noteholders of that exchange note are materially and adversely affected by such default and such default is not cured (x) on or before the 60th day after the titling trust has received a notice from that exchange noteholders that states that it is a “notice of exchange note default” and specifies the default or (y) within any period specified in the prospectus supplement; and

•

any representation or warranty of the titling trust made in the collateral agency agreement, the exchange note supplement or in any certificate or other document delivered in connection with the collateral agency agreement or the exchange note supplement with respect to the related exchange note proves to have been incorrect as of the time made, the exchange noteholders of that exchange note are materially and adversely affected by such incorrectness and such incorrectness is not cured (x) on or before the 60th day after the titling trust has received a notice from such exchange noteholders that states that it is a “notice of exchange note default” and specifies the default or (y) within any period specified in the prospectus supplement.

Within 5 business days after an authorized officer of the titling trust first has actual knowledge of the occurrence of an exchange note default with respect to any exchange note, the titling trust will notify the servicer, the administrative agent, the deal agent and the related exchange noteholder of its status and what action, if any, the titling trust is taking or proposing to take with respect to that exchange note default.

If an exchange note default occurs and is continuing with respect to any exchange note, the related exchange noteholder may, by notice to the titling trust, the servicer, the collateral agent and the administrative agent, declare such exchange note to be immediately due and payable, and upon any such declaration the outstanding principal balance of that exchange note and any more senior exchange note related to the same reference pool, together with accrued and unpaid interest thereon through the date of acceleration, will become immediately due and payable.

If an event of bankruptcy has occurred and is continuing or an exchange note default has occurred and is continuing and the related exchange noteholder has declared the exchange note to be immediately due and payable, subject to certain limitations on enforcement set forth in the collateral agency agreement, the related exchange noteholder may (i) commence appropriate proceedings and pursue any of its other rights, remedies, powers or privileges under the collateral agency agreement, the warehouse facility pool or otherwise; and (ii) direct the collateral agent to and the collateral agent will (x) institute proceedings for the complete or partial foreclosure on the units included in the related reference pool; (y) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of such exchange noteholder; and/or (z) sell or otherwise liquidate all or a portion of the collateral pledged to the collateral agent under the pledge and security agreement (the “collateral”) and included in the reference pool with respect to such exchange note, or any right or interest included in that collateral, at one or more public or private sales called and conducted in any manner permitted by law.

The proceeds of any liquidation or sale of the collateral included in any reference pool will be applied in the manner set forth in the prospectus supplement.

Application of Collections on the Reference Pools

On each payment date, the administrative agent will, with respect to each reference pool, withdraw from the related exchange note collection account an amount equal to the collections for that reference pool and that payment date and apply those amounts.

ADDITIONAL LEGAL ASPECTS OF THE TITLING TRUST AND THE EXCHANGE NOTES

The Titling Trust

The titling trust is a Delaware statutory trust. The titling trust has made trust filings or obtained certificates of authority to transact business in states where, in the servicer’s judgment, such action may be required. Because the titling trust has been registered as a statutory trust for Delaware and other state law purposes, in similar form as a corporation, it may be eligible to be a debtor in its own right under the United States Bankruptcy Code. See “Risk Factors—A bankruptcy of the depositor, Auto Lease Finance LLC, the servicer or the titling trust could delay or limit payments to you.” As such, the titling trust may be subject to insolvency laws under the United States Bankruptcy Code or similar state laws (“insolvency laws”), and claims against the titling trust assets could have priority over the security interest in those assets granted by the titling trust to secure the exchange notes. In addition, claims of a third party against the titling trust assets, including the assets of a reference pool with respect to an exchange note, to the extent such claims are not covered by insurance, could take priority over holders of security interests in the closed-end assets, such as the collateral agent, as more fully described under “Additional Legal Aspects of the Leases and the Leased Vehicles—Vicarious Tort Liability.”

Qualification of VT Inc. as Fiduciary

State laws differ as to whether a corporate trustee that leases vehicles in that state, such as VT Inc., must qualify as a fiduciary. The consequences of the failure to be qualified as a fiduciary in a state where such qualification is required differ by state, but could include penalties against VT Inc. and its directors and officers, ranging from fines to the inability of VT Inc. to maintain an action in the courts of that state.

World Omni Financial Corp. believes that VT Inc. does not exercise sufficient discretion in the performance of its duties under the titling trust documents or take such other discretionary actions that it should be considered to be exercising fiduciary powers within the meaning of any applicable state law. However, no assurance can be given that World Omni Financial Corp.’s view will prevail. However, no state in which (1) this issue is uncertain, (2) VT Inc. has not taken the actions necessary to qualify as a fiduciary and (3) the consequences of this failure would be material will represent a significant percentage of the value of the assets with respect to any exchange note. Therefore, World Omni Financial Corp. believes that the failure to be qualified as a fiduciary in any state where such qualification may ultimately be required will not materially and adversely affect the holders of any series of securities. However, no assurance can be given in this regard.

Structural Considerations

Unlike many structured financings in which the holders of the securities have a direct ownership interest or a perfected security interest in the underlying assets being securitized, the issuing entity for each series of securities will not directly own the related exchange note assets. Instead, the titling trust will own the titling trust assets, and the titling trustee will take actions with respect thereto in the name of the titling trust on behalf of and as directed by the beneficiaries of the titling trust (i.e., the holders of the closed-end collateral specified interest and the other specified interests in the titling trust). The primary asset of each issuing entity will be an exchange note secured by and principally paid from the related reference pool within the closed-end collateral specified interest. The indenture trustee for that series of securities will take action with respect thereto in the name of the issuing entity and on behalf of the related noteholders. A security interest in the exchange note assets, rather than direct legal ownership, is transferred under this structure in order to avoid the administrative difficulty and expense of retitling the leased vehicles in the name of the transferee. The servicer and/or the titling trustee will segregate the exchange note assets allocated to a series of securities from the other titling trust assets on the books and records each maintains for these assets. Neither the servicer nor any holders of other reference pools or the warehouse facility pool will have rights in such exchange note assets, and payments made on any titling trust assets other than those exchange note assets generally will not be available to make payments on the related series of securities or to cover expenses of the titling trust allocable to such exchange note assets.

Allocation of Titling Trust Liabilities

The assets of the titling trust are divided into several portfolios of specified interests. Currently there are two specified interests: the closed-end collateral specified interest and the open-end collateral specified interest. The closed-end collateral specified interest is further subdivided into one or more reference pools and the warehouse facility pool. The units allocated to the closed-end collateral specified interest and not allocated to a reference pool shall be included in the warehouse facility pool. The titling trust documents permit the titling trust, in the course of its activities, to incur other debts or liabilities such as titling trustee fees or bank account maintenance expenses. The titling trust may also become subject to involuntary liabilities such as judgment, tax or ERISA liens. Under the titling trust documents, these sorts of claims and liabilities will be allocated to the specified interest or asset pool to which they relate. If a particular liability relates to more than one specified interest or asset pool, it will be allocated among all those specified interests and asset pools ratably. However, certain creditors, such as judgment creditors or taxing authorities, may not be bound by this allocation. As a result, it is possible that a particular specified interest or asset pool might bear a disproportionate share of those liabilities if the assets of another specified interest or asset pool are insufficient to absorb its ratable share of the liabilities.

Each issuing entity and the related indenture trustee will not have a direct ownership interest in the related exchange note assets. As discussed in “Additional Legal Aspects of the Leases and the Leased Vehicles—Security Interests,” however, the collateral agent will have a perfected security interest in the related units that will be senior in priority to the interests in those leases and leased vehicles of the PBGC or judgment lien creditors. Certain liens, however, will generally take priority over the interests of the indenture trustee in the related exchange note assets. Potentially material examples of such claims could include:

•	tax liens arising against the depositor, World Omni Financial Corp., the titling trust, the initial beneficiary or the related issuing entity; and

•	liens arising under various federal and state criminal statutes.

For a discussion of the release of security interest held by the collateral agent, see “Origination and Servicing Procedures—Like Kind Exchange Program.”

Insolvency Related Matters

As described under “Certain Provisions of the Titling Trust Documents and Related Agreements—Closed-end Collateral Specified Interest, Reference Pools and Exchange Notes” and “The Exchange Note,” each holder or pledgee of a specified interest certificate (other than the closed-end collateral specified interest) and each holder or pledge of any other exchange note will be required to expressly disclaim any interest in the titling trust assets allocated to a reference pool with respect to a series of securities and to fully subordinate any claims to such titling trust assets in the event that disclaimer is not given effect. Although no assurances can be given, the depositor believes that in the event of a bankruptcy of World Omni Financial Corp. or the initial beneficiary, the exchange note assets allocated to a series of securities would not be treated as part of World Omni Financial Corp.’s or the initial beneficiary’s bankruptcy estate and that, even if they were so treated, the subordination by holders and pledgees of the open-end collateral specified interest, the open-end collateral specified interest certificate, any other specified interests, the warehouse facility pool, any other reference pools, or other exchange notes, should be enforceable. In addition, steps have been taken to structure the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by World Omni Financial Corp. or the initial beneficiary under any insolvency laws will result in consolidation of the assets and liabilities of the titling trust, the depositor or the related issuing entity with those of World Omni Financial Corp. or the initial beneficiary. With respect to the titling trust, these steps include its creation as a separate, special-purpose Delaware statutory trust of which the initial beneficiary is the sole beneficiary, pursuant to a trust agreement containing certain limitations (including restrictions on the nature of its business and on its ability to commence a voluntary case or proceeding under any insolvency law). With respect to the depositor, these steps include its creation as a separate, special-purpose limited liability company of which Auto Lease Finance LLC is the sole equity member, pursuant to a limited liability agreement containing certain limitations, including the requirement that the depositor must have at all times at least two independent directors, and restrictions on the nature of its businesses and operations and on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of the member and all directors, including each independent director.

However, delays in payments on a series of securities and possible reductions in the amount of such payments could occur if:

•

a court were to conclude that the assets and liabilities of the titling trust, the depositor or the related issuing entity should be consolidated with those of World Omni Financial Corp. or the initial beneficiary in the event of the application of applicable insolvency laws to World Omni Financial Corp. or the initial beneficiary,

•	a filing were to be made under any insolvency law by or against the titling trust, the depositor or the related issuing entity, or

•	an attempt were to be made to litigate any of the foregoing issues.

If a court were to conclude that the transfer of an exchange note from the initial beneficiary to the depositor was not a true sale, or that the depositor should be treated as the same entity as the initial beneficiary for bankruptcy purposes, any of the following could delay or prevent payments on the related series of securities:

•

the automatic stay, which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the United States Bankruptcy Code that permit substitution of collateral in certain circumstances,

•

certain tax or government liens on the initial beneficiary’s property (that arose prior to the transfer of an exchange note to the depositor) having a prior claim on collections on a reference pool before the collections are used to make payments on the securities, or

•

the depositor not having a perfected security interest in the exchange note or any related cash collections held by the initial beneficiary at the time that the initial beneficiary becomes the subject of a bankruptcy proceeding.

In an insolvency proceeding of World Omni Financial Corp., (1) payments made by World Omni Financial Corp. on certain insurance policies required to be obtained and maintained by lessees pursuant to the leases, (2) unreimbursed advances made by World Omni Financial Corp., as servicer, pursuant to the servicing agreement, (3) deposits made by World Omni Financial Corp. into the related exchange note collection account in lieu of relinquished vehicle proceeds with respect to the LKE program, and (4) payments made by World Omni Financial Corp. to the depositor may be recoverable by World Omni Financial Corp. as debtor–in–possession or by a creditor or a trustee in bankruptcy of World Omni Financial Corp. as a preferential transfer from World Omni Financial Corp. if those payments were made within ninety days prior to the filing of a bankruptcy case in respect of World Omni Financial Corp. or one year with respect to transfers to affiliates. In addition, the insolvency of World Omni Financial Corp. could result in the replacement of World Omni Financial Corp. as servicer, which could in turn result in a temporary interruption of payments on any series of securities. See “Risk Factors—A Bankruptcy of the depositor, Auto Lease Finance LLC, the servicer or the titling trust could delay or limit payments to you” and “—Adverse events with respect to World Omni Financial Corp., its affiliates or third party providers to whom World Omni Financial Corp. outsources its activities may affect the timing of payments on your securities or have other adverse effects on your securities.”

On each closing date, Kirkland & Ellis LLP, special insolvency counsel to the depositor, will deliver an opinion based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) to the effect that, subject to certain facts, assumptions and qualifications specified therein, under present reported decisional authority and statutes applicable to federal bankruptcy cases, if the initial beneficiary were to become a debtor in a case under the Bankruptcy Code, if properly litigated, a bankruptcy court properly applying current law after analyzing the facts would not disregard the limited liability company form of the initial beneficiary or the separateness of the initial beneficiary, from the depositor so as to substantively consolidate the assets and liabilities of the depositor with the assets and liabilities of the initial beneficiary. Among other things, such opinion will assume that the depositor will follow certain procedures in the conduct of its affairs, including maintaining separate records and books of account from those of the initial beneficiary, not commingling its assets with those of the initial beneficiary, doing business in a separate office from the initial beneficiary and not holding itself out as having agreed to pay, or being liable for, the debts of the initial beneficiary. In addition, such opinion will assume that except as expressly provided by the basic documents (each of which contains terms and conditions consistent with those that would be arrived at on an arm’s length basis between unaffiliated entities in the belief of the parties thereto), the initial beneficiary generally will not guarantee the obligations of the depositor to third parties, and will not conduct the day-to-day business or activities of any thereof. Each of the initial beneficiary and the depositor intends to follow and has represented that it will follow these and other procedures related to maintaining the separate identities and legal existences of each of the initial beneficiary and the depositor. Such a legal opinion, however, will not be binding on any court.

On each closing date, Dechert LLP, special insolvency counsel to the titling trust, will deliver an opinion based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) to the effect that, subject to certain facts, assumptions and qualifications specified therein, under present reported decisional authority and statutes applicable to federal bankruptcy cases, if World Omni Financial Corp. were to become a debtor in a case under the Bankruptcy Code, if properly litigated, a bankruptcy court properly applying current law after analyzing the facts would not disregard the corporate form of World Omni Financial Corp. or the separateness of World Omni Financial Corp., from the titling trust or the initial beneficiary so as to substantively consolidate the assets and liabilities of the titling trust or the initial beneficiary with the assets and liabilities of World Omni Financial Corp. Among other things, such opinion will assume that each of the titling trust (or the titling trustee when acting on its behalf) and the initial beneficiary will follow certain procedures in the conduct of its affairs, including maintaining separate records and books of account from those of World Omni Financial Corp., not commingling its respective assets with those of World Omni Financial Corp., doing business in a separate office from World Omni Financial Corp. and not holding itself out as having agreed to pay, or being liable for, the debts of World Omni Financial Corp. In addition, such opinion will assume that except as expressly provided by the titling trust documents and the related servicing agreement (each of which contains terms and conditions consistent with those that would be arrived at on an arm’s length basis between unaffiliated entities in the belief of the parties thereto), World Omni Financial Corp. generally will not guarantee the obligations of the titling trust or the initial beneficiary to third parties, and will not conduct the day-to-day business or activities of any thereof, other than in World Omni Financial Corp.’s capacity as servicer acting under and in accordance with the related servicing agreement or in World Omni Financial Corp.’s capacity as administrative agent under the related trust administration agreement. Each of World Omni Financial Corp., the titling trust and the initial beneficiary intends to follow and has represented that it will follow these and other procedures related to maintaining the separate identities and legal existences of each of World Omni Financial Corp., the titling trust and the initial beneficiary. Such a legal opinion, however, will not be binding on any court.

If a case or proceeding under any insolvency law were to be commenced by or against World Omni Financial Corp. or the initial beneficiary, and a court were to order the substantive consolidation of the assets and liabilities of any of such entities with those of the titling trust, the depositor or the issuing entity or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the exchange note (and possible reductions in the amount of such distributions) to the related issuing entity, and therefore to the noteholders and the certificateholders of the related series, could occur.

The initial beneficiary will treat its conveyance of each exchange note to the depositor as an absolute sale, transfer and assignment of all of its interest therein for all purposes. However, if a case or proceeding under any insolvency law were commenced by or against the initial beneficiary, and the initial beneficiary as debtor–in–possession or a creditor, receiver or bankruptcy trustee of the initial beneficiary were to take the position that the sale, transfer and assignment of each exchange note by the initial beneficiary to the depositor should instead be treated as a pledge of that exchange note to secure a borrowing by the initial beneficiary, delays in payments of proceeds of that exchange note to the related issuing entity, and therefore to the related noteholders, could occur or (should the court rule in favor of such position) reductions in the amount of such payments could result. On each closing date, Kirkland & Ellis LLP, special insolvency counsel to the depositor, will deliver an opinion to the effect that, subject to certain facts, assumptions and qualifications specified therein, if the initial beneficiary were to become a debtor in a case under the Bankruptcy Code subsequent to the sale, transfer and assignment of the related exchange note to the depositor, the sale, transfer and assignment of that exchange note from the initial beneficiary to the depositor would be characterized as a true sale, transfer and assignment, and that exchange note and the proceeds thereof would not be property of the initial beneficiary’s bankruptcy estate. As indicated above, however, such a legal opinion is not binding on any court.

As a precautionary measure, the depositor will take the actions requisite to obtaining a security interest in each exchange note allocated to a series of securities as against the initial beneficiary, which the depositor will assign to the related issuing entity and the issuing entity will assign to the indenture trustee. The indenture trustee will perfect its security interest in that exchange note, which will be a “certificated security” under the UCC, by possession. Accordingly, if the conveyance of that exchange note by the initial beneficiary to the depositor were not respected as an absolute sale, transfer and assignment, the depositor (and ultimately the related issuing entity and the indenture trustee as successors in interest) should be treated as a secured creditor of the initial beneficiary, although a case or proceeding under any insolvency law with respect to the initial beneficiary could result in delays or reductions in distributions on that exchange note as indicated above, notwithstanding such perfected security interest.

If the servicer were to become subject to a case under the Bankruptcy Code, certain payments made within one year of the commencement of such case (including servicer advances and repurchase payments) may be recoverable by the servicer as debtor-in-possession or by a creditor or a trustee-in-bankruptcy as a preferential transfer from the servicer. See “Risk Factors—A bankruptcy of the depositor, Auto Lease Finance LLC, the servicer or the titling trust could delay or limit payments to you.”

Dodd-Frank Act Orderly Liquidation Authority Provisions

General. On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act, among other things, gives the Federal Deposit Insurance Corporation (“FDIC”) authority to act as receiver of certain bank holding companies, financial companies and their respective subsidiaries in specific situations under the Orderly Liquidation Authority (“OLA”) provisions of the Dodd-Frank Act. The proceedings, standards, powers of the receiver and many substantive provisions of the OLA differ from those of the United States Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear what impact these provisions will have on any particular company, including World Omni Financial Corp., the initial beneficiary, the titling trust, the depositor, any issuing entity or any of their respective creditors.

Potential Applicability to World Omni Financial Corp., the Initial Beneficiary, the Titling Trust, the Depositor and Issuing Entities. There is uncertainty about which companies will be subject to the OLA rather than the United States Bankruptcy Code. For a company to become subject to the OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that such company is in default or in danger of default, that the company’s failure and its resolution under the United States Bankruptcy Code “would have serious adverse effects on financial stability in the United States,” that no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects. Because of the novelty of the Dodd-Frank Act and the OLA provisions, the uncertainty of the Secretary of the Treasury’s determination and the fact that such determination would be made in the future under potentially different circumstances, no assurance can be given that the Secretary of the Treasury would not determine that the failure of World Omni Financial Corp. would have serious adverse effects on the financial stability in the United States.

Under certain circumstances, the applicable issuing entity, the depositor or the initial beneficiary could also be subject to the provisions of the OLA as a “covered subsidiary” of World Omni Financial Corp. For an issuing entity, the depositor or the initial beneficiary to be subject to receivership under the OLA as a “covered subsidiary” of World Omni Financial Corp. (1) the FDIC would have to be appointed as receiver for World Omni Financial Corp. under the OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) such issuing entity, the depositor or the initial beneficiary, as applicable, is in default or in danger of default, (b) appointment of the FDIC as receiver of the covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of World Omni Financial Corp. Because of the novelty of the Dodd-Frank Act and the OLA provisions, the uncertainty of the Secretary of the Treasury’s determination and the fact that such determination would be made in the future under potentially different circumstances, no assurance can be given that the OLA provisions would not apply to World Omni Financial Corp., a particular issuing entity, the depositor or the initial beneficiary or, if it were to apply, that the timing and amounts of payments to the related series of securityholders would not be less favorable than under the United States Bankruptcy Code.

FDIC’s Repudiation Power Under the OLA. If the FDIC were appointed receiver of World Omni Financial Corp. or of a covered subsidiary, including the applicable issuing entity, the depositor or the initial beneficiary, under the OLA, the FDIC would have various powers under the OLA, including the power to repudiate any contract to which World Omni Financial Corp. or such covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome to the estate and that repudiation would promote the orderly administration of World Omni Financial Corp.’s or such covered subsidiary’s affairs, as applicable. In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion confirming, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the Acting General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the Acting General Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include World Omni Financial Corp. or its subsidiaries (including, the depositor, the initial beneficiary or the applicable issuing entity), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law. In addition, the Acting General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include World Omni Financial Corp. or its subsidiaries (including, the depositor, the initial beneficiary or the applicable issuing entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership any asset transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the United States Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the Acting General Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. As a result, the foregoing Acting General Counsel’s interpretation will remain in effect until at least June 30, 2011. The advisory opinion also states that the FDIC anticipates recommending consideration of future regulations related to the Dodd-Frank Act. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving World Omni Financial Corp. or its subsidiaries (including , the depositor, the initial beneficiary or your issuing entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the securities issued by the applicable issuing entity would be delayed and could be reduced.

We will structure the transfers of the exchange notes under each exchange note sale agreement and the related exchange note transfer agreement with the intent that they would be characterized as legal true sales under applicable state law and that the exchange note would not be included in the transferor’s bankruptcy estate under the United States Bankruptcy Code. If the transfers are so characterized, based on the Acting General Counsel of the FDIC’s advisory opinion rendered in January 2011 and other applicable law, the FDIC would not be able to recover the transferred exchange notes using its repudiation power. However, if the FDIC were to successfully assert that the transfers of the exchange note were not legal true sales and should instead be characterized as a security interest to secure loans, and if the FDIC repudiated those loans, the purchasers of the exchange note or the securityholders, as applicable, would have a claim for their “actual direct compensatory damages,” which claim would be no less than the amount lent plus interest accrued to the date the FDIC was appointed receiver. In addition, to the extent that the value of the collateral securing the loan exceeds such amount, the purchaser or the securityholders, as applicable, would also have a claim for any interest that accrued after such appointment at least through the date of repudiation or disaffirmance. In addition, even if the FDIC were to challenge that the transfers were not legal true sales and such challenge were unsuccessful, or that the FDIC would not repudiate a legal true sale, securityholders could suffer delays in the payments on their securities.

Also assuming that the FDIC were appointed receiver of World Omni Financial Corp. or of a covered subsidiary, including the applicable issuing entity, the depositor or the initial beneficiary, under the OLA, the FDIC’s repudiation power would extend to continuing obligations of World Omni Financial Corp. or that covered subsidiary, as applicable, including its obligations to repurchase units in the related reference pool for the exchange note for breach of representation or warranty as well as its obligation to service the units. If the FDIC were to exercise this repudiation power, securityholders would not be able to compel World Omni Financial Corp. or any applicable covered subsidiary to repurchase units for breach of representation and warranty and instead would have a claim for damages against World Omni Financial Corp.’s or that covered subsidiary’s receivership estate, as applicable, and thus would suffer delays and may suffer losses of payments on their securities. Securityholders would also be prevented from replacing the servicer during the stay. In addition, if the FDIC were to repudiate World Omni Financial Corp.’s obligations as servicer, there may be disruptions in servicing as a result of a transfer of servicing to a third party and securityholders may suffer delays or losses of payments on their securities. In addition, there are other statutory provisions enforceable by the FDIC under which, if the FDIC takes action, payments or distributions of principal and interest on the securities issued by the related issuing entity would be delayed and may be reduced.

In addition, under the OLA, none of the parties to the exchange note transfer agreement, exchange note sale agreement, servicing agreement, servicing supplement, the administration agreement and the indenture could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect World Omni Financial Corp.’s or a covered subsidiary’s rights under those contracts without the FDIC’s consent for 90 days after the receiver is appointed. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of World Omni Financial Corp. or of a covered subsidiary. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered financial company’s or covered subsidiary’s contracts or property is comparable to the “automatic stay” in bankruptcy.

If an issuing entity were to become subject to the OLA, the FDIC may repudiate the debt of such issuing entity. In such an event, the related series of securityholders would have a secured claim in the receivership of such issuing entity for “actual direct compensatory damages” as described above, but delays in payments on such series of securities would occur and possible reductions in the amount of those payments could occur. In addition, for a period of 90 days after a receiver was appointed, securityholders would be stayed from accelerating the debt or exercising any remedies under the indenture.

FDIC’s Avoidance Power Under the OLA. Under statutory provisions of the OLA similar to those of the United States Bankruptcy Code, the FDIC could avoid transfers of leases that are deemed “preferential.” Under one potential interpretation of these provisions, the FDIC could avoid as a preference transfers of leases evidenced by certain written contracts and perfected by the filing of a UCC financing statement against the titling trust unless the contracts were physically delivered to the transferee or its custodian or were marked in a manner legally sufficient to indicate the rights of the collateral agent. If a transfer of leases were avoided as preferential, the transferee would have only an unsecured claim in the receivership for the purchase price of the leases.

However, in December 2010, the Acting General Counsel of the FDIC issued an advisory opinion to the effect that the preference provisions of the OLA should be interpreted in a manner consistent with the United States Bankruptcy Code. Based on the Acting General Counsel’s interpretation of the preference provisions of the OLA, a transfer of leases perfected by the filing of a UCC financing statement against the titling trust as provided in the collateral agency agreement would not be avoidable by the FDIC as a preference under the OLA. Although the advisory opinion does not bind the FDIC or its Board of Directors and could be withdrawn or modified in the future, the advisory opinion also states that the Acting General Counsel will recommend that the FDIC Board of Directors adopt regulations to the same effect. In March 2011, the Board of Directors of the FDIC approved a notice of proposed rulemaking to further clarify application of OLA, including clarification that the preferential transfer provisions of the Dodd-Frank Act are to be implemented consistently with the corresponding provisions of the Bankruptcy Code and conforms to the interpretation provided by the advisory opinion of the Acting General Counsel. To the extent that regulations adopted by the FDIC or subsequent FDIC actions in an OLA proceeding are contrary to the advisory opinion or the notice of proposed rulemaking, payments or distributions of principal of and interest on the securities issued by your issuing entity could be delayed or reduced. On July 6, 2011, the FDIC issued a final rule regarding the priorities and claims process under OLA, adopting the position of the Acting General Counsel’s advisory opinion. In the final rule, the FDIC did not address repudiation issues.

ADDITIONAL LEGAL ASPECTS OF THE LEASES AND THE LEASED VEHICLES

Security Interests

The leases are “tangible chattel paper” as defined in the UCC. Pursuant to the Delaware UCC, a non-possessory security interest in or transfer of chattel paper in favor of the collateral agent may be perfected by filing a UCC-1 financing statement with the appropriate state authorities in the jurisdiction of formation of the collateral agent (i.e., the Delaware Secretary of State). On or prior to each closing date, “protective” UCC-1 financing statements will be filed in Delaware to effect this perfection. The security interest that the collateral agent has in the related leases could be subordinate to the interest of certain other parties who take possession of those leases before the filings described above have been completed. Specifically, the collateral agent’s security interest in the related lease could be subordinate to the rights of a purchaser of such lease who takes possession of the lease without knowledge or actual notice of the collateral agent’s security interest. The leases will not be stamped to reflect the foregoing security arrangements.

Title to the leased vehicles is held by the titling trust. Under the pledge and security agreement, the titling trust has granted a security interest in and to certain assets, including the leases and the related leased vehicles, to the collateral agent to secure the titling trust’s obligations under the warehouse loan facilities and the exchange notes issued by the titling trust from time to time. Under the UCC, the filing of a financing statement is not effective to perfect a security interest in property subject to certificate of title statutes covering motor vehicles, unless the motor vehicles are considered to be inventory held for sale or lease by a debtor or leased by the debtor as lessor and the debtor is in the business of selling or leasing goods of that kind. The collateral agent, as lienholder, perfects its security interest in the leased vehicle by being designated as the first lienholder on the certificate of title of each leased vehicle.

ERISA Liens and Vicarious Tort Liability

Liens in favor of the PBGC and prior to the security interest of the collateral agent and indenture trustee could attach to the exchange note assets if the collateral agent did not have a prior perfected lien on the units and could be used to satisfy unfunded pension obligations of any member of a controlled group that includes World Omni Financial Corp. and its affiliates under its defined benefit pension plans. In addition, some states allow a party that incurs an injury involving a vehicle to sue the owner of the vehicle merely because of that ownership. See “Additional Legal Aspects of the Leases and Leased Vehicles—Vicarious Tort Liability” in this prospectus. The titling trust may be subject to these lawsuits as owner of the titling trust assets. However, the collateral agent will have a perfected security interest in the units and in the related exchange note assets that will be senior in priority to the interests in those leases and leased vehicles of the PBGC or judgment lien creditors.

Limitations on Collateral Agent’s and Indenture Trustee’s Lien

Various liens such as those discussed under “Additional Legal Aspects of the Titling Trust and the Exchange Note—Allocation of Titling Trust Liabilities” could be imposed upon all or part of the units allocated to an exchange note (including the related leased vehicles), that would, by operation of law, take priority over the collateral agent’s interest therein. For a discussion of the risks associated with third-party liens on units allocated to a series of securities, see “Risk Factors—You may suffer losses on your investment because the indenture trustee lacks direct ownership interests or perfected security interests in the leased vehicles and interests of other persons in the leases and the leased vehicles could be superior to the collateral agent’s interest.” Additionally, any perfected security interest of the indenture trustee in all or part of the property of the issuing entity could also be subordinate to claims of any trustee in bankruptcy or debtor-in-possession in the event of a bankruptcy of the depositor prior to any perfection of the transfer of the exchange note transferred by the depositor to the related issuing entity pursuant to the exchange note transfer agreement. Additionally, any perfected security interest of the indenture trustee in all or part of the property of the related issuing entity could also be subordinate to claims of any trustee in bankruptcy or debtor-in-possession in the event of a bankruptcy of the depositor prior to any perfection of the transfer of the assets transferred by the depositor to the related issuing entity pursuant to the transfer and servicing agreement. See “Risk Factors—A bankruptcy of the depositor, Auto Lease Finance LLC, the servicer or the titling trust could delay or limit payments to you.”

Vicarious Tort Liability

Although the titling trust will own the leased vehicles allocated to the reference pool and the collateral agent on behalf of the related issuing entity will have a perfected security interest therein, the related lessees and their respective invitees will operate the leased vehicles. State laws differ as to whether anyone suffering injury to person or property involving a leased vehicle may bring an action against the owner of the vehicle merely by virtue of that ownership. To the extent that applicable state law permits such an action and is not preempted by the Transportation Act, the titling trust and the titling trust assets may be subject to liability to such an injured party. However, the laws of many states either (i) do not permit these types of suits, or (ii) cap the lessor’s liability at the amount of any liability insurance that the lessee was required to, but failed to, maintain (except for some states, such as New York, where liability is joint and several). Furthermore, the Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person shall not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). The Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and should reduce the likelihood of vicarious liability being imposed on the titling trust.

For example, under the California Vehicle Code, the owner of a motor vehicle subject to a lease is responsible for injuries to persons or property resulting from the negligent or wrongful operation of the leased vehicle by any person using the vehicle with the owner’s permission. The owner’s liability for personal injuries is limited to $15,000 per person and $30,000 in total per accident and the owner’s liability for property damage is limited to $5,000 per accident. However, recourse for any judgment arising out of the operation of the leased vehicle must first be had against the operator’s property if the operator is within the jurisdiction of the court.

In contrast to California and many other states, in New York, the holder of title of a motor vehicle, including any titling trust as lessor, may be considered an “owner” and thus may be held jointly and severally liable with the lessee for the negligent use or operation of such motor vehicle. The Transportation Act appears to limit the applicability of that New York law, although the applicability of the Transportation Act in New York was recently in doubt. In the context of the denial of a motion brought by the defendant to dismiss the case, the Supreme Court of New York ruled that a finance company acting as an agent for a titling trust may be considered an “owner” of a motor vehicle and thus subject to joint and several liability with the lessee for the negligent use or operation of the leased motor vehicle for the duration of a lease. As a result of the ruling in New York, losses could arise if lawsuits are brought against either the titling trust or World Omni Financial Corp., as agent of the titling trust, in connection with the negligent use or operation of any leased vehicles owned by the titling trust, including the leased vehicles allocated to a reference pool with respect to an exchange note. This holding was reversed on appeal, however, by a New York appellate court, which upheld the constitutionality of the Transportation Act. However, other courts in other jurisdictions considering the same issues could reach a different result.

Repossession of Leased Vehicles

If a default by a lessee has not been cured within 120 days after the payment due date, the servicer will ordinarily attempt to retake possession of the related leased vehicle. Some jurisdictions limit the methods of vehicle recovery to judicial foreclosure or require that the lessee be notified of the default and be given a time period within which to cure the default prior to repossession. Other jurisdictions permit repossession without notice (although in some states a course of conduct in which the lessor has accepted late payments has been held to create a right of the lessee to receive prior notice), but only if the repossession can be accomplished peacefully. If a breach of the peace is unavoidable, the lessor must seek a writ of possession in a state court action or pursue other judicial action to repossess the leased vehicle.

After the servicer has repossessed a leased vehicle, the servicer may, to the extent required by applicable law, provide the lessee with a period of time within which to redeem the leased vehicle by paying the remaining balance due under the related lease. If by the end of such period the lessee has not redeemed the vehicle, the servicer will attempt to sell the leased vehicle. The net liquidation proceeds therefrom may be less than the remaining amounts due under the lease at the time of default by the lessee.

Deficiency Judgments

The servicer will generally apply the proceeds of sale of a leased vehicle first to the expenses of resale and repossession and then to the satisfaction of the amounts due under the related lease. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale of a leased vehicle do not cover the full amounts due under the related lease, a deficiency judgment can be sought in those states that do not directly prohibit or limit such judgments. However, in some states, a lessee may be allowed an offsetting recovery for any amount not recovered at resale because the terms of the resale were not commercially reasonable. In any event, a deficiency judgment would be a personal judgment against the lessee for the shortfall, and a defaulting lessee would be expected to have little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment. Even if a deficiency judgment is obtained, it may be settled at a significant discount or may prove impossible to collect all or any portion of a judgment.

Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.

Consumer Protection Law

Numerous federal and state consumer protection laws impose requirements upon lessors and servicers involved in consumer leasing. The federal Consumer Leasing Act of 1976 and Regulation M, issued by the Board of Governors of the Federal Reserve System, for example, require that a number of disclosures be made at the time a vehicle is leased, including:

•	the amount and type of all payments due at the time of origination of the lease,

•	a description of the lessee’s liability at the end of the lease term,

•	the amount of any periodic payments and manner of their calculation,

•	the circumstances under which the lessee may terminate the lease prior to the end of the lease term,

•	the capitalized cost of the vehicle and

•	a warning regarding possible charges for early termination.

All states, except for the State of Louisiana, have adopted Article 2A of the UCC which provides protection to lessees through specified implied warranties and the right to cancel a lease relating to defective goods. Additionally, certain states such as California have enacted comprehensive vehicle leasing statutes that, among other things, regulate the disclosures to be made at the time a vehicle is leased. The various federal and state consumer protection laws would apply to the titling trust as owner or lessor of the leases and may also apply to the issuing entity of a series as holder of the related exchange note. The failure to comply with these consumer protection laws may give rise to liabilities on the part of the servicer, the titling trust and the titling trustee, including liabilities for statutory damages and attorneys’ fees. In addition, claims by the servicer, the titling trust and the titling trustee may be subject to set-off as a result of any noncompliance.

Many states have adopted laws (each, a “Lemon Law”) providing redress to consumers who purchase or lease a vehicle that remains out of conformance with its manufacturer’s warranty after a specified number of attempts to correct a problem or after a specific time period. Should any leased vehicle become subject to a Lemon Law, a lessee could compel the titling trust to terminate the related lease and refund all or a portion of payments that previously have been paid with respect to that lease. Although the titling trust may be able to assert a claim against the manufacturer of any such defective leased vehicle, there can be no assurance any such claim would be successful. To the extent a lessee is able to compel the titling trust to terminate the related lease, the lease will be deemed to be a liquidated lease and amounts received thereafter on or in respect of such lease will constitute Liquidation Proceeds. As described under “The Leases and Leased Vehicles—Representations and Warranties Relating to the Units,” Auto Lease Finance LLC will represent and warrant to the depositor as of the applicable cutoff date that the related units comply with all applicable laws, including Lemon Laws, in all material respects. Nevertheless, there can be no assurance that one or more leased vehicles will not become subject to return (and the related lease terminated) in the future under a Lemon Law.

The Servicemembers Civil Relief Act and similar laws of many states may provide relief to members of the armed services, including members of the Army, Navy, Air Force, Marines, National Guard, Reservists, Coast Guard and officers of the National Oceanic and Atmospheric Administration and officers of the U.S. Public Health Service assigned to duty with the military, on active duty, who have entered into an obligation, such as a lease contract for a lease of a vehicle, before entering into military service and provide that under some circumstances the lessor may not terminate the lease contract for breach of the terms of the contract, including nonpayment. Furthermore, under the Servicemembers Civil Relief Act, a lessee may terminate a lease of a vehicle at any time after the lessee’s entry into military service or the date of the lessee’s military orders (as described below) if (i) the lease is executed by or on behalf of a person who subsequently enters military service under a call or order specifying a period of not less than 180 days (or who enters military service under a call or order specifying a period of 180 days or less and who, without a break in service, receives orders extending the period of military service to a period of not less than 180 days); or (ii) the lessee, while in military service, executes a lease of a vehicle and thereafter receives military orders (a) for a permanent change of station from a location in the continental United States to a location outside the continental United States, or (b) from a location in a State outside the continental United States to a location outside that State, or (c) to deploy with a military unit, or as an individual in support of a military operation, for a period of not less than 180 days. No early termination charge may be imposed on the lessee for such termination. No information can be provided as to the number of leases that may be affected by these laws. In addition, current military operations of the United States, including military operations in Iraq and the Middle East, have persons in reserve status who have been called or will be called to active duty. In addition, these laws may impose limitations that would impair the ability of the servicer to repossess a vehicle under a defaulted lease during the lessee’s period of active duty status. Thus, if a lease goes into default, there may be delays and losses occasioned by the inability to exercise the rights of the titling trust with respect to the lease and the related leased vehicle in a timely fashion. If a lessee’s obligations to make payments is reduced, adjusted or extended, the servicer will not be required to advance such amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the securities and certificates.

The servicer will make representations and warranties in the servicing agreement that, as to each lease and the related leased vehicle as of the relevant vehicle representation date, the servicer has satisfied, or has directed the related dealer to satisfy, the provisions of the servicing agreement with respect to such lease and the application for the related certificate of title. If any such representation and warranty proves to be incorrect with respect to any lease, has certain material adverse effects and is not timely cured, the servicer will be required under the servicing agreement to deposit an amount equal to the Repurchase Payment in respect of the lease and the related leased vehicle into the applicable exchange note collection account unless the breach is cured in all material respects. See “The Leases and Leased Vehicles—Representations, Warranties and Covenants” for further information regarding the foregoing representations and warranties and the servicer’s obligations with respect thereto.

Other Limitations

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including applicable insolvency laws, may interfere with or affect the ability of the servicer to enforce the rights of the titling trust under the leases. For example, if a lessee commences bankruptcy proceedings, the receipt of that lessee’s payments due under the related lease is likely to be delayed. In addition, a lessee who commences bankruptcy proceedings might be able to assign the lease to another party even though that lease prohibits assignment.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material federal income tax consequences of the purchase, ownership and disposition of the notes. However, the summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders that are insurance companies, regulated investment companies or dealers in securities. Except as described below, this discussion is directed to prospective purchasers who purchase notes in the initial distribution and who hold the notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. Prospective investors are encouraged to consult their own tax advisors in determining federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

The following summary is based upon current provisions of the Internal Revenue Code, the Treasury regulations promulgated thereunder, judicial authority, and ruling authority, all of which are subject to change, which change may be retroactive. Each issuing entity will be provided with an opinion of Kirkland & Ellis LLP, special federal tax counsel to the issuing entity, regarding certain federal income tax matters discussed below. Such opinion may be subject to qualifications and assumptions as set forth therein. An opinion of federal tax counsel, however, is not binding on the IRS or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving debt issued by an issuing entity with terms similar to those of the notes. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to holders of the notes. For purposes of the following summary, references to the issuing entity, the notes and related terms, parties and documents shall be deemed to refer, unless otherwise specified, to each issuing entity and the notes and related terms, parties and documents applicable to the issuing entity.

Tax Characterization of the Issuing Entity

Kirkland & Ellis LLP will deliver its opinion that the issuing entity will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the exchange note transfer agreement and servicing agreement and indenture and related documents will be complied with, including that the issuing entity will not make an affirmative election to be treated as a corporation. Such opinion may also be subject to qualifications and other assumptions as set forth therein.

If the issuing entity were taxable as a corporation for federal income tax purposes, the issuing entity would be subject to corporate income tax on its taxable income. The issuing entity’s taxable income would include all its income on the exchange note, possibly reduced by its interest expense on the notes. Any corporate income tax would materially reduce or eliminate cash otherwise available to make payments on the notes.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness

The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal, state and local income and franchise tax purposes. Prior to the sale of notes by the related issuing entity, federal tax counsel will deliver its opinion to the issuing entity with respect to each series of notes that either:

•	the notes of the series will be characterized as debt for federal income tax purposes; or

•	the notes of the series should be characterized as debt for federal income tax purposes, but if the notes are not characterized as debt, the notes will be characterized as interests in a partnership.

Except as described below under the heading “—Possible Alternative Treatment of the Notes,” the discussion below assumes that the characterization of the notes as debt for federal income tax purposes is correct.

Original Issue Discount

The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not “interest only” or “principal only” notes. To the extent we offer these notes, the related prospectus supplement will describe the relevant federal income tax consequences. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations relating to debt instruments issued with OID. Finally, the discussion assumes that any OID on the notes, that is, any excess of the principal amount of the notes over their issue price, is de minimis, or less than  1/4% of their principal amount multiplied by the maturity of the notes, all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes and as a result the notes are treated as issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, each cash distribution would be treated as an amount already included in income or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income with respect to the notes in advance of the receipt of cash attributable to such income. Even if a note has OID falling within the de minimis exception, the noteholder must include such OID in income proportionately as principal payments are made on such note.

Interest Income on the Notes

Based on the above assumptions, except as discussed below, the notes will not be considered issued with OID. The stated interest thereon generally will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder’s method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID generally must include OID in income, on a pro rata basis, as principal payments are made on the note. Any prepayment premium paid as a result of a mandatory redemption will be taxable as ordinary income when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Internal Revenue Code.

A holder of a Short-Term Note may be subject to special rules. Under the OID regulations, all stated interest will be treated as OID. An accrual basis holder of a Short-Term Note and some cash basis holders, including regulated investment companies, as described in Section 1281 of the Internal Revenue Code generally would be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. Cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Internal Revenue Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include OID on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Market Discount

Whether or not the notes are issued with OID, a subsequent purchaser, that is, a purchaser who acquires a note not at the time of original issue, of a note at a discount will be subject to the “Market Discount Rules” of Sections 1276 through 1278 of the Internal Revenue Code. In general, these rules provide that if the holder of a note purchases the note at a market discount, which is a discount from its original issue price plus any accrued OID that exceeds a de minimis amount specified in the Internal Revenue Code, and thereafter recognizes gain upon a disposition or receives a principal payment, the lesser of:

•	the gain or the principal payment; or

•	the accrued market discount not previously included in income will be taxed as ordinary income.

Generally, the accrued market discount for each interest accrual period will be the total market discount, not previously included in income, on the note multiplied by a fraction, the numerator of which is the interest or OID, if the note was issued with more than de minimis OID, for such period and the denominator of which is the total interest or OID from the beginning of such period to the maturity date of the note. The holder may elect, however, to determine accrued market discount under the constant yield method. The adjusted basis of a note subject to the election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a subsequent sale or taxable disposition. Holders are encouraged to consult with their own tax advisors as to the effect of making this election.

Limitations imposed by the Internal Revenue Code, which are intended to match deductions with the taxation of income, may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A noteholder who elects to include market discount in gross income as it accrues, however, is exempt from this rule.

Notwithstanding the above rules, market discount on a note will be considered to be zero if it is less than a de minimis amount, which is 0.25% of the remaining principal balance of the note multiplied by its expected remaining life. If market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the note, and when the distribution is received, capital gain will be recognized equal to discount allocated to the distribution.

Amortizable Bond Premium

In general, if a subsequent purchaser acquires a note at a premium, that is an amount in excess of the amount payable upon the maturity of the note, the noteholder will be considered to have purchased the note with “amortizable bond premium” equal to the amount of the excess. A noteholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method over the remaining term of the note. Accrued amortized bond premium may only be used as an offset against qualified stated interest income when the income is included in the holder’s gross income under the holder’s normal accounting method.

Net Investment Income

Recently enacted legislation generally imposes a tax of 3.8% on the “net investment income” of certain individuals, trusts and estates for taxable years beginning after December 31, 2012. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. United States holders should consult their own tax advisors regarding the possible implications of this legislation in their particular circumstances.

Election to Treat All Interest as Original Issue Discount

A holder may elect to include in gross income all interest that accrues on a note using a constant yield method. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. In applying the constant yield method to a note with respect to which this election has been made, the issue price of the note will equal the electing holder’s adjusted basis in the note immediately after its acquisition, the issue date of the note will be the date of its acquisition by the electing holder, and no payments on the note will be treated as payments of qualified stated interest. This election, if made, may not be revoked without the consent of the IRS. Holders are encouraged to consult with their own tax advisors as to the effect of making this election in light of their individual circumstances.

Sale or Other Disposition

If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. Capital gains realized by individual taxpayers from the sale or exchange of capital assets held for more than one year are subject to preferential rates of tax.

Non-U.S. Holders

Interest paid or accrued to a noteholder who is a Non-U.S. Person generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax or withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person and the Non-U.S. Person:

•

is not actually or constructively a “10 percent shareholder” of the sponsor, the issuing entity or the depositor, including a holder of 10% of the outstanding certificates, or a “controlled foreign corporation” with respect to which the sponsor, the issuing entity or the depositor is a “related person” within the meaning of the Internal Revenue Code; and

•

provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8BEN or a similar form signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person’s name and address.

As used herein, a “Non-U.S. Person” means a nonresident, foreign corporation or other non-U.S. Person, and a “U.S. Person” means:

•	a citizen or resident of the United States for U.S. federal income tax purposes; or

•

a corporation or partnership, except to the extent provided in applicable Treasury regulations, created or organized in or under the laws of the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for U.S. federal income tax purposes; or

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust; or

•	to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons.

If the information provided in this statement changes, the Non-U.S. Person must inform the sponsor and the issuing entity within 30 days of the change. If a note is held through a securities clearing organization or some other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a W-8BEN or a similar form provided by the Non-U.S. Person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Non-U.S. Person will be exempt from United States federal income and withholding tax; provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person; and

•	in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. The holder in this circumstance should provide a Form W-8ECI or similar form indicating the income is effectively connected with a United States trade or business of the holder. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

Backup Withholding

Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the issuing entity will be required to withhold the required amount (currently at 28%) otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Foreign Account Tax Compliance

Congress recently enacted legislation that significantly changes the reporting requirements imposed on certain Non-U.S. Persons, including certain foreign financial institutions and investment funds. In general, a 30% withholding tax could be imposed on payments made to any such Non-U.S. Persons unless such Non-U.S. Person complies with certain reporting requirements regarding its direct and indirect U.S. shareholders and/or U.S. accountholders. Such withholding could apply to payments regardless of whether they are made to such Non-U.S. Person in its capacity as a holder of a note or in a capacity of holding a note for the account of another. These rules generally would apply to payments made after December 31, 2012, but would exempt from withholding payment on, or proceeds in respect of, debt instruments outstanding on the date two years after the date of enactment (March 18, 2010). The scope and application of this legislation are unclear because regulations interpreting the legislation have not yet been promulgated. As a result, potential investors are encouraged to consult with their tax advisors regarding the possible implications of this legislation on an investment in the notes.

Possible Alternative Treatment of the Notes

In the opinion of federal tax counsel, in the event that any series of notes were not treated as debt for federal income tax purposes, the series of notes would be characterized for federal income tax purposes as interests in a partnership. In such case, it is expected that stated interest payments on the notes would be treated either as guaranteed payments under section 707(c) of the Internal Revenue Code or as a preferential allocation of net income of the issuing entity, with all other items of trust income, gain, loss, deduction and credit being allocated to the holders of the notes. Although the federal income tax treatment of the notes for most accrual basis taxpayers should not differ materially under this characterization from the treatment of the notes as debt, this characterization could result in adverse effects for some holders of notes. For example, holders of notes treated as interests in a partnership could be subject to tax on income equal to the entire amount of the stated interest payments on the notes, plus possibly some other items, even though the issuing entity might not have sufficient cash to make current cash distributions of the amount. Thus, cash basis holders would in effect be required to report income in respect of the notes on the accrual basis and holders of the notes could become liable for taxes on trust income even if they have not received cash from the issuing entity to pay the taxes. Moreover, income allocable to a holder of a note treated as a partnership interest that is a pension, profit-sharing, employee benefit plan, or other tax-exempt entity, including an individual retirement account, could constitute “unrelated debt-financed income” generally taxable to a holder under the Internal Revenue Code. In addition, foreign persons holding the notes could be subject to withholding or required to file a U.S. federal income tax return and to pay U.S. federal income tax, and, in the case of a corporation, branch profits tax, on their share of accruals of guaranteed payments and trust income, and individuals holding the notes might be subject to some limitations on their ability to deduct their share of trust expenses.

Tax Shelter Disclosure and Investor List Requirements

Treasury regulations directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Such Treasury regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information related to such transactions. Organizers and depositors of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.

A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment. Significant penalties can be imposed for failure to comply with these disclosure requirements. Prospective investors should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirements. Prospective investors are encouraged to consult their tax advisors concerning any possible disclosure obligation with respect to their investment.

CERTAIN ERISA CONSIDERATIONS

The prospectus supplement for each series of securities will summarize, subject to the limitations discussed in each prospectus supplement, considerations under the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code and other similar laws relevant to the purchase of the securities by employee benefit plans, individual retirement accounts and other accounts or arrangements subject to such law.

PLAN OF DISTRIBUTION

The securities offered hereby and by means of the related prospectus supplements will be offered through one or more of the methods described below. The prospectus supplement with respect to each series of securities will describe the method of offering of the series of securities, including the initial public offering or purchase price of each class of securities or the method by which the price will be determined and the net proceeds to the depositor of the sale.

The offered securities will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods, or an offering of a particular series of securities may be made through a combination of two or more of these methods:

•	by negotiated firm commitment underwriting and public reoffering by underwriters specified in the applicable prospectus supplement;

•	by placements by the depositor with investors through dealers; and

•	by direct placements by the depositor with investors.

As more fully described in the prospectus supplement, if underwriters are used in a sale of any offered securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment of the sale. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered securities of a particular series will be described on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. If so specified in the related prospectus supplement, the offered securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by the underwriters named in the underwriting agreement. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of securities will be obligated to purchase all the securities if any are purchased.

The depositor and World Omni Financial Corp. will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect of the civil liabilities.

The place and time of delivery for any series of securities in respect of which this prospectus is delivered will be described in the accompanying prospectus supplement. To the extent specified in the prospectus supplement for the related series, the depositor or its affiliates may retain all or a portion of a class or classes of securities. Some or all of such retained securities may be sold by the depositor or its affiliates on or after the applicable closing date in one or more negotiated transactions at varying prices to be determined at the time of sale.

FINANCIAL INFORMATION

Certain specified trust assets will secure each series of securities. No issuing entity will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust assets will be included in this prospectus or in the related prospectus supplement.

A prospectus supplement may contain the financial information or financial statements of any provider of credit enhancement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC that is incorporated by reference into this prospectus will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or a prospectus supplement. We incorporate by reference into this prospectus any future annual report on Form 10-K, distribution report on Form 10-D or current report on Form 8-K, or any amendment to any such form, we file with the SEC prior to the termination of the offering of the securities offered by this prospectus. These periodic reports will be filed under file number 333-[            ].

For the time period that the applicable trust is required to report under the Securities Exchange Act of 1934, as amended, the aforementioned periodic reports with respect to that trust will be available to you through our website at http://www.worldomni.com/asset_securities.asp as soon as reasonably practicable after such reports are filed with, or furnished to, the SEC. The reports to securityholders referenced throughout this prospectus and the related prospectus supplement will also be made available through such website.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of the person, a copy of any and all of the documents incorporated by reference in this prospectus, not including the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests for the copies should be directed to the office of the General Counsel, 190 Jim Moran Blvd., Deerfield Beach, Florida 33442 (954) 429-2200.

This prospectus and the prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the related prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Copies of the trust documents relating to a series of securities will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to our offices at 190 Jim Moran Blvd., Deerfield Beach, Florida 33442 (954) 429-2200.

LEGAL MATTERS

The validity of the securities offered hereby and certain federal income tax matters will be passed upon for the depositor by Kirkland & Ellis LLP or by other counsel identified in the related prospectus supplement. Some legal matters relating to the titling trust and the initial beneficiary will be passed upon by Dechert LLP.

INDEX OF PRINCIPAL TERMS

Set forth below is a list of certain of the more important terms used in this prospectus and the pages on which the definitions of those terms may be found.

administration agreement	38
AL Holding Corp.	11
amortization period	34
asset pools	14
Base Monthly Payment	25
charged-off lease	40
closed-end collateral specified interest	50
Code	46
collateral	53
collateral agency agreement	15
customary servicing practices	39
deal agent	11
Delaware trustee	11
Dodd-Frank Act	58
early purchase	24
Early Termination Charge	25
Exchange Act	28
exchange note	10
exchange note collected amounts	24
exchange note collection account	38
exchange note default	52
exchange note sale agreement	37
exchange note servicer default	44
exchange note supplement	15
exchange note transfer agreement	37
excluded amounts	24
FDIC	58
Five-State Area	16
indemnified person	51
initial beneficiary	11
insolvency laws	53
issuing entity	10
JMFE	16
Lemon Law	63
liquidation proceeds	22
LKE	21
LKE disposition proceeds	22
MRM	23
MSRP	23
net LKE disposition proceeds	22
Non-U.S. Person	67
note factor	30
OLA	58
open-end collateral specified interest	50
other exchange note	51
other reference pool	51
payments ahead	24
purchase price	50
QI	21
reference pool	50
replacement vehicles	21
revolving period	34
sale proceeds	22
Securitization Value	10
servicing agreement	12
servicing supplement	15
subordinated warehouse lenders	30
titling trust	11

titling trust administrator	11
titling trust certificates	14
titling trust documents	11
titling trustee	11
titling trustee agent	11
total loss	24
Total Monthly Payment	12
Transportation Act	5
trust accounts	38
trust collection account	38
U.S. Bank	11
U.S. Bank Trust	11
U.S. Person	67
units	50
voluntary early termination	24
warehouse facility pool	50

$[                    ]

World Omni Automobile Lease Securitization Trust 20[    ]-[    ]

Issuing Entity

World Omni Auto Leasing LLC

Depositor

World Omni Financial Corp.

Servicer and Sponsor

Asset Backed Notes

Series 20[    ]-[    ]

PROSPECTUS SUPPLEMENT

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus and prospectus supplement is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and prospectus supplement is current only as of the date of this prospectus supplement. Until ninety days after the date of this prospectus supplement, all dealers effecting transactions in the offered notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to an unsold allotment or subscription.

Joint Bookrunners of the [Class A] Notes

[ ]	[	]

[Co-Managers of the [Class A] Notes]

[ ]
	[	]
			[	]
					[	]

The date of this Prospectus Supplement is [                    ]

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated expenses to be incurred in connection with the offering of the securities, other than underwriting discounts and commissions, described in this Registration Statement:

Securities and Exchange Commission registration fee	$275,040
Printing and engraving costs	100,000
Legal fees	1,450,000
Trustee fees and expenses	80,000
Accountant’s fees	400,000
Rating Agencies’ fees	1,750,000
Miscellaneous expenses	200,000

Total	4,255,040

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

ITEM 15.1	WORLD OMNI AUTO LEASING LLC

The following is a summary of the statutes, limited liability company agreement or other arrangements under which the Depositor’s directors and officers are insured or indemnified against liability in their capacities as such.

Limited Liability Company Agreement

The Depositor was formed under the laws of Delaware. The limited liability company agreement of the Depositor provides, in effect, that, subject to certain limited exceptions, it will indemnify its members, directors or officers and may indemnify any employee or agent of the Depositor who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding (whether civil, criminal, administrative, or investigative and whether formal or informal) other than an action by or in the right of the Depositor, where such person is a party because such person is or was a member, director, officer, employee, or agent of the Depositor. The Depositor’s limited liability company agreement also provides that it will generally indemnify its members and directors against expenses, including, attorney fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by a director in connection with an action, suit or proceeding relating to acts or omissions of that director regarding specified items relating to bankruptcy and insolvency.

In general, the Depositor will indemnify its members, directors or officers and may indemnify its employees or agents against expenses, including attorneys fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with an action, suit or proceeding. To the fullest extent permitted by law, the Depositor will also indemnify such member, director or officer and may indemnify such employee or agent if the person acted in good faith and did not engage in willful misconduct or gross negligence. With respect to a criminal action proceeding, the person must have had no reasonable cause to believe his misconduct was unlawful. Unless ordered by a court, certain indemnifications shall be made by the Depositor only as it authorizes in the specific case after (1) determining that the indemnification is proper under the circumstances because the person to be indemnified has met the applicable standard of conduct and (2) evaluating the reasonableness of the expenses and of the amounts paid in settlement. This determination and evaluation shall be made by a majority vote of the disinterested members or, if there is only one member, by that member. However, no indemnification shall be provided to any member, director, officer, employee or agent of the Depositor for or in connection with (1) the receipt of a financial benefit to which the person is not entitled; (2) voting for or assenting to a distribution to members in violation of the limited liability company agreement or the Delaware Limited Liability Company Act (the “Act”); (3) a knowing violation of law; or (4) acts or missions of such person constituting willful misconduct or gross negligence. To the extent that a member, director, officer, employee, or agent of the Depositor has been successful on the merits or otherwise in defense of an action, suit, or proceeding or in defense of any claim, issue, or other matter in such action, suit or proceeding, such person shall be indemnified against actual and reasonable expenses, including reasonable attorney fees, incurred by such person in connection with the action, suit, proceeding and any action, suit or proceeding brought to enforce such mandatory indemnification.

In addition, no member, director or officer of the Depositor shall be liable to the Depositor or any other person who has an interest in the Depositor for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such member, director or officer in good faith on behalf of the Depositor and in a manner reasonably believed to be within the scope of the authority conferred on such member, director or officer by the limited liability company agreement of the Depositor, except that a member, director or officer shall be liable for any such loss, damage or claim incurred by reason of such member’s director’s or officer’s willful misconduct or gross negligence.

Insofar as indemnification by the Depositor for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of the Depositor pursuant to the foregoing provisions, the Depositor has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Delaware Limited Liability Company Act

Section 18-108 of the Act provides that, subject to the standards and restrictions, if any, as are described in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Liability Insurance

The Depositor also maintains insurance providing for payment, subject to certain exceptions, on behalf of officers, director and managers of the Depositor and its subsidiaries of money damages incurred as a result of legal actions instituted against them in their capacities as such officers, directors of managers (whether or not such person could be indemnified against such expense, liability or loss under the Act).

Underwriting Agreement

Each underwriting agreement will provide that the underwriter will indemnify the Depositor against specified liabilities, including liabilities under the Securities Act.

ITEM 15.2.	WORLD OMNI LT.

Section 3803 of the Delaware Statutory Trust Statute provides as follows:

3803 Liability of beneficial owners and trustees:

(a) Except to the extent otherwise provided in the governing instrument of the statutory trust, the beneficial owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State.

(b) Except to the extent otherwise provided in the governing instrument of a statutory trust, a trustee, when acting in such capacity, shall not be personally liable to any person other than the statutory trust or a beneficial owner for any act, omission or obligation of the statutory trust or any trustee thereof.

(c) Except to the extent otherwise provided in the governing instrument of a statutory trust, an officer, employee, manager or other person acting pursuant to §3806(b)(7) of this title, when acting in such capacity, shall not be personally liable to any person other than the statutory trust or a beneficial owner for any act, omission or obligation of the statutory trust or any trustee thereof.

3817 Indemnification.

(a) Subject to such standards and restrictions, if any, as are set forth in the governing instrument of a statutory trust, a statutory trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever.

(b) The absence of a provision for indemnity in the governing instrument of a statutory trust shall not be construed to deprive any trustee or beneficial owner or other person of any right to indemnity which is otherwise available to such person under the laws of this State.

The Second Amended and Restated Trust Agreement for World Omni LT (as used in this paragraph, the “Agreement”) provides that each trustee and the titling trust administrator for World Omni LT shall be indemnified and held harmless by the certificateholder with respect to any loss incurred arising out of or incurred in connection with (i) any trust assets (including any loss relating to leases, leased vehicles, consumer fraud, consumer leasing act violations, misrepresentations, deceptive and unfair trade practices and any other loss arising in connection with any lease, personal injury or property damage claims arising with respect to any leased vehicle or any loss with respect to any tax arising with respect to any trust asset), or (ii) the acceptance or performance of the duties contained in the Agreement; provided, however, that no person shall be indemnified or held harmless as to any such loss (a) incurred by reason of such person’s willful malfeasance, bad faith or gross negligence, or (b) incurred by reason of such person’s breach of the Agreement, or its representations and warranties.

The Agreement provides that the trustees and the titling trust agents will be indemnified and held harmless by the titling trust administrator against any loss, liability or expense incurred without negligence, bad faith or willful misconduct on their part, arising out of their acceptance or administration of the trust and duties under the Agreement, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Agreement.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

ITEM 17.	UNDERTAKINGS.

(a)	As to Rule 415:

The undersigned registrant on Form S-3 hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b)) that is part of this registration statement; provided, further, however, that clauses (i) and (ii) above will not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(i) If the registrant is relying on Rule 430B (§ 230.430B): (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3)) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7)) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) ((§ 230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supercede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§ 230.430C), each prospectus filed pursuant to Rule 424(b) as part of this registration statement, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430(a)), shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) As to documents subsequently filed that are incorporated by reference:

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) As to indemnification:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) As to qualification of Trust Indentures under Trust Indenture Act of 1939 for delayed offerings:

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

(e) As to Rule 430A:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) As to Regulation AB:

The undersigned registrant hereby undertakes: That, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield Beach, State of Florida, on the 21st day of December, 2011.

WORLD OMNI AUTO LEASING LLC

/s/ Eric M. Gebhard
Eric M. Gebhard
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on December 21, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ Frank A. Armstrong*	President and Director (Principal executive officer)
Frank A. Armstrong

/s/ Eric M. Gebhard	Treasurer (Principal financial and accounting officer)
Eric M. Gebhard

/s/ Colin W. Brown*	Director
Colin W. Brown

/s/ Daniel M. Chait*	Senior Vice President and Director
Daniel M. Chait

/s/ Bernard J. Angelo*	Director
Bernard J. Angelo

/s/ Frank B. Bilotta*	Director
Frank B. Bilotta

*By:	/s/ Eric M. Gebhard
Name: Eric M. Gebhard
Title: Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, World Omni LT certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield Beach, State of Florida, on the 21st day of December, 2011.

WORLD OMNI LT by: Auto Lease Finance LLC, as Initial Beneficiary

/s/ Eric M. Gebhard
Eric M. Gebhard
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on December 21, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ Frank A. Armstrong*	President and Director (Principal executive officer)
Frank A. Armstrong

/s/ Eric M. Gebhard	Treasurer (Principal financial and accounting officer)
Eric M. Gebhard

/s/ Colin W. Brown*	Director
Colin W. Brown

/s/ Daniel M. Chait*	Senior Vice President and Director
Daniel M. Chait

/s/ Bernard J. Angelo*	Director
Bernard J. Angelo

/s/ Frank B. Bilotta*	Director
Frank B. Bilotta

*By:	/s/ Eric M. Gebhard
Name: Eric M. Gebhard
Title: Attorney-in-fact

EXHIBIT INDEX

Exhibit Index	Description

1.1	Form of Underwriting Agreement for the Notes

3.1	Certificate of Formation of the Depositor (incorporated by reference to Registrant’s Form S-3, Registration File Number 333-152253, filed on August 25, 2008)

3.2	Limited Liability Company Agreement of the Depositor (incorporated by reference to Registrant’s Form S-3, Registration File Number 333-152253, filed on August 25, 2008)

4.1	Form of Indenture between World Omni Automobile Lease Securitization Trust 20[ ]-[ ] (the “Issuing Entity”) and the Indenture Trustee

5.1	Opinion of Kirkland & Ellis LLP with respect to legality

8.1	Opinion of Kirkland & Ellis LLP with respect to federal income tax matters

10.1	Second Amended and Restated Trust Agreement of World Omni LT among Auto Lease Finance LLC, World Omni Financial Corp., VT Inc., U.S. Bank National Association and U.S. Bank Trust National Association (incorporated by reference to Registrant’s Form S-3, Registration File Number 333-152253, filed on August 25, 2008)

10.2	Form of Exchange Note Sale Agreement between Auto Lease Finance LLC and the Depositor

10.3	Form of Exchange Note Transfer Agreement between the Depositor and the Issuing Entity

10.4	Form of Exchange Note Supplement among World Omni LT, AL Holding Corp., U.S. Bank National Association and Auto Lease Finance LLC

10.5	Fifth Amended and Restated Servicing Agreement among World Omni LT, AL Holding Corp. and World Omni Financial Corp. (incorporated by reference to Registrant’s Form 8-K, filed on April 18, 2011)

10.6	Form of Servicing Supplement among World Omni LT, AL Holding Corp. and World Omni Financial Corp.

10.7	Fourth Amended and Restated Collateral Agency Agreement among World Omni LT, AL Holding Corp., Bank of America, N.A., U.S. Bank National Association and the secured parties thereto from time to time (incorporated by reference to Registrant’s Form 8-K, filed on April 18, 2011)

10.8	Third Amended and Restated Pledge and Security Agreement between World Omni LT and AL Holding Corp. (incorporated by reference to Registrant’s Form S-3, Registration File Number 333-152253, filed on August 25, 2008)

23.1	Consent of Kirkland & Ellis LLP (included as part of Exhibit 5.1 and Exhibit 8.1)

23.2	Consent of Dechert LLP

23.3	Consent of Bilzin Sumberg Baena Price & Axelrod LLP

24.1	Power of Attorney for Depositor

24.2	Power of Attorney

25.1*	Statement of Eligibility of the Indenture Trustee for the Notes

99.1	Form of Trust Agreement between the Depositor and the Owner Trustee

99.2	Form of Administration Agreement among World Omni Financial Corp., the Issuing Entity and the Indenture Trustee

*	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

1